As filed with the Securities and Exchange Commission on December 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New Era Helium Inc.

(Exact name of registrant as specified in its charter)

Nevada	1382	99-3749880
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

New Era Helium Corp.

4501 Santa Rosa Drive

Midland, TX 79707

(432) 695-6997

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Rugen

Chief Financial Officer
4501 Santa Rosa Drive,

Midland, TX 79707

(432) 695-6997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Thiago Spercel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS	DATED DECEMBER 27, 2024

51,643,148 Shares of Common Stock

230,746 Private Warrants

New Era Helium Inc.

This prospectus relates to the offer and sale, from time to time, by the selling security holders identified in this prospectus (the “Selling Shareholders”) or their permitted transferees, of up to 51,643,148 shares of common stock, par value $0.0001 per share (“Common Stock”), including (i) up to 32,894,737 shares of Common Stock that we may, at our discretion, elect to issue and sell to ATW AI Infrastructure LLC (the “ATW AI LLC”) from time to time after the date of this prospectus, pursuant to that certain Equity Purchase Facility Agreement dated as of December 6, 2024 (the “EPFA”), using $2.28 as the assumed purchase price per share (95% of $2.40, which was the Nasdaq closing price of the Common Stock on December 16, 2024, as calculated per the EPFA), (ii) (A) 4,287,500 shares of Common Stock (the “Initial Note Shares”) issuable upon conversion of that certain Senior Secured Convertible Promissory Note dated as of December 6, 2024, issued by us to ATW AI LLC in the principal amount of $7 million (the “Initial Note”), plus all accumulated interest until its maturity date and redemption premium on the Initial Note, using the initial note conversion floor price of $2.00 (“Note Floor Price”), assuming that the Initial Note remains outstanding until its maturity date and that the redemption premium and interest on the Initial Note are paid in shares of Common Stock and (B) 1,837,500 shares of Common Stock (together with the Initial Note Shares, the “Note Shares”) issuable upon conversion of a $3 million senior secured convertible promissory note (the “Subsequent Note” and, together with the Initial Note, the “Notes”) to be issued by us to ATW AI LLC upon the effectiveness of the registration statement of which this prospectus forms a part, plus all accumulated interest until its maturity date and payment premium on the Subsequent Note, using the Note Floor Price, assuming that the Subsequent Note remains outstanding until its maturity date and that the payment premium and interest on the Subsequent Note are paid in shares of Common Stock (iii) (A) 5,500,000 shares of Common Stock (the “First Tranche Warrant Shares”) issuable upon the exercise of the First Tranche Warrant dated as of December 6, 2024 (the “First Tranche Warrant”), issued by us to ATW AI Infrastructure II LLC (“ATW AI II LLC”), using the initial warrant exercise floor price of $2.00 (the “Warrant Floor Price”) and (B) 2,140,000 shares of Common Stock (the “Second Tranche Warrant Shares”) issuable upon the exercise of the Second Tranche Warrant dated as of December 6, 2024 (the “Second Tranche Warrant” and, together with the First Tranche Warrant, the “Warrants”), issued by us to ATW AI II LLC, (iv) 230,746 shares of Common Stock issuable upon exercise of warrants (“Private Warrants”) previously issued to certain Selling Shareholders pursuant to a private placement conducted by Roth CH Acquisition V Co. (a predecessor entity of the Redomestication Merger in the Business Combination, as such terms are defined below); (v) 575,000 shares of Common Stock issued on December 6, 2024 to Craig-Hallum Capital Group LLC (“Craig-Hallum”) upon termination of the business combination marketing agreement previously entered into between Roth CH Acquisition V Co. (“ROCL”), Roth Capital Partners, LLC (“Roth Capital”), and Craig-Hallum; and (vi) 4,177,665 shares of Common Stock, in the aggregate, issued to former directors, executive officers and affiliates of ROCL. See “Selling Shareholders” for additional information regarding the Selling Shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

In addition, this prospectus relates to the offer and sale of up to 230,746 warrants sold to certain of the Selling Shareholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO (the “Private Warrants”).

Pursuant to the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), until shareholder approval is obtained, we cannot issue more than 19.99% of the outstanding shares of Common Stock as of December 6, 2024 (the “Exchange Cap”) pursuant to the EPFA, Notes and Warrants, collectively, at an average price that would be less than the Nasdaq Minimum Price, or $10.76, which is the closing price on the date immediately prior to the execution of the EPFA and the Securities Purchase Agreement dated as of December 6, 2024 (the “Warrant Purchase Agreement”), by and between us and ATW AI II LLC relating to the issuance of the Warrants.

We expect that a majority of our shareholders will approve the issuance of the shares of Common Stock pursuant to the terms of the EPFA, Notes and Warrants, among other things (“Shareholder Approval”). We intend to file an Information Statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). ATW AI LLC and ATW AI II LLC will be permitted to be issued shares of Common Stock pursuant to the EPFA or will be able to convert the Notes or exercise the Warrants into shares of Common Stock, as applicable, in excess of the Exchange Cap at an average price that would be less than $10.76 after 20 calendar days of mailing the Information Statement.

Pursuant to the EPFA and the Warrant Purchase Agreement, stockholders holding at least 51% of the shares of Common Stock as of December 6, 2024 have executed voting agreements with the Company pursuant to which they have agreed to vote for the proposals to be approved in connection with each agreement.

We may not have access to the full $75 million amount available under the EPFA due to the reasons noted above. Please see “Selling Shareholders—Material Relationships with Selling Shareholders—EPFA” for more information regarding the EPFA.

We are not selling any shares of our shares of Common Stock pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Shareholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock. We are registering the securities for resale pursuant to that certain Registration Rights Agreement dated as of December 6, 2024, by and between us and ATW AI LLC that certain Registration Rights Agreement dated as of December 6, 2024, by and between us and ATW AI II LLC, and that certain Amended and Restated Registration Rights Agreement to the BCA (as defined below) dated as of December 6, 2024, by and between certain Selling Shareholders and Roth CH Acquisition V Co., a Delaware corporation. Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares of Common Stock issuable pursuant to the EPFA, the conversion of the Notes or the exercise of the Warrants. See the section of this prospectus entitled “Selling Shareholders” for more information. However, we may receive proceeds if: (i) we issue Common Stock pursuant to the EPFA, (ii) we issue the Subsequent Note under the EPFA, and (iii) the Warrants are exercised for cash.

The Selling Shareholders may offer and sell the securities covered by this prospectus from time to time. The Selling Shareholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Shareholders may still experience a positive rate of return on the securities they purchased due to the price at which such Selling Shareholder initially purchased the securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on The Nasdaq Global Market under the symbol “NEHC”, and our warrants to purchase shares of Common Stock (the “Tradeable Warrants”) are listed on The Nasdaq Stock Market under the symbol “NEHCW.” On December 16, 2024, the last reported sales price of the Common Stock was $2.40 per share, and the last reported sales price of our Tradeable Warrants was $0.1751 per Tradeable Warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 19 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 202 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we are hereby filing with the SEC to register the securities described in this prospectus for resale by the Selling Shareholders who may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Shareholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.”

On December 6, 2024, New Era Helium Inc. (the “Company,” f/k/a Roth CH V Holdings, Inc. and Roth CH Acquisition V Co.), a Nevada corporation, completed its previously announced business combination (the “Business Combination”) with New Era Helium Corp., a Nevada corporation (“NEH”), pursuant to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024 (as amended on June 5, 2024, August 8, 2024, September 11, 2024, September 30, 2024 and as it may be further amended, supplemented or otherwise modified from time to time, the “BCA”), by and among NEH, Roth CH Acquisition V Co. and Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Roth CH Acquisition V Co. (“Merger Sub”).

Pursuant to the terms and subject to the conditions set forth in the BCA and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, (i) Roth CH Acquisition V Co. merged (the “Redomestication Merger”) with and into a newly formed Nevada corporation named Roth CH V Holdings, Inc. (“Holdings”), a wholly owned subsidiary of Roth CH Acquisition V Co., and Holdings was the survivor of the Redomestication Merger; (ii) Holdings signed a joinder and became a party to the BCA; and (iii) immediately subsequent to the Redomestication Merger, Merger Sub merged with and into NEH (the “Merger”), with NEH surviving the Merger as a wholly owned subsidiary of Holdings. As a result of the Redomestication Merger, (i) each issued and outstanding share of common stock of Roth CH Acquisition V Co., par value $0.0001 per share (“ROCL Common Stock”) was exchanged for one share of Holdings common stock, par value $0.0001 per share (“Holdings Common Stock”), and (B) each issued and outstanding tradeable warrant of Roth CH Acquisition V Co. to purchase one share of ROCL Common Stock at a price of $11.50 per whole share (subject to adjustment) (“ROCL Warrant”) was exchanged for one Holdings warrant to purchase one share of Holdings Common Stock at a price of $11.50 per whole share (subject to adjustment) (“Holdings Warrant”). Upon the closing of the Business Combination, the combined company was renamed “New Era Helium Inc.” and its shares of Common Stock and certain warrants are listed on Nasdaq.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and the “Registrant” refer to the consolidated operations of New Era Helium Inc., a Nevada corporation, formerly known as Roth CH V Holdings, Inc. and New Era Helium Corp.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of the estimates of the Company’s management presented herein are based upon review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information by the Company’s management. Third-party industry publications and forecasts state that the information contained therein has been obtained from sources generally believed to be reliable, yet not independently verified. The industry data, market data and estimates used in this prospectus involve assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from industry publications and surveys included in this prospectus is unreliable, we have not verified this information and cannot guarantee its accuracy or completeness. We believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors — Risks Relating to Business and Industry” and elsewhere in this prospectus.

TRADEMARKS

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus, are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, M and SM symbols, but their respective owners will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	our ability to effectively operate our business segments;
●	our ability to manage our research, development, expansion, growth and operating expenses;
●	our ability to evaluate and measure our business, prospects and performance metrics;
●	our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;
●	our ability to respond and adapt to changes in technology and customer behavior;
●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and
●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Overview

We are an exploration and production company whose primary operations include the exploration, development and production of helium, natural gas, oil and natural gas liquids. We source helium produced in association with natural gas reserves located in Chaves County, New Mexico. To date, we have not generated any revenue from the production of helium. Although hydrocarbons are currently our primary source of revenues, our business model is moving from a hydrocarbon focus to a helium focused model and centers on providing helium to various parties in the supply chain, namely helium refiners, non- refiners, Tier 1 multinational distributors, and smaller Tier 2 gas companies. We currently own and operate 137,000 acres in Southeast New Mexico and have 82,291.5 MMcfe of proved hydrocarbon reserves and 165,400.8 MMcfe of probable hydrocarbon reserves. In addition, we have approximately 389.1 MMcf of net proved undeveloped helium reserves and 703.8 MMcf of net probable undeveloped reserves. We believe our reliable helium supply distinguishes us from our competitors in the helium exploration and production space. Presently, NEH operates through two wholly owned subsidiaries, (i) Solis Partners, L.L.C., a Texas limited liability company (“Solis Partners”), which is engaged in helium production with associated natural gas and natural gas liquids, and (ii) NEH Midstream LLC, a Texas limited liability company (“NEH Midstream”), which will own and operate the Pecos Slope Plant (as defined below) and gathering system located in Chaves County, New Mexico and hold the helium offtake and tolling agreements.

We currently sell raw, natural gas extracted from our reserves to a third-party processor, IACX Roswell LLC (“IACX”) to produce helium and purified natural gas. Under current contractual arrangements, we do not retain revenue generated from the processed helium purified by IACX.

We expect to generate revenue from the future operation of our own natural gas processing plant. We recently began construction of the Pecos Slope Plant, our own processing plant for the Pecos Slope Field with a nameplate capacity of 20MMcfpd, which is approximately 30% complete. The Pecos Slope Plant is expected to commence operations in the second quarter of 2025. We believe that the operation of our own plant will significantly increase production rates of helium and natural gas and lower costs, thereby generating much more revenue. Under ideal circumstances, we believe the Pecos Slope Plant can conceivably produce a sizeable revenue stream for decades to come and allow us to achieve our desired market share.

Aside from helium production, we currently plan on diversifying our resources through providing natural gas as feedstock for energy transition sources such as net zero energy, blue hydrogen and blue ammonia. Additionally, we plan to engage in the Methane Performance Certificate (“MPC”) market by seeking designation of our natural gas production as “responsibly sourced gas” and subsequently trading the MPCs.

Mission

Our mission is to become a leading supplier of helium and natural gas by efficiently exploring, developing and producing helium from our substantial reserves in Southeastern New Mexico. We are committed to delivering reliable helium supplies to prospective customers including helium processors, refiners and other gas companies and distributors, whether Tier 1, Tier 2 or local, while striving for innovation in energy transition by diversifying into net zero energy, blue hydrogen and blue ammonia markets. Through strategic operations, efficient resource management and a focus on sustainability, we aim to capture a significant share of North American helium production and establish ourselves as a trusted partner in the helium supply chain.

Market Opportunity

We believe that current market conditions present a favorable opportunity for us to enter the U.S. helium market as a public company. The global helium market has experienced waves of supply shortages in the last 16 years, including, without limitation, outages at crucial helium storage and pipelines systems and trade embargoes in major world suppliers like Qatar and Russia. The most recent wave of helium shortage, Helium Shortage 4.0, was brought on by multiple supply disruptions, chief amongst them the explosion at the gas processing plant at Amur, Russia, one of the world’s largest natural gas processing plants. This explosion delayed an anticipated worldwide transition to ample helium supply in 2022. Although Helium Shortage 4.0 has been resolved, it has driven up the worldwide demand as well as the price of helium. Geopolitical risks such as the war in Ukraine and sanctions and conflicts in the Middle East have also heightened the uncertainty of helium supplies. Demand for helium is also expected to increase in certain fields, particularly in electronics, which is anticipated to surpass magnetic resonance imaging (“MRI”) as the leading application of helium. Our extensive reserves in Chaves County, New Mexico, combined with the anticipated completion and commencement of our Pecos Slope Plant, position us to capitalize on this market imbalance by providing a reliable domestic helium supply. Our integration with major distribution networks provides us with the ability to potentially serve Tier 1 distributors, refiners and end users efficiently. However, we cannot control the market factors which influence demand and supply of helium as well as the profitability of our business. We believe that by focusing on helium production and distribution, we can achieve a 1% market share of North American helium production and establish ourselves as a key player in the helium supply chain with our existing assets.

Helium Supply Chain

The helium supply chain is comprised of various players. First are production and exploration companies such as our own, which supply helium-containing natural gas to processors, which extract liquified natural gas (“LNG”) and other valuable components from the natural gas. Crude helium is recovered from LNG and is then sold to helium refiners, which purify the helium and generate either gaseous helium or liquify the helium to produce LHe in bulk. Mostly, LHe is produced due to end user requirements and economic reasons, but smaller plants located in North America may also generate gaseous helium and transport it to liquefaction plants to be sold as crude helium or directly into the balloon grade helium market. LHe is sold to helium distributors. Currently, the helium industry is dominated by six major multinational industrial “Tier 1” gas companies, Linde, Air Liquide, Air Products, Messer, Matheson and Iwatini. These Tier 1 companies distribute helium to smaller, local “Tier 2” gas companies pursuant to long-term contracts, and some of such Tier 1 companies have combined capacities in helium liquefaction (Air Products, Linde and Messer), while the others do not. End users then purchase LHe or gaseous helium from distributors for various applications.

Competition

Currently, our direct competitors are helium exploration and production companies which source helium from natural gas reserves prior to supplying it to refiners, non-refiners, major distributors and smaller gas companies further down the supply chain.

Following the commencement of the Pecos Slope Plant in the second quarter of 2025, we anticipate competing directly with helium processors and refiners.

Competitive Strengths

The helium exploration and production industry is a very competitive one. In recent years, an unprecedented number of helium exploration companies have entered the market, encouraged in large part by increased attention to the helium shortage and surge in prices. However, these companies have not been reported to produce reliable amounts of helium. We are unique in our substantial inventory of our proven and probable drilling locations and associated reserves as well as a management team that understands the global helium business on a deep level.

Products

We currently produce natural gas from the Pecos Slope Field located in Chaves County, New Mexico, which is gathered and processed by IACX. Pursuant to the Gas Purchase Agreement dated as of June 1, 2021 (the “Marketing Agreement”), by and between us and IACX, IACX processes our gas for natural gas liquids and other usable components in its facilities and we receive value for our natural gas and associated natural gas liquids. Although we produce helium alongside our natural gas, IACX will not compensate us for our helium produced per the Marketing Agreement.

In the future, we anticipate diversifying our revenue by supplying natural gas as feedstock for energy transition products, including, without limitation, net zero energy, blue hydrogen and blue ammonia production. Upon completion and operation of the Pecos Slope Plant, which is expected to occur in the second quarter of 2025, we will process helium, natural gas, and natural gas liquids independently, allowing us to generate revenue from these three product streams

Customers

Our prospective customers include helium processors, refiners and other gas companies and distributors, whether Tier 1 or smaller (Tier 2 and local). We currently sell our natural gas and natural gas liquids to IACX pursuant to the Marketing Agreement at a price based on an index price from the purchaser. The initial term of the Marketing Agreement expired on May 31, 2024, but continues on a month-to-month basis and on the same terms and conditions during the initial term thereafter unless and until terminated by either us or IACX upon 30 days’ prior written notice to the other. As of December 27, 2024, the Marketing Agreement is in effect.

In addition, we have entered into agreements with Air Life Gases USA, Inc. (“AirLife”) and Matheson Tri-Gas, Inc. (“MTG”), in which we will supply 50% of the helium produced and 50% of the gaseous helium produced from the Pecos Slope Plant, respectively. These agreements are contingent on the Pecos Slope Plant commencing operations and provide a foundation for future helium sales.

Key Agreements

Sales Agreements

In anticipation of securing future revenue and establishing a more robust market position in the helium industry following the establishment of the Pecos Slope Plant, through our operating subsidiary NEH Midstream, we recently entered into certain sales agreements with various purchasers for the helium anticipated to be generated by the Pecos Slope Plant.

We agreed to sell fifty percent (50%) of the helium generated from the Pecos Slope Plant each month to Air Life Gases USA, Inc. in the form of liquefied helium, pursuant to that certain Contract for Sale and Purchase of Liquid Helium dated August 25, 2023 (the “Liquid Helium Agreement”), and its amendment dated October 1, 2023 (the “Amendment to Liquid Helium Agreement”). The Amendment to Liquid Helium Agreement incorporated the sale by NEH Midstream of additional quantities of liquid helium by the Company to AirLife that were not originally included in the between NEH Midstream and AirLife dated August 25, 2023. Following entry into the Amendment to Liquid Helium Agreement, we would provide to AirLife, in sum: (i) fifty percent (50%) of the helium generated from the Pecos Slope Plant each month, in the form of liquefied helium (from all sources other than from the crude helium purchased from Badger Midstream Energy, LP (“Badger”), as described below, less two percent (2%) tolling losses, and (ii) all of the helium produced from the crude helium we purchase from Badger each month, minus two percent (2%) tolling losses. After entering into the Assignment Agreement (defined below) with Badger on April 19, 2024, NEH’s remaining obligation pursuant to the Liquid Helium Agreement is to provide to AirLife 50% of the helium generated from the Pecos Slope Plant in the form of liquefied helium, less 2% tolling losses. NEH no longer has an obligation to provide AirLife liquefied helium produced from crude helium purchased from Badger, as that crude helium will be sold by Badger directly to AirLife.

We also agreed to sell fifty percent (50%) of the gaseous helium generated monthly at the Pecos Slope Plant to MTG, pursuant to a certain gaseous helium sales agreement entered into in the third fiscal quarter of 2023 (the “Gaseous Helium Agreement”).

The Liquid Helium Agreement and the Gaseous Helium Agreement have a mechanism of price reopener negotiations, with a scheduled price reopener negotiation at the end of the fifth year, and an unscheduled price reopener negotiation that may be requested by either party, on one occasion each, at any time after the end of the third year.

The Liquid Helium Agreement and the Gaseous Helium Agreement have a term of 10 years from the date on which the first container of liquid helium is filled at the tolling facility for the helium buyer (for liquid helium) or from the date on which the first tube trailer of gaseous helium is filled at the Pecos Slope Plant for the helium buyer (for gaseous helium) (the “Commencement Date”). If the Commencement Date has not occurred by November 30, 2025 (for liquid helium) or July 1, 2025 (for gaseous helium), the buyer would have the right to terminate the Liquid Helium Agreement or the Gaseous Helium Agreement, as the case may be. The Commencement Date depends on the completion and beginning of operations of our Pecos Slope Plant. Based on the current stage of the development and construction of its Pecos Slope Plant and the advice of the engineering consultants, our management believes that it is unlikely that we will be able to secure funding, complete construction of the helium extraction plant and commence helium deliveries prior to July 1, 2025, while we believe it is possible that it will occur prior to November 30, 2025. We believe that we will be able to secure funding, complete construction of the helium extraction plant and commence helium deliveries prior to November 30, 2025. The Liquid Helium Agreement can also be terminated if helium deliveries are less than 6,000,000 standard cubic feet during any 12 consecutive month period due to a force majeure event, due to a material breach of the agreement by either party or financial insolvency. While it is possible that the buyers could terminate the agreements in such situations, we believe that it is more likely that such buyers would try to renegotiate the agreement on terms that are less favorable for us. In the event of early termination, we believe that we will have the ability to secure replacement customers with price, terms and conditions reflecting current market conditions.

Crude Helium Purchase Agreement

On August 25, 2023, we, through our wholly owned subsidiary NEH Midstream LLC, entered into the Crude Helium Agreement (the “Crude Helium Agreement”) with Badger. Pursuant to the Crude Helium Agreement, we agreed to purchase crude helium from Badger that started on January 1, 2024 through an initial term ending on June 30, 2027. Badger agreed to supply all of the crude helium it could secure processing rights, purchasing rights and clear title to during the term of the Crude Helium Agreement.

On April 19, 2024, NEH Midstream LLC, AirLife and Badger entered into an Assignment Agreement (“Assignment Agreement”), pursuant to which NEH Midstream LLC assigned all of its rights, title, interest and obligations in the Crude Helium Agreement to AirLife. As a result of the Assignment Agreement, we will no longer purchase crude helium from Badger and will no longer be obligated to provide this helium in liquefied form (after tolling) to AirLife pursuant to the Liquid Helium Agreement.

Helium Tolling Agreement

We entered into the Helium Tolling Agreement with Keyes Helium Company (“KHC”) dated as of September 1, 2023 (the “Helium Tolling Agreement”), pursuant to which we would receive tolling services with respect to our crude helium and such crude helium, subject to available capacity at KHC’s plant, and such crude helium would be purified and liquified by KHC into liquid helium and filled into containers. KHC also agreed to provide tolling services to us on a firm basis, for a volume equivalent to the quantities sold under the Crude Helium Agreement. Tolling services provided by KHC to NEH Midstream LLC under the Helium Tolling Agreement will be at volumes now sold to AirLife pursuant to the Liquid Helium Agreement. KHC is obligated to provide tolling services to NEH but there is no firm volume commitment to NEH; instead, KHC’s commitment to NEH is on a space availability basis. KHC’s obligation to provide tolling services to NEH is subordinate to KHC’s obligation to provide tolling services to other third-parties. This means that a third party may use up KHC’s plant capacity and leave less capacity for NEH. Therefore, even if KHC does not terminate the Helium Tolling Agreement, there is a risk to NEH that KHC will not have sufficient capacity available to fulfill all of NEH’s requirements for tolling services.

The Helium Tolling Agreement has a term of 5 years from the date on which we commence deliveries of gaseous helium to the third-party tolling facility (“Tolling Commencement Date”). We have the right to solicit third-party proposals to provide tolling services during the third contract year of the Helium Tolling Agreement and would have the opportunity to terminate the agreement at the end of the third contract year if the counter-party declines to match a more favorable third-party offer.

Since the Commencement Date has not occurred by September 30, 2024, KHC has the right to terminate the Helium Tolling Agreement. We intend to request that this deadline be extended. The Helium Tolling Agreement can also be terminated prior to the end of its term if (i) the reliability of the counter-party’s delivery of tolling services falls short of specified levels, (ii) due to a material breach of the agreement by either party or (iii) financial insolvency. In the event of early termination, we believe that it would be able to secure a tolling agreement with another party. The cost of tolling services in a replacement tolling agreement could be higher than the cost of tolling services in the existing agreement, but the difference would not be expected to be material to our helium business.

We do not believe that the Assignment Agreement will have an impact on KHC’s remaining obligations to provide tolling services to NEH Midstream pursuant to the Helium Tolling Agreement. However, since the Commencement Date (as defined in the Helium Tolling Agreement) has not occurred by September 30, 2024 due to delays in securing financing for the purchase of the Pecos Slope Plant, KHC will have the right to terminate the Helium Tolling Agreement at any time. If KHC terminates the Helium Tolling Agreement, management believes it will be able to obtain alternative tolling services, since there is significant excess helium liquefaction capacity available in the United States.

KHC has provided verbal indication to us that it is unlikely to terminate the Helium Tolling Agreement. Despite such verbal indication, termination of the Tolling Agreement or KHC’s insufficient firm tolling capacity creates risk that NEH would be unable to obtain the required tolling services from a third-party or that the cost of such tolling services would be higher than the cost included in the Helium Tolling Agreement. In either case, the profitability resulting from the Liquid Helium Agreement with AirLife could be less than NEH’s financial projections.

We believe that given current and expected helium market conditions, tolling services will be available from third parties, including Tumbleweed Midstream, which operates a helium liquefaction plant in Cheyenne Wells, Colorado; Lisbon Valley Helium, which is planning to restart its helium liquefaction plant near Moab, Utah; or other third parties. While it is possible that the price of such tolling services from these companies could be higher than the price from KHC, NEH does not believe that the difference in price would materially impact the profitability of the Liquid Helium Agreement with AirLife.

Government Regulations

The sale, distribution and handling of our helium is subject to federal and state regulation, including the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Clean Water Act and the National Environmental Policy Act, among others.

Intellectual Property

We rely on trademark and trade secret laws, as well as employee and third-party non-disclosure, confidentiality and other types of contractual arrangements to establish, maintain and enforce our intellectual property rights, including with respect to our proprietary rights related to our products.

As of the date of this prospectus, we have the following trademarks:

Trademark	Country	Date of registration	Registration No.
RSH	United States	N/A — trademark application pending, submitted 6/30/2023.	N/A — application pending.
	United States	N/A — trademark application pending, submitted 6/30/2023.	N/A — application pending.

We believe that the trademarks that we use in our business are important for building our brand image and brand recognition. Therefore, we will develop marketing strategies, including advertising and branding campaigns, accordingly.

Employees

As of December 27, 2024, we had 6 employees primarily based in our Midland, Texas office.

The table below breaks down our full-time personnel by function as of December 27, 2024:

	Number of
Function	Employees	% of Total
Executive	2	33.3
General and Administrative	1	16.7
Engineering	1	16.7
Operations	1	16.7
Geology	1	16.7
Total	6	100.0%

None of our employees are affiliated with the labor unions.

Legal Proceedings

From time to time, we may be party to or otherwise involved in legal proceedings arising in the ordinary course of business. We recognize provisions for legal proceedings in our financial statements, in accordance with accounting rules, when we are advised by independent outside counsel that (i) it is probable that an outflow of resources will be required to settle the obligation and (ii) a reliable estimate can be made of the amount of the obligation. The assessment of the likelihood of loss includes analysis by outside counsel of available evidence, the hierarchy of laws, available case law, recent court rulings and their relevance in the legal system. Our provisions for probable losses arising from these matters are estimated and periodically adjusted by management. In making these adjustments our management relies on the opinions of our external legal advisors. Management does not believe that there is any pending or threatened proceeding against us, which, if determined adversely, would have a material adverse effect on our business, results of operations or financial condition, except as described below.

Facilities and Properties

We currently own and operate 137,000 acres in Southeast New Mexico and have over 389.1 MMcf of net proved undeveloped helium reserves and 703.8 MMcf of net probable undeveloped reserves. These reserves are strategically located, just 20 miles north of Roswell, New Mexico and no more than 550 miles away from six out of the seven helium liquefication plants in the United States. The reserves are also located next to El Paso National Gas Facility, a pipeline system owned by Kinder Morgan that transports for natural gas suppliers to end users. This suitable location creates efficiency for our supply of natural gas to various players in the helium production space.

The Pecos Slope Plant mentioned above is expected to commence operations in the second quarter of 2025, and will be located in the Pecos Slope Field of New Mexico.

We currently utilize office space at 4501 Santa Rosa Drive, Midland, Texas 79707 (“TX Lease”) and 200 Pier Avenue, Unit # 224, Hermosa Beach, California (“CA Lease”) and pay for each space on a month-to-month basis. We are reviewing options regarding continued use of both the TX Lease and the CA Lease.

Corporate History

On December 6, 2024, New Era Helium Inc. (the “Company,” f/k/a Roth CH V Holdings, Inc. and Roth CH Acquisition V Co.), a Nevada corporation, completed its previously announced business combination (the “Business Combination”) with New Era Helium Corp., a Nevada corporation (“NEH”), pursuant to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024 (as amended on June 5, 2024, August 8, 2024, September 11, 2024 and September 30, 2024, the “BCA”), by and among NEH, Roth CH Acquisition V Co. and Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Roth CH Acquisition V Co. (“Merger Sub”).

Pursuant to the terms and subject to the conditions set forth in the BCA and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, (i) Roth CH Acquisition V Co. merged with and into a newly formed Nevada corporation named Roth CH V Holdings, Inc., a wholly owned subsidiary of Roth CH Acquisition V Co., and Holdings was the survivor of the Redomestication Merger; (ii) Holdings signed a joinder and became a party to the BCA; and (iii) immediately subsequent to the Redomestication Merger, Merger Sub merged with and into NEH, with NEH surviving the Merger as a wholly owned subsidiary of Holdings. As a result of the Redomestication Merger, (i) each issued and outstanding share of common stock of Roth CH Acquisition V Co., par value $0.0001 per share, was exchanged for one share of Holdings common stock, par value $0.0001 per share, and (B) each issued and outstanding tradeable warrant of Roth CH Acquisition V Co. to purchase one share of ROCL Common Stock at a price of $11.50 per whole share (subject to adjustment) was exchanged for one Holdings warrant to purchase one share of Holdings Common Stock at a price of $11.50 per whole share (subject to adjustment). Upon the closing of the Business Combination, the combined company was renamed “New Era Helium Inc.” and is listed on Nasdaq.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and the “Registrant” refer to the consolidated operations of New Era Helium Inc., a Nevada Corporation, formerly known as Roth CH V Holdings, Inc. and New Era Helium Corp.

Corporate Information

Our principal executive offices are located at 4501 Santa Rosa Dr., Midland, TX 79707, and our phone number is (432) 695-6997. Our website is https://www.newerahelium.com. Information found on or accessible through our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Going Concern

As of September 30, 2024, management has determined there is substantial doubt about our ability to continue as a going concern. For details on this determination, see Note 2 – Summary of Significant Accounting Policies to our unaudited condensed consolidated financial statements as of and for the period ended September 30, 2024 set forth in this prospectus on page F-96.

If we are unable to realize our assets within the normal operating cycle of a twelve (12) month period, we may have to consider supplementing our available sources of funds through the following sources:

●	financial support from our related parties and shareholders;
●	other available sources of financing from banks and other financial institutions; and
●	equity financing through capital market.

We can make no assurances that required financings will be available for the amounts needed, or on terms commercially acceptable to us, if at all. If one or all of these events does not occur or subsequent capital raises are insufficient to bridge financial and liquidity shortfall, there would likely be a material adverse effect on us and would materially adversely affect our ability to continue as a going concern.

Summary Risk Factors

Investments in our securities involve substantial risk. The occurrence of one or more of the events or circumstances described in the section of this prospectus entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

●	We have a short operating history, which makes it difficult to evaluate our business and future prospects;
●	We cannot assure the completed construction and commencement of operations of the Pecos Slope Plant, and even after such operations, we may not be able to generate adequate revenue to operate profitably and/or to continue as a going concern;
●	We cannot assure the completed construction and commencement of operations of the Pecos Slope Plant, and even after such operations, we may not be able to generate adequate revenue to operate profitably and/or to continue as a going concern;
●	Scientific and technological changes may impact the demand for helium;
●	Global health crises or catastrophes and other unforeseen or unavoidable events or market conditions may dampen demand on helium and negatively impact our financial performance;
●	Helium is very demand elastic;
●	Increases in extraction and production costs or disruptions in our natural gas supplies could materially and adversely impact our business;
●	Our costs of operations may exceed estimates due to factors outside of our control, such as labor shortages or external price increases, and we may be unable to pass those costs to our customers, which would negatively impact our financial results;
●	We have proved and probable reserves and areas that we decide to explore may not yield helium in commercial quantities or quality, or at all;
●	The Appraisal Reports involve a significant degree of uncertainty and are based on projections that may not prove to be accurate;
●	We may need to raise capital, which may not be available on favorable terms, if at all, and which may cause dilution to holders of the Common Stock, restrict our operations, or adversely affect our ability to operate and continue our business. There is no guarantee that we will successfully raise capital;
●	Our business may be adversely affected by the departure of members of our management team and key employees;

●	We face uncertainty and costly compliance with government regulations;
●	If we are restricted or lack access to waste wells, we may be prevented from operating some or all of our wells, which generate the helium;
●	If we own, operate, or acquire lands with and releases of materials into the environment, we may be required to remediate such lands, which can be extremely costly;
●	We will need to obtain permits for construction and operation of the helium plant. The cost, time, and outcome of seeking such permits is uncertain and could result in additional costs, delays and the inability to obtain the authorizations needed for the helium plant;
●	We may be exposed to unknown or contingent liabilities and may be required to take write-downs or write-offs, restructuring and impairment or other charges;
●	Historical financial data for NEH and unaudited pro forma financial may not be indicative of what our actual financial position or results of operations would have been;
●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud;
●	We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance and investor relations initiatives;
●	The price of our common stock and warrants may be volatile;
●	If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline;
●	We may not be able to comply with the continued listing standards of Nasdaq;
●	If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline;
●	Your unexpired warrants may be redeemed prior to their exercise at a time that may be disadvantageous to you, thereby making your warrants worthless;
●	We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of ROCL Common Stock after December 31, 2022;
●	Substantial future sales of shares of Common Stock could cause the market price of our shares of Common Stock to decline; and
●	The issuances of additional shares of Common Stock under the EPFA, the Notes and the Warrants may result in dilution of holders of Common Stock and have a negative impact on the market price of the Common Stock.

Recent Developments

Sharon AI

On December 10, 2024, we entered into a letter of intent with Sharon AI, Inc. (“Sharon AI”), a computing business specializing in artificial intelligence, for the parties’ joint development and operation of a 250MW net-zero energy data center in the Permian Basin through a joint venture entity. The parties believe this project aligns with their respective commitments to leverage clean energy solutions and innovative technologies to address the growing needs of the high-growth data industry. The letter of intent also provides for the parties’ potential entry into a supply agreement for natural gas at a mutually agreed fixed cost for five years, and three options of five years each. The letter of intent is binding in respect of the parties’ agreement to use best efforts to proceed with the joint venture and negotiate mutually acceptable documentation for the joint venture, as long as the business purpose set forth in the letter of intent is commercially achievable.

Equity Purchase Facility Agreement

On December 6, 2024, we entered into the Equity Purchase Facility Agreement with ATW AI LLC. Pursuant to the EPFA, we have the right, and not the obligation, to sell to ATW AI LLC up to $75 million of Common Stock, at our request during the commitment period commencing on December 6, 2024 and terminating on the first day of the month following the 36 month anniversary of December 6, 2024. Each issuance and sale by us to ATW AI LLC is subject to a maximum limit equal to the greater of (i) 400% of the aggregate volume traded of the Common Stock for the five trading days immediately preceding an advance notice and (ii) the quotient of $1,000,000 (or $2,000,000 if it is an Accelerated Purchase) divided by the opening price of the Common Stock on the trading day prior to the advance notice. The shares of Common Stock will be issued and sold to ATW AI LLC at a per share price equal to 95% of the lower of (i) the lowest trading price during the three consecutive trading days commencing on the advance notice date if a Regular Purchase (or the same trading day if an Accelerated Purchase) and (ii) the VWAP of the Common Stock during the applicable pricing period if a Regular Purchase (or the lowest daily VWAP if an Accelerated Purchase). “VWAP” means for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P through its “AQR” function.

The advances are subject to certain limitations, including that ATW AI LLC cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Common Stock at the time of an advance (the “Ownership Limitation”) or acquiring Common Stock in excess of the Exchange Cap at an average price that would be less than $10.76. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of ATW AI LLC, except that any increase will only be effective upon 61 days’ prior written notice to the Company. The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of Common Stock traded on Nasdaq during the applicable pricing period is less than the Volume Threshold (as defined below), then the number of Common Stock issued and sold pursuant to such advance notice will be reduced to the greater of (i) (A) 30% of the trading volume of the Common Stock on Nasdaq during the relevant pricing period as reported by Bloomberg L.P. for the Regular Purchase Pricing Period (as defined in the EPFA) and (B) 10% for the Accelerated Purchase Pricing Period (as defined in the EPFA); and (ii) the number of Common Stock sold by ATM AI LLC during such pricing period, but in each case not to exceed the amount requested in the advance notice. “Volume Threshold” is defined as a number of Common Stock equal to the quotient of (i) the number of shares in the advance notice requested by the Company divided by (ii) (x) 0.30 for the Regular Purchase Pricing Period or (y) 0.10 for the Accelerated Purchase Pricing Period.

The EPFA also provides for the issuance of two pre-paid advances in the aggregate amount of $10 million, the first pre-paid advance in the amount of $7 million and the second pre-paid advance in the amount of $3 million.

Notes

On December 6, 2024, we issued a Senior Secured Convertible Promissory Note (the “Initial Note”) to ATW AI LLC in the principal amount of $7 million. The Initial Note provides for a 7% original issue discount and is for a term of 15 months. Commencing on the ninetieth (90th) day following the issuance date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount has been repaid, we are required to make monthly payments to ATW AI LLC. Each monthly payment will be in an amount equal to the sum of (i) one twelfth (1/12) of the initial aggregate principal of the Initial Note and all other notes issued pursuant to the EPFA, plus (ii) accrued and unpaid under the Initial Note as of each payment date. Interest accrues on the outstanding principal balance hereof at an initial annual rate equal to 10% (“Interest Rate”), which Interest Rate will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Initial Note).

The Initial Note is convertible into shares of Common Stock at the option of ATW AI LLC at an initial conversion price of $10.00 per share (the “Conversion Price”). Subject to certain exceptions outlined in the Initial Note, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Note then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default occurs. The Conversion Price is subject to an initial floor price of $2.00 per share of Common Stock; however, beginning on the effective date of the initial Registration Statement, and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the floor price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, we may reduce the floor price to any amount set forth in a written notice to ATW AI LLC, provided that any such reduction will be irrevocable and will not be subject to increase thereafter. Currently, the Initial Note is initially convertible into 770,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest. The Company may prepay the Note at its option, upon thirty (30) business days written notice, by paying a 10% redemption premium.

We will issue an additional senior secured convertible promissory note upon the effectiveness of the registration statement of which this prospectus forms a part in the principal amount of $3 million (the “Subsequent Note”), of which will contain the same terms and conditions as the Initial Note. When issued, the Subsequent Note will be initially convertible into 330,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest.

Securities Purchase Agreement

On December 6, 2024, the Company and ATW AI II LLC entered into a securities purchase agreement pursuant to which the Company issued and sold to the Investor warrants to purchase up to $30,000,000 of Common Stock (the “Warrant Shares”) comprised of two tranches, (i) a warrant to purchase up to $10,000,000 of Common Stock and (ii) a warrant to purchase up to $20,000,000 of Common Stock.

Warrants

The Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at an initial exercise price of $10.00 per share (the “Exercise Price”), subject to certain adjustments as provided in the applicable Warrant.

The number of Warrant Shares issuable upon exercise of First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Warrants and (y) multiplied by 110%, and (ii) divided by the Exercise Price then in effect. Currently, the number of Warrant Shares issuable upon exercise of the First Tranche Warrant is equal to 1,100,000, assuming an Exercise Price of $10. The number of Warrant Shares issuable upon exercise of Second Tranche Warrant is equal to 2,140,000, subject to certain adjustments.

The First Tranche Warrant and the Second Tranche Warrant will expire on the twenty (20) month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the Warrant Shares. Subject to certain exceptions outlined in the Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Exercise Price of the Warrants then in effect, the Exercise Price of the Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the Exercise Price of the Warrants is subject to the Warrant Floor Price. Beginning the effective date of the initial registration statement, and on the same day of every six (6) months thereafter (each, a “Warrant Floor Price Reset Date”), the Warrant Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Warrant Floor Price Reset Date. Additionally, we may reduce the Warrant Floor Price to any amount set forth in a written notice to ATW AI II LLC, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to cause the shareholders to approve (i) the issuance of all of the Warrant Shares in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000. We expect that a majority of the shareholders of the Company will approve such resolutions. See “—Voting Agreements” below.

ATW AI II LLC will not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such exercise, ATW AI II LLC (together with certain related parties) would beneficially own in excess of the Ownership Limitation of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Registration Rights Agreements

On December 6, 2024, the Company also entered into (i) a registration rights agreement with ATW AI LLC with respect to the resale of the shares of Common Stock issuable pursuant to the EPFA and the Notes and (ii) a registration rights agreement with ATW AI II LLC with respect to the resale of the shares of Common Stock issuable pursuant to the terms of the Warrants (together, the “Registration Rights Agreements”).

Voting Agreements

Pursuant to the EPFA and the Warrant Purchase Agreement, stockholders holding at least 51% of the shares of Common Stock as of December 6, 2024 have executed voting agreements with the Company pursuant to which they have agreed to vote for the proposals to be approved in connection with each agreement.

Security Agreement

On December 6, 2024, the Company, each of its subsidiaries (each, a “Grantor”), and ATW AI LLC, for itself and as the collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein), entered into a Security Agreement (the “Security Agreement”) with respect to the Notes. Pursuant to the Security Agreement, each Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to each type of property described in the Security Agreement, or in which or to which such Grantor has any rights, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”).

The Collateral secures and will secure all debts, obligations, liabilities, covenants and duties of every kind now or hereafter existing, absolute or contingent owed at any time to the Secured Parties by the Grantors under the Purchase Agreement, the Notes, the Guarantee and/or each other Transaction Document, or otherwise (whether or not evidenced by any note, indenture, guaranty or other agreement), whether principal, interest (including interest upon the occurrence of an Event of Default), fees, costs, expenses, including without limitation attorneys’ fees and expenses.

Subsidiary Guarantee

On December 6, 2024, each of the Company’s subsidiaries (the “Guarantors”) executed a guarantee agreement (the “Subsidiary Guarantee”), whereby each such Guarantor guaranteed to ATW AI LLC the prompt and full payment and performance of the guaranteed obligations of the Company under and pursuant to the Security Agreement.

Business Combination

On December 6, 2024, New Era Helium Inc. completed its previously announced business combination with NEH pursuant to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024 (as amended on June 5, 2024, August 8, 2024, September 11, 2024, September 30, 2024, the “BCA”), by and among NEH, Roth CH Acquisition V Co. and Merger Sub.

Pursuant to the terms and subject to the conditions set forth in the BCA and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, (i) Roth CH Acquisition V Co. merged with and into a newly formed Nevada corporation named Roth CH V Holdings, Inc., a wholly owned subsidiary of Roth CH Acquisition V Co., and Holdings was the survivor of the Redomestication Merger; (ii) Holdings signed a joinder and became a party to the BCA; and (iii) immediately subsequent to the Redomestication Merger, Merger Sub merged with and into NEH, with NEH surviving the Merger as a wholly owned subsidiary of Holdings. As a result of the Redomestication Merger, (i) each issued and outstanding share of common stock of Roth CH Acquisition V Co., par value $0.0001 per share was exchanged for one share of Holdings common stock, par value $0.0001 per share, and (B) each issued and outstanding tradeable warrant of Roth CH Acquisition V Co. to purchase one share of ROCL Common Stock at a price of $11.50 per whole share (subject to adjustment) was exchanged for one Holdings warrant to purchase one share of Holdings Common Stock at a price of $11.50 per whole share (subject to adjustment). Upon the closing of the Business Combination, the combined company was renamed “New Era Helium Inc.” and is listed on Nasdaq.

Pursuant to the terms of the Amended and Restated Registration Rights Agreement to the BCA, certain Selling Shareholders and ROCL agreed that after the Closing, these Selling Shareholders would own warrants to purchase 230,750 shares of Common Stock, and that the Company would register such shares of Common Stock for resale on a registration statement no later than 30 days following the Closing Date. Such shares are being registered pursuant to this Form S-1.

Business Combination Marketing Agreement

Pursuant to a business combination marketing agreement (“Business Combination Marketing Agreement”) entered into on November 30, 2021, ROCL engaged Roth Capital and Craig-Hallum, as advisors in connection with an anticipated business combination, to assist in the transaction structuring and negotiation of a definitive purchase agreement with respect to the business combination, hold meetings with the stockholders to discuss the business combination and the target’s attributes, introduce ROCL to potential investors to purchase its securities in connection with the business combination, and assist with financial analysis, presentations, press releases and filings related to the business combination. Roth Capital and Craig-Hallum were initially to receive a fee for such services upon the consummation of a business combination in an amount equal to, in the aggregate, 4.5% of the gross proceeds of the initial public offering (or $5,175,000 in the aggregate). As a result, Roth Capital and Craig-Hallum would not be entitled to such fee unless the Company consummated a business combination. On January 2, 2024, ROCL entered into a letter agreement with Roth Capital and Craig-Hallum to terminate the Business Combination Marketing Agreement. In exchange for termination of the Business Combination Marketing Agreement, the parties mutually agreed to issue to Roth and Craig-Hallum 575,000 shares of Common Stock on the Closing Date.

Corporate History and Background

The Company was initially incorporated in the State of Delaware on November 5, 2020 under the name Roth CH Acquisition V Co., which was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Roth CH Acquisition V Co. consummated an initial public offering, after which its securities began trading on The Nasdaq Global Market.

As previously announced, Roth CH Acquisition V Co., NEH, and Merger Sub entered into the BCA, pursuant to which, among other transactions, on December 6, 2024 (the “Closing Date”), Roth CH Acquisition V Co. merged with and into Roth CH V Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of Roth CH Acquisition V Co., formed on June 24, 2024, for the sole purpose of reincorporating Roth CH Acquisition V Co. into the State of Nevada (the “Reincorporation”), with Roth CH V Holdings, Inc. surviving, and immediately after the Reincorporation, Merger Sub merged with and into NEH, with NEH surviving the Merger as a wholly-owned subsidiary of the Company. In connection with the Business Combination (the “Closing”), the Company changed its name to “New Era Helium Inc.”

Pursuant to the BCA, at the effective time of the Business Combination, (i) each share of NEH common stock, par value $0.001 per share (“NEH Common Stock”) issued and outstanding immediately prior to the effective time resulting from the conversion of the NEH preferred stock was canceled and automatically converted into the right to receive (x) shares of Common Stock equal to the exchange ratio and (y) the contingent right to receive the earnout shares in accordance with Section 3.03 of the BCA, (ii) all shares of NEH common stock held in the treasury of NEH were canceled without any conversion thereof and no payment or distribution was made with respect thereto and (iii) each share of Merger Sub common stock issued and outstanding immediately prior to the effective time was converted into and exchanged for one validly issued, fully paid and nonassessable share of NEH Common Stock.

In connection with the consummation of the Business Combination, public stockholders holding 1,245,770 of ROCL Common Stock exercised their right to redeem such shares, after giving effect to certain redemption elections prior to the Closing, for a pro rata portion of the funds in ROCL’s trust account (the “Trust Account”). As a result, $14,143,989 (approximately $11.35 per share) was removed from the Trust Account to pay such holders.

As of the Closing Date, the Company’s post-Closing directors and executive officers and their respective affiliated entities beneficially owned approximately 9.6% of the outstanding shares of Common Stock and the securityholders of the Company immediately prior to the Closing beneficially owned post-Closing approximately 3.6% of the outstanding shares of Common Stock.

NEH, the wholly owned subsidiary of the Company, is a corporation that was formed in Nevada on February 2, 2023. On February 6, 2023, NEH entered into a Reorganization Agreement and Plan Share Exchange with Solis Partners.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
●	reduced disclosure obligations regarding executive compensation; and
●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

The RESALE offering

Common Stock offered	51,643,148 shares

Shares of Common Stock outstanding before this offering(1)(2)	13,165,152 shares

Shares of Common Stock outstanding after this offering(1)(3)	64,808,300 shares

Warrants being offered by the Selling Shareholders	230,746 Private Warrants

Use of proceeds

We will not receive any proceeds from the sale of Common Stock or Private Warrants being registered in this prospectus. However, we expect to receive proceeds from sales of Common Stock that we may elect to make to ATW AI LLC pursuant to the EPFA, if any, from time to time in our discretion, and from the exercise of the Warrants, if any.

Trading Symbol	Our Common Stock and Tradeable Warrants are listed on The Nasdaq Global Market under the symbols “NEHC” and “NEHCW,” respectively.

Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

(1)	As of December 18, 2024 and excludes: (i) 174,358 treasury shares; (ii) 1,500,000 shares of Common Stock that are reserved for issuance pursuant to the New Era Helium Inc. 2024 Equity Incentive Plan (the “2024 Plan”) and (iii) 5,980,736 shares of Common Stock underlying the Tradeable Warrants with an exercise price of $11.50 per share.
(2)	Excludes: (i) 28,508,772 shares of Common Stock issuable pursuant to the EPFA at an assumed purchase price per share of $2.28 (95% of $2.40, which is the Nasdaq closing price of the Common Stock on December 16, 2024, as calculated per the EPFA); (ii) the Note Shares and (iii) the Warrant Shares.
(3)	Assumes (i) the issuance of all shares issuable (A) pursuant to the EPFA without regard to any share or volume limitation, (B) upon conversion of the Notes and (C) upon the exercise of the Warrants, without regard to any Ownership Limitation, and (ii) that the corporate action relating to Shareholder Approval is in effect, which includes: (i) 28,508,772 shares of Common Stock issuable pursuant to the EPFA at an assumed purchase price per share of $2.28 (95% of $2.40, which is the Nasdaq closing price of the Common Stock on December 16, 2024, as calculated per the EPFA); (ii) the Note Shares and (iii) the Warrant Shares.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the financial statements of the Company and notes to the financial statements included herein.

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refers to the Company and its subsidiaries.

Risks Related to Our Business

We have a short operating history, which makes it difficult to evaluate our business and future prospects.

We have been in existence only since February of 2023. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

●	market acceptance of our current and future products and services;
●	changing regulatory environments and costs associated with compliance in the helium supply chain;
●	our ability to compete with other companies in the helium industry;
●	our ability to effectively market our products and services and attract new customers;
●	the amount and timing of expenses, particularly sales and marketing expenses, related to the maintenance and expansion of our business, operations and infrastructure;
●	our ability to control costs, including our expenses;
●	our ability to manage organic growth; and
●	general economic conditions and events.

If we do not manage these risks successfully, our business and financial performance will be adversely affected.

We cannot assure the completed construction and commencement of operations of the Pecos Slope Plant, and even after such operations, we may not be able to generate adequate revenue to operate profitably and/or to continue as a going concern.

To date, we have provided natural gas from our reserves to a third-party processor to produce helium and purified natural gas, which does not currently generate revenue for us under existing contractual arrangements. Construction of the Pecos Slope Plant is currently underway, but there is no guarantee that such construction will be completed or that we can successfully commence operations. Furthermore, we cannot assure that we can achieve expected production rates and cost reductions even after the successful completion and operation of the Pecos Slope Plant. In the future, our capital expenses and operational expenses may increase due to expected increased sales, operational costs, and general and administrative costs and, therefore, our operating losses may continue or even increase after operations of the Pecos Slope Plant. Furthermore, to the extent that we are successful in increasing our customer base, we will also incur increased expenses because costs associated with generating and supporting agreements with customers are generally incurred up front, while revenue is generally recognized ratably over the term of the relationship. We may not reach profitability in the near future or at any specific time in the future. If and when our operations do become profitable, we may not sustain.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, you may still lose your entire investment.

We cannot assure that we can raise enough capital to successfully develop our Pecos Slope Plant, which will adversely affect our ability to earn revenue and jeopardize our delivery of helium pursuant to existing contracts.

To successfully develop our Pecos Slope field, we will require estimated additional capital of $45.0 million. The current cost of building, installing and commissioning of our Pecos Slope Plant will be approximately $20 million, of which we have already advanced $3.7 million to start construction. Furthermore, we will need to install new trunk lines and gathering system in addition to upgrading portions of the gathering system that currently exist in the field at an estimated cost of $10.0 million. Production enhancement from existing wellbore workovers in addition to drilling new wells will help maximize throughput volumes to the Pecos Slope Plant with the company budgeting between $13.0 million — and $15.0 million for these expenditures.

There is no assurance that we will secure this capital, which could result in delays in realizing revenues from our helium production as well as eventually jeopardize our delivery of helium pursuant to our current helium off-take agreements.

The manner in which we secure this additional capital is uncertain. It may be in the form of (i) debt, which could create liens against the current assets of the Company, (ii) equity, which could create additional dilution for current and future shareholders of the Company or (iii) a combination of debt and equity, which could have the combined effects described above.

Scientific and technological changes may impact the demand for helium.

Science and technology are continuously and rapidly evolving. Helium has broad applications, including in the MRI, semiconductor, welding, aerospace and fiber optics sectors, amongst others. However, scientific and technological changes may affect end user application of helium and therefore demand. For instance, the MRI field has been the leader in helium usage for a number of years, as helium is used for cooling superconducting magnets in MRI machines. However, the latest generation of MRI magnets has consumed helium at markedly lower levels. The semiconductor industry is also producing a new generation of chips that feature increased amounts of helium in their manufacturing process. We cannot control the pace of scientific and technological developments and subsequently the changes in demand for helium brought about by these developments. Technological advancement may drive down demand for helium amongst end users in certain industries that may not adequately be replaced by demand in other industries. For instance, electronics are expected to replace MRIs as the leader of helium application, but there is no guarantee that the electronics sector’s demand for helium will adequately compensate for the MRI industry’s decline in helium demand. Furthermore, although helium has unique chemical properties that largely make it irreplaceable in many applications, additional substitutes for helium may be discovered, or existing substitutes for helium may become more prominent as scientific research develops. As science and technology continue to evolve, helium demand may drop in certain fields, which may decrease our sales and negatively impact our financial performance.

Global health crises or catastrophes and other unforeseen or unavoidable events or market conditions may dampen demand on helium and negatively impact our financial performance.

Historically, the global helium market has had periods of varying supply and demand brought on by a variety of unanticipated and unpredictable events. For instance, sales and demand for helium dropped critically following the outbreak of the COVID-19 pandemic, when lockdown-driven lost usage occasions, the inability of businesses and end users to purchase helium due to financial hardship, and travel and movement restrictions, amongst others, shifted helium demand and consumption away to more essential goods and services. Similar global health crises may occur in the future which drive down the demand for helium and may negatively affect our financial performance.

Helium demand is also heavily impacted by helium supply. Events such as outages, trade embargoes in major world suppliers, and issues at prominent gas storage and processing facilities, amongst others, have also contributed to helium supply interruptions in the past. The most significant contributing factor of the current wave of worldwide helium shortage, Helium Shortage 4.0, was brought on by an unexpected explosion at Gazpram’s processing facility in Amur, Russia, which postponed what was previously anticipated to be a transition to plentiful helium supply in 2022. Other contributing factors to Helium Shortage 4.0 included unplanned outages at the Bureau of Land Management, the U.S.’s federal storage and pipeline system supplying over 20% of the domestic and 9% of the global demand for helium, and the plant in Skikda, Algeria. While Helium Shortage 4.0 conceivably provides a favorable business opportunity for helium exploration and production companies such as ours to enter the helium supply market, if Helium Shortage 4.0 discontinues earlier than expected, the demand for helium may decrease to levels that adversely impact our financial performance.

We cannot control global events or market factors which affect the demand for and supply of helium, which in turn affect the prices at which we can offer helium and the revenue we generate from helium sales. Therefore, our financial performance may be negatively impacted by events which we may not foresee or adequately prepare for.

Helium is very demand elastic.

Helium is very demand elastic, meaning the quantity of demand for helium is very sensitive to slight changes in price. This elasticity is typical of goods that consumers do not consider essential. Any market condition or factor that causes changes in the price of helium may have a marked impact on the demand for helium and in turn, our ability to sell helium. Therefore, even slight changes in helium prices could adversely impact our financial performance.

Increases in extraction and production costs or disruptions in our natural gas supplies could materially and adversely impact our business.

We may experience increases in extraction and production costs or an interruption in the supply of natural gas from our reserves. Any such an increase or supply interruption could materially and negatively impact our business, prospects, financial condition and operating results by affecting the volume of helium we provide to our clients and subsequently sales. Various market conditions such as inflationary pressures could increase the costs in extraction and production of helium from our natural gas reserves and could adversely affect our business and operating results. Such price increases will also increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased prices for our helium supply.

Our costs of operations may exceed estimates due to factors outside of our control, such as labor shortages or external price increases, and we may be unable to pass those costs to our customers, which would negatively impact our financial results.

We depend on our employees and operations teams to assist in distributing helium to our clients. We rely on access to a competitive, local labor supply, including skilled and unskilled positions, to operate our business consistently and reliably. Any labor shortage and/or any disruption in our ability to hire workers may negatively impact our operations and financial condition. If we experience a sustained labor shortage, we may need to increase wages to attract workers, which would increase our costs of production. Furthermore, if our operating costs increased, including due to inflationary pressures, we may be unable to pass those increased costs on to our customers. If we are unable to do so, our gross margin will decline, and our financial results will be negatively impacted.

A delayed commencement date or other events could result in an early termination of certain of our material contracts.

We have entered into the Contract for Sale and Purchase of Liquid Helium (the “Liquid Helium Agreement”), with Air Life Gases USA, Inc. (“AirLife”) that has a term of 10 years from the date on which the first container of liquid helium is filled at the tolling facility for the helium buyer (the “Liquid Helium Commencement Date”). We have also entered into the Helium Tolling Agreement (the “Helium Tolling Agreement”) with Keyes Helium Company (“KHC”) dated September 1, 2023, pursuant to which we would receive tolling services with respect to our crude helium and such crude helium would be purified and liquified by KHC into liquid helium and filled into containers. The Helium Tolling Agreement has a term of 5 years from the date on which we commence deliveries of gaseous helium to the third-party tolling facility (the “Tolling Commencement Date”).

If the Liquid Helium Commencement Date has not occurred by November 30, 2025, AirLife has the right to terminate the Liquid Helium Agreement. The Liquid Helium Agreement can also be terminated prior to the end of the term if helium deliveries are less than 6,000,000 standard cubic feet during any 12 consecutive month period, due to a force majeure event, a material breach of the agreement by either party, or financial insolvency. Similarly, because the Helium Tolling Commencement Date has not occurred by September 30, 2024 due to delays in securing financing for our purchase of the Pecos Slope Plant KHC has the right to terminate the Helium Tolling Agreement.

We also agreed to sell fifty percent (50%) of the gaseous helium generated monthly at the Pecos Slope Plant to Matheson, pursuant to a certain gaseous helium sales agreement entered into in the third fiscal quarter of 2023 (the “Gaseous Helium Agreement”). If the Commencement Date does not occur by July 1, 2025, Matheson Agreement has the right to terminate the Gaseous Helium Agreement.

The Commencement Date depends on the completion and beginning of operations of our Pecos Slope Plant. Based on the current stage of the development and construction of its Pecos Slope Plant and the advice of the engineering consultants, NEH’s management believes that it is unlikely that we will be able to secure funding, complete construction of the helium extraction plant and commence helium deliveries prior to July 1, 2025, while management believes it is possible that it will occur prior to November 30, 2025. While it is possible that AirLife and KHC could terminate the abovementioned agreements in such situations, we believe that it is more likely that AirLife and KHC would try to renegotiate the agreement on terms that are less favorable for us. In the event of early termination, we believe that we will have the ability to secure replacement agreements with price, terms and conditions reflecting current market conditions. There is a possibility that such replacement agreements will be on less favorable terms than the current agreements. If we are not able to secure another production plan if our Pecos Slope Plant is not ready to operate by the required deadlines, or if we are not able to secure another production plan if our Pecos Slope Plant is not ready to operate by the required deadlines, or if we are not able to secure replacement agreements at attractive prices and conditions, our business and operating results could be adversely affected.

In addition, the Liquid Helium Agreement and the Gaseous Helium Agreement have a mechanism of price reopener negotiations, with a scheduled price reopener negotiation at the end of the fifth year, and an unscheduled price reopener negotiation that may be requested by either party, on one occasion each, at any time after the end of the third year. Depending on market conditions, the price reopener negotiation mechanism may result in prices that less advantageous to us, in which case our business and operating results could be adversely affected.

We have proved and probable reserves and areas that we decide to explore may not yield helium in commercial quantities or quality, or at all.

We have proved and probable reserves of helium. We have identified prospects based on available seismic and geological information that indicates the potential presence of helium. However, the areas we decide to explore may not yield helium in commercial quantities or quality, or at all. Most of our current prospects are in various stages of evaluation that will require substantial additional seismic data reprocessing and interpretation. Even when properly used and interpreted, two-dimensional and three-dimensional seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and helium indicators and do not enable the interpreter to know whether helium are, in fact, present in those structures. We do not know if any of our prospects will contain helium in sufficient quantities or quality to recover exploration costs or to be economically viable. Even if helium is found on our prospects in commercial quantities, construction costs of infrastructure, including pipelines or floating production systems, as applicable, and transportation costs may prevent the prospects from being economically viable.

We may terminate our extraction program for a prospect if data, information, studies and previous reports indicate that the possible development of our prospect is not commercially viable and, therefore, does not merit further investment. If a significant number of our prospects do not prove to be commercially viable, we will be materially adversely affected.

The Appraisal Reports included in this prospectus involve a significant degree of uncertainty and are based on projections that may not prove to be accurate.

The Appraisal Reports included in this prospectus include projections that are based on assumptions and current expectations relating to future events and financial trends. The reserves were estimated using a combination of the production performance, volumetric and analogy methods, in each case as we considered to be appropriate and necessary. All reserve estimates represent our best judgment and the best judgment of MKM Engineering based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. The process of estimated reserves is complex and requires significant judgment and decisions based on available geological, geophysical, engineering and economic data. These estimates may change substantially as additional data from ongoing development activities and production performance becomes available and as economic conditions impacting helium and gas prices and costs.

We cannot assure you that the projections in the Appraisal Reports will prove to be accurate. These projections were prepared for the narrow purpose of illustrating, under certain limited and simplified assumptions, our resources and costs. In addition, because of the subjective judgments and inherent uncertainties of projections and because the projections are based on a number of assumptions that are subject to significant uncertainties and contingencies beyond our control, there can be no assurance that the projections or conclusions derived therefrom will be realized. The possibility of not finding reserves is an intrinsic risk of our business. Accordingly, you may lose some or all of your investment, particularly to the extent that these projections or conclusions are not ultimately realized.

We may need to raise capital in the future, which may not be available on favorable terms, if at all, and which may cause dilution to our stockholders, restrict our operations or adversely affect our ability to operate and continue our business. There is no guarantee that we will successfully raise capital.

We may need to raise capital in the future. We are in the process of securing a project financing arrangement to fund construction of the Pecos Slope Plant. The successful construction and commencement of the Pecos Slope Plant and therefore financing for the Pecos Slope Plant will have a significant impact on our future financial performance. Furthermore, we estimate that our capital requirements during 2025 to be approximately $40 million to $45 million. However, if we need to raise additional capital in the future for any reason, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings may result in additional dilution to holders of the common stock. For instance, debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. Additionally, if we enter into secured debt arrangements, we could be required to dispose of material assets or operations to meet our debt service and other obligations, which could negatively impact the business or cause the business to be discontinued. If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment. We may also be unable to continue operating as a going concern if we fail to raise necessary capital.

We have a material weakness in our internal control over financial reporting, which, if left unremedied, could materially and adversely affect the market price of our stock.

As of the date of this prospectus, we have not maintained effective controls over the control environment, including our internal control over financial reporting. Because we are a small company with few employees in our finance department, we lacked the ability to have adequate segregation of duties in the financial statement preparation process. Further, our Board does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level controls have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness. If we are unable to remediate this material weakness as a newly public company, our financial reporting may not be reliable and the market price of our stock may be adversely affected.

Our performance may be negatively impacted by general and regional economic volatility or an economic downturn.

An overall decline in economic activity could adversely impact our business and financial results. For instance, the economic disruption caused by the COVID-19 pandemic significantly reduced the global demand for helium. Economic uncertainty may reduce end user spending on products which incorporate helium, and therefore reduce the demand for the helium we source and produce. Inadequate demand for our helium will result in decreased revenue and worsen our financial performance.

Our business may be adversely affected by the departure of members of our management team and key employees.

Our success depends, in large part, on the continued contributions of Will Gray, our Chief Executive Officer and Chairman. Although we have an employment agreement in place for such executive, we cannot assure you that each will remain with us for a specified period. Although we have additional personnel that contribute to our business, the loss of either of these executives could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate. Furthermore, the Company does not have key person life insurance policies on such individuals, and must bear sole financial risk of the departure of such management team members.

If we are unable to attract, train and retain qualified personnel, especially our management and sales personnel, we may not be able to effectively execute our business strategy.

Our future success depends on our ability to attract, retain and motivate qualified personnel, including our management, sales and marketing, operational, finance and administration personnel. We do not know whether we will be able to hire sufficient workers for these positions to meet our production goals or, if hired, retain all of these personnel as we continue to pursue our business strategy. Furthermore, we do not have key person life insurance policies on such individuals. The loss of the services of one or more of our key employees, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

We may implement new lines of business or further diversify our revenue sources within existing lines of business, but we cannot assure that such diversification efforts will be successful.

As an early-stage company, we may implement new lines of business at any time. Aside from helium production, we currently plan on diversifying our resources through trading MPCs and pursuing energy transition opportunities. However, we cannot assure that such plans for diversification will ever materialize. Additionally, there are risks and uncertainties associated with implementing new lines of businesses to diversify our revenue sources. We may invest significant time and resources in our attempts to implement new lines of business or further diversify revenue sources, which may never generate returns or generate sufficient returns to yield a profit. As a result, our business, financial condition or results of operations may be adversely affected by such unsuccessful efforts.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we continue to develop our business. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

We operate within a highly competitive industry, and cannot guarantee that we can or will maintain a robust financial position, relative to our competitors, in order to become profitable.

The helium exploration and production industry is highly competitive. We face competition with respect to the helium we source and produce, and will face competition with respect to participants who enter the same market in the future. Recent years have witnessed an unprecedented number of startup companies entering this market, and there is a trend in these companies engaging in mergers and acquisitions to scale their business. We intend to participate in mergers and acquisitions activities after we develop a sufficient financial foundation, but there is no guarantee that we may be able to successfully enter into acquisition arrangements or successfully scale our business. A number of our competitors also have greater financial resources than we do. These third parties compete with us in recruiting and retaining qualified personnel and securing clientele for their helium and gas. We cannot assure that we can successfully maintain a competitive position against these third parties, and if so, our financial performance will be negatively impacted.

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be adversely affected and we may have to incur significant expenditures to address the additional operational and control requirements of such growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational, and financial infrastructure. If we fail to manage this growth, our brand and operating results could be negatively impacted. Improvements to the Company’s operational, financial, and management, as well as its reporting systems and procedures, will have to be implemented to manage such growth. However, these improvements may require significant capital expenditures and management resources, and we cannot ensure that monetary and human resources expended to manage growth will yield financial returns. Furthermore, if such improvements are not implemented successfully, our ability to manage potential growth could be impaired and additional expenditures may have to be made to address such impairments. Investors should consider the possibility of the Company’s rapid growth as well as the adverse impact that may result of such growth is not managed successfully.

Risks Related to Regulatory Compliance

We face uncertainty and costly compliance with government regulations.

United States rules and regulations affecting the oil and gas industry and helium producing, transportation, and processing is under constant review for amendment or expansion. Such rules include environmental, health and safety laws such as the Clean Air Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Clean Water Act, the Pipeline and Hazardous Materials Safety Administration rules, the Emergency Planning and Community Right-to-Know Act, the Occupational Health and Safety Act, and

the National Environmental Policy Act, amongst others (and their state counterparts). In addition, numerous departments, governmental entities, and agencies (federal, state, local, and tribunal) are authorized by statue to issue, and have issued, rules and regulations applicable to our industry. Such rules and regulations, among other things, require permits and may prevent certain activities or increase fees related to our industry. Compliance with applicable laws and any state or local statute is critical. Although we believe that we will be in compliance with applicable statutes, there can be no assurance that, should the relevant regulatory authorities amend their guidelines or impose more stringent interpretations of current laws or regulations, we would be able to comply with these new guidelines. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformation of our products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated. Additionally, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or diversion of resources from our revenue-generating activities, resulting in decreased profitability. Our failure to comply with these current and new regulations could lead to the imposition of significant penalties or claims, limit the production or marketing of any non-compliant products or advertising and could negatively impact our financial performance.

We operate on federal and state lands, which have rules and regulations related to our business and require us to pay royalties, which may adversely affect our operations.

The operation of our wells on federal and state lands are subject to additional regulations under the BLM and New Mexico State Land office. Although we are currently operating these leases on these lands and expect to be able to continue such production, additional delays, costs, and restrictions may be added to these leases. Currently, eighteen of our New Mexico State Land leases we are operating are being transferred to our name, which we understand this is near completion.

The Company is currently in negotiations with the BLM to determine the royalty rate at which the Company will compensate the BLM for helium produced on the BLM’s federal land. The U.S. government requires an established royalty rate prior to any helium production pursuant to the BLM’s arrangements with NEH. The BLM does not prohibit NEH from producing helium due to the U.S. Government’s stance on its involvement in helium as further defined in the Helium Stewardship Act of 2012, but does require an established royalty rate prior to any helium production. Based on discussions with the BLM and royalty rates applied to other helium producers, we estimate that the royalties that BLM will charge us will be approximately 12.5% of the gross proceeds for or refined gaseous helium, or 10% for refined liquid helium gross proceeds from third-party sales, but we cannot assure you that the actual royalty rates charged from us will be those mentioned above.

In addition, we have had issues related to maintenance of roads and meter calibrations on our federal properties. In addition, the Bureau requires bonds for rights-of-way, which could be of large amounts. There have been a number of executive and temporary orders and policy changes recently that address broad ranging issues on governmental lands including climate change, oil and gas activities, infrastructure requirements, and environmental justice initiatives. Many of these are in various stages of rulemaking process and may have the ability to add costs or limit or curtail our oil and gas (including helium) production on these properties.

Helium produced from wells leased on federal lands is owned by the federal government. Federal laws and guidance provide a process for negotiating a “Contract for Extraction and Sale of Federal Helium.” The federal government is in the process of revising the guidance. We cannot predict the form the new guidance will take. Although we expect a successful negotiation of a contract, we cannot guarantee it in the face of the coming new guidance, which has not yet been issued.

New regulations regarding greenhouse and other gases have increased in recent years, which may adversely affect the business.

Local, state, federal and international regulatory bodies have been increasingly focused on greenhouse gas (GHG) emissions and climate change in recent years. Over the past two years we have seen the Inflation Reduction Act of 2022, which imposes emission charges for certain oil and gas facilities that exceed certain emissions; U.S. Environmental Protection Agency rules relating to GHGs and volatile organic compounds from covered sources and new proposals issued on August 1, 2023; and New Mexico’s recent ozone precursor rules that nearly eliminate any natural gas flaring and cover methane. In December 2023, the U.S. Environmental Protection Agency issued its final rules for reducing emissions of methane and other harmful air pollution from oil and natural gas operations. The rule sets rigorous standards including in relation to eliminating routine flaring of natural from new oil wells and provides for stronger oversight by the agency. Increased regulation on these matters is expected. The United Nations Framework Convention on Climate Change will be meeting again in the fourth quarter of this year. New Mexico issued an executive order based on prior Convention agreements and others may be issued. We believe that we will be able to comply with the rules currently known and passed, there can be no assurance, however, that should the relevant regulatory authorities amend their guidelines or impose more stringent interpretations of the current laws or regulations, that we would be able to comply with these requirements. We are unable to predict the nature of such future laws, regulations, interpretations, or applications, nor can we predict what affect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future.

If we are restricted or lack access to waste wells, we may be prevented from operating some or all of our wells, which generate the helium.

Our business is subject to many rules and regulations regarding the storage, handling, and disposal of waste and the remediation of environmental pollution. These laws, and their implementing rules, require minimization of pollution, monitoring, reporting, recordkeeping requirements, and other operational constraints. New Mexico has been particularly active in the regulation of produced water. Over the past two years, New Mexico has issued new regulations regarding permit conditions, oversight, and enforcement related to injection wells used for disposal of produced water. New Mexico also has a produced water research consortium looking at issues related to this area. In addition, new potential rules are expected in New Mexico on reuse and recycling and a website has been set up to monitor activity with regards to this. Seismic activity induced by injection wells also are limiting the amount of material that can be disposed of in the well or limiting the ability to obtain new wells. New Mexico placed stricter rules on injection wells after seismic activity in New Mexico. Currently, our liquid wastewater from our oil and gas wells is disposed of in an injection well on a site that we once operated. We have the contractual right to continue the use of that disposal well, the LL&E B Federal #5 API 30-005-63751, until June 30, 2025. It is possible that rules, regulation, or enforcement could impact the use of that well and the ability to find other disposal well options. The inability to dispose of our produced wastewater at the existing site or at other sites in the future could limit or curtail our ability to operate our oil and gas wells, which produce the helium for our new helium facility. The possibility of converting existing gas wells that are classified as non-economic due to reservoir depletion and convert the well for the purpose of disposing of produced water is one possible solution to add disposal capacity but there is no assurance that either State or Federal Regulatory Agencies would approve such a conversion.

If we own, operate, or acquire lands with and releases of materials into the environment, we may be required to remediate such lands, which can be extremely costly.

We will be operating properties, such as oil and gas wells, compression units and pipelines, that have the potential to release regulated materials into the environment. New Mexico passed rules clarifying the prohibitions on releases and remediation in 2021. Although we are not aware of any remediation for which we may be responsible at this time and we implement spill prevention plans, it is possible with future operation or with the acquisition of new lands, compressors, wells, and pipelines may have had releases subject to such requirements and subject to costly remediation. Regulations also require the pugging and abandonment of wells, removal of production facilities, and other restorative actions by current former operators, including corporate successors of former operations. We are actively involved in plugging a few of our wells. The cost of future abandonment and plugging will depend on well activity and authorizations and cannot be predicted at this time.

If our operations affect waters of the United States or endangered species, additional permits or authorizations may be needed, which could delay, hinder, or prevent new activities.

We currently do not expect to operate in areas impacting waters of the United States (WOTUS), which would increase regulation, reporting, and potential need for permits from the U.S. Army Corps of Engineers. The definition of WOTUS has been in flux since the definition was vacated by the federal district court in 2021. In 2023, the Supreme Court ruled on this issue. In response, the Environmental Protection Agency amended its definition to comport with the ruling. It is using the new definition in some states (New Mexico is included) and using the old definition in others. We currently believe that this new rule will not impact our operations, but the acquisition of new properties could be impacted, and it also is not yet known how this rule will be used in practice because it is so new.

The U.S. Fish & Wildlife Service has rescinded, revised, or reinstated a number of wildlife-related regulations that relate to protection of endangered species and their habitats. This past year, regulations were proposed that make it harder to removed species, increase protection for threatened species, and remove the use of economic assessments when determining whether to list a species. We currently do not expect these rules will have an effect on our operations, but we cannot predict the impact on our operations in the future (such as areas and land that we subsequent acquire) or the addition of species and what impact potential changes in these rules will have on our operations. Potential impacts could be costly, delay, and prevent some operations.

We will need to obtain permits for construction and operation of the Pecos Slope Plant. The cost, time, and outcome of seeking such permits is uncertain and could result in additional costs, delays and the inability to obtain the authorizations needed for the Pecos Slope Plant.

We will need to obtain permits and authorizations for the Pecos Slope Plant. A New Mexico minor General Construction Air Permit (GCP) must be prepared, submitted, and approved prior to any beginning any physical construction at the site. A New Mexico/U.S. Environmental Protection Agency stormwater Construction General Permit, including a stormwater pollution prevention plan, threatened and endangered species review, and historic properties review is required prior to commencing any site activities. Registration and compliance with expected hazardous waste generation, and other environmental matters is required as discussed in prior sections and others. Although we believe we will be able to secure and be in compliance with the necessary authorizations and will implement an environmental compliance system to track these issues, we cannot guarantee the time, anticipated cost, or outcome of these requirements. If we fail to obtain a required permit is, we will not be able to construct or operate the Pecos Slope Plant.

Legislation, regulation, and other government actions and shifting customer and consumer preferences and other private efforts related to greenhouse gas (GHG) emissions and climate change could continue to increase our operational costs and reduce demand for our helium products, resulting in a material adverse effect on the Company’s results of operations and financial condition. We have experienced and may be further challenged by increases in the impacts of international and domestic legislation, regulation, or other government actions relating to GHG emissions (e.g., carbon dioxide and methane) and climate change. International agreements and national, regional, and state legislation and regulatory measures that aim to directly or indirectly limit or reduce GHG emissions are in various stages of implementation.

Legislation, regulation, and other government actions related to GHG emissions and climate change could reduce demand for our helium products and/or continue to increase our operational costs and reduce its return on investment. The Paris Agreement went into effect in November 2016, and a number of countries have adopted and may adopt additional policies intended to meet their Paris Agreement goals. Globally, multiple jurisdictions are considering adopting or are in the process of implementing laws or regulations to directly regulate GHG emissions through a carbon tax, a cap-and-trade program, performance standards or other mechanisms, or to attempt to indirectly advance reduction of GHG emissions through restrictive permitting, procurement standards, trade barriers, minimum renewable usage requirements, financing standards, standards or requirements for environmental benefit claims, increased GHG reporting and climate-related disclosure requirements, or tax advantages or other incentives to promote the use of alternative energy, fuel sources or lower-carbon technologies.

Similar to any significant changes in the regulatory environment, climate change-related legislation, regulation, or other government actions may curtail profitability in oil & gas, helium and lower carbon businesses, as well as render the extraction of our helium resources economically infeasible. In particular, GHG emissions-related legislation, regulations, and other government actions, and shifting customer and consumer preferences and other private efforts aimed at reducing GHG emissions may result in increased and substantial capital, compliance, operating, and maintenance costs and could, among other things, reduce demand for hydrocarbons and our helium products; increase demand for lower carbon products and alternative energy sources; make the Company’s products more expensive; adversely affect the economic feasibility of the Company’s resources; impact or limit our business plans; and adversely affect the Company’s sales volumes, revenues, margins and reputation. For example, some jurisdictions are in various stages of design, adoption, and implementation of policies and programs that cap emissions and/or require short-, medium-, and long-term GHG reductions by operators at the asset or facility level, which may not be technologically feasible, or which could require significant capital expenditure, increase costs of or limit production, result in impairment of assets and limit our ability to cost-effectively reduce GHG emissions across its global portfolio.

The ultimate effect of international agreements; national, regional, and state legislation and regulation; and government and private actions related to GHG emissions and climate change on the company’s financial performance, and the timing of these effects, will depend on a number of factors. Such factors include, among others, the sectors covered, the GHG emissions reductions required, standardized carbon accounting, the extent to which we would be able to receive, generate, or purchase credits, the price and availability of credits and the extent to which we are able to recover, or continue to recover, the costs incurred through the pricing of our products in the competitive marketplace. Further, the ultimate impact of GHG emissions and climate change-related agreements, legislation, regulation, and government actions on our financial performance is highly uncertain because the Company is unable to predict with certainty, for a multitude of individual jurisdictions, the outcome of political decision-making processes, including the actual laws and regulations enacted, the variables and trade-offs that inevitably occur in connection with such processes, and market conditions, including the responses of consumers to such changes.

Risks Relating to the Ownership of our Securities.

The price of our securities may be volatile.

In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. If an active market for our securities develops and continues, the trading price of our securities following could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities, which may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	changes in the market’s expectations about our operating results;
●	success of competitors;
●	operating results failing to meet the expectations of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;
●	operating and stock price performance of other companies that investors deem comparable to us;
●	ability to market new and enhanced products and services on a timely basis;
●	changes in laws and regulations affecting our business;
●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of our common stock available for public sale;
●	any major change in the Board or management;
●	sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
●	general economic and political conditions such as recessions, changes in interest rates, changes in fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

There are certain stockholders that will have trading restrictions from December 6, 2024 and ending six months following that; provided, that if (i) the closing price of the our Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period beginning 75 days following December 6, 2024 and (ii) all shares of Common Stock issued in any Transaction Financing Investment have been registered for resale pursuant to an effective registration statement or are otherwise freely tradeable, then twenty-five percent (25%) of the Lock-up Shares shall be released from the lock-up.

Following the expiration of such lockups, the stockholders will not be restricted from selling shares of our Common Stock other than by applicable securities laws. As such, sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could have the effect of increasing the volatility in the market price for the Common Stock or the market price of the Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of the Common Stock may decline.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet its reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act (“Section 404”) or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

For as long as we are an emerging growth company, our independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of our internal controls over financial reporting could detect problems that our management’s assessment might not detect. Undetected material weaknesses in our internal controls over financial reporting could lead to restatements of our consolidated financial statements and require us to incur the expense of remediation.

If we are not able to comply with the requirements of Section 404 in a timely manner or we are unable to maintain proper and effective internal controls over financial reporting may not be able to produce timely and accurate consolidated financial statements. As a result, our investors could lose confidence in its reported financial information, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Our common stock is currently listed on Nasdaq and we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. Moreover, if one or more of the analysts who cover us downgrades our common stock, or if our reporting results do not meet their expectations, the market price of our common stock could decline.

All of our outstanding warrants will become exercisable for Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Our outstanding warrants will become exercisable in accordance with the terms of the respective warrant agreements governing those securities. To the extent such warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Common Stock.

All agreements governing our outstanding warrants contain exclusive forum clauses, which could limit a warrant holder’s ability to obtain a favorable judicial forum for disputes arising under the applicable warrant agreement.

The warrant agreement for the Tradeable Warrants provides that, subject to applicable law, (i) any action, proceeding or claim against us or the warrant agent arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

Similarly, the Warrants contain provisions stating that the construction, validity, interpretation and performance of the Warrants are governed by the laws of the State of Nevada and that the Company submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada, or the adjudication of any dispute under the Warrants or in connection with any transaction contemplated by the Warrants.

These choice of forum provisions may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find these provisions inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

Your unexpired Tradeable Warrants may be redeemed prior to their exercise at a time that may be disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding Tradeable Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Tradeable Warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on each of twenty (20) trading days within any thirty (30) trading day period commencing after the warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Tradeable Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption we have elected to require the exercise of the Tradeable Warrants on a cashless basis. If and when the Tradeable Warrants become redeemable, we may not exercise such redemption right if the issuance of shares of the Common Stock upon exercise of the Tradeable Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. Redemption of the outstanding Tradeable Warrants could force you to: (i) exercise your Tradeable Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your Tradeable Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your Tradeable Warrants.

Risks Related to this Offering by the Selling Stockholders

Sales of a substantial number of our securities in the public market by the Selling Shareholders and/or by our existing stockholders could cause the price of our shares of Common Stock to fall.

The sale of all or a portion of Common Stock being offered in this prospectus could result in a significant decline in the public trading price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon the expiration or waiver of the lock-ups described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities. Despite such a decline in the public trading price, some of the selling stockholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling stockholder initially purchased the securities.

In addition, the shares of our common stock reserved for future issuance under the 2024 Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale by affiliates under Rule 144, as applicable. The number of shares reserved for future issuance under the 2024 Plan equals 1,500,000 shares of Common Stock.

We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover approximately 1,500,000 shares of our Common Stock.

In addition, sales of a substantial number of our shares of Common Stock in the public market by the selling stockholders and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

Substantial future sales of shares of Common Stock could cause the market price of our shares of Common Stock to decline.

We have agreed, at our expense, to prepare and file with the SEC certain registration statements providing for the resale of shares of Common Stock, including the registration statement of which this prospectus forms a part. The resale, or expected or potential resale, of a substantial number of our shares of Common Stock in the public market could adversely affect the market price for our shares of Common Stock and make it more difficult for you to sell your shares of Common Stock at times and prices that you feel are appropriate. In particular, as a result of the EPFA, each of the Selling Shareholders, who are affiliates of one another, is an “underwriter” as such term is defined in Section 2(a)(11) of Securities Act, and the EPFA and related transactions contemplate that the Selling Shareholders expect to resell any shares of Common Stock we may issue and sell pursuant thereto. Furthermore, we expect that, because there will be a large number of shares registered, the Selling Shareholders will continue to offer such covered securities for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

The issuances of additional shares of Common Stock under the EPFA and pursuant to the conversion of the Notes and the exercise of the Warrants may result in dilution of holders of Common Stock and have a negative impact on the market price of the Common Stock.

Pursuant to the EPFA, we may issue and sell up to $75 million of shares of Common Stock to ATW AI LLC. The shares of Common Stock will be issued and sold to ATW AI LLC at a per share price equal to 95% of the lower of (i) the lowest trading price during the three consecutive trading days commencing on the advance notice date if a Regular Purchase (or the same trading day if an Accelerated Purchase) and (ii) the VWAP of the Common Stock during the applicable pricing period if a Regular Purchase (or the lowest daily VWAP if an Accelerated Purchase). “VWAP” means for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P through its “AQR” function. The price at which we may issue and sell shares may be at 95% of the lower of (i) the lowest trading price during the three consecutive trading days commencing on the advance notice date if a Regular Purchase (or the same trading day if an Accelerated Purchase) and (ii) the VWAP of the Common Stock during the applicable pricing period if a Regular Purchase (or the lowest daily VWAP if an Accelerated Purchase).

In addition, pursuant to the Notes and the Warrants, we may initially issue up to 1,000,000 shares of Common Stock to ATW AI LLC at a conversion price of $10.00 per share and up to 3,240,000 shares of Common Stock to ATW AI II LLC at an exercise price of $10.00 per share, respectively.

Upon effectiveness of the registration statement of which this prospectus forms a part, the Selling Shareholders may resell all, some or none of their shares of Common Stock beneficially owned by them from time to time in their discretion and at different prices subject to the terms of the EPFA. As a result, investors will likely pay different prices for those shares, and so may experience different levels of dilution (and in some cases substantial dilution) and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of future issuances by the Company, whether to the Selling Shareholders or others at prices lower than the prices such investors paid for their shares. In addition, if we issue a substantial number of shares to such parties, or if investors expect that we will do so, the actual sales of shares or the mere existence of the EPFA or any of the Notes or the Warrants that are outstanding may adversely affect the price of our Common Stock or make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price, or at all.

The issuance, if any, of Common Stock would not affect the rights or privileges of the Company’s existing stockholders, except that the economic and voting interests of existing shareholders would be diluted. Although the number of shares of Common Stock that existing shareholders own would not decrease as a result of these additional issuances, the shares of Common Stock owned by existing shareholders would represent a smaller percentage of the total outstanding shares of Common Stock after any such issuance, potentially significantly smaller.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales. However, we expect to receive proceeds from sales of Common Stock that we may elect to make to ATW AI LLC pursuant to the EPFA, if any, from time to time in our discretion, and from the exercise of the Warrants, if any. The net proceeds from sales, if any, under the EPFA, and from any exercise of the Warrants, if any, will depend on the frequency and prices at which we sell shares of Common Stock to ATW AI LLC, and the exercise price of the Warrants at the time of exercise and the number of warrant shares being exercised, after the date of this prospectus, as applicable. We intend to use any proceeds from the EPFA and the exercise of the Warrants for working capital and general corporate purposes. We will have broad discretion in the way we use these proceeds. We may use proceeds from sales of shares of our Common Stock made pursuant to the EPFA or from the exercise of the Warrants in ways with which you may not agree or in ways which may not yield a significant return. See “Selling Shareholders” for a description of how the price at which we may sell shares of Common Stock to the Selling Shareholders is calculated pursuant to the EPFA and descriptions of the adjustment mechanics for the conversion price and exercise price of the Notes and the Warrants, respectively.

The Selling Shareholders will pay any underwriting discounts and selling commissions and pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Stockholders under this prospectus.

DIVIDEND POLICY

We have not declared or paid any dividends on our capital stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Nevada law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

MARKET INFORMATION

Market Information

Our Common Stock and Tradeable Warrants are currently listed on Nasdaq under the symbols “NEHC” and “NEHCW,” respectively. As of December 18, 2024, there were 80 holders of record of our Common Stock and 14 holders of record of our Tradeable Warrants. The actual number of stockholders of our Common Stock and the actual number of holders of our Tradeable Warrants is greater than the number of record holders and includes holders of our Common Stock or Tradeable Warrants whose shares of Common Stock or Tradeable Warrants are held in street name by brokers and other nominees.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the SEC on December 12, 2024.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Holdings and NEH, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024 assumes that the Business Combination occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 present the pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Holdings’ financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Holdings. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Holdings was derived from the unaudited financial statements of Roth CH Acquisition V Co. as of and for the nine months ended September 30, 2024, which are included in the audited financial statements of Roth CH Acquisition V Co. for the year ended December 31, 2023, which are included in the registration statement of which this prospectus forms a part. The historical financial information of NEH was derived from the unaudited condensed consolidated financial statements of NEH as of and for the nine months ended September 30, 2024 and audited consolidated financial statements of NEH for the year ended December 31, 2023, which are included in the registration statement of which this prospectus. This information should be read together with Holdings and NEH’s unaudited and audited consolidated financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the registration statement of which this prospectus forms a part.

Description of the Business Combination

On January 3, 2024, Roth CH Acquisition V Co., NEH and Merger Sub, entered into the BCA.

The Reincorporation

Immediately prior to the Closing, which occurred on December 6, 2024, Roth CH Acquisition V Co. merged with and into Roth CH V Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of Roth CH Acquisition V Co., formed on June 24, 2024, for the sole purpose of reincorporating Roth CH Acquisition V Co. into the State of Nevada, with Roth CH V Holdings, Inc. surviving.

The Business Combination

Pursuant to the BCA, at the effective time of the Business Combination, (i) each share of NEH common stock, par value $0.001 per share issued and outstanding immediately prior to the effective time resulting from the conversion of the NEH preferred stock was canceled and automatically converted into the right to receive (x) shares of Common Stock equal to the exchange ratio and (y) the contingent right to receive the earnout shares in accordance with Section 3.03 of the BCA, (ii) all shares of NEH common stock held in the treasury of NEH were canceled without any conversion thereof and no payment or distribution was made with respect thereto and

(iii) each share of Merger Sub common stock issued and outstanding immediately prior to the effective time was converted into and exchanged for one validly issued, fully paid and nonassessable share of NEH Common Stock.

In connection with the consummation of the Business Combination, public stockholders holding 1,245,770 of ROCL Common Stock exercised their right to redeem such shares, after giving effect to certain redemption elections prior to the Closing, for a pro rata portion of the funds in ROCL’s trust account. As a result, $14,143,989 (approximately $11.35 per share) was removed from the Trust Account to pay such holders.

The BCA also provides, among other things, that the holders of shares of NEH Common Stock immediately prior to the Effective Time have the contingent right to receive up to an aggregate of one million additional shares of Common Stock (the “Earnout Shares”), subject to the following contingencies:

●	500,000 Earnout Shares, in the event that, based upon the audited financial statements of NEH for the year ended December 31, 2025, it meets or exceeds a total EBITDA of $25.268 million as calculated by NEH; and
●	500,000 Earnout Shares, if, at any time during the period between the Closing Date and 180 days after the filing of the Form 10-K for the fiscal year ended December 31, 2025, the average of the reported sales prices on Nasdaq (or the exchange on which ROCL’s common stock is then listed) for any twenty (20) Trading Days during any thirty (30) consecutive Trading Days is greater than or equal to $12.50.

The Equity Purchase Facility Agreement

On December 6, 2024, the Company and an institutional investor (the “EPFA Investor”) entered into an Equity Purchase Facility Agreement (the “EPFA”). The EPFA is filed herein as Exhibit 10.25. Pursuant to the EPFA, the Company has the right to issue and sell to the EPFA Investor, from time to time as provided therein, and the EPFA Investor must purchase from the Company, up to an aggregate of $75 million (the “Commitment Amount”) in newly issued shares (the “Advance Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to the satisfaction or waiver of certain conditions. The Company may issue up to 866,873 Advance Shares assuming a purchase price of $8.075 per Advance Share.

The EPFA also provides for the issuance of two pre-paid advances in the aggregate amount of $10 million, the first pre-paid advance in the amount of $7 million and the second pre-paid advance in the amount of $3 million, each of which to be evidenced by a senior secured convertible promissory note, which is convertible into shares of Common Stock, The form of the Notes is filed herein as Exhibit 10.26. On December 6, 2024, the EPFA Investor advanced to the Company the aggregate principal amount of $7 million following the Closing pursuant to the Initial Note. The second pre-paid advance of the aggregate principal amount of $3 million pursuant to the Subsequent Note will be advanced by the EPFA Investor to the Company no later than three (3) trading days following the date on which the initial Registration Statement (as defined in the EPFA) is declared effective by the U.S. Securities and Exchange Commission, subject to the satisfaction or waiver of certain conditions. The Notes are secured by all assets of the Company as described below. Based on the terms of the EPFA, the Company received proceeds under the Initial Note in an amount of approximately $6.5 million, after giving effect to a 7% original issue discount. These proceeds were used by the Company first to repay the $751,600 outstanding under that certain Debenture held by Tall City Well Service Co., LP and related to the Security Agreement, dated as of February 23, 2024 and up to approximately $465,000 under that certain Beauford Acquisition Note dated December 17, 2021 with Solis Partners LLC and then the remainder in the manner be set forth in the prospectus included in the Registration Statement. Currently, the Initial Note is initially convertible into 770,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest. The Subsequent Note will be initially convertible into 330,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest.

The proceeds from the Subsequent Note and sale of Advance Shares are expected to be used by the Company first to pay the then monthly payment on any outstanding Notes and then the remainder in the manner for working capital and as otherwise set forth in the prospectus included in the Registration Statement.

Pursuant to the terms of the EPFA, the Company is required to hold a special meeting of stockholders no later than ninety (90) calendar days following December 6, 2024 to seek approval of (i) the issuance of all of the shares of Common Stock that may be issuable pursuant to the Notes and the EPFA in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the Company’s articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000.

Upon the terms and subject to the conditions of the EPFA, at any time until the EPFA is terminated, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell to the EPFA Investor, and the EPFA Investor must subscribe for and purchase from the Company, Advance Shares by the delivery to the EPFA Investor of Advance Notices (as defined below), on the following terms:

(i)The Company must, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (as defined below), it desires to issue and sell to the EPFA Investor in each Advance Notice and the time it desires to deliver each written notice to the EPFA Investor setting forth the number of Advance Shares that the Company desires to issue and sell to the EPFA Investor (the “Advance Notice”).
(ii)There is no mandatory minimum Advances and there is no non-usages fee for not utilizing the Commitment Amount or any part thereof.
(iii)For so long as any amount remains outstanding under the Notes, without the prior written consent of the EPFA Investor, the Company may only submit an Advance Notice if the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) may be paid by the EPFA Investor by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the subject Notes (first towards accrued and unpaid interest, and then towards outstanding principal), subject to the Advance Proceeds being used by the Company first to pay the monthly payments of the Notes in accordance with the terms of the Notes and then the remainder in the manner as will be set forth in the prospectus included in any registration statement filed pursuant to the EPFA (and any post-effective amendment thereto) and any prospectus supplement thereto filed pursuant to the EPFA, including for working capital purposes for the Company and its subsidiaries.
(iv)If there is any default under the Notes, the Company may only submit an Advance Notice if the Company obtains the prior written consent of the EPFA Investor and the Company must use the proceeds from the sale of the Advance Shares under the EPFA to first pay the Company’s senior Indebtedness, including amounts outstanding under any Notes as provided in Section 7.15 of the EPFA, subject to certain exceptions.

“Maximum Advance Amount” means:

●“Accelerated Purchase Maximum Advance Amount” in respect of each Advance Notice with an accelerated purchase pricing period, 400% of the average daily trading volume over the five trading days before the notice date, but not exceed the ownership and registration limitations in the EPFA; and
●“Regular Purchase Maximum Advance Amount” in respect of each Advance Notice with a regular purchase pricing period, 100% of the average daily trading volume over the five trading days before the notice date, also subject to the ownership and registration limitations in the EPFA.

The price per Advance Share will be determined by multiplying the market price by 95% in respect of an Advance Notice, which shall be reduced by one-third (1/3rd) for each Excluded Day Purchase Price (as defined in the EPFA), which is not known at the time an Advance Notice is delivered but shall be determined on each closing based on the daily prices of the Advance Shares that are the inputs to the determination of the purchase price.

While the Notes are outstanding, the Company cannot issue, sell, grant, or otherwise dispose of any securities, or enter into any agreement or arrangement to do so, at a price per security less than 120% of $2.00 per share of Common Stock (the “EPFA Floor Price”) on such date, or otherwise provide rights to acquire securities at an effective price per security below 120% of the EPFA Floor Price unless the Company uses the proceeds of such transaction to fully redeem such outstanding Notes.

Until the termination of the EPFA, the Company must maintain a minimum cash balance of $500,000.

As an inducement to entering into the EPFA, a designee of the EPFA Investor received 550,000 shares of Roth CH Acquisition V Inc. and such shares were converted into 550,000 shares of Common Stock in connection with Business Combination.

The Senior Secured Convertible Promissory Note

Each Note provides for a 7% original issue discount and is for a term of 15 months. Commencing on the ninetieth (90th) day following the applicable Issuance Date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount has been repaid, the Company is required to make monthly payments to the holder of the Note (the “Holder”). Each monthly payment will be in an amount equal to the sum of (i) one twelfth (1/12) of the initial aggregate principal of the Note and all other notes issued pursuant to the EPFA, plus (ii) accrued and unpaid under the Note as of each payment date. Interest accrues on the outstanding principal balance hereof at an initial annual rate equal to 10% (“Interest Rate”), which Interest Rate will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Note).

Conversion Rights

Conversion at Option of Holder. Each Note is convertible into shares of Common Stock at the option of the Investor at an initial conversion price of $10.00 per share (the “Conversion Price”). Subject to certain exceptions outlined in the Note, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Note then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default occurs. The Conversion Price is subject to the Note Floor Price; however, beginning on the effective date of the initial Registration Statement, and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Note Floor Price will be reduced to 20% of the average volume weighted average price of the Common Stock for such trading day on the primary market of the Common Stock during regular trading hours as reported by Bloomberg L.P. (the “VWAP”) during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, the Company may reduce the Note Floor Price to any amount set forth in a written notice to the Holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter. The Company may prepay the Note at its option, upon thirty (30) business days written notice, by paying a 10% redemption premium.

Event of Default Conversion. From and after the occurrence of an Event of Default, the Holder may elect to convert the Note into shares of the Common Stock at the “Event of Default Conversion Price”, which is equal to the lower of:

●	The Conversion Price then in effect; and
●	90% of the lowest VWAP of the Common Stock during the ten (10) consecutive trading days immediately prior to the date on which we received written notice of such conversion from such holder, subject to the Note Floor Price.

Limitations on Conversion. A Holder shall not have the right to convert any portion of the Note to the extent that, after giving effect to such conversion, the Holder (together with its related parties) would beneficially own in excess of the Ownership Limitation of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Redemption Rights

At any time, the Company may redeem in cash all, or any portion, of the Note, in an amount equal to the outstanding principal balance being redeemed, plus a 10% premium in respect of such principal amount, plus all accrued and unpaid interest, if any, on such principal amount.

The foregoing summary of the EPFA and the form of Note does not purport to be complete and is qualified in its entirety by reference to the agreements filed in the EPFA Current Report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Security Agreement

Also, on December 6, 2024, the Company, each of its subsidiaries (each, a “Grantor”), and the Investor, for itself and as the collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Security Agreement), entered into a Security Agreement (the “Security Agreement”) with respect to the Notes.

Pursuant to the Security Agreement, each Grantor granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to each type of property described in the Security Agreement, or in which or to which such Grantor has any rights, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”), including, but not limited to the Company’s Equipment, Inventory, Receivables, Related Contracts, Pledged Debt, Investment Property, Pledged Stock and Account Collateral (each as defined therein).

The Collateral secures and will secure all debts, obligations, liabilities, covenants and duties of every kind now or hereafter existing, absolute or contingent owed at any time to the Secured Parties by the Grantors under the Purchase Agreement, the Notes, the Guarantee and/or each other Transaction Document, or otherwise (whether or not evidenced by any note, indenture, guaranty or other agreement), whether principal, interest (including interest upon the occurrence of an Event of Default), fees, costs, expenses, including without limitation attorneys’ fees and expenses.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed as Exhibit 10.27 herein.

Subsidiary Guarantee

Also, on December 6, 2024, each of the Company’s subsidiaries (the “Guarantors”) executed a guarantee agreement (the “Subsidiary Guarantee”), whereby each such Guarantor guaranteed to the EPFA Investor the prompt and full payment and performance of the Guaranteed Obligations of the Company under and pursuant to the Security Agreement.

The foregoing description of the Subsidiary Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guaranty, a copy of which is filed as Exhibit 10.28 herein.

Warrant Purchase Agreement

Also, on December 6, 2024, the Company and an institutional investor (the “Warrant Investor”) entered into a securities purchase agreement (the “Warrant Purchase Agreement”) pursuant to which the Company issued and sold to the Investor warrants to purchase up to $30,000,000 shares of Common Stock (the “Warrant Shares”) comprised of two tranches, (a) the First Tranche Warrant and (b) the Second Tranche Warrant. The Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at the Exercise Price, subject to certain adjustments as provided in the applicable Warrant.

The number of Warrant Shares issuable upon exercise of First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Warrants and (y) multiplied by 110%, and (ii) divided by the Exercise Price then in effect. Currently, the number of Warrant Shares issuable upon exercise of the First Tranche Warrant is equal to 1,100,000, assuming an Exercise Price of $10.00. The number of Warrant Shares issuable upon exercise of Second Tranche Warrant is equal to 2,140,000, subject to certain adjustments.

The First Tranche Warrant and the Second Tranche Warrant will expire on the twenty (20) month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the Warrant Shares. Subject to certain exceptions outlined in the Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Exercise Price of the Warrants then in effect, the Exercise Price of the Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the Exercise Price of the Warrants is subject to the Warrant Floor Price. Beginning the effective date of the initial registration statement, and on the same day of every six (6) months thereafter (each, a “Warrant Floor Price Reset Date”), the Warrant Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Warrant Floor Price Reset Date. Additionally, the Company may reduce the Warrant Floor Price to any amount set forth in a written notice to the Warrant holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to hold a Stockholder Meeting, no later than ninety (90) calendar days following December 6, 2024, to seek approval of (i) the issuance of all of the Warrant Shares in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000.

The Warrant Investor will not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of the Ownership Limitation of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

The foregoing description of the Warrant Purchase Agreement, the First Tranche Warrant and the Second Tranche Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the form of First Tranche Warrant and the form of Second Tranche Warrant, copies of which are filed as Exhibits 10.29, 10.30 and 10.31, respectively, herein.

Registration Rights Agreements

On December 6, 2024, the Company also entered into (a) a registration rights agreement with the EPFA Investor with respect to the resale of the shares of Common Stock issuable pursuant to the EPFA and the Notes, and (b) a registration rights agreement with the Warrant Investor with respect to the resale of the shares of Common Stock issuable pursuant to the terms of the Warrants (together, the “Registration Rights Agreements”).

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, copies of which are filed as Exhibits 10.32 and 10.33 herein.

Voting Agreements

Pursuant to the EPFA and the Warrant Purchase Agreement, and in connection with the Stockholder Meeting, stockholders holding at least 51% of the shares of Common Stock as of December 6, 2024 have executed voting agreements with the Company pursuant to which they have agreed to vote for the proposals to be approved in connection with each agreement.

The foregoing description of the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Voting Agreement, copies of which are filed as Exhibit 10.34 and 10.35 herein.

Until stockholder approval is obtained, the total cumulative number of shares of Common Stock that may be issued to each Investor until the applicable agreements will be limited to 19.99% of the number of shares of Common Stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of the Nasdaq Stock Market LLC or other applicable rules of the principal market on which the Company’s securities are listed. The Exchange Cap will be calculated based on the number of shares of Common Stock issued and outstanding as of the date of such agreement, which number shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by such agreement under the applicable rules of the principal market.

The EPFA, form of Note, Warrant Purchase Agreement, Warrants, Registration Rights Agreements and Voting Agreements contain customary representations, warranties, agreements and conditions, indemnification rights and obligations of the parties. Among other things, the EPFA Investor and Warrant Investor represented to the Company, that each of them is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.

NEH is evaluating the proper accounting treatment of the EPFA, the Note, and the Warrants.

Net Debt Calculation and its Impact on the Company Merger Shares

The calculation of the Net Debt, and its impact on the Company Merger Shares, is set forth below. Pursuant to the Third Amendment to the Business Combination, Net Debt means the total Indebtedness of NEH and the NEH Subsidiaries, excluding any existing Indebtedness that converts, exchanges or is exercised into share capital of the Company, after subtracting all cash and liquid assets.

The 9,000,000 shares of Holdings common stock were subject to adjustment based on the Net Debt at closing that is different from the Net Debt at the date of the Original Business Combination Agreement (the “Net Debt Variation”). For every dollar decrease in the Net Debt Variation the Company Merger Shares shall be increased by 1/10 of one share and for every dollar increase in the Net Debt Variation the Company Merger Shares shall be decreased by 1/10 of one share.

The table below shows the calculation of the Net Debt Variation. Based on these amounts, there was an adjustment in the Company Merger Shares in the amount of 83,414.

Balance at
September 30, 2024
Notes payable (1)	925,782
Less: cash and liquid assets	91,642
Total Net Debt	834,140
(1)	Includes $720,000 plus accrued interest of the NEH 10% Secured Convertible Debenture which is not convertible into shares at the consummation of the Business Combination.

The table below shows the calculation of the Company Merger shares adjusted for the increase in the Net Debt Variation resulting in the issuance of 8,916,625 shares to the shareholders of NEH.

Original Company Merger Shares	9,000,000
Less: Adjustment (1)	(83,375)
Adjusted Company Merger Shares	8,916,625
(1)	Includes the Net Debt adjustment of 83,414, net of round up share adjustment of 39.

(2)	The following table summarizes the pro forma number of shares of Holdings Common Stock outstanding following the consummation of the Business Combination, discussed further in the sections below, excluding the potential dilutive effect of the Holdings Public Warrants, Private Warrants and the Earnout Shares.

Equity Capitalization Summary	Shares	%
NEH Stockholders	8,916,625	67.8%
ROCL Public Stockholders	337,027	2.5%
Sponsor Stockholders	2,786,500	21.2%
Advisor Shares	1,125,000	8.5%
Total common stock	13,165,152	100.0%

The following table shows the per share value of Holdings Common Stock held by non-redeeming holders of Holdings Common Stock:

Shares	337,027
Book equity per share	$(3.75)

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization with ROCL being treated as the acquired company in accordance with U.S. GAAP. Accordingly, the financial statements of the combined entity will represent a continuation of the financial statements of NEH with the business combination treated as the equivalent of NEH issuing stock for the net assets of ROCL, accompanied by a recapitalization. The net assets of ROCL were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of NEH.

NEH was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	NEH’s current shareholders hold a majority of the voting power of Holdings post Business Combination;
●	The post-combination Board consists of five (5) directors, including two of the existing directors from NEH, two (2) members who qualify as an independent director under the applicable SEC and Nasdaq rules and one (1) director designated by certain holders of Holdings common stock and warrants subject to the consent of NEH;
●	NEH’s operations substantially comprise the ongoing operations of Holdings;
●	NEH’s senior management comprises three members of the NEH senior management, and those other persons as mutually agreed by Holdings and NEH.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024(1)

				Transaction
	Holdings	NEH	ROCL	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)	Adjustments		Combined
ASSETS
Current assets
Cash	$—	$409,250	$6,620	$3,826,473	A	$4,615,386
				(5,253,512)	B
				162,499	I
				92,056	J
				(1,470,000)	F
				332,000	M
				6,510,000	Q
Cash and marketable securities held in Trust Account	—	—	17,928,070	(3,826,473)	A	—
				90,000	H
				(47,608)	I
				(14,143,989)	P
Accounts receivable, net	—	698,016	—	—		698,016
Restricted investments	—	1,320,425	—	—		1,320,425
Prepaid expenses	—	327,079	25,490	395,000	B	747,569
Prepaid income taxes	—	—	—	—		—
Total current assets	—	2,754,770	17,960,180	(13,333,554)		7,381,396
Non-current assets
Deferred tax asset	—	1,657,332	—	—		1,657,332
Prepaid expenses - noncurrent	—	420,000	—	—		420,000
Oil and natural gas properties, net (full cost)	—	466,402	—	—		466,402
Other property, plant and equipment, net	—	3,802,489	—	—		3,802,489
Total non-current assets	—	6,346,223	—	—		6,346,223
Total assets	$—	$9,100,993	$17,960,180	$(13,333,554)		$13,727,619

LIABILITIES
Current liabilities
Accrued expenses	$—	$471,330	$2,113,329	$(2,256,612)	B	$328,047
Accounts payable	—	1,746,252	—	—		1,746,252
Income taxes payable	—	—	14,323	—		14,323
Notes payable - current	—	3,704,607	—	332,000	M	477,913
				(3,634,232)	M
				75,538	M
Due to related parties	12,583	1,692,951	—	(751,600)	B	913,492
				(27,859)	M
				(12,583)	O
Other current liabilities	—	73,138	—	—		73,138
Promissory note - related party	—	—	1,287,944	90,000	H	—
				92,056	J
				(1,470,000)	F
Excise tax payable	—	—	1,029,003	—		1,029,003
Total current liabilities	12,583	7,688,278	4,444,599	(7,563,292)		4,582,168
Non-current liabilities
Asset retirement obligation		1,722,926	—	—		1,722,926
Notes payable non-current		2,175,191	—	—		2,175,191
Convertible promissory note				7,000,000	Q	7,000,000
Discount on note				(490,000)	Q	(490,000)
Total non-current liabilities	—	3,898,117	—	6,510,000		10,408,117
Total liabilities	12,583	11,586,395	4,444,599	(1,053,292)		14,990,285

Common stock subject to possible redemption		—	17,751,247	(3,826,474)	E	—
				219,216	I
				(14,143,989)	P

EQUITY
NEH Series X preferred stock	—	1	—	(1)	L	—
NEH common stock	—	6,209	—	(8,623)	C	—
				5	L
				2,409	M
Holdings common stock	—	—	—	334	N	1,318
				892	C
				34	E
				58	G
ROCL common stock	—	—	334	(334)	N	—
Additional paid-in capital	—	524,276	—	(313,045)	B	7,227,658
				7,731	C
				(12,657,264)	D
				3,826,440	E
				788,900	K
				(4)	L
				6,209,942	G
				3,659,682	M
				5,181,000	R
Accumulated deficit	(12,583)	(3,015,888)	(4,236,000)	(1,537,255)	B	(8,491,642)
				12,657,264	D
				(788,900)	K
				(6,210,000)	G
				114,891	I
				(219,216)	I
				(75,538)	M
				12,583	O
				(5,181,000)	R
Total equity	(12,583)	(2,485,402)	(4,235,666)	5,470,985		(1,262,666)

Total equity and liabilities	$—	$9,100,993	$17,960,180	$(13,333,554)		$13,727,619
(1)	The unaudited pro forma condensed combined balance sheet as of September 30, 2024, combines the unaudited balance sheet of Holdings as of September 30, 2024, with the unaudited balance sheet of NEH as of September 30, 2024, with the unaudited balance sheet of ROCL as of September 30, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024(2)

				Transaction
	Holdings	NEH	ROCL	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)	Adjustments		Combined
Revenue	$—	$384,731	$—	$—		$384,731

Costs and expenses
Lease operating expenses	—	(982,423)	—	—		(982,423)
Depletion, depreciation, amortization, and accretion	—	(692,906)	—	—		(692,906)
General and administrative expenses	(12,583)	(2,754,412)	(1,540,761)	(296,250)	CC	(4,591,423)
				12,583	DD
Total costs and expenses	(12,583)	(4,429,741)	(1,540,761)	(283,667)		(6,266,752)

Income (loss) from operations	(12,583)	(4,045,010)	(1,540,761)	(283,667)		(5,882,021)

Other income (expense)
Interest and penalties	—	—	(463)	—		(463)
Interest income	—	37,587	2,274	—		39,861
Interest expense	—	(267,838)	—	(98,000)	EE	(408,989)
				(43,151)	FF
Other, net	—	200,396	—	—		200,396
Interest income on marketable securities held in Trust Account	—	—	677,062	(677,062)	AA	—
Total other income (expenses)	—	(29,855)	678,873	(818,213)		(169,195)

Income (loss) before income tax expense	(12,583)	(4,074,865)	(861,888)	(1,101,880)		(6,051,216)

Income tax benefit (expense)	—	1,048,832	(174,717)	174,717	BB	1,048,832

Net loss	$(12,583)	$(3,026,033)	$(1,036,605)	$(927,163)		$(5,002,384)

Basic and diluted net income per share, common stock subject to possible redemption			$0.13

Basic and diluted net loss per share, non-redeemable common stock			$(0.37)

Pro forma weighted average number of shares outstanding - basic and diluted						13,165,152	(2)

Pro forma earnings per share - basic and diluted						$(0.38)
(1)	Please refer to Note 7 (“Net Loss per Share”) for details.
(2)	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, combines the unaudited statement of operations of Holdings for the nine months ended September 30, 2024, with the unaudited statement of operations of NEH for nine months ended September 30, 2024, with the unaudited statement of operations of ROCL for the nine months ended September 30, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023(2)

				Transaction
	Holdings	NEH	ROCL	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)	Adjustments		Combined
Revenue	$—	$612,192	$—	$—		$612,192
Costs and expenses
Lease operating expenses	—	(1,332,548)	—	—		(1,332,548)
Depletion, depreciation, amortization, and accretion	—	(885,832)	—	—		(885,832)
General and administrative expenses	—	(4,519,811)	(1,764,792)	(1,537,255)	CC	(8,216,858)
				(395,000)	FF
Stock-based compensation expense				(6,210,000)	DD	(12,179,900)
				(788,900)	EE
				(5,181,000)	II
Total costs and expenses	—	(6,738,191)	(1,764,792)	(14,112,155)		(22,615,138)

Gain on sale of assets	—	5,834,293	—	—		5,834,293
Income (loss) from operations	—	(291,706)	(1,764,792)	(14,112,155)		(16,168,653)

Other income (expense)
Interest income	—	46,437	—	—		46,437
Interest expense	—	(172,143)	—	(392,000)	GG	(915,422)
				(351,279)	HH
Other, net	—	(180,943)	—	—		(180,943)
Change in the fair value of due to non-redeeming stockholders	—	—	(480,000)	—		(480,000)
Interest income on marketable securities held in Trust Account	—	—	2,967,733	(2,967,733)	AA	—
Total other income (expenses)	—	(306,649)	2,487,733	(3,711,012)		(1,529,928)

Income (loss) before income tax expense	—	(598,355)	722,941	(17,823,167)		(17,698,581)

Income tax benefit (expense)	—	608,500	(810,659)	810,659	BB	608,500

Net income (loss)	$—	$10,145	$(87,718)	$(17,012,508)		$(17,090,081)

Basic and diluted net income per share, common stock subject to possible redemption			$0.17

Basic and diluted net loss per share, non-redeemable common stock			$(0.33)

Pro forma weighted average number of shares outstanding - basic and diluted						13,165,152	(2)

Pro forma earnings per share - basic and diluted						$(1.30)
(1)	Please refer to Note 7 (“Net Loss per Share”) for details.
(2)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the audited statement of operations of NEH for year ended December 31, 2023, with the audited statement of operations of ROCL for the year ended December 31, 2023. Holdings was incorporated on June 24, 2024, therefore there is no December 31, 2023, statement of operations included in the pro forma condensed combined statement of operation as of December 31, 2023.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Accounting Policies

The Business Combination was accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, Holdings will be treated as the “acquired” company for financial reporting purposes, and NEH will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	NEH’s current shareholders hold a majority of the voting power of Holdings post Business Combination;
●	The post-combination Board consists of five (5) directors, including two of the existing directors from NEH, two (2) members who qualify as an independent director under the applicable SEC and Nasdaq rules and one (1) director designated by certain holders of Holdings common stock and warrants subject to the consent of NEH;
●	NEH’s operations substantially comprises the ongoing operations of Holdings;
●	NEH’s senior management comprises three members of the NEH senior management, and those other persons as mutually agreed by Holdings and NEH.

Under this method of accounting, although Holdings acquired all of the outstanding equity interests of NEH in the Business Combination, Holdings was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of NEH issuing stock for the net assets of Holdings, accompanied by a recapitalization. The net assets of Holdings were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of NEH.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, assumes that the Business Combination and related transactions occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, has been prepared using, and should be read in conjunction with, the following:

●	ROCL’s unaudited balance sheet as of September 30, 2024, and the related notes for the nine months ended September 30, 2024; and
●	Holdings’ unaudited balance sheet as of September 30, 2024, and the related notes for the nine months ended September 30, 2024; and
●	NEH’s unaudited consolidated balance sheet as of September 30, 2024, and the related notes for the nine months ended September 30, 2024.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, has been prepared using, and should be read in conjunction with, the following:

●	ROCL’s unaudited statement of operations for the nine months ended September 30, 2024, and the related notes; and
●	Holding’s unaudited statement of operations for the nine months ended September 30, 2024, and the related notes; and
●	NEH’s unaudited consolidated statement of operations for the nine months ended September 30, 2024, and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, has been prepared using, and should be read in conjunction with, the following:

●	ROCL’s audited statement of operations for the year ended December 31, 2023, and the related notes; and
●	NEH’s audited consolidated statement of operations for the year ended December 31, 2023, and the related notes.
●	Holdings was incorporated on June 24, 2024, therefore there is no December 31, 2023, statement of operations included in the pro forma condensed combined statement of operation as of December 31, 2023.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The historical financial statements of NEH have been prepared in accordance with U.S. GAAP. The historical financial statements of ROCL have been prepared in accordance with U.S. GAAP. The historical financial statements of Holdings have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by NEH.

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account ROCL Warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter or the Earnout Shares that may be earned at a future point in time.

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EFHAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited and unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. NEH and Holdings have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Foma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2024, are as follows:

A.	Reflects the liquidation and reclassification of $3.8 million of funds held in the Trust Account to cash that became available following the Business Combination.
B.	Reflects the payments of $1.6 million of Business Combination related fees and expenses of NEH and the payment of $3.6 million of ROCL Business Combination related fees and expenses at the closing of the Business Combination.
C.	Represents the exchange of 8,623,25 outstanding NEH shares into 8,916,625 shares of Company Merger shares of common stock at a par value of $0.0001 per share at the Business Combination.
D.	Represents the elimination of ROCL’s historical accumulated losses after recording the transaction costs to be incurred by ROCL of $1,537,255 as described in (B) above, the advisor shares of $6,210,000 as described in (G) below, the stock-based compensation expense of $788,900 as described in (K) below, and the recording of interest earned in the Trust account subsequent to September 30, 2024, as described in (I) below.
E.	Reflects the reclassification of 337,027 shares of ROCL common stock subject to possible redemption to permanent equity.
F.	Reflects the repayment of the ROCL promissory note – related party.
G.	Reflects the issuance of 575,000 shares of ROCL common stock to advisors for services rendered in connection with the Business Combination, at $10.80 per share as of December 4, 2024, par value $0.0001.
H.	Reflects the borrowings from the ROCL Initial Stockholders in order to fund extension payments into the Trust account subsequent to September 30, 2024.
I.	Reflects withdrawals from the Trust account for certain tax obligations of $162,499, net of interest earned in the Trust account subsequent to September 30, 2024, of $114,891 and to record the accretion of the ROCL common stock subject to redemption of $219,216.
J.	Reflects the receipts of amounts from the ROCL Initial Stockholders for working capital purposes.
K.	Reflects the recognition of stock-based compensation at the consummation of the Business Combination related to the sales of Founders Shares to certain ROCL Initial Stockholders and independent directors.
L.	Reflects the conversion of 5,000 shares of NEH Series X preferred shares into 5,000 NEH common shares on a one-for-one basis.

M.	Reflects the additional NEH debenture proceeds of $332,000 and the accrual of interest of $75,358on the additional proceeds received subsequent to September 30, 2024. Reflects the conversion of $3.7 million of the convertible bridge financing debentures to NEH common stock, par value $0.001 per share, at the consummation of the Business Combination at a conversion amount of $1.52 per share based on a pre-money value of $20.0 million.

NEH debentures issued as of September 30, 2024	$3,254,553
Interest accrued subsequent to September 30, 2024	75,538
Proceeds received subsequent to September 30, 2024	332,000
Total pro forma NEH debentures issued	$3,662,091

Scenario 2
Conversion rate:
Pre-money value	$20,000,000
Shares	13,165,152
Conversion rate – Pre-money value/ shares	$1.52
NEH debentures issued	$3,662,091
Conversion shares – NEH debenture issued/conversion rate	2,409,270

N.	Reflects the merger of ROCL with Roth CH Holdings, Inc.
O.	Reflects the elimination of the intercompany expenses between ROCL and Holdings.
P.	Reflects the redemption of 1,245,770 shares of ROCL common stock subsequent to September 30, 2024, at approximately $11.35 per share for an aggregate amount of $14.1 million.
Q.	Reflects the proceeds received from the senior secured promissory note under the EPFA of $7.0 million, net of 7% original issues discount of $490,000. NEH is currently evaluating the proper accounting treatment of the convertible note and the warrants issued.
R.	Reflects the recognition of stock-based compensation of $5.2 million related to the transfer of 550,000 Founders Shares to ATW, valued at $9.42 per share, as part of the Equity Purchase Facility Agreement, at the consummation of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for nine months ended September 30, 2024, are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.
BB.	Reflects the elimination of the ROCL tax provision since the interest income generated from the investments held in the Trust account is eliminated in adjustment (AA) above.
CC.	Reflects the amortization of the prepaid D&O insurance policy.
DD.	Reflects the elimination of the intercompany expenses between ROCL and Holdings.
EE.	Reflects the amortization of the note discount.
FF.	Reflects the interest accrued on the convertible promissory note for January 2024 through March 2024, assuming that the payments on the note commenced on April 1, 2023, which is the 90th day following the issuance date in the sum of one twelfth (1/12) of the initial principal of the note.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.
BB.	Reflects the elimination of the ROCL tax provision since the interest income generated from the investments held in the Trust account is eliminated in adjustment (AA) above.
CC.	Reflects the transaction costs of ROCL.
DD.	Reflects the recognition of stock-based compensation expense related to the issuance of shares to third party advisors for services rendered in connection with the Business Combination.
EE.	Reflects the recognition of stock-based compensation at the consummation of the Business Combination related to the sale of Founders Shares to certain ROCL Initial Stockholders and independent directors.
FF.	Reflects the amortization of the prepaid D&O policy.
GG.	Reflects the amortization of the note discount.
HH.	Reflects the interest accrued on the convertible promissory note for January 2023 through December 2023, assuming that the payments on the note commenced on April 1, 2023, which is the 90th day following the issuance date in the sum of one twelfth (1/12) of the initial principal of the note.
II.	Reflects the recognition of stock-based compensation of $5.2 million related to the transfer of 550,000 Founders Shares to ATW, valued at $9.42 per share, as part of the Equity Purchase Facility Agreement, at the consummation of the Business Combination.

Note 3 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by ROCL’s Public Shareholders for the nine months ended September 30, 2024:

Nine Months Ended
September 30, 2024
Pro forma net loss	$(5,002,384)
Weighted average shares outstanding of common stock – basic and diluted	13,165,152
Net loss per share – basic and diluted	$(0.38)
Excluded securities:(1)
Public Warrants	5,750,000
Private Warrants	230,750
Earnout Shares	1,000,000
Convertible Note Warrants	3,240,000

Year Ended
December 31, 2023
Pro forma net loss	$(17,030,081)
Weighted average shares outstanding of common stock – basic and diluted	13,165,152
Net loss per share – basic and diluted	$(1.30)
Excluded securities:(1)
Public Warrants	5,750,000
Private Warrants	230,750
Earnout Shares	1,000,000
Convertible Note Warrants	3,240,000
(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our audited financial statements as of and for the years ended December 31, 2023 and 2022, and other information included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “NEH,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination, the business and operations of NEH, and (ii) prior to the Business Combination, New Era Helium Corp. (the predecessor entity of NEH in existence prior to the consummation of the Business Combination).

Risks Relating to Forward-Looking Statements

This discussion and analysis contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward- looking statements by the fact that they do not strictly relate to historical or current facts. They use words such as “anticipate”, “believe”, “continue”, “could”, “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” or “would,” the negative version of these words, or other comparable words or phrases. Such forward-looking statements are subject to various risks and uncertainties. In particular, these include statements relating to future actions, statements regarding future performance or results and anticipated services or products, sales efforts, expenses, the outcome of contingencies, trends in operations and financial results. Actual results could differ materially from those expressed or implied in the forward-looking statements.

Business Overview and Strategy

New Era Helium Corp. is a corporation formed in Nevada on February 2, 2023. New Era Helium Inc. is the surviving entity of the Business Combination and is an exploration and production company whose primary operations include the exploration, development, and production of helium, natural gas, oil, and natural gas liquids The Company sources helium produced in association with natural gas reserves located in Chaves County, New Mexico. To date, the Company has not generated any revenue from the production of helium. Although hydrocarbons are currently the Company’s primary source of revenues, our business model is moving from a hydrocarbon focus to a helium focused model and centers on providing helium to various parties in the supply chain, namely helium refiners, non- refiners, Tier 1 multinational distributors, and smaller Tier 2 gas companies. We currently own and operate 137,000 acres in Southeast New Mexico and have 82,291.5 MMcfe of proved hydrocarbon reserves and 165,400.8 MMcfe of probable hydrocarbon reserves. In addition, the Company has approximately 389.1 MMcf of net proved undeveloped helium reserves and 703.8 MMcf of net probable undeveloped reserves. We believe our reliable helium supply distinguishes us from our competitors in the helium exploration and production space.

Presently, we operate through two subsidiaries, (i) Solis Partners, L.L.C., a Texas limited liability company (“Solis Partners”) formed on May 5, 2020, wholly owned by the Company and engaged in the oil and gas producing business, and (ii) (iii) NEH Midstream, a Texas limited liability company wholly owned by the Company which will own and operate the Pecos Slope Plant and gathering system located in Chaves County, New Mexico.

We aim to eventually capture one percent of all North American helium production and become a major consolidation for distribution across the continent.

We currently sell raw, natural gas extracted from its reserves to a third-party processor, IACX Roswell LLC (“IACX”) to produce helium and purified natural gas. See the discussion regarding the Gas Purchase Agreement with IACX (“Marketing Agreement”) below. Under current contractual arrangements, we do not retain revenue generated from the processed helium purified by IACX. The Marketing Agreement is filed as Exhibit 10.13 to the Proxy Statement/Prospectus and is incorporated herein by reference.

We expect to generate revenue from the future operation of our own natural gas processing plant. We recently began construction of the Pecos Slope Plant, our own processing plant for the Pecos Slope Field with a nameplate capacity of 20MMcfpd, which is approximately 30% complete. The Pecos Slope Plant is expected to commence operations in the second quarter of 2025. We believe that the operation of our own plant will significantly increase production rates of helium and natural gas and lower costs, thereby generating much more revenue. Under ideal circumstances, we believe the Pecos Slope Plant can conceivably produce a sizeable revenue stream for decades to come and allow us to achieve our desired market share.

Aside from helium production, we currently plan on diversifying our resources through providing natural gas as feedstock for energy transition sources such as net zero energy, blue hydrogen, and blue ammonia. Additionally, we plan to engage in the MPC market by seeking designation of our natural gas production as “responsibly sourced gas” and subsequently trading the MPCs.

Business Combination with ROCL

On January 3, 2024, ROCL entered into a Business Combination Agreement with the Company and Merger Sub, a wholly-owned subsidiary of ROCL, pursuant to which Merger Sub would merge with and into the Company and the Company would be the surviving corporation of the Business Combination and becoming a wholly-owned subsidiary of ROCL. On June 5, 2024, ROCL and the Company entered into the First Amendment to the Business Combination Agreement, pursuant to which, among other things: (a) the Outside Date (as defined in the Business Combination Agreement) was extended to 270 days after the date of the Business Combination Agreement; (b) the structure of the Business Combination changed such that: (i) ROCL would merge (the “Initial Merger”) with and into Holdings, a wholly owned subsidiary of ROCL, and Holdings would be the survivor of the Initial Merger; (ii) Holdings would sign a joinder and become a party to the Business Combination Agreement; and (iii) immediately subsequent to the Initial Merger, Merger Sub would merge with and into the Company, with the Company surviving the Business Combination as a wholly owned subsidiary of Holdings; and (c) the closing condition that the Company raise at least $45 million in a private placement of securities in order to fund its new plant construction was removed, and the closing condition that certain indebtedness of the Company be converted into shares of common stock of the Company was removed.

On August 8, 2024, the parties to the Business Combination Agreement entered into the Second Amendment (the “Second Amendment”) to the Business Combination Agreement, pursuant to which, among other things: (a) the Outside Date was extended to October 31, 2024 and (b) the definitions of “Company Merger Shares” and “Net Debt” were amended.

On September 11, 2024, the parties to the Business Combination Agreement entered into the Third Amendment (the “Third Amendment”) to the Business Combination Agreement, pursuant to which, among other things, the parties clarified the effect that any variation in the Net Debt of NEH between January 3, 2024 and the date of closing of the Business Combination (“Closing”) might have on the number of Company Merger Shares to be delivered at Closing.

On September 30, 2024, the parties to the Business Combination Agreement entered into the Fourth Amendment (the “Fourth Amendment”) to the Business Combination Agreement, pursuant to which, among other things, the parties extended the Outside Date to November 30, 2024.

The Closing took place on December 6, 2024. In connection with the Business Combination, Holdings changed its name to “New Era Helium Inc.”

Immediately prior to Closing, all outstanding shares of preferred stock of New Era Helium Corp. converted into common stock. At the Closing, Holdings issued 8,916,625 shares of its common stock, par value $0.0001 per share (“Holdings Common Stock”) to the common stockholders of New Era Helium Corp., as further described in the Business Combination Agreement. The common stockholders of New Era Helium Corp. are also eligible to receive, as additional consideration for the Business Combination and within five (5) business days after the occurrence of a Triggering Event (as defined in the Business Combination Agreement), shares of Holdings Common Stock as set forth in the Business Combination Agreement.

Recent Developments

Sharon AI

On December 10, 2024, the Company entered into a letter of intent with Sharon AI, Inc. (“Sharon AI”), a computing business specializing in artificial intelligence, for the parties’ joint development and operation of a 250MW net-zero energy data center in the Permian Basin through a joint venture entity. The parties believe this project aligns with their respective commitments to leverage clean energy solutions and innovative technologies to address the growing needs of the high-growth data industry. The letter of intent also provides for the parties’ potential entry into a supply agreement for natural gas at a mutually agreed fixed cost for five years, and three options of five years each. The letter of intent is binding in respect of the parties’ agreement to use best efforts to proceed with the joint venture and negotiate mutually acceptable documentation for the joint venture, as long as the business purpose set forth in the letter of intent is commercially achievable. The press release announcing the parties’ entry into this binding letter of intent is filed herein as Exhibit 99.6.

Equity Purchase Facility Agreement

On December 6, 2024, we entered into the Equity Purchase Facility Agreement with ATW AI LLC. Pursuant to the EPFA, we shall have the right, and not the obligation, to sell to ATW AI LLC up to $75 million of Common Stock, at our request during the commitment period commencing on December 6, 2024 and terminating on the first day of the month following the 36 month anniversary of December 6, 2024. Each issuance and sale by us to ATW AI LLC is subject to a maximum limit equal to the greater of (i) 400% of the aggregate volume traded of the Common Stock for the five trading days immediately preceding an advance notice and (ii) the quotient of $1,000,000 (or $2,000,000 if it is an Accelerated Purchase) divided by the opening price of the Common Stock on the trading day prior to the advance notice. The shares of Common Stock will be issued and sold to ATW AI LLC at a per share price equal to 95% of the lower of (i) the lowest trading price during the three consecutive trading days commencing on the advance notice date if a Regular Purchase (or the same trading day if an Accelerated Purchase) and (ii) the VWAP of the Common Stock during the applicable pricing period if a Regular Purchase (or the lowest daily VWAP if an Accelerated Purchase). “VWAP” means for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P through its “AQR” function.

The advances are subject to certain limitations, including that ATW AI LLC cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Common Stock at the time of an advance (the “Ownership Limitation”) or acquiring Common Stock in excess of the Exchange Cap at an average price that would be less than $10.76. The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of Common Stock traded on Nasdaq during the applicable pricing period is less than the Volume Threshold (as defined below), then the number of Common Stock issued and sold pursuant to such advance notice will be reduced to the greater of (i) (A) 30% of the trading volume of the Common Stock on Nasdaq during the relevant pricing period as reported by Bloomberg L.P. for the Regular Purchase Pricing Period (as defined in the EPFA) and (B) 10% for the Accelerated Purchase Pricing Period (as defined in the EPFA); (ii) the number of Common Stock sold by ATM AI LLC during such pricing period, but in each case not to exceed the amount requested in the advance notice. “Volume Threshold” is defined as a number of Common Stock equal to the quotient of (i) the number of shares in the advance notice requested by the Company and (ii) 0.30 for the Regular Purchase Pricing Period or (y) 0.10 for the Accelerated Purchase Pricing Period.

The EPFA also provides for the issuance of two pre-paid advances in the aggregate amount of $10 million, the first pre-paid advance in the amount of $7 million and the second pre-paid advance in the amount of $3 million.

Notes

On December 6, 2024, we issued the Initial Note to ATW AI LLC in the principal amount of $7 million. The Initial Note provides for a 7% original issue discount and is for a term of 15 months. Commencing on the ninetieth (90th) day following the issuance date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount has been repaid, we are required to make monthly payments to ATW AI LLC. Each monthly payment will be in an amount equal to the sum of (i) one twelfth (1/12) of the initial aggregate principal of the Initial Note and all other notes issued pursuant to the EPFA, plus (ii) accrued and unpaid under the Initial Note as of each payment date. Interest accrues on the outstanding principal balance hereof at the Interest Rate, which Interest Rate will increase to an annual rate of 18% upon the occurrence of an Event of Default.

The Initial Note is convertible into shares of Common Stock at the option of ATW AI LLC at the Conversion Price. Subject to certain exceptions outlined in the Initial Note, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Note then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default occurs. The Conversion Price is subject to a floor price of $2.00 per share of Common Stock. Currently, the Initial Note is initially convertible into 770,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest. The Company may prepay the Note at its option, upon thirty (30) business days written notice, by paying a 10% redemption premium.

Upon the effectiveness of the registration statement of which this prospectus forms a part and the satisfaction or waiver of other conditions, we expect to issue the Subsequent Note in the principal amount of $3 million, which will contain the same terms and conditions as the Initial Note. When issued, the Subsequent Note will be initially convertible into 330,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest.

Securities Purchase Agreement

On December 6, 2024, the Company and ATW AI II LLC entered into a securities purchase agreement pursuant to which the Company issued and sold to the Investor warrants to purchase up to $30,000,000 shares of Common Stock (the “Warrant Shares”) comprised of two tranches, (i) a warrant to purchase up to $10,000,000 shares of Common Stock and (ii) a warrant to purchase up to $20,000,000 shares of Common Stock.

Warrants

The Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at the Exercise Price, subject to certain adjustments as provided in the applicable Warrant.

The number of Warrant Shares issuable upon exercise of First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Warrants and (y) multiplied by 110%, and (ii) divided by the Exercise Price then in effect. Currently, the number of Warrant Shares issuable upon exercise of the First Tranche Warrant is equal to 1,100,000, assuming an Exercise Price of $10. The number of Warrant Shares issuable upon exercise of Second Tranche Warrant is equal to 2,140,000, subject to certain adjustments.

The First Tranche Warrant and the Second Tranche Warrant will expire on the twenty (20) month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the Warrant Shares. Subject to certain exceptions outlined in the Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Exercise Price of the Warrants then in effect, the Exercise Price of the Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the Exercise Price of the Warrants is subject to the Warrant Floor Price. On each Warrant Floor Price Reset Date, the Warrant Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Warrant Floor Price Reset Date. Additionally, we may reduce the Warrant Floor Price to any amount set forth in a written notice to ATW AI II LLC, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to cause the shareholders to approve (i) the issuance of all of the Warrant Shares in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000. We expect that a majority of the shareholders of the Company will approve such resolutions.

ATW AI II LLC will not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such exercise, ATW AI II LLC (together with certain related parties) would beneficially own in excess of the Ownership Limitation of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Registration Rights Agreements

On December 6, 2024, the Company also entered into those certain Registration Rights Agreements with ATW AI LLC and ATW AI II LLC pursuant to which the Company is required to register the resale of the shares of Common Stock to be sold under the EPFA and underlying the Notes and the Warrants, respectively.

Voting Agreements

Pursuant to the EPFA and the Warrant Purchase Agreement, stockholders holding at least 51% of the shares of Common Stock as of December 6, 2024 have executed voting agreements with the Company pursuant to which they have agreed to vote for the proposals to be approved in connection with each agreement.

Security Agreement

On December 6, 2024, the Company, each of the Grantors, and ATW AI LLC, for itself and as the Collateral Agent for the benefit of the Secured Parties, entered into the Security Agreement with respect to the Notes. Pursuant to the Security Agreement, each Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the Collateral.

The Collateral secures and will secure all debts, obligations, liabilities, covenants and duties of every kind now or hereafter existing, absolute or contingent owed at any time to the Secured Parties by the Grantors under the Purchase Agreement, the Notes, the Guarantee and/or each other Transaction Document, or otherwise (whether or not evidenced by any note, indenture, guaranty or other agreement), whether principal, interest (including interest upon the occurrence of an Event of Default), fees, costs, expenses, including without limitation attorneys’ fees and expenses.

Subsidiary Guarantee

On December 6, 2024, each of the Guarantors executed a Subsidiary Guarantee, whereby each such Guarantor guaranteed to ATW AI LLC the prompt and full payment and performance of the guaranteed obligations of the Company under and pursuant to the Security Agreement.

Helium Agreements

In anticipation of securing future revenue and establishing a more robust market position in the helium industry following the establishment of the Pecos Slope Plant, through our operating subsidiary NEH Midstream, we recently entered into certain sales agreements with various purchasers for the helium anticipated to be generated by the Pecos Slope Plant. We agreed to sell fifty percent (50%) of the helium generated from the Pecos Slope Plant each month to Air Life Gases USA, Inc., in the form of liquefied helium, pursuant to that certain Liquid Helium Agreement. We also agreed to sell fifty percent (50%) of the gaseous helium generated monthly at the Pecos Slope Plant to Matheson Tri-Gas, Inc (“Matheson”), pursuant to that certain Gaseous Helium Agreement. The Liquid Helium Agreement was filed as Exhibit 10.14 and the Gaseous Helium Agreement is filed as Exhibit 10.17 to the Proxy Statement/Prospectus and is incorporated herein by reference.

On October 1, 2023, the Company, through NEH Midstream, LLC, entered into the Amendment to Liquid Helium Agreement with AirLife Gases USA Inc. The Amendment to Liquid Helium Agreement incorporated the sale by NEH Midstream, LLC of additional quantities of liquid helium by the Company to AirLife that were not originally included in the between NEH Midstream and AirLife dated August 25, 2023. Following entry into the Amendment to Liquid Helium Agreement, the Company would provide to AirLife Gases USA, Inc., in sum: (i) fifty percent (50%) of the helium generated from the Pecos Slope Plant each month, in the form of liquefied helium (from all sources other than from the crude helium purchased from Badger (as described in the following paragraph), less two percent (2%) tolling losses, and (ii) all of the helium produced from the crude helium the Company purchases from Badger each month, minus two percent (2%) tolling losses. The Amendment to Liquid Helium Agreement was filed as Exhibit 10.15 to the Proxy Statement/Prospectus, which is incorporated herein by reference.

On August 25, 2023, the Company, through its wholly owned subsidiary NEH Midstream LLC, entered into the Crude Helium Agreement with Badger Midstream Energy, LP (“Badger”). Pursuant to the Crude Helium Agreement, the Company will purchase crude helium from Badger, starting on January 1, 2024 and continuing through an initial term through June 30, 2027. Badger agreed to supply all of the crude helium it could secure processing rights, purchasing rights, and clear title to during the term of the Purchase and Sale Agreement. The Crude Helium Agreement is filed as Exhibit 10.18 to the Proxy Statement/Prospectus, which is incorporated herein by reference.

We entered into that certain Tolling Agreement with KHC dated September 1, 2023, pursuant to which we would receive tolling services with respect to our crude helium and such crude helium would be purified and liquified by KHC into liquid helium and filled into containers. KHC agreed to provide tolling services to us on a firm basis, for a volume equivalent to the quantities sold by Badger to us pursuant to the Crude Helium Agreement with Badger. The Tolling Agreement is filed as Exhibit 10.16 to the Proxy Statement/Prospectus and incorporated herein by reference. Tolling services provided by KHC to NEH Midstream LLC under the Helium Tolling Agreement will be at volumes now sold to AirLife Gases USA Inc. by operation of the Assignment Agreement.

On April 19, 2024, NEH Midstream LLC, AirLife Gases USA Inc., and Badger entered into the Assignment Agreement, pursuant to which NEH Midstream LLC assigned all of its rights, title, interest and obligations in the Crude Helium Agreement to AirLife Gases USA Inc. The Assignment Agreement is filed as Exhibit 10.21 to the Proxy Statement/Prospectus and is incorporated herein by reference.

Principal Components of Results of Operations Revenues, net

The Company sells its oil to a single purchaser on a monthly basis, pursuant to a purchase agreement (the “Oil Purchase Agreement”), at a price based on an index price from the purchaser. The Oil Purchase Agreement with continue on a month-to-month basis thereafter unless and until terminated by the Company or the purchaser with a 30-day advance notice. Oil that is produced from the Company’s wells is stored in tank batteries located on the Company’s lease. When the purchaser’s truck connects to the storage tank and oil enters the truck, control of the oil is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized.

We currently sell our natural gas and natural gas liquids to IACX, a processor, pursuant to that certain Marketing Agreement, at a price based on an index price from the purchaser, which expired on May 31, 2024. This agreement currently continues on a month-to-month basis unless and until terminated by the Company or the purchaser with a 30-day advance notice. IACX processes our gas for natural gas liquids and other usable components in its facilities. We receive value for our natural gas and any associated natural gas liquids as further defined as hydrocarbons pursuant to the Marketing Agreement. Although the Company produces helium alongside its natural gas, IACX will not compensate us for our helium produced under our existing contract. To date, we have not generated any revenue from the production of helium. The Marketing Agreement is filed as Exhibit 10.13 to the Proxy statement/Prospectus and is incorporated herein by reference.

Under our natural gas and natural gas liquid contracts with processors, when the unprocessed natural gas is delivered at the sales meter, control of the gas is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized. In the cases where the Company sells to a processor, management has determined that the processors are customers. The Company recognizes the revenue in these contracts based on the net proceeds received from the processor.

The Company will sell its helium to two purchasers, each purchasing 50% of the helium production under a 10-year contracts. One of the contracts will commence upon delivery of gaseous helium production at the tailgate of the processing plant. The other contract will commence upon delivery of liquid helium from the Keyes Helium Company liquefaction plant located in Keys, Oklahoma. When the gaseous helium is loaded into the gaseous helium trailer, control of the helium is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized. With regards to liquid helium, the Company will transport the gaseous helium to the Key Helium liquefaction plant. Once the helium has been liquified and loaded into the liquid helium trailer, control of the helium is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized.

The Company has no unsatisfied performance obligations at the end of each reporting period.

Lease operating expenses

Lease operating expenses represent costs incurred in operations of producing properties and workover costs. The majority of these costs are comprised of labor costs, production taxes, compression, workover, and repair costs.

Depletion, depreciation, amortization, and accretion

The Company follows the full cost accounting method to account for oil and natural gas properties, whereby costs incurred in the acquisition, exploration and development of oil and gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on nonproducing leases, drilling, completing and equipping of oil and gas wells, administrative costs directly attributable to those activities and asset retirement costs. The Company records depletion expense for oil and natural gas properties on a units of production basis over the life of the full cost pool’s reserves. The Company records depreciation expense for computer equipment and furniture and fixtures over a useful life of five years. The Company records depreciation expense for leasehold improvement over a useful life of five to fifteen years. The Company will record depreciation expense for the processing plant over its estimated useful life. Depreciation on the processing plant will commence once the procession plant is put into service.

General and administrative costs

General and administrative costs primarily include costs incurred for overhead, consisting of payroll and benefits for the Company’s corporate staff, contractor and consulting costs, stock compensation expenses, accounting and legal costs, and office rent.

Gain on sale of assets

Gain on sale of assets consists of gains recorded on significant sales of oil and natural gas properties. As a full cost company, disposition of oil and natural gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to operations.

Other income and expense

Other income and expenses primarily include income and expenses associated with interest, gains or losses recorded on certain transactions, and fees charged by the Company to operate properties on behalf of a third party on a short term. Our interest income relates to interest earned on certificate of deposit associated with operating bonds. Our interest expenses are primarily associated with interest due on notes outstanding. Our other income and expense primarily consists of gains and losses recorded on certain transactions as well as operating fees charged by the Company.

Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts for income tax purposes and net operating loss and tax credit carryforwards. The amount of deferred taxes on these temporary differences is determined using the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, as applicable, based on tax rates and laws in the respective tax jurisdiction enacted as of the balance sheet date.

The Company reviews its deferred tax assets for recoverability and establishes a valuation allowance based on projected future taxable income, applicable tax strategies and the expected timing of the reversals of existing temporary differences. A valuation allowance is provided when it is more likely than not (likelihood of greater than 50 percent) that some portion or all the deferred tax assets will not be realized. The Company has not established a valuation allowance as of September 30, 2024, December 31, 2023, and December 31, 2022.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based upon the technical merits of the position. If all or a portion of the unrecognized tax benefit is sustained upon examination by the taxing authorities, the tax benefit will be recognized as a reduction to the Company’s deferred tax liability and will affect the Company’s effective tax rate in the period it is recognized.

The Company records any tax-related interest charges as interest expense and any tax-related penalties as other expense in the consolidated statements of operations of which there have been none to date.

The Company is also subject to Texas Margin Tax. The Company realized no Texas Margin Tax in the accompanying consolidated financial statements as we do not anticipate owing any Texas Margin Tax for the periods presented.

Stock-based compensation

The Company accounts for its stock-based compensation awards in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and non-employees including grants of stock options, to be recognized as expense in the statements of operations based on their grant date fair values.

The Company periodically issues common stock and common stock options to consultants for various services. Costs of these transactions are measured at the fair value of the service received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Results of Operations

For the fiscal quarter ended September 30, 2024 compared to the fiscal quarter ended September 30, 2023

The following table sets forth key components of our results of operations during the fiscal quarters ended September 30, 2024, and September 30, 2023:

	Three	Three
	Months	Months
	Ended	Ended	Variance	Variance
	09/30/2024	09/30/2023	($)	(%)
Revenues:
Natural gas	$194,822	$267,495	$(72,673)	(27.2)%
Less transportation and processing	$(214,129)	$(233,820)	$19,691	(8.4)%
Natural gas, net	$(19,307)	$33,675	$(52,982)	(157.3)%
Natural gas liquids (NGL)	$53,028	$31,673	$21,355	67.4%
Oil	$1,422	$37,180	$(35,758)	(96.2)%
Total Revenues, net	$35,143	$102,528	$(67,385)	(65.7)%
Costs and expenses:
Lease operating expenses	$253,496	$40,803	$212,693	521.3%
Depletion, depreciation, amortization, and accretion	$193,712	$177,345	$16,367	9.2%
General and administrative costs	$966,227	$646,578	$319,649	49.4%

	Three	Three
	Months	Months
	Ended	Ended	Variance	Variance
	09/30/2024	09/30/2023	($)	(%)
Total costs and expenses	$1,413,435	$864,726	$548,709	63.5%
Gain on sale of assets	$—	$5,348,982	$(5,348,982)	(100.0)%
Income (loss) from operations	$(1,378,292)	$4,586,784	$(5,965,076)	(130.0)%
Other income (expenses):
Interest income	$12,919	$4,240	$8,679	204.7%
Interest expense	$(128,016)	$(32,532)	$(95,484)	293.5%
Other, net	$66,799	$—	$66,799	100.0%
Total other income (expenses)	$(48,298)	$(28,292)	$(20,006)	70.7%
Net income (loss) before income taxes	$(1,426,590)	$4,558,492	$(5,985,082)	(131.3)%
Benefit (provision) for income taxes	$349,348	$(1,130,142)	$1,479,490	(130.9)%
Net income (loss)	$(1,077,242)	$3,428,350	$(4,505,592)	(131.4)%

Net revenues were $35,143 for the fiscal quarter ended September 30, 2024, compared to $102,528 for the fiscal quarter ended September 30, 2023, representing a decrease of $67,385, or 65.7%. This decrease was primarily due to a $90,000 decrease related to a $0.51 per mcf reduction in gas prices, a $36,000 decrease in oil revenues related to the assignment of the Pathfinder lease effective February 1, 2024, and a $28,000 decrease related to a $23.83 decrease in NGL prices, partially offset by $67,000 increase related to higher gas and NGL volumes, and a $20,000 reduction in processing and transportation costs.

Lease operating expenses were $253,496 for the fiscal quarter ended September 30, 2024, compared to $40,803 for the fiscal quarter ended September 30, 2023, representing an increase of $212,693, or 521.3%. This increase was primarily due to a $60,000 increase related to quarterly amortization of the Standby Retainer, Consulting, and Services Agreement, and a $57,000 increase in workover expenses.

Depletion, depreciation, amortization and accretion was $193,712 for the fiscal quarter ended September 30, 2024, compared to $177,345 for the fiscal quarter ended September 30, 2023, representing an increase of $16,367, or 9.2%. This increase was primarily due to $28,000 increase in accretion expense, a $12,000 increase in depletion expense related to higher oil and gas volumes and a $6,000 increase in amortization expense, partially offset by a $29,000 decrease related to lower depletion rates.

General and administrative expenses were $966,227 for the fiscal quarter ended September 30, 2024, compared to $646,578 for the fiscal quarter ended September 30, 2023, representing an increase of $319,649, or 49.4%. This increase was primarily due to a $168,000 increase in public relations and marketing expenses, a $60,000 increase in audit costs, a $60,000 increase in third party reservoir engineering costs, and a $44,000 increase in third party accounting and tax costs.

The Company recorded a gain on sale of assets of $0 for the fiscal quarter ended September 30, 2024, compared to $5,348,982 for the fiscal quarter ended September 30, 2023. The gain recorded in 2023 was related to the sale of certain properties located Chaves County, New Mexico.

The Company recorded interest income of $12,919 for the fiscal quarter ended September 30, 2024, compared to $4,240 for the fiscal quarter ended September 30, 2023, representing an increase of $8,679, or 204.7%. This increase was primarily due to increase in interest earned on the Company’s certificates of deposit.

The Company recorded interest expense of $128,016 for the fiscal quarter ended September 30, 2024, compared to $32,532 for the fiscal quarter ended September 30, 2023, representing an increase of $95,484, or 293,5%. This increase was primarily due to $63,000 of interest accrued during 2024 related to the bridge financing debentures, and a $28,000 increase in interest accrued on the promissory note with AirLife Gases.

The Company recorded other net income of $66,799 for the fiscal quarter ended September 30, 2024, compared to other net income of $0 for the fiscal quarter ended September 30, 2023, representing an increase of $66,799, or 100%. The other net income recorded in 2024 was due to operating fees charged by the Company to the purchase of properties previously owned by the Company.

The Company recorded an income tax benefit of $349,348 for the fiscal quarter ended September 30, 2024, compared to a provision of $1,130,142 for the fiscal quarter ended September 30, 2023, representing an increase of $1,479,490, or 130.9%. This increase was primarily due to a $5,985,000 increase in loss before provision for income taxes.

For the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023

The following table sets forth key components of our results of operations during the nine months ended September 30, 2024, and September 30, 2023:

	Nine	Nine
	Months	Months
	Ended	Ended	Variance	Variance
	09/30/2024	09/30/2023	($)	(%)
Revenues:
Natural gas	$902,931	$1,122,187	$(219,256)	(19.5)%
Less transportation and processing	$(736,928)	$(900,441)	$163,513	(18.2)%
Natural gas, net	$166,033	$221,746	$(55,743)	(25.1)%
Natural gas liquids (NGL)	$192,706	$102,784	$89,922	87.5%
Oil	$26,022	$113,675	$(87,653)	(77.1)%
Total Revenues, net	$384,731	$438,205	$(53,474)	(12.2)%
Costs and expenses:
Lease operating expenses	$982,423	$829,728	$152,695	18.4%
D Depletion, depreciation, amortization, and accretion	$692,906	$672,774	$20,132	3.0%
General and administrative costs	$2,754,412	$3,864,048	$(1,109,636)	(28.7)%
Total costs and expenses	$4,429,741	$5,366,550	$(936,809)	(17.5)%
Gain on sale of assets	$—	$5,834,293	$(5,834,293)	(100.0)%
Income (loss) from operations	$(4,045,010)	$905,948	$(4,950,958)	(546.5)%
Other income (expenses):
Interest income	$37,587	$29,869	$7,718	25.8%
Interest expense	$(267,838)	$(107,930)	$(159,908)	148.2%
Other, net	$200,396	$(314,541)	$514,937	(163.7)%
Total other income (expenses)	$(29,855)	$(392,602)	$362,747	(92.4)%
Net income (loss) before income taxes	$(4,074,865)	$513,346	$(4,588,211)	(893.8)%
Benefit (provision) for income taxes	$1,048,832	$340,841	$707,991	207.7%
Net income (loss)	$(3,026,033)	$854,187	$(3,880,220)	(454.3)%

Net revenues were $384,731 for the nine months ended September 30, 2024, compared to $438,205 for the nine months ended September 30, 2023, representing a decrease of $53,474, or 1.2%. This decrease was due to a $329,000 decrease related to a $0.49 per mcf reduction in gas prices, a $100,000 decrease related to a $30.41 decrease in natural gas liquid (“NGL”) prices, and a $88,000 decrease in oil revenues related to the assignment of the Pathfinder lease effective February 1, 2024, partially offset by $189,000 increase related to higher NGL volumes, a $164,000 reduction in processing and transportation costs and a $109,000 increase related to natural gas volumes.

Lease operating expenses were $982,423 for the nine months ended September 30, 2024, compared to $829,728 for the nine months ended September 30, 2023, representing an increase of $152,695, or 18.4%. This increase was primarily due to a $274,000 increase in workover expenses. a $60,000 increase related to quarterly amortization of the Standby Retainer, Consulting, and Services Agreement, partially offset by a $235,000 decrease related to sale of certain properties located in Chaves County, New Mexico which occurred in 2023.

Depletion, depreciation, amortization and accretion was $692,906 for the nine months ended September 30, 2024, compared to $672,774 for the nine months ended September 30, 2023, representing an increase of $20,132, or 3.0%. This increase was primarily due to a $65,000 increase in depletion expense related to higher oil and gas volumes, a $44,000 increase in accretion expense, and a $14,000 increase in amortization expense, partially offset by a $104,000 decrease related to lower depletion rates.

General and administrative expenses were $2,754,412 for the nine months ended September 30, 2024, compared to $3,864,048 for the nine months ended September 30, 2023, representing a decrease of $1,109,636, or 28.7%. This decrease was primarily due to a $2,499,000 reduction in stock compensation expense, partially offset by a $291,000 increase in audit and review costs, a $269,000 increase related to compensation of consultants and employees and associated taxes and insurance, a $211,000 increase in public relation and marketing expenses, a $169,000 increase in legal fees primarily associated with proposed merger and registration statements, a $166,000 increase related to the assignment of certain properties as compensation, a $119,000 increase in third party accounting and tax service costs, a $94,000 decrease in administrative overhead recovery cost as a result of property sales in 2023, and a $20,000 increase in third party reservoir engineering costs.

The Company recorded a gain on sale of assets of $0 for the nine months ended September 30, 2024, compared to $5,834,293 for the nine months ended September 30, 2023. The gain recorded in 2023 was due to related to the sale of certain properties located Chaves County, New Mexico.

The Company recorded interest income of $37,587 for the nine months ended September 30, 2024, compared to $29,869 for the nine months ended September 30, 2023, representing an increase of $7,718, or 25.8%. This increase was primarily due to a $25,000 increase in interest earned on certificates of deposit held by the Company, partially offset by $17,000 of interest earned on a note during 2023 that was paid off in late 2023.

The Company recorded interest expense of $267,838 for the nine months ended September 30, 2024, compared to $107,930 for the nine months ended September 30, 2023, representing an increase of $159,908, or 148.2%. This increase was primarily due to a $109,000 increase in interest accrued on the promissory note with AirLife Gases and $90,000 of interest accrued during 2024 related to the bridge financing debentures, partially offset by a $31,000 reduction of interest due to the ONRR and State of New Mexico.

The Company recorded other net income of $200,396 for the nine months ended September 30, 2024, compared to other net expense of $314,541 for the nine months ended September 30, 2023, representing an increase of $514,937, or 163.7%. Other net income recorded in 2024 were due to operating fees charged by the Company to the purchase of properties previously owned by the Company. Other net expense recorded in 2023 was primarily due to a loss on the exchange of an overriding royalty interest for debt.

The Company recorded an income tax benefit of $1,048,832 for the nine months ended September 30, 2024, compared to a benefit of $340,841 for the nine months ended September 30, 2023, representing an increase of $707,991, or 207.7%. This increase was primarily due to a $4,588,000 increase in loss before provision for income taxes.

For the year ended December 31, 2023 compared to the year ended December 31, 2022

The following table sets forth key components of our results of operations during the years ended December 31, 2023, and 2022:

	Year Ended	Year Ended	Variance	Variance
	12/31/2023	12/31/2022	($)	(%)
Revenues:
Natural gas	$1,480,319	$6,183,080	$(4,702,761)	(76.1)%
Less transportation and processing	$(1,176,975)	$(2,357,942)	$1,180,967	(50.1)%
Natural gas, net	$303,344	$3,825,138	$(3,521,794)	(92.1)%
Natural gas liquids (NGL)	$147,877	$265,507	$(117,630)	100.0%
Oil	$160,971	$132,709	$28,262	21.3%
Total Revenues, net	$612,192	$4,223,354	$(3,611,162)	(85.5)%
Costs and expenses:
Lease operating expenses	$1,332,548	$1,793,232	$(460,684)	(25.7)%
Depletion, depreciation, amortization, and accretion	$885,832	$916,983	$(31,151)	(3.4)%
General and administrative costs	$4,519,811	$1,230,427	$3,289,384	267.3%
Total costs and expenses	$6,738,191	$3,940,642	$2,797,549	71.0%
Gain on sale of assets	$5,834,293	$—	$5,834,293	100.0%
Income (loss) from operations	$(291,706)	$282,712	$(574,418)	(203.2)%

	Year Ended	Year Ended	Variance	Variance
	12/31/2023	12/31/2022	($)	(%)
Other income (expenses):
Interest income	$46,437	$9,800	$36,637	373.8%
Interest expense	$(172,143)	$(111,038)	$(61,105)	55.0%
Other, net	$(180,943)	$16,000	$(196,943)	(1,230.9)%
Total other income (expenses)	$(306,649)	$(85,238)	$(221,411)	259.8%
Net income (loss) before income taxes	$(598,355)	$197,474	$(795,829)	(403.0)%
Provision for income taxes	$608,500	$—	$608,500	100.0%
Net income (loss)	$10,145	$197,474	$(187,329)	(94.9)%

Net revenues were $612,192 for the year ended December 31, 2023, compared to $4,223,354 for the year ended December 31, 2022, representing a decrease of $3,611,162 or 85.5%. This decrease was primarily related to an $3,172,000 decrease in natural gas revenues related to a $3.82 per mcf decrease in realized natural gas prices, and a $1,531,000 decrease related to lower natural gas sales volumes, partially offset by a $1,181,000 decrease in processing and transportation costs as a result of lower natural gas volumes.

Lease operating expenses were $1,332,548 for the year ended December 31, 2023, compared to $1,793,232 for the year ended December 31, 2022, representing a decrease of $460,684 or 25.7%. This decrease was primarily related to a $316,000 decrease in production taxes as a result of lower revenues, and decreases in repair and workover costs, and compressor rental costs from 2022 levels.

Depletion, depreciation, amortization and accretion was $885,832 for the year ended December 31, 2023, compared to 916,983 for the year ended December 31, 2022, representing a decrease of $31,151 or 3.4%. This decrease was primarily related to a $404,000 decrease in ARO accretion expense due to changes costs and timing as well as sale of properties during 2023, partially offset by a $394,000 increase in depletion expense primarily as a result of inclusion of future development costs in the calculation of depletion expense for the full year in 2023 and only in the quarter ended December 31, 2022 during 2022, partially offset by sale of properties during 2023.

General and administrative expenses were $4,519,811 for the year ended December 31, 2023, compared to $1,230,427 for the year ended December 31, 2022, representing an increase of $3,289,384 or 267.3%. This increase was primarily related to a $2,499,000 increase related to issuance of stock-based compensation during 2023, a $413,000 increase in consulting costs, and a $347,000 increase in legal, accounting, and audit costs.

The Company recorded a gain on sale of asset of $5,834,293 during the year ended December 31, 2023. This gain related to the sale of certain oil and gas properties and related assets, including the gathering system, located in Chaves County, New Mexico. The Company received $2.5 million in cash and was relieved of the asset retirement obligations associated with the properties. As a full cost company, proceeds from the sale of oil and gas properties are normally accounted for as a reduction to capitalized costs unless such treatment causes a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. The normal treatment of this specific sale would have reduced the value of the capital costs to zero even though reserves still existed on the remaining properties, therefore it was necessary to record a gain on the sale. Of the gain recognized, $3,407,818 was related to the relief of asset retirement obligations associated with the assets sold.

The Company recorded interest income of $46,437 for the year ended December 31, 2023 compared to $9,800 for the year ended December 31, 2022 representing an increase of $36,637 or 373.8%. This increase was primarily related to an increase of $20,000 related to interest earned on the Company’s certificates of deposit which support federal and state bonds, and $17,000 related to interest earned on a note receivable from High Desert Resources.

The Company recorded interest expense of $172,143 for the year ended December 31, 2023 compared to $111,038 for the year ended December 31, 2022 representing an increase of $61,105 or 55.0%. This increase was primarily due to an interest expense accrual of $53,000 related to interest on a $2,000,000 note payable to AirLife Gases USA, Inc. which was entered into in August 2023.

The Company recorded a net expense of $180,943 in Other, net for the year ended December 31, 2023 compared to income of $16,000 for the year ended December 31, 2022 representing a decrease of $196,943. This decrease was primarily related to a $299,000 loss on the exchange of a notes receivable due to the Company for and overriding royalty interest in certain properties located in Howard Count, TX. This loss was partially offset by $134,000 of fees charged to the purchaser of certain properties located in Chaves County, NM that were sold effective 7/1/2023. These fees were related to an agreement for the Company to continue to operate the properties until the purchase was qualified to operate in the State of New Mexico.

Provision for income taxes was a $608,500 benefit for the year ended December 31, 2023 compared to zero benefit or expense for the year ended December 31, 2022. Prior to the Reorganization Agreement and Plan Share Exchange between the Company and Solis Partners, Solis Partners was treated as a pass-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, were deemed to pass to the Investor Group and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision had been made in the financial statements for the year ended December 31, 2022, since the federal income tax is an obligation of the Investor Group.

Liquidity and Capital Resources

We measure our liquidity in a number of ways, including cash balances on hand, working capital, and operating cash flows.

The Company had a cash balance of $409,250, $120,010 and $405 as of September 30, 2024, December 31, 2023 and December 31, 2022, respectively. The Company also had a working capital deficit of $4,933,508, $924,307 and $665,003 as of September 30, 2024, December 31, 2023, and December 31, 2022, respectively.

Since our inception, the Company’s primary sources of liquidity have been cash flow from operations, contributions from members, and borrowings. The Company is in the process of securing a project financing arrangement to fund construction of a processing plant, the construction or acquisition of a gather system, and a production enhancement program that will consist of workovers, recompletions, new drilling, or acquisition of properties. The Company estimates the capital requirements during 2024 and 2025 to be approximately $40 million to $45 million. The Company anticipates that cash flows from operations during 2024 and 2025 will increase as a result of this capital spending. While there can be no assurances that the Company will be able to secure the financing required to fund its capital programs, the Company also intends to raise additional capital through additional equity raises. The equity raises will be effectuated via a private placement, as well as the potential go-public process.

If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition, and liquidity would be materially and adversely affected and may impact the Company’s ability to continue as a going concern.

The implementation of our business plan, as discussed in “Business,” will require the receipt of sufficient grant, equity and/or debt financing to purchase necessary technology and materials, fund our research and development efforts, and otherwise fund our operations. We anticipate our business plan will require approximately $46 to $51 million to fund our anticipated operations for the next 18 to 24 months.

Cash Flow

For the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023

The following table summarizes the Company’s cash flows for the nine months ended September 30, 2024 and 2023:

	Nine	Nine
	Months	Months
	Ended	Ended	Variance	Variance
	09/30/2024	09/30/2023	($)	(%)
Statement of Cash Flows Data:
Net cash used in operating activities	$(2,369,251)	$(2,059,192)	$(310,059)	15.1%
Net cash provided by (used in) investing activities	$(305,538)	$(1,093,845)	$788,307	72.1%
Net cash provided by financing activities	$2,964,029	$3,609,835	$(645,806)	(17.9)%

Net cash used in operating activities was $2,369,251 for the nine months ended September 30, 2024, compared to $2,059,192 for the nine months ended September 30, 2023, representing an increase in cash used of $310,059, or 15.1%. This decrease was primarily due to a $1,222,000 increase in cash general and administrative expense net of stock compensation and compensation related to assignment of properties, a $152,000 increase in lease operating expenses, and a $53,000 reduction in net revenues, partially offset by an $812,000 increase in cash provided by changes in operating assets and liabilities, a $134,000 increase in operating fees charged by the Company to the purchaser of properties previously owned by the Company, and a $37,000 decrease in interest payments.

Cash provided by changes in operating assets and liabilities were $672,856 during the nine months ended September 30, 2024 compared to $139,472 used in changes in operating assets and liabilities during the nine months ended September 30, 2023. Cash provided by changes in operating assets and liabilities of $672,856 during the nine months ended September 30, 2024 was primarily related to a $616,000 increase in trade and related party payables, an $89,000 increase in accrued liabilities, and an $85,000 increase in prepaid expenses, partially offset by a $81,000 decrease in other liabilities, and a $28,000 settlement on asset retirement obligations. The increase in payables primarily resulted from less cash available to pay accounts payable as a result of lease operating and general and administrative expenses in excess of revenues and net funding received from investing and financial activities during the nine months ended September 30, 2024.

Cash used in changes in operating assets and liabilities of $139,472 during the nine months ended September 30, 2024 was primarily related to a $152,000 decrease in other liabilities, and a $99,000 decrease in accrued liabilities, partially offset by a $110,000 increase in trade and related party payables. The increase in payables primarily resulted from less cash available to pay accounts payable as a result of lease operating and general and administrative expenses in excess of revenues and net funding received from investing and financial activities during the nine months ended September 30, 2023.

Net cash used in investing activities was $305,538 for the nine months ended September 30, 2024, compared to $1,093,845 for the nine months ended September 30, 2023, representing a decrease of $788,307, or 72.1%. This decrease was primarily due to a 3,379,000 decrease in costs associated with the gas processing plant,, and a $208,000 decrease in investments in oil and gas properties partially offset by receipt of $2,500,000 related to the sale of certain properties located in Chaves County, New Mexico which occurred in 2023, and $193,000 of proceeds received from the sale of Company certificates of deposit during 2023, and $106,000 of asset retirement costs in excess of the ARO liability.

Net cash provided by financing activities was $2,964,029 for the nine months ended September 30, 2024, compared to $3,609,835 for the nine months ended September 30, 2023, representing a decrease of $645,806, or 17.9%. This decrease was primarily due to a receipt of $3,170,000 related to bridge financing received by the Company during 2024, and a $20,000 decrease in repayments of notes payable, partially offset by a $2,000,000 receipt from AirLife related to a liquid helium contract, a $1,369,000 decrease in the sale of common stock, a $285,000 increase in repayments made by the Company to a related party, a $95,000 decrease in proceeds from related parties, and a $86,000 reduction related to net member contributions made in the fiscal quarter ended March 31, 2023.

For the year ended December 31, 2023, compared to the year ended December 31, 2022

The following table summarizes the Company’s cash flows for years ended December 31, 2023, and 2022:

	Year Ended	Year Ended	Variance	Variance
	12/31/2022	12/31/2022	($)	(%)
Statement of Cash Flows Data:
Net cash provided by operating activities	$(2,682,921)	$763,904	$(3,446,825)	(451.2)%
Net cash used in investing activities	$(1,283,200)	$(505,725)	$(777,475)	153.7%
Net cash used in financing activities	$4,085,726	$(744,006)	$4,829,732	(649.2)%

Net cash used in operating activities was $2,682,921 for the year ended December 31, 2023, compared to cash flow provided by operating activities of $763,904 for the year ended December 31, 2022, representing a decrease in cash provided of $3,446,825 or 451.2%. This decrease was primarily due to a $3,611,000 decrease in net revenues, an increase of $916,000 in G&A costs net of stock compensation and allowance for losses and bad debt write offs, partially offset by a $532,000 increase in cash flow provided by changes in operating assets and liabilities, and a $461,000 decrease in lease operating expenses.

Cash provided by changes in operating assets and liabilities were $89,000 during the year ended December 31, 2023 compared $443,000 used in changes in operating assets and liabilities during the year ended December 31, 2022. Cash provided by changes in operating assets and liabilities during the year ended December 31, 2023 were primarily related to a $294,000 increase in trade and related party payables, partially offset by a $130,000 decrease in accrued expenses primarily related to timing expense at December 31, 2023 as compared to December 31, 2022, and a $117,000 reduction of other current liabilities primarily as a result of net payments to the Office of Natural Resources Revenue. The increase in payables primarily resulted from field costs incurred with related party vendors not paid as of March 31, 2024. Cash used in changes in operating assets and liabilities during the year ended December 31, 2022 was primarily related to a $468,000 decrease in other liabilities primarily as a result of net payments to the Office of Natural Resources Revenue, $297,000 of payments related to settlement of asset retirement obligations, partially offset by a $367,000 increase in trade and related party payables. The increase in payables primarily resulted from less cash available to pay accounts payable as a result of lease operating and general and administrative expenses in excess of revenues and net funding received from investing and financial activities and payments of asset retirement obligations during the year ended December 31, 2022.

Net cash used in investing activities was $1,283,200 for the year ended December 31, 2023, compared to $505,725 for the year ended December 31, 2022, representing a decrease in cash provided of $777,475 or 153.7%. This decrease was primarily due to $3,582,000 increase in capital spending related to the processing plant currently under construction, a $373,000 increase in capital spending related to costs associated with studies and construction of a gathering system, partially offset by $2,500,000 in proceed from the sale of certain properties in Chaves County, NM, a $526,000 decrease in the purchase of certificates of deposit, and a $162,000 increase in proceeds from the redemption of certificates of deposit.

Net cash provided by financing activities was $4,085,726 for the year ended December 31, 2023, compared to $744,006 used in financing activities for the year ended December 31, 2022, representing an increase in cash provided of $4,829,732 or 649.2%. This increase was primarily related to a $2,000,000 increase related to cash provided by the AirLife notes payable, a $1,565,000 increase related to sale of common stock, a $1,029,000 increase due to a change in net cash provided by member’s withdrawals and contributions which occurred prior to the Company’s reorganization in February 2023, a $160,000 increase related to changes in related party funding and repayments, and a $75,000 decrease related to a reduction of repayments on notes payable.

Indebtedness

As of September 30, 2024, the Company had $6,482,029 in outstanding loans and financing, excluding accounts payable and accrued interest. The following is a description of our material indebtedness. These descriptions are only summaries and do not purport to describe all of the terms of the financing arrangements that may be important.

The table below reflects the Company indebtedness as of September 30, 2024:

	Principal	Maturity	Interest
	Amount	Date	Rate
Beaufort Acquisitions, Inc.	$465,000	12/1/2024	14.5%
AirLife Gases	$2,000,000	(1)	8.0%
Will Gray	$75,000	(2)	N/A
Adrian Beeston	$52,500	(3)	N/A
Joel Solis	$720,000	(4)	10.0%
Bridge Financing - various	$3,169,529	(5)	10.0%
(1)The earlier of May 30, 2027 or 18 months after commencement date as defined the Purchase and Sale Agreement between NEH Midstream and AirLife dated August 25, 2023. As of September 30, 2024, the Company has accrued $175,191 of interest on this note
(2)The earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co. As of September 30, 2024, the company has repaid $95,000 of the $170,000 due to Mr. Gray.
(3)As of September 30, 2024, the company has repaid $25,000 of the $50,000 due to Mr. Beeston. In addition, $27,500 was invested by Mr. Beeston as a Bridge Financing Debenture. As of September 30, 2024, the Company has accrued $985 of interest on Mr. Beeston’s debenture.
(4)In July 2024, the Company entered into a Standby Retainer, Consulting and Services Agreement with Tall City Well Service, a company controlled by Mr. Solis. As payment for the agreement, Mr. Solis entered into a $720,000 Bridge Financing Debenture. As of September 30 2024, the Company has accrued $18,200 of interest on Mr. Solis’ note.
(5)To be repaid by the Company on the earliest of: i) the date that the holder accelerates the obligations under the Bridge Financing Debentures; ii) March 1, 2025; iii) the consummation of the Business combination. As of September 30, 2024, the Company has accrued $69,939 of interest on these debentures.

As of December 31, 2023, we had $2,810,000 in outstanding loans and financing, excluding accounts payable and accrued interest. The following is a description of our material indebtedness. These descriptions are only summaries and do not purport to describe all of the terms of the financing arrangements that may be important.

The table below reflects the Company indebtedness as of December 31, 2023:

	Principal	Maturity	Interest
	Amount	Date	Rate
Beaufort Acquisitions., Inc.	$465,000	6/1/2024	14.5%
AirLife Gases	$2,000,000	(1)	8.0%
Will Gray	$170,000	(2)	N/A
Joel Solis	$175,000	(3)	N/A
(1)The earlier of May 30, 2027 or 18 months after commencement date as defined the Purchase and Sale Agreement between NEH Midstream and AirLife dated August 25, 2023.
(2)The earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co.
(3)To be repaid by the Company no later than September 30, 2024.

The Company received $50,000 on January 22, 2024 from Adrian Beeston, an investor, and received $150,000 on January 30, 2024 from Joel Solis, the Company’s Chairman of the Board. These loans bear no interest and shall be repaid by the Company no later than April 1, 2024. On February 29, 2024 the Company repaid the $150,000 due to Mr. Solis. On September 26, 2024, the Company repaid $25,000 of the amount due to Mr. Beeston.

Tabular Disclosure of Contractual Obligations

The following is a summary of our contractual obligations as of September 30, 2024:

	Less than
	1 year	1-3 Years	3-5 Years	Total
Notes Payable – AirLife (1)	$	$2,000,000		$2,000,000
Notes Payable – Beaufort Acquisitions (2)	465,000			465,000
Notes Payable – Bridge Financing (3)	3,169,529			3,169,529
Notes Payable – Related Parties (4)	100,000			100,000
Notes Payable – Related Parties – Bridge Financing (5)	747,500			747,500
Interest Expenses Related to Notes Payables	169,998	447,227		617,225
	$4,652,027	$2,447,227	$—	$7,099,254
(1)	Assumes monthly payments will begin in July 2025 and last payment made December 2026. This note carries an annual interest rate of 8%. As of September 30, 2024, the Company has accrued $175,191 of interest on this note.
(2)	Assumes note matures December 1, 2024. This note carries an annual interest rate of 14.5%.
(3)	Assumes these notes mature on December 2, 2024. As of September 30, 2024, the Company has accrued $69,939 of interest on these notes.
(4)	Assumes these notes are paid no later than December 31, 2024.
(5)	Assumes these notes mature on December 2, 2024. As of September 30, 2024, the Company as accrued $19,185 of interest on these notes.

The following is a summary of our contractual obligations as of December 31, 2023:

	Less than
	1 year	1-3 Years	3-5 Years	Total
Notes Payable – AirLife (1)	$	$2,000,000		$2,000,000
Notes Payable – Beaufort Acquisitions (2)	465,000			465,000
Interest Expenses Related to Notes Payables	192,904	137,352		330,256
Office Lease (3)	12,690			12,690
	$670,594	$2,137,352	$—	$2,807,946
(1)	Assumes monthly payments will begin in January 2025 and last payment made June 2026. This note carries an annual interest rate of 8%.
(2)	Note matures June 1, 2024. This note carries an annual interest rate of 14.5%.
(3)	The Company leases office space in Hermosa Beach, California. This lease terminated on May 31, 2023. It is the Company’s intention to remain in this space on a month-to-month basis until May 31, 2024

Off-Balance Sheet Arrangements

During the fiscal year ended December 31, 2023 and the nine months ended September 30, 2024, the Company did not engage in any off-balance sheet arrangements as defined in Item 303(a)(4) of the SEC’s Regulation S-K.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

The Company does not currently have exposure to the foreign exchange risk arising from foreign currency exposures, primarily in relation to the US dollar.

Interest Rate Risk

Interest rate risk is the risk that changes in market interest rates affect our revenues or the fair value of our financial instruments. Our exposure to the risk of changes in market interest rates arises primarily from short-term investments and long-term borrowings. Each of the Company borrowings are subject to fixed interest rates (see Indebtedness above). The Company has no variable rate instruments and all instruments are subject to fixed interest rates.

Credit Risk

Credit risk is the risk of financial loss to us if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from our receivables from customers. The carrying amounts of financial assets and contract assets represent the maximum credit exposure. We believe we are not exposed to significant credit risk concentration, whether through exposure to individual customers, specific industry sectors and/or regions.

Liquidity Risk

We manage liquidity risk by monitoring cash balances on hand, working capital, and operating cash flows. When operating cash flows are not sufficient to fund the company’s operations, the Company will need to raise additional financing. The Company intends to raise such capital through additional equity and debt raises. The equity raises will continue to be effectuated via a private placement, continuation of the business combination transaction with ROCL, or other transactions. See “Liquidity and Capital Resources.”

Cyber-Security Risk

The Company relies heavily on its information systems, and the availability and integrity of these systems is essential to conducting its business and operations. As a producer of oil and natural gas, the Company faces various security threats, including cybersecurity threats, to gain unauthorized access to its sensitive information or to render its information or systems unusable, and threats to the security of its facilities and infrastructure or third-party facilities and infrastructure, such as gathering and processing and other facilities, and pipelines. This risk may be heightened as a result of an increased remote working environment, similar to the one created by the COVID-19 outbreak in 2020. The potential for such security threats subjects its operations to increased risks that could have a material adverse effect on its business, financial condition, results of operations and cash flows.

As the Company implements various procedures and controls to monitor and mitigate such security threats and to increase security for its information, systems, facilities and infrastructure it may result in increased costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If any of these security breaches were to occur, they could lead to losses of, or damage to, sensitive information or facilities, infrastructure and systems essential to its business and operations, as well as data corruption, communication interruptions or other disruptions to its operations, which, in turn, could have a material adverse effect on its business, financial position, results of operations and cash flows.

Significant Changes in Accounting Policies

On February 6, 2023, the Company entered into a Reorganization Agreement and Plan Share exchange with Solis Partners. Subject to the terms of the agreement, all issued and outstanding member interest in Solis LLC was automatically converted and exchanged for 5 million shares of the Company’s common stock. Prior to the Reorganization Agreement and Plan Share Exchange, Solis Partners was treated as a pass through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, were deemed to pass to the Investor Group and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision had been made in the financial statements for the year ended December 31, 2022, since the federal income tax is an obligation of the Investor Group.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which changes accounting requirements for the recognition of credit losses from an incurred or probable impairment methodology to a Current Expected Credit Losses (“CECL”) methodology. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including but not limited to trade receivables. The standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company did not experience a material impact upon implementation of the standard.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which enhances the transparency and decision usefulness of income tax disclosures. The amendments address more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in the ASU are effective for public business entities for annual periods beginning after December 31, 2024 on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” This ASU updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expense and information used to assess segment performance. The amendments in the ASU are effective for public entities for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is still evaluating the effect of the adoption of this guidance.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosure (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, in interim and annual reporting periods, additional information about certain expenses in the notes to the financial statements. The amendments in the ASU are effective for public entities for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is still evaluating the effect of the adoption of this guidance.

Critical Accounting Estimates

The Company prepares its consolidated financial statements for inclusion in this Annual Report in accordance with GAAP. See Note 2 of Notes to Consolidated Financial Statements. The following is a discussion of the Company’s most critical accounting estimates, judgments and uncertainties that are inherent in the Company’s application of GAAP.

Reserves.  The Company’s proved reserve information as of December 31, 2023 and 2022 was prepared by the Company’s independent petroleum engineers. Because these estimates depend on many assumptions, all of which may substantially differ from future actual results, proved reserve estimates will be different from the quantities of oil and natural gas that are ultimately recovered. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions, positively or negatively, to the estimate of proved reserves. The Company’s estimates of proved reserves materially impact DD&A expense. If the estimates of proved reserves decline, the rate at which the Company records DD&A expense will increase, reducing future net income. Such a decline may result from lower commodity prices, which may make it uneconomical to drill for and produce higher cost fields. In addition, a decline in proved reserve estimates may impact the outcome of the Company’s ceiling test calculations of its proved properties for impairment.

Asset Retirement Obligations.  The Company has significant obligations to remove tangible equipment and facilities and to restore the land at the end of oil and natural gas production operations. The Company’s removal and restoration obligations are primarily associated with plugging and abandoning wells. Estimating the future restoration and removal costs is difficult and requires management to make estimates and judgments because most of the removal obligations are many years in the future and in some cases have vague descriptions of what constitutes removal. Asset removal technologies and costs are constantly changing, as are regulatory, political, environmental, safety and public relations considerations. Inherent in the present value calculation are numerous assumptions and judgments including the ultimate settlement amounts, credit-adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the present value of the existing asset retirement obligations, a corresponding adjustment is generally made to the crude oil and natural gas property balance.

Deferred Tax Asset Valuation Allowance.  The Company continually assesses both positive and negative evidence for recoverability of its deferred tax assets and, if necessary, may establishes a valuation allowance based on projected future taxable income, applicable tax strategies and the expected timing of the reversals of existing temporary differences. There can be no assurance that facts and circumstances will not materially change and require the Company to establish deferred tax asset valuation allowances or revise an existing allowance in a future period.

Stock-based Compensation.  The Company calculates the fair value of stock-based compensation using various valuation methods. The Company determination on the appropriate valuation method requires the use of estimates to derive the inputs necessary to determine fair value. Costs of these transactions are measured at the fair value of the service received or the fair value of the equity instruments issued, whichever is more reliably measurable.

BUSINESS

Overview

We are an exploration and production company whose primary operations include the exploration, development and production of helium, natural gas, oil and natural gas liquids. We source helium produced in association with natural gas reserves located in Chaves County, New Mexico. To date, we have not generated any revenue from the production of helium. Although hydrocarbons are currently our primary source of revenues, our business model is moving from a hydrocarbon focus to a helium focused model and centers on providing helium to various parties in the supply chain, namely helium refiners, non- refiners, Tier 1 multinational distributors, and smaller Tier 2 gas companies. We currently own and operate 137,000 acres in Southeast New Mexico and have 82,291.5 MMcfe of proved hydrocarbon reserves and 165,400.8 MMcfe of probable hydrocarbon reserves. In addition, we have approximately 389.1 MMcf of net proved undeveloped helium reserves and 703.8 MMcf of net probable undeveloped reserves. We believe our reliable helium supply distinguishes us from our competitors in the helium exploration and production space. Presently, NEH operates through two wholly owned subsidiaries, (i) Solis Partners, L.L.C., a Texas limited liability company (“Solis Partners”), which is engaged in helium production with associated natural gas and natural gas liquids, and (ii) NEH Midstream LLC, a Texas limited liability company (“NEH Midstream”), which will own and operate the Pecos Slope Plant (as defined below) and gathering system located in Chaves County, New Mexico and hold the helium offtake and tolling agreements.

We currently sell raw, natural gas extracted from our reserves to a third-party processor, IACX Roswell LLC (“IACX”) to produce helium and purified natural gas. Under current contractual arrangements, we do not retain revenue generated from the processed helium purified by IACX.

We expect to generate revenue from the future operation of our own natural gas processing plant. We recently began construction of our Pecos Slope Plant, our own processing plant from the Pecos Slope Field, a gas field and gathering system in New Mexico. The Pecos Slope Plant is expected to commence operations in the second quarter of 2025. We believe that the operation of our own plant will significantly increase production rates of helium and natural gas and lower costs, thereby generating much more revenue. Under ideal circumstances, we believe the Pecos Slope Plant can conceivably produce a sizeable revenue stream for decades to come and allow us to achieve our desired market share.

Aside from helium production, we currently plan on diversifying our resources through providing natural gas as feedstock for energy transition sources such as net zero energy, blue hydrogen and blue ammonia. Additionally, we plan to engage in the Methane Performance Certificate (“MPC”) market by seeking designation of our natural gas production as “responsibly sourced gas” and subsequently trading the MPCs.

Mission

Our mission is to become a leading supplier of helium and natural gas by efficiently exploring, developing and producing helium from our substantial reserves in New Mexico. We are committed to delivering reliable helium supplies to prospective customers including helium processors, refiners and other gas companies and distributors, whether Tier 1, Tier 2 or local, while striving for innovation in energy transition by diversifying into net zero energy, blue hydrogen and blue ammonia markets. Through strategic operations, efficient resource management and a focus on sustainability, we aim to capture a significant share of North American helium production and establish ourselves as a trusted partner in the helium supply chain.

Market Opportunity

We believe that current market conditions present a favorable opportunity for us to enter the U.S. helium market as a public company. The global helium market has experienced waves of supply shortages in the last 16 years, including, without limitation, outages at crucial helium storage and pipelines systems and trade embargoes in major world suppliers like Qatar and Russia. The most recent wave of helium shortage, Helium Shortage 4.0, was brought on by multiple supply disruptions, chief amongst them the explosion at the gas processing plant at Amur, Russia, one of the world’s largest natural gas processing plants. This explosion delayed an anticipated worldwide transition to ample helium supply in 2022. Although Helium Shortage 4.0 has been resolved, it has driven up the worldwide demand as well as the price of helium. Geopolitical risks such as the war in Ukraine and sanctions and conflicts in the Middle East have also heightened the uncertainty of helium supplies. Demand for helium is also expected to increase in certain fields, particularly in electronics, which is anticipated to surpass magnetic resonance imaging (“MRI”) as the leading application of helium. Our extensive reserves in Chaves County, New Mexico, combined with the anticipated completion and commencement of our Pecos Slope Plant, position us to capitalize on this market imbalance by providing a reliable domestic helium supply. Our integration with major distribution networks provides us with the ability to potentially serve Tier 1 distributors, refiners and end users efficiently. However, we cannot control the market factors which influence demand and supply of helium as well as the profitability of our business. We believe that by focusing on helium production and distribution, we can achieve a 1% market share of North American helium production and establish ourselves as a key player in the helium supply chain.

Helium Supply Chain

The helium supply chain is comprised of various players. First are production and exploration companies such as our own, which supply helium-containing natural gas to processors, which extract liquified natural gas (“LNG”) and other valuable components from the natural gas. Crude helium is recovered from LNG and is then sold to helium refiners, which purify the helium and generate either gaseous helium or liquify the helium to produce LHe in bulk. Mostly, LHe is produced due to end user requirements and economic reasons, but smaller plants located in North America may also generate gaseous helium and transport it to liquefaction plants to be sold as crude helium or directly into the balloon grade helium market. LHe is sold to helium distributors. Currently, the helium industry is dominated by six major multinational industrial “Tier 1” gas companies, Linde, Air Liquide, Air Products, Messer, Matheson and Iwatini. These Tier 1 companies distribute helium to smaller, local “Tier 2” gas companies pursuant to long-term contracts, and some of such Tier 1 companies have combined capacities in helium liquefaction (Air Products, Linde and Messer), while the others do not. End users then purchase LHe or gaseous helium from distributors for various applications.

Competition

Currently, our direct competitors are helium exploration and production companies which source helium from natural gas reserves prior to supplying it to refiners, non-refiners, major distributors and smaller gas companies further down the supply chain.

Following the commencement of the Pecos Slope Plant in the second quarter of 2025, we anticipate competing directly with helium processors and refiners.

Competitive Strengths

The helium exploration and production industry is a very competitive one. In recent years, an unprecedented number of helium exploration companies have entered the market, encouraged in large part by increased attention to the helium shortage and surge in prices. However, these companies have not been reported to produce reliable amounts of helium. We are unique in our substantial inventory of reliable drilling locations and associated reserves as well as a management team that understands the global helium business on a deep level.

Products

We currently produce natural gas from the Pecos Slope Field located in Chaves County, New Mexico, which is gathered and processed by IACX. Pursuant to the Gas Purchase Agreement dated as of June 1, 2021 (the “Marketing Agreement”), by and between us and IACX, IACX processes our gas for natural gas liquids and other usable components in its facilities and we receive value for our natural gas and associated natural gas liquids. Although we produce helium alongside our natural gas, IACX will not compensate us for our helium produced per the Marketing Agreement.

In the future, we anticipate diversifying our revenue by supplying natural gas as feedstock for energy transition products, including, without limitation, net zero energy, blue hydrogen and blue ammonia production. Upon completion and operation of the Pecos Slope Plant, which is expected to occur in the second quarter of 2025, we will process helium and natural gas independently, allowing us to generate revenue from helium sales.

Customers

Our prospective customers include helium processors, refiners and other gas companies and distributors, whether Tier 1 or smaller (Tier 2 and local). We currently sell our natural gas and natural gas liquids to IACX pursuant to the Marketing Agreement at a price based on an index price from the purchaser. The Marketing Agreement expires on May 31, 2024, and continues on a month-to-month basis and on the same terms and conditions during the initial term thereafter unless and until terminated by either us or IACX upon 30 days’ prior written notice to the other. As of December 27, 2024, the Marketing Agreement is in effect.

In addition, we have entered into agreements with Air Life Gases USA, Inc. (“AirLife”) and Matheson Tri-Gas, Inc. (“MTG”), in which we will supply 50% of the helium produced and 50% of the gaseous helium produced from the Pecos Slope Plant, respectively. These agreements are contingent on the Pecos Slope Plant commencing operations and provide a foundation for future helium sales.

Key Agreements

Sales Agreements

In anticipation of securing future revenue and establishing a more robust market position in the helium industry following the establishment of the Pecos Slope Plant, through our operating subsidiary NEH Midstream, we recently entered into certain sales agreements with various purchasers for the helium anticipated to be generated by the Pecos Slope Plant.

We agreed to sell fifty percent (50%) of the helium generated from the Pecos Slope Plant each month to Air Life Gases USA, Inc. in the form of liquefied helium, pursuant to that certain Contract for Sale and Purchase of Liquid Helium dated August 25, 2023 (the “Liquid Helium Agreement”), and its amendment dated October 1, 2023 (the “Amendment to Liquid Helium Agreement”). The Amendment to Liquid Helium Agreement incorporated the sale by NEH Midstream of additional quantities of liquid helium by the Company to AirLife that were not originally included in the between NEH Midstream and AirLife dated August 25, 2023. Following entry into the Amendment to Liquid Helium Agreement, we would provide to AirLife, in sum: (i) fifty percent (50%) of the helium generated from the Pecos Slope Plant each month, in the form of liquefied helium (from all sources other than from the crude helium purchased from Badger Midstream Energy, LP (“Badger”), as described below, less two percent (2%) tolling losses, and (ii) all of the helium produced from the crude helium we purchase from Badger each month, minus two percent (2%) tolling losses. After entering into the Assignment Agreement (defined below) with Badger on April 19, 2024, NEH’s remaining obligation pursuant to the Liquid Helium Agreement is to provide to AirLife 50% of the helium generated from the Pecos Slope Plant in the form of liquefied helium, less 2% tolling losses. NEH no longer has an obligation to provide AirLife liquefied helium produced from crude helium purchased from Badger, as that crude helium will be sold by Badger directly to AirLife.

We also agreed to sell fifty percent (50%) of the gaseous helium generated monthly at the Pecos Slope Plant to MTG, pursuant to a certain gaseous helium sales agreement entered into in the third fiscal quarter of 2023 (the “Gaseous Helium Agreement”).

The Liquid Helium Agreement and the Gaseous Helium Agreement have a mechanism of price reopener negotiations, with a scheduled price reopener negotiation at the end of the fifth year, and an unscheduled price reopener negotiation that may be requested by either party, on one occasion each, at any time after the end of the third year.

The Liquid Helium Agreement and the Gaseous Helium Agreement have a term of 10 years from the date on which the first container of liquid helium is filled at the tolling facility for the helium buyer (for liquid helium) or from the date on which the first tube trailer of gaseous helium is filled at the Pecos Slope Plant for the helium buyer (for gaseous helium) (the “Commencement Date”). If the Commencement Date has not occurred by November 30, 2025 (for liquid helium) or July 1, 2025 (for gaseous helium), the buyer would have the right to terminate the Liquid Helium Agreement or the Gaseous Helium Agreement, as the case may be. The Commencement Date depends on the completion and beginning of operations of our Pecos Slope Plant. Based on the current stage of the development and construction of its Pecos Slope Plant and the advice of the engineering consultants, our management believes that it is unlikely that we will be able to secure funding, complete construction of the helium extraction plant and commence helium deliveries prior to July 1,

2025, while we believe it is possible that it will occur prior to November 30, 2025. We believe that we will be able to secure funding, complete construction of the helium extraction plant and commence helium deliveries prior to November 30, 2025. The Liquid Helium Agreement can also be terminated if helium deliveries are less than 6,000,000 standard cubic feet during any 12 consecutive month period due to a force majeure event, due to a material breach of the agreement by either party or financial insolvency. While it is possible that the buyers could terminate the agreements in such situations, we believe that it is more likely that such buyers would try to renegotiate the agreement on terms that are less favorable for us. In the event of early termination, we believe that we will have the ability to secure replacement customers with price, terms and conditions reflecting current market conditions.

Crude Helium Purchase Agreement

On August 25, 2023, we, through our wholly owned subsidiary NEH Midstream LLC, entered into the Crude Helium Agreement (the “Crude Helium Agreement”) with Badger. Pursuant to the Crude Helium Agreement, we purchase crude helium from Badger that started on January 1, 2024 through an initial term ending on June 30, 2027. Badger agreed to supply all of the crude helium it could secure processing rights, purchasing rights and clear title to during the term of the Crude Helium Agreement.

On April 19, 2024, NEH Midstream LLC, AirLife and Badger entered into an Assignment Agreement (“Assignment Agreement”), pursuant to which NEH Midstream LLC assigned all of its rights, title, interest and obligations in the Crude Helium Agreement to AirLife. As a result of the Assignment Agreement, we will no longer purchase crude helium from Badger and will no longer be obligated to provide this helium in liquefied form (after tolling) to AirLife pursuant to the Liquid Helium Agreement.

Helium Tolling Agreement

We entered into the Helium Tolling Agreement with Keyes Helium Company (“KHC”) dated as of September 1, 2023 (the “Helium Tolling Agreement”), pursuant to which we would receive tolling services with respect to our crude helium and such crude helium, subject to available capacity at KHC’s plant, and such crude helium would be purified and liquified by KHC into liquid helium and filled into containers. KHC also agreed to provide tolling services to us on a firm basis, for a volume equivalent to the quantities sold under the Crude Helium Agreement. Tolling services provided by KHC to NEH Midstream LLC under the Helium Tolling Agreement will be at volumes now sold to AirLife pursuant to the Liquid Helium Agreement. KHC is obligated to provide tolling services to NEH but there is no firm volume commitment to NEH; instead, KHC’s commitment to NEH is on a space availability basis. KHC’s obligation to provide tolling services to NEH is subordinate to KHC’s obligation to provide tolling services to other third-parties. This means that a third party may use up KHC’s plant capacity and leave less capacity for NEH. Therefore, even if KHC does not terminate the Helium Tolling Agreement, there is a risk to NEH that KHC will not have sufficient capacity available to fulfill all of NEH’s requirements for tolling services.

The Helium Tolling Agreement has a term of 5 years from the date on which we commence deliveries of gaseous helium to the third-party tolling facility (“Tolling Commencement Date”). We have the right to solicit third-party proposals to provide tolling services during the third contract year of the Helium Tolling Agreement and would have the opportunity to terminate the agreement at the end of the third contract year if the counter-party declines to match a more favorable third-party offer.

Since the Commencement Date has not occurred by September 30, 2024, KHC has the right to terminate the Helium Tolling Agreement. We intend to request that this deadline be extended. The Helium Tolling Agreement can also be terminated prior to the end of its term if (i) the reliability of the counter-party’s delivery of tolling services falls short of specified levels, (ii) due to a material breach of the agreement by either party or (iii) financial insolvency. In the event of early termination, we believe that it would be able to secure a tolling agreement with another party. The cost of tolling services in a replacement tolling agreement could be higher than the cost of tolling services in the existing agreement, but the difference would not be expected to be material to our helium business.

We do not believe that the Assignment Agreement will have an impact on KHC’s remaining obligations to provide tolling services to NEH Midstream pursuant to the Helium Tolling Agreement. However, since the Commencement Date (as defined in the Helium Tolling Agreement) has not occurred by September 30, 2024 due to delays in securing financing for the purchase of the Pecos Slope Plant, KHC will have the right to terminate the Helium Tolling Agreement at any time. If KHC terminates the Helium Tolling Agreement, management believes it will be able to obtain alternative tolling services, since there is significant excess helium liquefaction capacity available in the United States.

KHC has provided verbal indication to us that it is unlikely to terminate the Helium Tolling Agreement. Despite such verbal indication, termination of the Tolling Agreement or KHC’s insufficient firm tolling capacity creates risk that NEH would be unable to obtain the required tolling services from a third-party or that the cost of such tolling services would be higher than the cost included in the Helium Tolling Agreement. In either case, the profitability resulting from the Liquid Helium Agreement with AirLife could be less than NEH’s financial projections.

We believe that given current and expected helium market conditions, tolling services will be available from third parties, including Tumbleweed Midstream, which operates a helium liquefaction plant in Cheyenne Wells, Colorado; Lisbon Valley Helium, which is planning to restart its helium liquefaction plant near Moab, Utah; or other third parties. While it is possible that the price of such tolling services from these companies could be higher than the price from KHC, NEH does not believe that the difference in price would materially impact the profitability of the Liquid Helium Agreement with AirLife.

Government Regulations

The sale, distribution and handling of our helium is subject to federal and state regulation, including the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Clean Water Act and the National Environmental Policy Act, among others.

Reserves

The annual reserve report dated as of December 31, 2023 (the “Appraisal Report”) prepared by MKM Engineering, a firm providing consulting services in the oil and gas industry, contains estimates of Solis Partner’s proved and probable reserves and forecasts of the resulting economics attributable to Solis Partner’s properties in Chaves County, New Mexico. MKM Engineering prepared the Appraisal Report for NEH’s use in filing with the SEC and contains such assumptions, data, methods and procedures determined by MKM Engineering as appropriate for the purpose of preparing such Appraisal Report.

Internal Controls

Our internal controls for the preparation of annual reserve reports require the report to be prepared by a qualified independent third-party reserve consultant qualified in the preparation of SEC Reserve Reports. The Appraisal Report was prepared by Michele K. Mudrone of MKM Engineering.

Michele Mudrone, a License Professional Engineer in the State of Texas, is a graduate of the Colorado School of Mines with a degree in Petroleum Engineering. She has been a practicing consulting petroleum engineer at MKM Engineering since 2011 and has over 35 years of prior industry experience.

As part of our internal controls, NEH’s Executive Vice President of Engineering and Operations, H. Patrick Seale, has the primary responsibility of reviewing the preparation of the Appraisal Report. The Appraisal Report has also been reviewed by NEH’s Chief Financial Officer, Chief Executive Officer and Chief Geologist.

H. Patrick Seale is an experienced oil and gas executive with 48 years of petroleum engineering experience, including 34 years in senior management, in the domestic and international oil and gas industry and international banking. Mr. Seale has experience in all phases of exploration, exploitation and production, including operations management, reservoir engineering, production engineering, drilling, completion and stimulation design, facility design, property evaluations, reserve assessments and mergers & acquisitions. He received a Bachelor of Science in Petroleum Engineering from the University of Texas at Austin, Summa Cum Laude (with Highest Honors).

To prepare the annual reserve estimates in the Appraisal Report, NEH and MKM Engineering employed a number of industry technologies to evaluate and determine the annual reserves and establish the appropriate level of certainty of the reserve estimates. These technologies included: (i) well log evaluation and analysis, (ii) petrophysical analysis of the ABO, (iii) monthly production data for all NEH Pecos Slope wells, (iv) decline curve analysis and forecasting of future production, (v) sampling and audit of helium content in 315 NEH wells to establish helium content by field development areas of the Pecos Slope ABO field, (vi) analysis of historical well file data including drilling & completion data and frac job designs used to date, (vii) monthly revenue statements to evaluate actual product prices received and (viii) NEH’s monthly lease operating expense data.

Probable Reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. Probable reserves were assigned to areas of the reservoir adjacent to proved reserves based on analogy and geology.

The estimates of probable reserves have not been adjusted for uncertainty, and therefore they may not be comparable with, and should not be summed arithmetically with estimates for proved reserves.

The following table is a summary of proved oil and natural gas reserves at December 31, 2023:

	Oil	NGL	Gas
	(Bbl)	(Bbl)	(Mcf)	Mcfe
Proved Developed	163,100	—	28,527,300	29,505,900
Proved Undeveloped	—	3,871,850	29,554,520	52,785,620
Total Proved	163,100	3,871,850	58,081,820	82,291,520

As noted above, the Company has 82,291.5 MMcfe of proved hydrocarbon reserves. Included in the proved hydrocarbon reserves is approximately 52,785.6 MMcfe of proved undeveloped hydrocarbon reserves.

The following table is a summary of probable oil and natural gas reserves at December 31, 2023:

	Oil	NGL	Gas
	(Bbl)	(Bbl)	(Mcf)	Mcfe
Probable Developed	—	—	—	—
Probable Undeveloped	—	8,138,710	116,568,520	165,400,780
Total Probable	—	8,138,710	116,568,520	165,400,780

The following table reflects changes in the Company’s proved undeveloped oil and gas reserves:

	Well	Oil	Gas	NGL
	Count	MBbl	(MMcf)	MBbl	(MMcfe)
Reserves at Dec. 31, 2021	—	—	—	—	—
Extensions	91	—	33,784.8	4,232.2	59,178.0
Improved Recovery	—	—	—	—	—
Technical revisions	—	—	—	—	—
Acquisitions	—	—	—	—	—
Discoveries	—	—	—	—	—
Dispositions	—	—	—	—	—
Economic factors	—	—	—	—	—
Production	—	—	—	—	—
Reserves at Dec. 31, 2022	91	—	33,784.8	4,232.2	59,178.0
Extensions	1	—	—	232.5	1,395.2
Improved Recovery	—	—	—	—	—
Technical revisions	(12)	—	(4,230.3)	(592.9)	(7,787.6)
Acquisitions	—	—	—	—	—
Discoveries	—	—	—	—	—
Dispositions	—	—	—	—	—
Economic factors	—	—	—	—	—
Production	—	—	—	—	—
Reserves at Dec. 31, 2023	80	—	29,554.5	3,871.9	52,785.6

As the Company’s reserve profile is predominantly natural gas, an equivalent mcf is used in the table above. The conversion is calculated by multiplying the oil and NGL barrels by six to arrive at an equivalent mcf. This calculation is based on one barrel of crude oil having approximately the same energy content as six mcf of gas.

The extensions during 2022 were added primarily due to the planned acquisition, construction and installation of a gas processing facility and a gathering system which made these wells economic. In addition, through the Company’s planned efforts to raise capital through project and equity financing, and expected future cash from operations, the Company expected to be able to fund the drilling of these locations and complete the drilling within 5 years.

The technical revisions noted in the above table during 2023 were a result of a delay in the drilling program which was due to a delay in the start of operations of the Pecos Slope Gas Plant. None of the revisions were related to changes in product prices or costs.

During 2022 and 2023, no proved undeveloped reserves were converted into proved developed reserves.

All proved undeveloped hydrocarbon reserves and proved undeveloped helium volumes are scheduled to be developed within 5 years of the date of this registration statement. In addition, we have material amounts of probable undeveloped hydrocarbon reserves and probable undeveloped helium volumes that will be developed beginning in 2029 and beyond. The timing of the development of these hydrocarbon reserves and helium volumes were scheduled in order to maintain the nameplate capacity of 20,000 MCF/day of inlet gas for our owned and operated Pecos Slope Gas Plant over the useful life of the plant. The development schedule will also allow us to fulfill the terms of our two 10-year helium contracts.

Oil and Gas Production Volumes, Prices and Costs

The following table is a summary of oil and natural gas production sold:

	Oil	NGL	Gas
	(Bbl)	(Bbl)	(Mcf)	Mcfe
For the year ended December 31, 2021	302	—	1,136,812	1,138,621
For the year ended December 31, 2022	1,421	3,148	1,112,169	1,139,580
For the year ended December 31, 2023	2,076	2,285	830,145	856,306

The following table is a summary of average sale prices received and average production costs per mcfe, excluding ad valorem and severance:

	Oil	NGL	Gas	Production
	$per	$per	$per	Cost
	Bbl	Bbl	Mcf	$per Mcfe
For the year ended December 31, 2021	$75.78	$—	$3.11	$1.42
For the year ended December 31, 2022	$93.40	$84.35	$3.44	$1.25
For the year ended December 31, 2023	$77.56	$64.73	$0.37	$1.49

Gas prices noted in the above table are net of processing and transportation costs of $1.68, $2.12, and $1.42 for the years ended December 31, 2021, 2022, and 2023, respectively.

Drilling and Other Exploratory and Development Activities

The Company has drilled no exploratory or development wells during the years ended December 31, 2021, 2022 and 2023. In addition, the Company currently has no wells in the process of being drilled. The Company has engaged a third party to construct a processing plant. This plant is currently under construction.

Oil and Gas Properties, Wells, Operations, and Acreage

The following table is a summary of productive wells and acreage as of December 31, 2023:

	Gross	Net
Oil wells	9	9
Gas wells	409	365
Total productive wells	418	374
Developed acreage	31,280	29,271
Undeveloped acreage	105,720	105,720
Total acreage	137,000	134,991

The numbers in the table above indicated as gross represent wells or acreage in which the company owns a working interest. The numbers in the table above indicated as net represent the Company’s fractional ownership working interest in gross wells or acreage.

Seven of the gas wells in the above table have multiple completions.

All of the developed and undeveloped acreage in the above table is held by production.

In addition to the wells noted in the table above, the Company is a contract operator of 190 wells on behalf of a third party.

The Company has acquired all of its interests in acreage and wells from acquisitions. In all of its acquisitions, New Era Helium Corp has been assigned all of the rights, title and interests of its predecessors in the leases and wells conveyed. This has included all title research, well files and logs, division of interest records, joint operating agreements and miscellaneous contracts.

The company has not yet commissioned fully updated title opinions on its leases. This will be done prior to any new drilling undertaken on a lease.

Intellectual Property

We rely on trademark and trade secret laws, as well as employee and third-party non-disclosure, confidentiality and other types of contractual arrangements to establish, maintain and enforce our intellectual property rights, including with respect to our proprietary rights related to our products.

As of the date of this prospectus, we have the following trademarks:

Trademark	Country	Date of registration	Registration No.
RSH	United States	N/A — trademark application pending, submitted 6/30/2023.	N/A — application pending.
	United States	N/A — trademark application pending, submitted 6/30/2023.	N/A — application pending.

We believe that the trademarks that we use in our business are important for building our brand image and brand recognition. Therefore, we will develop marketing strategies, including advertising and branding campaigns, accordingly.

Employees

As of December 27, 2024, we had 6 employees primarily based in our Midland, Texas office.

The table below breaks down our full-time personnel by function as of December 27, 2024:

	Number of
Function	Employees	% of Total
Executive	2	33.3
General and Administrative	1	16.7
Engineering	1	16.7
Operations	1	16.7
Geology	1	16.7
Total	6	100.0%

None of our employees are affiliated with the labor unions.

Legal Proceedings

From time to time, we may be party to or otherwise involved in legal proceedings arising in the ordinary course of business. We recognize provisions for legal proceedings in our financial statements, in accordance with accounting rules, when we are advised by independent outside counsel that (i) it is probable that an outflow of resources will be required to settle the obligation and (ii) a reliable estimate can be made of the amount of the obligation. The assessment of the likelihood of loss includes analysis by outside counsel of available evidence, the hierarchy of laws, available case law, recent court rulings and their relevance in the legal system. Our provisions for probable losses arising from these matters are estimated and periodically adjusted by management. In making these adjustments our management relies on the opinions of our external legal advisors. Management does not believe that there is any pending or threatened proceeding against us, which, if determined adversely, would have a material adverse effect on our business, results of operations or financial condition, except as described below.

Facilities and Properties

We currently own and operate 137,000 acres in Southeast New Mexico and have over 389.1 MMcf of net proved undeveloped helium reserves and 703.8 MMcf of net probable undeveloped reserves. These reserves are strategically located, just 20 miles north of Roswell, New Mexico and no more than 550 miles away from six out of the seven helium liquefication plants in the United States. The reserves are also located next to El Paso National Gas Facility, a pipeline system owned by Kinder Morgan that transports for natural gas suppliers to end users. This suitable location creates efficiency for our supply of natural gas to various players in the helium production space.

The Pecos Slope Plant mentioned above is expected to commence operations in the second quarter of 2025, and will be located in the Pecos Slope Field of New Mexico.

We currently utilize office space at 4501 Santa Rosa Drive, Midland, Texas 79707 (“TX Lease”) and 200 Pier Avenue, Unit # 224, Hermosa Beach, California (“CA Lease”) and pay for each on a month-to-month basis. We are reviewing options regarding continued use of both the TX Lease and the CA Lease.

MANAGEMENT

Executive Officers and Directors

Set forth below are the names, ages and positions as of the date hereof of the current executive officers and directors of the Company:

Name	Age	Position
E. Will Gray II	49	Chief Executive Officer, Chairman
Michael J. Rugen	64	Chief Financial Officer
Phil Kornbluth	68	Independent Director
William H. Flores	70	Independent Director
Charles Nelson	36	Independent Director
Stan Borowiec	69	Independent Director

E. Will Gray II

E. Will Gray II has served as NEH’s Chief Executive Officer and Director since inception and the Company’s Chief Executive Officer and Director since December 6, 2024. Previously, he was the managing member of Solis Partners, LLC beginning in 2020, which is now a wholly owned subsidiary of NEH. Mr. Gray is the former CEO and founder of Remnant Oil Company, an upstream energy company that acquired and operated both secondary (water) and tertiary (CO2) floods within the Permian Basin. Operations also included management of an 18.5-mile CO2 pipeline that interconnects with the Kinder Morgan Cortez main trunk line. Remnant Oil Company filed for Chapter 11 bankruptcy protection in July 2019 and such petition was later changed to a Chapter 7 bankruptcy filing.

Mr. Gray was formerly an Executive Vice President of Resaca Exploration (a Torch Energy Portfolio Company). He also served as past Chairman & CEO of Cross Border Resources and Dala Petroleum. He has ESG experience and a track record for protecting freshwater rights within Southeast New Mexico, renewable energy development on owned acreage, and the reduction of carbon footprints for certain Permian Basin oilfield service providers. Mr. Gray served as a former Trustee of the Texas State Development Foundation from September 2017 to August 2023. He is currently on the Texas State University’s Development Foundation Emeritus Council. He is also a former board member of the United Way Fund in Midland. Will received his B.S. in Business Management from Texas State University in 1998.

Michael J. Rugen

Michael J. Rugen has served as NEH’s Chief Financial Officer since November 1, 2023 and the Chief Financial Officer of the Company since December 6, 2024. He worked as a contractor for NEH since April of 2023. Mr. Rugen is a certified public accountant with over 40 years of experience primarily in exploration, production, and oilfield services. From September 2009 through February 2021, Mr. Rugen served as Chief Financial Officer for Tengasco, Inc., an exploration and production company publicly traded on the NYSE American Exchange. In June 2013, Mr. Rugen also was named interim Chief Executive Officer and continued in the role until February 2021. In February 2021, Tengasco merged with Riley Exploration Permian with Mr. Rugen continuing in the role of Chief Financial Officer through August 2021.

Mr. Rugen received his Bachelor of Science in Business from Indiana University in 1982.

Phil Kornbluth

Phil Kornbluth is a Director of the Company since December 6, 2024. He is currently the President of Kornbluth Helium Consulting, LLC (“KHC”), a helium focused consulting company founded in 2013 that advises clients on all commercial aspects of the global helium business. Mr. Kornbluth is recognized as one of the gas industry’s leading independent commercial experts in the global helium business. He has been employed by several leading industrial gas companies over the last 43 years, including The BOC Group, PLC (“BOC”) and the Matheson Gas subsidiary of Nippon Sanso Holdings (“NSC”), and has worked in various roles related to the helium business for the last 41 years. While at both BOC and NSC, Mr. Kornbluth held executive positions that included general management and profit and loss responsibility for their global helium businesses. Mr. Kornbluth has been a frequent speaker on helium-related topics at industry conferences, has contributed to and authored numerous helium-related articles and has made important contributions to U.S. helium legislation passed in 1996 and 2013. Mr. Kornbluth has been working full-time for KHC for the last 8 years. Mr. Kornbluth was also a member of the Board of Directors of North American Helium Inc. from December 2014 through February 2021 and remained on its advisory board until the end of 2022.

Mr. Kornbluth holds a BS degree in Economics from the University of Pennsylvania’s Wharton School of Business in 1976 and received a Masters in Business Administration degree from Rider University in 1981.

William H. Flores

William H. “Bill” Flores is a Director of the Company since December 6, 2024. Mr. Flores has over 20 years of “C-level” and board governance experience with public and private energy companies and 10 years of service as the elected U.S. Representatives for the 17th Congressional District of Texas from 2011 to 2021. He currently serves as Chair of Serolf Technologies LLC (wholly owned by Mr. Flores), Chairman of the Board of Directors for the Electric Reliability Council of Texas (ERCOT), Chairman of the Board of Directors and Chairman of the Audit Committee of Nauticus Robotics (a Nasdaq company), member of the Board of Directors of CO2 Energy Transition (Nasdaq listing pending), member of the Strategic Advisory Committee of Veriten LLC, and a member of the Board of Directors of several non-profit organizations. Mr. Flores is a Texas licensed CPA with a Master of Business Administration from Houston Christian University (formerly Houston Baptist University) in 1985, and Bachelor of Business Administration degree from Texas A&M University, College Station, in 1976.

Charles Nelson

Mr. Nelson is a Director of the Company since December 6, 2024. Charles is an experienced executive, board member, advisor, and problem solver with a track record in developing and commercializing new hard technologies in energy transition. He has spent his career building assets, companies, and relationships through a deep and ever-growing understanding of how capital providers, corporates, tech founders, and asset owners work together and using that to facilitate the advancement of new ideas into reality.

Mr. Nelson currently serves as interim Chief Compliance Officer of Castlerock Biofuels, a role he has started from August of 2024, where he oversees compliance matters for this renewable energy and infrastructure company. From May 2022 to October 2023, Mr. Nelson served as President and CEO of Gold H2 Inc., an energy company specializing in clean hydrogen production, where his accomplishments included completing a corporate spin-out with a seed stage and Series A fundraise of $12 million. He also completed a conceptual field pilot and secured offtake memoranda of understanding and term sheets with Mercuria and Linde for hydrogen sales.

From February 2022 to October 2023, Mr. Nelson served as Chief Operating Officer and Business Officer at Cemvita, a sustainable technology company where he oversaw corporate strategy, business development, government affairs, engineering, and operations. In this role, he managed the corporate development strategy with existing stakeholders, including Mitsubishi Heavy Industries, Sumitomo, Oxy, and United Airlines. His other accomplishments in this role also including leading the development of eCO2 technology (waste to value) and construction of continuous pilot system in under a year; and orchestrating a corporate restructuring driving top company mission focus and resulting two spin out companies Endolith (mining chemicals), Gold H2 (subsurface hydrogen production). Prior to Cemvita, Mr. Nelson co-founded and served as Chief Commercial Officer of ClearShift from August 2017 to February 2022.

Mr. Nelson earned his Bachelor of Science in Chemical Engineering from Iowa State University in 2011.

Stan Borowiec

Stan Borowiec is a Director of the Company since December 6, 2024. Mr. Borowiec is an experienced executive with expertise in general management, marketing and finance in the chemical and industrial gas industries. He currently has his own consulting practice, where he focuses on Commercial Excellence. He has completed projects in pricing, sales process, and sales effectiveness for clients in packaging and the medical compound and tubing space. Mr. Borowiec also served as an Advisor to Acme Cryogenics, a leading manufacturer of Cryogenic equipment and services.

Mr. Borowiec retired in 2015 from the Linde Group after 30 years with the company. He rose through the ranks at Linde and held significant leadership positions in the Tonnage, Bulk, and Compressed businesses. From 2006 to 2009 he was Vice President of Product Management for the North American Region, successfully developing the pricing methodology, adopted across The Linde Group as a best practice. In addition, he continued to provide executive leadership and sponsorship for Linde relationships with Airgas, Pepsi, NuCO2 and Phillips Medical.

Prior to the merger of BOC and Linde, Mr. Borowiec was Vice President and General Manager of BOC’s Northeast Region, where he managed the Sales and Engineering teams. He achieved his first Vice President role with his promotion to lead the Compressed Gas Business, as the Business Manager for a $350 Million distribution business. He also served as Director of Helium, where he managed BOC’s global Helium business.

Mr. Borowiec holds an MBA with distinction from The Harvard Business School in 1985, along with a Masters and Bachelor of Science in Chemical Engineering from Columbia University in 1976 and Master of Science in Chemical Engineering from Columbia University in 1977. He has served on the Board of Visitors for Columbia University’s School of Engineering, and Applied Science and is currently on the Board of Caldwell University.

Family Relationships

There are no familial relationships among the Company’s directors and executive officers.

Board Composition

The Company’s business and affairs are organized under the direction of the Board. The Board consists of five members. E. Will Gray II serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to the Company’s management. The Board will meet on a regular basis and additionally as required.

Director Independence

Nasdaq requires that a majority of our Board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Phil Kornbluth, William Flores, Charles Nelson and Stan Borowiec are our independent directors. The independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that the Board will believe are no less favorable to us than could be obtained from independent parties.

Board Oversight of Risk

One of the key functions of the Board will be informed oversight of its risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board will be responsible for monitoring and assessing strategic risk exposure and the Company’s audit committee will have the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. The Company’s compensation committee will also assess and monitor whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Audit Committee

We have established an audit committee of the Board, which consists of William H. Flores, Phil Kornbluth and Charles Nelson, who are independent directors under Nasdaq’s listing standards.

William H. Flores will be the chairperson of the audit committee, who qualifies as an “audit committee financial expert,” as defined under the rules and regulations of Nasdaq and the SEC. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
●	discussing with management major risk assessment and risk management policies;
●	monitoring the independence of the independent auditor;
●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
●	reviewing and approving all related-party transactions;
●	inquiring and discussing with management our compliance with applicable laws and regulations;
●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
●	appointing or replacing the independent auditor;
●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

Pursuant to Nasdaq rules, the audit committee will at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Corporate Governance and Nominating Committee

We will establish a corporate governance and nominating committee of the Board, which is anticipated to consist of Phil Kornbluth, Stan Borowiec and Charles Nelson. Phil Kornbluth is anticipated to be the chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The corporate governance and nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The corporate governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

We have established a compensation committee of our Board, which consists of Charles Nelson, William H. Flores and Stan Borowiec. Charles Nelson is anticipated to be the chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;
●	reviewing and approving the compensation of all of our other executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
●	if required, producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Ethics

We have adopted a code of conduct and ethics (“Code of Ethics”) that applies to all of its executive officers, directors and employees. The code of ethics will codify the business and ethical principles that govern all aspects of our business.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2023, our “named executive officers” and their positions were as follows:

●	E. Will Gray II, Chief Executive Officer; and
●	Michael J. Rugen, Chief Financial Officer.

Compensation of Executive Officers and Directors of NEH

				All Other
			Salary	Compensation(1)	Total
Name and Principal Position	Year		($)	($)	($)
E. Will Gray II	2023	(2)	$319,000	$28,138	$347,138
Chief Executive Officer	2023	(3)	$29,000	$2,558	$31,558
	2022	(4)	$273,000	$20,312	$293,312
Michael J. Rugen	2023		$132,032		$132,032
Chief Financial Officer
(1)Represents health insurance for Mr. Gray paid by the Company.
(2)This compensation was paid to Mr. Gray after the February 6, 2023 Reorganization Agreement and Plan Share Exchange between the Company with Solis Partners. LLC.
(3)This compensation was paid to Mr. Gray prior the February 6, 2023 Reorganization Agreement and Plan Share Exchange between the Company with Solis Partners. LLC.
(4)On April 13, 2022, Mr. Gray become a member of Solis Partners LLC. Prior to this time, Mr. Gray performed contract and consulting services for Solis Partners LLC.

Management Agreements

The CEO and CFO Employment Agreements

Currently, our Chief Executive Officer, Mr. E. Will Gray II, receives an annual base salary of $348,000, plus benefits. He was named Chief Executive Officer of NEH on February 6, 2023 in the context of the Reorganization Agreement and Plan Share Exchange between the NEH and Solis Partners LLC dated February 6, 2023 and Chief Executive Officer of the Company effective as of December 6, 2024.

Currently, our Chief Financial Officer, Mr. Michael J. Rugen, receives an annual base salary of $240,000 plus benefits. He was named Chief Financial Officer of NEH effective November 1, 2023 and Chief Financial Officer of the Company effective as of December 6, 2024.

Pursuant to the employment agreement with Mr. Gray (the “Gray Employment Agreement”), Mr. Gray will receive an annual base salary of $475,000 per year, plus benefits. Pursuant to the employment agreement with Mr. Rugen (the “Rugen Employment Agreement”), Mr. Rugen will receive an annual base salary of $240,000 per year, plus benefits. The compensation package to offered to Mr. Gray and Mr. Rugen reflect their respective functions and responsibilities at the Company as a public company listed at the Nasdaq, and may include, among others, increase in the base salary, annual bonuses, stock grants and participation in the Company’s equity incentive plan.

Director Agreements

We have entered into Director Agreements with each of the non-executive Directors. Pursuant to such Director Agreements, each non-executive Director will be paid $200,000 annually, such compensation consisting of both cash and our stock. Directors who are also executive officers of the Company will not receive any additional compensation for serving as directors. Non-executive Directors will be paid $60,000 in case per year, paid on a quarterly basis. Upon the one-year anniversary of such non-executive Director’s service, he/she would be granted our stock in the amount of $140,000. The share price of the stock granted to such non-executive Directors will be determined by the Compensation Committee. In addition, we will compensate the Chairperson of the Audit Committee with: (i) $10,000 per year, paid in cash on a quarterly basis and (ii) $10,000 in common shares after his/her one-year anniversary with us. We will pay the Compensation Committee Chairperson: (i) an additional cash compensation $4,000 per year on a quarterly basis and an additional $6,000 in Common Stock after his or her one-year anniversary serving in such capacity.

Outstanding Equity Awards at Fiscal Year-End

None.

Retirement Benefits

None.

Equity Compensation Plan Information

None.

Director and Officer Indemnification Agreements

We have entered into employment agreements whereby we will agree to indemnify the Chief Executive Officer and Chief Financial Officer to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by the Chief Executive Officer and Chief Financial Officer in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to the performance by the Chief Executive Officer and Chief Financial Officer of services for, or the acting by the Chief Executive Officer and Chief Financial Officer as a director, officer or executive of, the Company, or any subsidiary of the Company. Any fees or other necessary expenses incurred by the Chief Executive Officer and Chief Financial Officer in defending any such action, suit, investigation or proceeding shall be paid by the Company in advance, subject to the Company’s right to seek repayment from the Chief Executive Officer and Chief Financial Officer if a determination is made that the Chief Executive Officer and Chief Financial Officer were not entitled to indemnification.

Potential Payments Upon Termination or Change in Control

None.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or will exceed $120,000; and
●	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Lock-up Agreement

In connection with the Business Combination, we have entered into lock-up agreements with certain of our shareholders restricting the transfer of their shares received as Merger consideration or any securities convertible into or exercisable or exchangeable for shares of Common Stock owned by them nor make any demand for or exercise any right with respect to the registration of such lock-up securities from and after the closing of the Business Combination. The restrictions under the lock-up agreements began at the closing of the Business Combination and end six (6) months from the Closing Date.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial stockholders, unless we have obtained (i) an opinion from an independent investment banking firm, or other firm that commonly provides valuation opinions, that the business combination is fair to our stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial stockholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Our bylaws provides that our directors and officers will be indemnified by us to the fullest extent authorized by Nevada law as it now exists or may in the future be amended.

Notwithstanding the foregoing, as set forth in our bylaws, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described in this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act (and is, therefore, unenforceable.).

Certain Relationships and Related Person Transactions

On July 31, 2024 (and effective as of July 1, 2024), NEH entered into a Retention and Consulting/Services Agreement with Tall City Well Service Co., LP, a Texas limited partnership owned by NEH’s Chairman, Joel G. Solis (“Tall City”), pursuant to which Tall City shall deliver or otherwise make available workover rigs to NEH and shall act as a consultant for work associated with such workover rigs, providing maintenance and repair services for the workover rigs. NEH agreed to pay Tall City $720,000 as a retainer fee (the “Retainer Fee”) and shall pay for the services performed in accordance with Tall City’s standard invoicing practices and prices. The Retainer Fee shall be paid to Tall City with a 10% Secured Convertible Debenture due March 1, 2025 pursuant to Section 2.6 of a certain Securities Purchase Agreement dated as of February 23, 2024, which debenture was amended on July 31, 2024 (such amended debenture, the “Amended Solis Debenture”).

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of December 18, 2024 by:

●	each person known by us to be the beneficial owner of more than 5% of our Common Stock;
●	each person who is a named executive officer or director of the Company; and
●	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of shares of common stock is calculated based on 13,165,152 shares of Common Stock outstanding as of December 18, 2024.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Owned
Directors and Named Executive Officers of the Company
E. Will Gray II(2)	879,819	6.68%
Michael J. Rugen	—	—%
Phil Kornbluth	—	—%
William H. Flores	—	—%
Charles Nelson	—	—%
Stan Borowiec	—	—%
All Directors and Executive Officers of the Company as a Group (6 Individuals)	879,819	6.68%

5%+ Holders
Joel Solis(3)(4)	2,115,581	16.07%
Casey Solis(5)(6)	1,034,898	7.86%
Robert Solis(7)(8)	1,034,898	7.86%
CR Financial Holdings Inc(9)(10)	978,969	7.44%
Pecos Slope Holdings LLC(11)(12)	879,819	6.68%
John Lipman(15)	844,554	6.72%
CHLM Sponsor-5 LLC(13)(14)	664,734	5.05%
(1)	Unless otherwise noted, the business address of each of the individuals is c/o New Era Helium Inc., 4501 Santa Rosa Drive, Midland, TX 79707.
(2)	Includes 879,819 shares which are owned by Pecos Slope Holdings LLC, of which Will Gray II has sole voting and dispositive power.
(3)	Includes 2,115,581 shares owned by Joel Solis in which he has voting and dispositive power.
(4)	The mailing address of this shareholder is 6801 Executive Court, Midland, TX 79707.
(5)	Includes 1,034,898 shares owned by Casey Solis in which he has voting and dispositive power.
(6)	The mailing address of this shareholder is 4208 Timberglen Place, Midland, Texas 79707.

(7)	Includes 1,034,898 shares owned by Robert Solis in which he has voting and dispositive power.
(8)	The mailing address of this shareholder is 2741 North Faudree Road, Apt. 2303, Odessa, TX 79765.
(9)	CR Financial Holdings, Inc. has voting and dispositive power on shares owned by CR Financial Holdings Inc.
(10)	The business address of this shareholder is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(11)	E. Will Gray II has voting and dispositive power on shares owned by Pecos Slope Holdings LLC.
(12)	The mailing address of this shareholder is 28012 Palos Verdes Drive, E, Ranchos Palos Verdes, CA 90275.
(13)	CHLM Sponsor-5 LLC has voting and dispositive power on shares owned by CHLM Sponsor-5 LLC.
(14)	The business address of this shareholder is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(15)	The mailing address of this shareholder is C/O John Lipman, Craig-Hallum, 41 West Putnam Ave 1st Fl., Greenwich, CT 06831.

SELLING SHAREHOLDERS

This prospectus relates to the offer and sale from time to time of up to 51,643,148 shares of our Common Stock by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Shareholders” and their respective transferees, pledgees, donees, assignees or other successors (each also a Selling Shareholder for purposes of this prospectus). The Selling Shareholders identified below may currently hold or acquire at any time shares of our Common Stock in addition to those registered hereby.

We are registering these 51,643,148 shares of our Common Stock for sale by the Selling Shareholders named below pursuant to the EPFA, the Notes and the Warrants as described below.

The percent of beneficial ownership for the Selling Shareholders is based on 13,165,152 shares of Common Stock outstanding as of December 18, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each Selling Shareholder listed below has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by it.

Information concerning the Selling Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Shareholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Shareholders.

The Selling Shareholders are not obligated to sell any of the shares of our securities offered by this prospectus. Because each Selling Shareholder identified in the table below may sell some or all of the shares of our securities owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Shareholders.

In addition, subject to applicable law, each Selling Shareholder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Shareholder provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each Selling Shareholder will sell all of the shares of our Common Stock beneficially owned by it that are covered by this prospectus but will not sell any other shares of our Common Stock that it may currently own.

			Maximum
			Number
	Number of		of Shares		Number of
	Shares of		of		Shares of
	Common		Common		Common	Percentage
	Stock		Stock to		Stock	of
	Beneficially		be Sold		Beneficially	Beneficial
	Owned		Pursuant		Owned	Ownership
	Prior to		to this		After	After
Name of Selling Shareholder	Offering(1)		Prospectus		Offering(8)	Offering
ATW AI Infrastructure LLC(9)	442,334	(2)	39,019,737	(3)	0	0%
ATW AI Infrastructure II LLC(10)	0		7,640,000	(4)	0	0%
Craig-Hallum	575,000	(11)	575,000	(12)	0	0%
CR Financial Holdings, Inc.	1,032,248	(5)(13)	1,032,248	(5)(13)	0	0%
CHLM Sponsor-5 LLC	720,708	(5)	720,708	(5)	0	0%
Byron Roth	540,304	(5)(13)	540,304	(6)(13)	0	0%
Gordon Roth	111,068	(5)(13)	111,068	(6)(13)	0	0%
AMG Trust	142,342	(5)(13)	142,342	(5)(13)	0	0%
Andrew Costa	14,247	(11)	14,247	(7)	0	0%
Theodore Roth	63,469	(5)(13)	63,469	(5)(13)	0	0%
John Lipman	900,528	(5)(13)	900,528	(6)(13)	0	0%
Nazan Akdeniz	7,557	(5)(13)	7,557	(5)(13)	0	0%
Louis J. Ellis III	7,556	(5)(13)	7,556	(5)(13)	0	0%
Adam Rothstein	44,807	(5)(11)	44,807	(5)(7)	0	0%
Sam Chawla	44,807	(5)(11)	44,807	(5)(7)	0	0%
Pamela Ellison	44,807	(5)(11)	44,807	(5)(7)	0	0%
JMT Holdings LLC	7,337	(13)	7,337	(13)	0	0%
Donald R. Hultstrand	16,439	(13)	16,439	(13)	0	0%
William R. Hartfiel III	26,280	(13)	26,280	(13)	0	0%
Roth Capital Partners LLC	426,881	(5)(13)	426,881	(5)(13)	0	0%
Steven Dyer	26,280	(13)	26,280	(13)	0	0%
Total	5,194,999		51,643,148		0	0%
(1)	Unless otherwise indicated with footnote (11), includes only those shares of Common Stock owned by such Selling Shareholder prior to this Offering, exclusive of any shares of Common Stock being registered hereby.
(2)	The number of shares of Common Stock that may actually be acquired by the ATW AI LLC pursuant to the EPFA or the conversion of the Notes is not currently known and is subject to satisfaction of certain conditions and other limitations set forth in the EPFA and the Notes, including the 4.99% Beneficial Ownership Limitation and the 19.99% Exchange Cap.
(3)	Includes shares issuable pursuant to (a) the EPFA at a purchase price per share of $2.28 (95% of $2.40, which is the Nasdaq closing price of the Common Stock on December 16, 2024, as calculated per the EPFA), without regard to any share or volume limitation and without regard to the Ownership Limitation, assuming that the corporate action relating to Shareholder Approval is in effect and (b) upon conversion of the Notes at the Note Floor Price, plus all accumulated interest until its respective maturity date and redemption premium on the Notes, without regard to the Ownership Limitation, assuming that the Notes remain outstanding until its respective maturity date and that the redemption premium and interest on the Notes are paid in shares of Common Stock and that the corporate action relating to Shareholder Approval is in effect.
(4)	Includes shares issuable upon the exercise of the Warrants, at the Warrant Floor Price for the First Tranche Warrant, without regard to any beneficial ownership limitation, assuming that the corporate action relating to Shareholder Approval is in effect.
(5)	Includes shares underlying the Private Warrants which were previously issued to such Selling Shareholder pursuant to a private placement conducted by ROCL, a predecessor entity of the Redomestication Merger in the Business Combination.

(6)	Includes (a) shares previously issued to such Selling Shareholder, who is a former director and/or officer of ROCL and (b) shares underlying the Private Warrants which were previously issued to such Selling Shareholder pursuant to a private placement conducted by ROCL, a predecessor entity of the Redomestication Merger in the Business Combination.
(7)	Includes shares previously issued to such Selling Shareholder, who is a former director and/or officer of ROCL.
(8)	Assumes that the Selling Shareholders will sell all of the shares of Common Stock beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Common Stock.
(9)	ATW AI is wholly-owned by ATW Opportunities Master Fund II, L.P. (the “Fund”). ATW Partners Opportunities Management, LLC serves as the investment manager to the Fund (the “Adviser”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The Fund, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by ATW AI. The Fund, Adviser and the Managing Members each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o ATW Partners Opportunities Management, LLC, ONE PENN, 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119.
(10)	ATW AI II is wholly-owned by the Fund. Adviser serves as the investment manager to the Fund. Antonio Ruiz-Gimenez and Kerry Propper serve as the Managing Members of the Adviser. The Fund, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by ATW AI II. The Fund, Adviser and the Managing Members each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o ATW Partners Opportunities Management, LLC, ONE PENN, 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119.
(11)	The shares of Common Stock beneficially owned by such Selling Shareholder prior to the Offering consisted only of those shares such Selling Shareholder is seeking to register pursuant to this registration statement.
(12)	This number represents the shares of Common Stock issued on December 6, 2024 to such Selling Shareholder upon termination of the business combination marketing agreement previously entered into between ROCL, Roth Capital, and such Selling Shareholder.
(13)	Includes shares issued upon the conversion of certain NEH convertible bridge financing debentures.

This prospectus also relates to the offer and sale of up to 230,746 warrants sold to certain of the Selling Shareholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO (the “Private Warrants”). Such persons are identified in the table below.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Shareholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

		Maximum
		Number
	Number of	of Warrants	Number of	Percentage
	Warrants	to	Warrants	of
	Beneficially	be Sold	Beneficially	Beneficial
	Owned	Pursuant	Owned	Ownership
	Prior to	to this	After	After
Name of Selling Shareholder	Offering(1)	Prospectus	Offering(8)	Offering
CR Financial Holdings, Inc.	53,279	53,279	0	0%
CHLM Sponsor-5 LLC	55,974	55,974	0	0%
Byron Roth	33,581	33,581	0	0%
Gordon Roth	6,905	6,905	0	0%
AMG Trust	8,971	8,971	0	0%
Theodore Roth	3,945	3,945	0	0%
John Lipman	55,974	55,974	0	0%
Nazan Akdeniz	469	469	0	0%
Louis J. Ellis III	469	469	0	0%
Adam Rothstein	2,284	2,284	0	0%
Sam Chawla	2,284	2,284	0	0%
Pamela Ellison	2,284	2,284	0	0%
Roth Capital Partners LLC	4,328	4,328	0	0%
Total	230,746	230,746	0	0%

Material Relationships with Selling Shareholders

Equity Purchase Facility Agreement

On December 6, 2024, we entered into the Equity Purchase Facility Agreement with ATW AI LLC. Pursuant to the EPFA, we shall have the right, and not the obligation, to sell to ATW AI LLC up to $75 million of Common Stock, at our request during the commitment period commencing on December 6, 2024 and terminating on the first day of the month following the 36 month anniversary of December 6, 2024. Each issuance and sale by us to ATW AI LLC is subject to a maximum limit equal to the greater of (i) 400% of the aggregate volume traded of the Common Stock for the five trading days immediately preceding an advance notice and (ii) the quotient of $1,000,000 (or $2,000,000 if it is an Accelerated Purchase) divided by the opening price of the Common Stock on the trading day prior to the advance notice. The shares of Common Stock will be issued and sold to ATW AI LLC at a per share price equal to 95% of the lower of (i) the lowest trading price during the three consecutive trading days commencing on the advance notice date if a Regular Purchase (or the same trading day if an Accelerated Purchase) and (ii) the VWAP of the Common Stock during the applicable pricing period if a Regular Purchase (or the lowest daily VWAP if an Accelerated Purchase). “VWAP” means for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P through its “AQR” function.

The advances are subject to certain limitations, including that ATW AI LLC cannot purchase any shares that would result in it beneficially owning more than the Ownership Limitation or acquiring Common Stock in excess of the Exchange Cap at an average price that would be less than $10.76. The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of Common Stock traded on Nasdaq during the applicable pricing period is less than the Volume Threshold (as defined below), then the number of Common Stock issued and sold pursuant to such advance notice will be reduced to the greater of (i) (A) 30% of the trading volume of the Common Stock on Nasdaq during the relevant pricing period as reported by Bloomberg L.P. for the Regular Purchase Pricing Period (as defined in the EPFA) and (B) 10% for the Accelerated Purchase Pricing Period (as defined in the EPFA); and (ii) the number of Common Stock sold by ATM AI LLC during such pricing period, but in each case not to exceed the amount requested in the advance notice. “Volume

Threshold” is defined as a number of Common Stock equal to the quotient of (i) the number of shares in the advance notice requested by the Company divided by (ii) (x) 0.30 for the Regular Purchase Pricing Period or (y) 0.10 for the Accelerated Purchase Pricing Period.

The EPFA also provides for the issuance of two pre-paid advances in the aggregate amount of $10 million, the first pre-paid advance in the amount of $7 million and the second pre-paid advance in the amount of $3 million.

Notes

On December 6, 2024, we issued a Senior Secured Convertible Promissory Note (the “Initial Note”) to ATW AI LLC in the principal amount of $7 million. The Initial Note provides for a 7% original issue discount and is for a term of 15 months. Commencing on the ninetieth (90th) day following the applicable issuance date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount has been repaid, we are required to make monthly payments to ATW AI LLC. Each monthly payment will be in an amount equal to the sum of (i) one twelfth (1/12) of the initial aggregate principal of the Initial Note and all other notes issued pursuant to the EPFA, plus (ii) accrued and unpaid under the Initial Note as of each payment date. Interest accrues on the outstanding principal balance hereof at an initial annual rate equal to 10% (“Interest Rate”), which Interest Rate will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Initial Note).

The Initial Note is convertible into shares of Common Stock at the option of ATW AI LLC at an initial conversion price of $10.00 per share (the “Conversion Price”). Subject to certain exceptions outlined in the Initial Note, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Note then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default occurs. The Conversion Price is subject to an initial floor price of $2.00 per share of Common Stock; however, on each Floor Price Reset Date, the floor price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, we may reduce the floor price to any amount set forth in a written notice to ATW AI LLC, provided that any such reduction will be irrevocable and will not be subject to increase thereafter. Currently, the Initial Note is initially convertible into 770,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest. The Company may prepay the Note at its option, upon thirty (30) business days written notice, by paying a 10% redemption premium.

We expect to issue an additional senior secured convertible promissory note upon the effectiveness of the registration statement of which this prospectus forms a part in the principal amount of $3 million (the “Subsequent Note”), of which will contain the same terms and conditions as the Initial Note, upon the satisfaction or waiver of other conditions. When issued, the Subsequent Note will be initially convertible into 330,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest.

Securities Purchase Agreement

On December 6, 2024, the Company and ATW AI II LLC entered into a securities purchase agreement pursuant to which the Company issued and sold to the Investor warrants to purchase up to $30,000,000 shares of Common Stock (the “Warrant Shares”) comprised of two tranches, (i) a warrant to purchase up to $10,000,000 shares of Common Stock and (ii) a warrant to purchase up to $20,000,000 shares of Common Stock.

Warrants

The Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at the Exercise Price, subject to certain adjustments as provided in the applicable Warrant.

The number of Warrant Shares issuable upon exercise of First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Warrants and (y) multiplied by 110%, and (ii) divided by the Exercise Price then in effect. Currently, the number of Warrant Shares issuable upon exercise of the First Tranche Warrant is equal to 1,100,000, assuming the Warrant Exercise Price. The number of Warrant Shares issuable upon exercise of Second Tranche Warrant is equal to 2,140,000, subject to certain adjustments.

The First Tranche Warrant and the Second Tranche Warrant will expire on the twenty (20) month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the Warrant Shares. Subject to certain exceptions outlined in the Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Exercise Price of the Warrants then in effect, the Exercise Price of the Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the Exercise Price of the Warrants is subject to a floor price (the “Warrant Floor Price”) of $2.00 per share of Common Stock.

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to cause the shareholders to approve (i) the issuance of all of the Warrant Shares in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000. We expect that a majority of the shareholders of the Company will approve such resolutions.

ATW AI II LLC will not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such exercise, ATW AI II LLC (together with certain related parties) would beneficially own in excess of the Ownership Limitation of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Because the purchase price per share to be paid by the Selling Shareholders for the shares of Common Stock that we may elect to sell to the Selling Shareholders under the EPFA, if any, will fluctuate based on the market prices of our Common Stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of Common Stock that we will sell to the Selling Shareholders under the EPFA, the actual purchase price per share to be paid by the Selling Shareholders for those shares, or the actual gross proceeds to be raised by us from those sales, if any Although the EPFA provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the EPFA, direct the Selling Shareholders to purchase shares of our Common Stock from us in one or more advances under the EPFA, for a maximum aggregate purchase price of up to $75 million, only 32,894,737 purchase shares are being registered for resale under the registration statement of which this prospectus forms a part. While the market price of our Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Shareholders under the EPFA for shares of our Common Stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Shareholder’s commitment under the EPFA, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement of which this prospectus forms a part.

If it becomes necessary for us to issue and sell to the Selling Shareholder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $75 million under the EPFA, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Shareholders of any such additional shares of our Common Stock which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our Common Stock to the Selling Shareholder under the EPFA. The number of shares of our Common Stock ultimately offered for resale by the Selling Shareholder depends upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Shareholder under the EPFA.

The issuance, if any, of shares of our Common Stock to the Selling Shareholder pursuant to the EPFA would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing shareholders would be diluted. Although the number of shares of our Common Stock that our existing shareholders own would not decrease as a result of sales, if any, under the EPFA, the shares of our Common Stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

DESCRIPTION OF SECURITIES

Our articles of incorporation currently authorize the issuance of one (1) share of common stock, par value $0.0001 per share. As of December 18, 2024, 13,165,152 shares of common stock are issued and outstanding and no preferred shares are issued or outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our articles certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

Dividends

We have not declared or paid any dividends on our capital stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Nevada law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

Tradeable Warrants

As of December 18, 2024, 5,980,736 Tradeable Warrants are outstanding. Each whole Tradeable Warrant entitles the registered holder to purchase one share of the Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after December 6, 2024. Pursuant to the warrant agreement for the Tradeable Warrants, a Tradeable Warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole Tradeable Warrant may be exercised at any given time by a Tradeable Warrant holder. No fractional Tradeable Warrants will be issued upon separation of the units and only whole Tradeable Warrants will trade. Accordingly, unless the holder thereof owns a multiple of two units, the number of warrants issuable upon separation of the units will be rounded down to the nearest whole number of Tradeable Warrants. However, no Tradeable Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the Tradeable Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Tradeable Warrants is not effective within 120 days from December 6, 2024, the Tradeable Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Tradeable Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the whole Tradeable Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” and the exercise price of the Tradeable Warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the shares of Common Stock for the ten (10) trading days ending on the trading day prior to the date of exercise. The warrants will expire five years from December 6, 2024 at 5:00 p.m., New York City time.

We may call the outstanding Tradeable Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time after the Tradeable Warrants become exercisable,
●	upon not less than 30 days prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to Tradeable Warrant holders, and
●	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Tradeable Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Tradeable Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such Tradeable Warrant.

The redemption criteria for our Tradeable Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Tradeable Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Tradeable Warrants.

If we call the Tradeable Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Tradeable Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” and the exercise price of the Tradeable Warrants by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Tradeable Warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Tradeable Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement for the Tradeable Warrants provides that the terms of the Tradeable Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Tradeable Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Tradeable Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Tradeable Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Tradeable Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Tradeable Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Tradeable Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Tradeable Warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such Tradeable Warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Tradeable Warrants until the expiration of the Tradeable Warrants. If the prospectus relating to the shares of Common Stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Tradeable Warrants reside, we will not be required to net cash settle or cash settle the Tradeable Warrant exercise, the Tradeable Warrants may have no value, the market for the Tradeable Warrants may be limited and the Tradeable Warrants may expire worthless.

Tradeable Warrant holders may elect to be subject to a restriction on the exercise of their Tradeable Warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.99% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the Tradeable Warrants. If, upon exercise of the Tradeable Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Tradeable Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Warrants

The Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at the Exercise Price, subject to certain adjustments as provided in the applicable Warrant.

The number of Warrant Shares issuable upon exercise of First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Warrants and (y) multiplied by 110%, and (ii) divided by the Exercise Price then in effect. Currently, the number of Warrant Shares issuable upon exercise of the First Tranche Warrant is equal to 1,100,000, assuming an Exercise Price of $10. The number of Warrant Shares issuable upon exercise of Second Tranche Warrant is equal to 2,140,000, subject to certain adjustments.

The First Tranche Warrant and the Second Tranche Warrant will expire on the twenty (20) month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the Warrant Shares. Subject to certain exceptions outlined in the Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Exercise Price of the Warrants then in effect, the Exercise Price of the Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the Exercise Price of the Warrants is subject to the Warrant Floor Price. On each Warrant Floor Price Reset Date, the Warrant Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Warrant Floor Price Reset Date. Additionally, we may reduce the Warrant Floor Price to any amount set forth in a written notice to ATW AI II LLC, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to cause the shareholders to approve (i) the issuance of all of the Warrant Shares in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000. We expect that a majority of the shareholders of the Company will approve such resolutions.

ATW AI II LLC will not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such exercise, ATW AI II LLC (together with certain related parties) would beneficially own in excess of the Ownership Limitation of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any such dividends will be within the discretion of our Board of Directors.

Special meeting of stockholders

Our bylaws provide that special meetings of stockholders may be called by the Board of Directors, any two directors, or the President.

SHARES ELIGIBLE FOR FUTURE SALE

Lock-Up Agreement

We have entered into lock-up agreements with certain of our shareholders restricting the transfer of their shares received as Merger consideration or any securities convertible into or exercisable or exchangeable for shares of Common Stock owned by them nor make any demand for or exercise any right with respect to the registration of such lock-up securities from and after December 6, 2024. The restrictions under the lock-up agreements began on December 6, 2024 and end six (6) months thereafter.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or
●	the average weekly reported trading volume of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company. Accordingly, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Rule 701

Rule 701 under the Securities Act generally allows a stockholder who purchases shares of capital stock pursuant to a written compensatory plan or contract executed prior to December 6, 2024 and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the applicable lock-up period expires.

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Shareholders or their permitted transferees, of up to 51,643,148 shares of our Common Stock.

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. The shares of Common Stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for our common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Shareholders may be deemed as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Shareholders have informed us that they intend to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the EPFA or otherwise. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Shareholders have informed us that each such broker-dealer will receive commissions from the Selling Shareholders that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Shareholders.

We know of no existing arrangements between the Selling Shareholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Shareholders including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Shareholders any compensation paid by the Selling Shareholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Shareholder. As consideration for its irrevocable commitment to purchase our Common Stock under the EPFA or otherwise, we have reserved up to 11,478,091 shares of our Common Stock that we may issue to ATW AI LLC as shares issuable pursuant to the conversion of the Notes and 25,740,000 shares of our Common Stock that we may issue to ATW AI II LLC as shares issuable pursuant to the exercise of the Warrants.

We also have agreed to indemnify the Selling Shareholders and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Shareholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Shareholders have represented to us that at no time prior to the date of the EPFA has the Selling Shareholders or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. The Selling Shareholders have agreed that during the term of the EPFA, neither Keystone nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Shareholders that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Shareholders.

Our Common Stock and Warrants are listed on Nasdaq under the symbols “NEH” and “NEHCW,” respectively. On December 16, 2024, the closing price of our Common Stock was $2.40 and the closing price for our Tradeable Warrants was $0.1751.

EXPERTS

The audited financial statements of Roth CH Acquisition V Co. as of December 31, 2023 and 2022 included in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Roth CH V Holdings, Inc. as of June 30, 2024 included in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of New Era Helium Corp. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, included in this prospectus have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein (which contains an explanatory paragraph relating to New Era Helium Corp.’s ability to continue as a going concern), and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

Estimates of reserves appearing in this proxy statement/prospectus are derived from the Appraisal Report and reserves reports and estimates for the years ending December 31, 2020, 2021, and 2022 prepared by MKM Engineering, an independent firm providing consulting services in the oil and gas industry, in reliance upon the authority of said firm as experts in petroleum engineering. See “Appraisal Report.”

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at https://www.newerahelium.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

FINANCIAL STATEMENTS AND

SUPPLEMENTARY DATA INDEX TO FINANCIAL STATEMENTS

Financial Statements of New Era Helium Inc. (formerly known as Roth CH V Holdings, Inc. and Roth CH Acquisition V Co.)

Financial Statements of New Era Helium Corp.

Page
Report of Independent Registered Public Accounting Firm	F-62
Balance Sheets as of December 31, 2023 and 2022	F-63
Statements of Operations for the period ended December 31, 2023 and for the period ended December 31, 2022	F-64
Statements of Changes in Stockholder’s Equity and Members’ Equity for the years ended December 31, 2023 and 2022	F-65
Statements of Cash Flows for the period ended December 31, 2022 and for the period ended December 31, 2023 and for the period ended December 31, 2022	F-66
Notes to Financial Statements	F-67

Condensed Consolidated Financial Statements	F-91
Unaudited Consolidated Balance Sheets as of September 30, 2024 and December 31, 2023 (Unaudited)	F-91
Unaudited Consolidated Statements of Operations for the three months and nine months ended September 30, 2024 and 2023 (Unaudited)	F-92
Unaudited Consolidated Statements of Changes in Stockholders’ (Deficit) Equity and Members’ Equity for the three months and nine months ended September 30, 2024 and 2023 (Unaudited)	F-93
Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2024 and 2023 (Unaudited)	F-94
Notes to Unaudited Consolidated Financial Statements	F-95

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Roth Ch Acquisition V Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Roth Ch Acquisition V Co. (the “Company”) as of December 31, 2023 and 2022 and the related statements of operations, changes in stockholders’ (deficit) equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a financing transaction, and the Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Company’s auditor since 2021.

Minneapolis, Minnesota

April 1, 2024

ROTH CH ACQUISITION V CO.

BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets
Cash	$200,059	$687,471
Prepaid expenses	62,174	150,250
Cash and marketable securities held in Trust Account	16,978,160	118,377,460
Total Current Assets	17,240,393	119,215,181

Total Assets	$17,240,393	$119,215,181

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accrued expenses	$1,099,863	$224,719
Promissory note – related party	416,841	—
Excise taxes payable	1,029,003	—
Income taxes payable	142,500	421,211
Total Current Liabilities	2,688,207	645,930

Commitments and Contingencies

Common stock subject to possible redemption, $0.0001 par value; 1,582,797 and 11,500,000 shares at $10.71 per share and $10.24 per share redemption value as of December 31, 2023 and 2022, respectively	16,949,887	117,809,374

Stockholders’ (Deficit) Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,336,500 shares issued and outstanding (excluding 1,582,797 and 11,500,000 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively	334	334
Additional paid-in capital	—	205,072
Accumulated (deficit) earnings	(2,398,035)	554,471
Total Stockholders’ (Deficit) Equity	(2,397,701)	759,877

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$17,240,393	$119,215,181

The accompanying notes are an integral part of the financial statements.

ROTH CH ACQUISITION V CO.

STATEMENTS OF OPERATIONS

	For the
	Year Ended
	December 31,
	2023	2022
General and administrative expenses	$1,764,792	$541,229
Loss from operations	(1,764,792)	(541,229)

Other income (expense)
Interest earned on marketable securities held in Trust Account	2,967,733	1,684,555
Change in fair value of due to non-redeeming stockholders	(480,000)	—
Total other income, net	2,487,733	1,684,555

Income before provision for income taxes	722,941	1,143,326
Provision for income taxes	(810,659)	(421,211)
Net (loss) income	$(87,718)	$722,115

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	6,178,617	11,500,000
Basic and diluted net income per common share, common stock subject to possible redemption	$0.17	$0.07

Basic and diluted weighted average shares outstanding, non-redeemable common stock	3,336,500	3,336,500
Basic and diluted net loss per share, non-redeemable common stock	$(0.33)	$(0.02)

The accompanying notes are an integral part of the financial statements.

ROTH CH ACQUISITION V CO.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	(Deficit) Equity
Balance – December 31, 2021	3,336,500	$334	$1,289,446	$(167,644)	$1,122,136

Accretion of common stock to redemption amount	—	—	(1,084,374)	—	(1,084,374)

Net income	—	—	—	722,115	722,115

Balance – December 31, 2022	3,336,500	334	205,072	554,471	759,877

Accretion of carrying value to redemption value	—	—	(205,072)	(1,835,785)	(2,040,857)

Excise taxes on stock redemption	—	—	—	(1,029,003)	(1,029,003)

Net loss	—	—	—	(87,718)	(87,718)

Balance – December 31, 2023	3,336,500	$334	$—	$(2,398,035)	$(2,397,701)

The accompanying notes are an integral part of the financial statements.

ROTH CH ACQUISITION V CO.

STATEMENTS OF CASH FLOWS

	For the
	Year Ended
	December 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(87,718)	$722,115
Adjustment to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,967,733)	(1,684,555)
Change in fair value of due to non-redeeming stockholders	480,000
Changes in operating assets and liabilities:
Prepaid expenses	88,076	187,677
Accrued expenses	875,144	110,033
Income taxes payable	(278,711)	421,211
Net cash used in operating activities	(1,890,942)	(243,519)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(45,000)	—
Cash withdrawn from Trust Account to pay franchise and income taxes	1,511,689	32,095
Cash withdrawn from Trust Account in connection with redemption	102,900,344	—
Net cash provided by investing activities	104,367,033	32,095

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	466,700	—
Repayment of promissory note - related party	(49,859)	—
Payments to non-redeeming stockholders	(480,000)	—
Redemption of common stock	(102,900,344)	—
Net cash used in financing activities	(102,963,503)	—

Net Change in Cash	(487,412)	(211,424)
Cash – Beginning of period	687,471	898,895
Cash – End of period	$200,059	$687,471

Non-cash financing activities:
Change in value of Class A common stock subject to possible redemption	$2,040,857	$1,084,374
Excise taxes on stock redemption	$1,029,003	$—

Supplemental information
Income taxes paid	$1,089,370	$—

The accompanying notes are an integral part of the financial statements.

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Roth CH Acquisition V Co. (the “Company”) was incorporated in Delaware on November 5, 2020.

The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

As of December 31, 2023, the Company had not commenced any operations. All activity through December 31, 2023 related to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on marketable securities held in the Trust Account (as defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on November 30, 2021. On December 3, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 461,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s initial stockholders, generating gross proceeds of $4,615,000, which is described in Note 4.

Transaction costs amounted to $1,625,220, consisting of $1,150,000 of underwriting fees, and $475,220 of other offering costs.

Following the closing of the Initial Public Offering on December 3, 2021, an amount of $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), located in the United States and held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the proceeds from the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

The Company initially would not proceed with a Business Combination if the Company had net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Initial Public Offering (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or do not vote at all. On December 1, 2023, the Company’s stockholders approved an amendment to the Amended and Restated Certificate of Incorporation which expanded the methods that the Company may employ to not become subject to the “penny stock” rules of the SEC.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until December 3, 2024 (unless the Company extends the period of time it has to complete an initial business combination) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes and liquidation expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On May 17, 2023, the Company held a special meeting of stockholders (the “May Special Meeting”), at which the Company’s stockholders approved an amendment (the “Extension Amendment”) to the Amended and Restated Certificate of Incorporation to give the Company the right to extend the date by which the Company has to consummate a business combination up to six (6) times, each such extension for an additional one (1) month period, from June 3, 2023 to December 4, 2023. In connection with the May Special Meeting stockholders exercised their right to redeem 8,989,488 shares of common stock for an aggregate price of approximately $10.36 per share, for an aggregate redemption amount of $93,010,772. After the satisfaction of such redemptions, the balance in the Company’s Trust account on June 2, 2023, was $27,077,077 (including interest not previously released to the Company).

On May 3 and 4, 2023, the Company entered into non-redemption agreements with certain stockholders owning, in the aggregate, 2,000,000 shares of the Company’s common stock (the “Non-redeeming Stockholders”), pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. In consideration of such agreements, certain of our Initial Stockholders agreed to pay the Non-redeeming Stockholders that entered into such agreements $0.04 per share for each one-month extension. On July 20, 2023, the Company entered into amendments to the non-

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

redemption agreements to provide that the Company or certain Initial Stockholders, or their affiliates or designees, will pay such stockholders that entered into the non-redemption agreements $0.04 per share for each one-month extension in connection with such agreements. On May 30, 2023, June 29, 2023, July 31, 2023, August 31, 2023, October 2, 2023 and November 6, 2023, the Company issued payments to the Non-redeeming Stockholders in the aggregate amount of $480,000 in relation to the extension of the Combination Period through December 4, 2023. The Company recognized $480,000 and no expense for the fair value of due to non-redeeming shareholders in the accompanying statement of operations for the year ended December 31, 2023 and 2022, respectively.

On October 9, 2023, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), which stated that the Company no longer complies with Nasdaq’s continued listing rules on The Nasdaq Global Market due to the Company not having maintained a minimum of 400 total holders for continued listing, as required pursuant to Nasdaq Listing Rule 5450(a)(2). In accordance with the Nasdaq listing rules, the Company has 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the letter to evidence compliance. The Company submitted a compliance plan within the specified period.

On December 1, 2023, the Company held a special meeting of stockholders (the “December Special Meeting”), at which the Company’s stockholders approved an amendment to its amended and restated certificate of incorporation (the “Charter Amendment”), to, among other things, (i) give the Company the right to extend the date by which the Company has to consummate a business combination up to twelve (12) times, each such extension for an additional one (1) month period (each, an “Extension”), from December 4, 2023 to December 3, 2024 (i.e., for a period of time ending 36 months from the consummation of the IPO) provided that an extension amount of the lesser of $45,000 or $0.03 per public share for each one-month extension (the “Extension Payment”) is deposited into the Trust Account in connection with each Extension and (ii) expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On December 11, 2023, the Company paid an extension deposit of $45,000 to the Trust account in connection with the Extension from December 4, 2023 to January 4, 2024.

In connection with the stockholders’ vote at the December Special Meeting, stockholders exercised their right to redeem 927,715 shares of common stock for an aggregate redemption price of approximately $10.66 per share, or for an aggregate redemption amount of approximately $9,889,573. After the satisfaction of such redemptions, the balance in the Company’s Trust account on December 8, 2023, was $16,872,840 (including interest not previously released to the Company).

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the per share value deposited into the Trust Account ($10.15).

In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.15 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

Liquidity and Going Concern

As of December 31, 2023, the Company had $200,059 in its operating bank account and a working capital deficit of $2,425,974.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for performing due diligence on prospective target businesses, paying for travel expenditures, and structuring, negotiating, and consummating the Business Combination.

On July 26, 2023, the Company issued an unsecured promissory note in the aggregate amount of up to $750,000 (the “Note”) to individuals or entities listed on the Note. The Note is non-interest bearing and is payable on the earlier of (i) the date on which the Company consummates an initial business combination or (ii) the date the Company liquidates if a Business Combination is not consummated. The Note will be repaid only from amounts remaining outside of the Company’s Trust Account, if any. The proceeds will be used by the Company to pay various expenses of the Company, including the extension payments, and for general corporate purposes. At December 31, 2023, there was $416,841 outstanding under the Note.

The Company will need to raise additional capital through loans or additional investments from the Initial Stockholders or its officers, directors or their affiliates. The Initial Stockholders and the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If an initial business combination is not consummated by December 3, 2024, there will be a mandatory liquidation and subsequent dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. The Company plans to address this uncertainty through working capital loans and through consummation of our initial business combination. There is no assurance that working capital loans will be available to the Company or that our plans to consummate a business combination will be successful; therefore, there is substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

The Company continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that COVID-19 could have a negative effect on the Company’s search for a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

In connection with the stockholders’ vote at the May Special Meeting, public stockholders exercised their right to redeem 8,989,488 shares of common stock for a total of $93,010,772. In connection with the stockholders’ vote at the December Special Meeting, 927,715 shares of common stock were tendered for redemption as of December 1, 2023. Excise tax should be recognized in the period incurred, that is when the repurchase occurs. Any reduction in the tax liability due to a subsequent stock issuance, or an event giving rise to an exception, which occurs within a tax year should be recorded in the period of such stock issuance or event giving rise to an exception. As of December 31, 2023, the Company recorded $1,029,003 of excise tax liability calculated as 1% of shares redeemed on May 31, 2023 and December 1, 2023.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Marketable Securities Held in Trust Account

At December 31, 2023 and 2022, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U. S. Treasury securities.

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2023 and 2022, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in a charge against additional paid-in capital to the extent possible, and when additional paid-in capital is reduced to zero, to retained earnings.

At December 31, 2023 and 2022, the common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Common stock issuance costs	(1,625,220)
Plus:
Accretion of carrying value to redemption value	3,350,220
Common stock subject to possible redemption, December 31, 2021	116,725,000
Plus:
Accretion of carrying value to redemption value	1,084,374
Common stock subject to possible redemption, December 31, 2022	117,809,374
Less:
Shares Redeemed	(102,900,344)
Plus:
Accretion of carrying value to redemption value	2,040,857
Common stock subject to possible redemption, December 31, 2023	$16,949,887

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2023 and 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate was 112.13% and 36.84% for the year ended December 31, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2023 and 2022, due to state taxes, net of federal tax benefit and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two types of common stock — redeemable common stock and non-redeemable common stock. The Company calculates its earnings per share to allocate net (loss) income pro rata to redeemable and non-redeemable common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the (loss) income of the Company. In order to determine the net (loss) income attributable to both the redeemable and non-redeemable common stock, the Company first considered the total (loss) income allocable to both sets of shares. This is calculated using the total net (loss) income less any dividends paid. For the purposes of calculating net (loss) income per share, any remeasurement of the accretion to redemption value of the redeemable common stock subject to redemption and the excise tax calculated on the redemption of shares are considered to be dividends paid to the holders of the redeemable common stock.

The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 5,980,750 shares of common stock in the aggregate. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

The following tables reflect the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the	For the
	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Net income (loss)	$(87,718)	$722,115
Accretion of redeemable common stock to redemption amount	(2,040,857)	(1,084,374)
Excise taxes on stock redemption	(1,029,003)	—
Net loss including accretion of temporary equity to redemption value	$(3,157,578)	$(362,259)

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

	For the Year Ended		For the Year Ended
	December 31,		December 31,
	2023		2022
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
	common stock	common stock	common stock	common stock
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net loss, including accretion of temporary equity to redemption value	$(2,050,365)	$(1,107,213)	$(280,793)	$(81,466)
Accretion of common stock to redemption value	2,040,857	—	—	—
Excise taxes on stock redemption	1,029,003	—	1,084,374	—
Net income (loss)	$1,019,495	$(1,107,213)	$803,581	$(81,466)
Denominator:
Basic and diluted weighted average shares outstanding	6,178,617	3,336,500	11,500,000	3,336,500
Basic and diluted net income (loss) per common share	$0.17	$(0.33)	$0.07	$(0.02)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Warrant Classification

The Company accounts for warrants as either equity-classified instruments or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification(“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company’s has analyzed the Public Warrants and Private Warrants and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480 or ASC 815.

NOTE 3. INITIAL PUBLIC OFFERING

On December 3, 2021, pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of

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NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

one share of common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $11.50 per full share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, certain of the Initial Stockholders purchased from the Company an aggregate of 461,500 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $4,615,000, in a private placement. Each Private Unit consists of one share of common stock (“Private Share”) and one-half of one redeemable warrant (“Private Warrant”). Each whole Private Warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 7). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In December 2020, certain of the Initial Stockholders purchased an aggregate of 4,312,500 shares of common stock from the Company for an aggregate purchase price of $25,000. In September 2021, certain of the Initial Stockholders sold an aggregate of 1,547,802 shares back to the Company for an aggregate purchase price of $959.14. Of those shares, 1,437,500 shares were cancelled, and the remaining 110,302 shares were purchased by certain of the Initial Stockholders from the Company for an aggregate purchase price of $959.14, resulting in an aggregate of 2,875,000 shares of common stock being held by the Initial Stockholders (the “Founder Shares”). On November 22, 2021, CR Financial Holdings, Inc. sold an aggregate of 56,932 shares to the Company’s independent directors for an aggregate purchase price of $495.05.

The sale of the Founder Shares to certain of the Company’s Initial Stockholders and independent directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 167,234 shares sold to the Company’s Initial Stockholders and independent directors was approximately $788,900, or $4.72 per share. The Founder Shares were effectively sold subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence. Stock-based compensation will be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares. As of December 31, 2023, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest. On July 26, 2023, the Company issued an unsecured promissory note in the aggregate amount of up to $750,000 (the “Note”) to individuals or entities listed on the Note. The Note is non-interest bearing and is payable on the earlier of (i) the date on which the Company consummates an initial business combination or (ii) the date the Company liquidates if a Business Combination is not consummated. The Note will be repaid only from amounts remaining outside of the Company’s Trust Account, if any. The proceeds will be used by the Company to pay various expenses of the Company, including the extension payments, and for general corporate purposes. As of December 31, 2023 and 2022, there were Working Capital Loans outstanding of $416,841 and $0, respectively.

Underwriting Agreement and Business Combination Marketing Agreement

The Company entered into an underwriting agreement and a business combination marketing agreement with Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”), the underwriters in the Initial Public Offering. The underwriters are related parties of the Company.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on November 30, 2021, the holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities), are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. They can elect to exercise these registration rights (i) at any time commencing three months prior to the date of release from escrow with respect to the Founder Shares or (ii) at any time after the Company consummates a Business Combination with respect to the Private Units (and the underlying securities). In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, they may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of the Initial Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.

Underwriting Agreement

The underwriters received an underwriting discount of 1.0% of the gross proceeds of the Initial Public Offering, or $1,150,000.

Business Combination Marketing Agreement

Pursuant to a business combination marketing agreement entered into on November 30, 2021, the Company engaged Roth and Craig-Hallum, the underwriters in the Initial Public Offering, as advisors in connection with its Business Combination to assist in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination, hold meetings with the stockholders to discuss the Business Combination and the target’s attributes, introduce the Company to potential investors to purchase its securities in connection with the Business Combination, and assist with financial analysis, presentations, press releases and filings related to the Business Combination. Roth and Craig-Hallum were initially to receive a fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 4.5% of the gross proceeds of the Initial Public Offering (or $5,175,000 in the aggregate). As a result, Roth and Craig-Hallum would not be entitled to such fee unless the Company

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

consummates a Business Combination. On January 2, 2024, the Company entered into a letter agreement with Roth and Craig-Hallum to terminate the business combination marketing agreement. In exchange for termination of the business combination marketing agreement, the Company and Roth and Craig-Hallum mutually agreed to issue to Roth and Craig-Hallum 575,000 shares of common stock on the date of the closing of the Business Combination.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. On May 31, 2023, in connection with the stockholders’ vote at the May Special Meeting, stockholders exercised their right to redeem 8,989,488 shares of common stock and on December 1, 2023, at the December Special Meeting, stockholders exercised their right to redeem 927,715 shares of common stock. At December 31, 2023 and 2022, there were 3,336,500 shares of common stock issued and outstanding, excluding 1,582,797 and 11,500,000 shares of common stock subject to possible redemption which are presented as temporary equity, respectively.

Warrants — At December 31, 2023 and 2022, there were 5,750,000 Public Warrants outstanding and 230,750 Private Warrants outstanding.

The Company will not issue fractional warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if the registration statement of which the prospectus for the Company’s Initial Public Offering forms a part is not available and a new registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.

The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time after the warrants become exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

Except with respect to certain registration rights and transfer restrictions, the Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering.

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

NOTE 8. INCOME TAX

The Company did not have any significant deferred tax assets or liabilities as of December 31, 2023 and 2022.

The Company’s net deferred tax assets at December 31, 2023 and 2022 are as follows:

	December 31,	December 31,
	2023	2022
Deferred tax assets
Net operating loss carryforward	$—	$—
Startup/Organizational expenses	756,241	147,861
Total deferred tax assets	756,241	147,861
Valuation allowance	(756,241)	(147,861)
Deferred tax assets, net of valuation allowance	$—	$—

The income tax provision for the year ended December 31, 2023 and 2022 consists of the following:

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Federal
Current	$810,659	$421,211
Deferred	(456,612)	(75,979)

State and Local
Current	—	—
Deferred	(151,769)	(36,886)

Change in valuation allowance	603,381	112,865

Income tax provision	$810,659	$421,211

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2023 and 2022, the change in the valuation allowance was $603,381 and $112,865.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2023 and 2022 is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	6.98%	6.98%
Valuation allowance	84.15%	8.85%
Income tax provision	112.13%	36.84%

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2023 and 2022, assets held in the Trust Account were comprised of $16,978,160 and $118,377,460 in mutual funds, respectively. Through December 31, 2023, the Company withdrew $1,511,689 of interest earned on the Trust Account to pay for its tax obligations and $102,900,344 for redemption of shares in connection with the stockholders’ vote at the May Special Meeting and December Special Meeting.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. Level 1 instruments include investments in money market funds. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

		December 31,	December 31,
Description	Level	2023	2022
Assets:
U.S. Mutual Funds Held in Trust Account	1	$16,978,160	$118,377,460

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 3, 2024, the Company, entered into a Business Combination Agreement and Plan of Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and New Era Helium Corp., a Nevada corporation (“NEH”). Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Company (the “Merger”). Upon the closing of the transaction, subject to approval by the

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

Company’s stockholders and other customary closing conditions, the combined company with be named “New Era Helium Corp.” and is expected to list on The Nasdaq Stock Market.

Merger Agreement

As previously reported, on January 3, 2024, the Company (“ROCL” or “Acquiror”), entered into a Business Combination Agreement and Plan of Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Acquiror, Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and New Era Helium Corp., a Nevada corporation (“NEH” or the “Company”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by Acquiror’s Amended and Restated Certificate of Incorporation. Unless expressly stated otherwise herein, capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement.

The Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Acquiror (the “Merger”). Upon the closing of the Transactions, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company with be named “New Era Helium Corp.” and is expected to list on The Nasdaq Stock Market.

Consideration

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, the holders of shares of Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock) will receive an aggregate of 9.0 million shares of Acquiror’s common stock, which number will be subject to adjustment based upon the Net Debt (as defined in the Merger Agreement) (which shares do not include the Earnout Shares (as defined below)) (the “Company Merger Shares”). For purposes of the Company Merger Shares, such amount assumes $37,300,000 of Net Debt. For every dollar of Net Debt lower than $37,300,000 at Closing, the Company Merger Shares will be increased by 1/10 of one share and for every dollar of Net Debt higher than $37,300,000 at Closing, the Company Merger Shares will be decreased by 1/10 of one share.

The Merger Agreement also provides, among other things, that the holders of shares of Company Common Stock immediately prior to the Effective Time have the contingent right to receive up to an aggregate of 1.0 million additional shares of Acquiror’s common stock (the “Earnout Shares”), subject to the following contingencies:

(i)	500,000 Earnout Shares, in the event that, based upon the audited financial statements of the Company for the year ended December 31, 2025, it meets or exceeds a total EBITDA of $25.268 million as calculated by the Company; and
(ii)	500,000 Earnout Shares, if, at any time during the period between the Closing Date and 180 days after the filing of the Form 10-K for the fiscal year ended December 31, 2025, the average of the reported sales prices on Nasdaq (or the exchange on which Acquiror’s common stock is then listed) for any twenty (20) Trading Days during any thirty (30) consecutive Trading Days is greater than or equal to $12.50.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Merger Agreement is subject to conditions of the respective parties that are customary for a transaction of this type, including, among others: (a) obtaining Acquiror stockholders’ approval of the Roth Proposals; (b) obtaining the Company Stockholder Approval; (c) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) the required filings under the HSR Act having been completed and the waiting period applicable to the Merger under the HSR Act having expired or terminated; (e)

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

Acquiror’s common stock being listed on Nasdaq, or another national securities exchange mutually agreed to by the parties; (f) the Form S-4 having become effective and no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC; and (g) Acquiror (including, following the Effective Time, the Company) having equal to or in excess of $5,000,000 in cash and cash equivalents.

Acquiror has separate conditions to closing, including, among others, that (a) no material adverse effect having occurred with respect to the Company, (b) the Company having raised at least $45,000,000 in a private placement of securities in order to fund its new plant construction, and (c) certain indebtedness of the Company having been converted into shares of common stock of the Company. The Company has separate conditions to closing, including, among others, that no material adverse effect has occurred with respect to Acquiror.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Merger, including: (a) by mutual written consent of Acquiror and the Company; (b) by either party if the Closing has not occurred prior to the date that is 180 days after the date of the Merger Agreement; (c) there is a final non-appealable order issued by a governmental authority preventing or making illegal the consummation of the transactions contemplated by the Merger Agreement; (d) by either Acquiror or the Company if any of the Roth Proposals fails to be approved at the Roth Stockholders’ Meeting; (e) by Acquiror if the Company fails to obtain Company Stockholder Approval within five (5) Business Days following the date in which the SEC declares the Form S-4 effective; (f) by Acquiror if the Company has not delivered: (i) its Audited Financial Statements for the year ended December 31, 2022 and December 31, 2021 by January 8, 2024, (ii) its Interim Financials by February 1, 2024, and (iii) the Audited Financial Statements for the year ended December 31, 2023 within 90 days after the date of the Merger Agreement; and (g) by either party if the other party’s representations or warranties are not true and correct or if the other party breached any of its covenants set forth in the Merger Agreement such that the conditions to Closing would not be satisfied and such breach cannot or has not been cured within the earlier of thirty (30) days’ notice by the other party.

If the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of willful material breach of the Merger Agreement.

Insider Support Agreement

Contemporaneously with the execution of the Merger Agreement, Acquiror entered into an insider support agreement (the “Insider Support Agreement”) with NEH and certain stockholders of Acquiror (the “Sponsor Parties”), whereby the Sponsor Parties have agreed, among other things, (i) not to transfer or redeem any Acquiror Common Stock held by such Sponsor Parties, (ii) to vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated hereby, and (iii) to vote against any Alternative Transaction with respect to Acquiror or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement and any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

Company Support Agreement

Contemporaneously with the execution of the Merger Agreement, Acquiror entered into a stockholder support agreement (the “Company Support Agreement”) with NEH and certain shareholders of NEH (the “Company Supporting Shareholders”), pursuant to which the Company Supporting Shareholders have agreed, among other things, (i) not to transfer any NEH Common Stock held by such Company Supporting Shareholders, (ii) to vote in favor of the Merger and the transactions contemplated by the Merger Agreement, and (iii) to vote against any Alternative Transaction with respect to NEH or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement, and any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

ROTH CH ACQUISITION V CO.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023

Termination of Business Combination Marketing Agreement

On January 2, 2024, the Company entered into a letter agreement with Roth and Craig-Hallum to terminate the business combination marketing agreement. In exchange for termination of the business combination marketing agreement, the Company and Roth and Craig-Hallum mutually agreed to issue to Roth and Craig-Hallum 575,000 shares of common stock on the date of the closing of the Business Combination.

Trust Extension Payments

On January 17, 2024, February 7, 2024 and March 11, 2024, the Company paid an aggregate of $135,000 to the Trust Account for each one-month extension to extend the date by which the Company must consummate its Business Combination from January 4, 2024 to April 4, 2024.

Promissory Note

On March 27, 2024, Roth CH Acquisition V Co., a Delaware corporation (the “Company”), issued an unsecured promissory note in the aggregate principal amount of up to $600,000 (the “Note”) to individuals or entities listed on the Note (the “Payees”). Pursuant to the Note, the Payees agreed to loan to the Company an aggregate amount of up to $600,000 that shall be payable on the earlier of (i) the date on which the Company consummates an initial business combination as such term is defined in the Company’s Amended and Restated Certificate of Incorporation (the “Business Combination”), or (ii) the date the Company liquidates if a Business Combination is not consummated. The Note bears no interest rate. In the event that the Company does not consummate a Business Combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account, if any. The proceeds of the Note will be used for the Company to pay various expenses of the Company and for general corporate purposes.

ROTH CH ACQUISITION V CO.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash	$6,620	$200,059
Prepaid expenses	25,490	62,174
Cash and marketable securities held in Trust Account	17,928,070	16,978,160
Total Current Assets	17,960,180	17,240,393
Total Assets	$17,960,180	$17,240,393

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$2,113,329	$1,099,863
Promissory note – related party	1,287,944	416,841
Excise taxes payable	1,029,003	1,029,003
Income taxes payable	14,323	142,500
Total Current Liabilities	4,444,599	2,688,207

Commitments and Contingencies
Common stock subject to possible redemption, $0.0001 par value; 1,582,797 shares at $11.22 per share and $10.71 per share redemption value as of September 30, 2024 and December 31, 2023, respectively	17,751,247	16,949,887

Stockholders’ Deficit
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,336,500 shares issued and outstanding (excluding 1,582,797 shares subject to possible redemption) as of September 30, 2024 and December 31, 2023, respectively	334	334
Additional paid-in capital	—	—
Accumulated deficit	(4,236,000)	(2,398,035)
Total Stockholders’ Deficit	(4,235,666)	(2,397,701)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$17,960,180	$17,240,393

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION V CO.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
General and administrative expenses	$368,098	$908,357	$1,540,761	$1,293,488
Loss from operations	(368,098)	(908,357)	(1,540,761)	(1,293,488)

Other income (expense)
Interest earned on marketable securities held in Trust Account	229,375	343,491	677,062	2,641,366
Interest income - other	2,274	—	2,274	—
Finance costs for non-redemption agreements	—	8,811	—	(471,189)
Interest and penalties	—	—	(463)	—
Total other income, net	231,649	352,302	678,873	2,170,177

(Loss) income before provision for income taxes	(136,449)	(556,055)	(861,888)	876,689
Provision for income taxes	(59,527)	(90,037)	(174,717)	(719,832)
Net (loss) income	$(195,976)	$(646,092)	$(1,036,605)	$156,857

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	1,582,797	2,510,512	1,582,797	7,482,720
Basic and diluted net income (loss) per common share, common stock subject to possible redemption	$0.06	$(0.07)	$0.13	$0.13

Basic and diluted weighted average shares outstanding, non-redeemable common stock	3,336,500	3,336,500	3,336,500	3,336,500
Basic and diluted net loss per share, non-redeemable common stock	$(0.09)	$(0.14)	$(0.37)	$(0.24)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION V CO.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2024	3,336,500	$334	$—	$(2,398,035)	$(2,397,701)

Accretion of carrying value to redemption value	—	—	—	(319,636)	(319,636)

Net loss	—	—	—	(121,197)	(121,197)

Balance – March 31, 2024	3,336,500	$334	$—	$(2,838,868)	$(2,838,534)

Accretion of carrying value to redemption value	—	—	—	(257,115)	(257,115)

Net loss	—	—	—	(719,432)	(719,432)

Balance – June 30, 2024	3,336,500	$334	$—	$(3,815,415)	$(3,815,081)

Accretion of carrying value to redemption value	—	—	—	(224,609)	(224,609)

Net loss	—	—	—	(195,976)	(195,976)

Balance – September 30, 2024	3,336,500	$334	$—	$(4,236,000)	$(4,235,666)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	(Deficit) Equity
Balance — January 1, 2023	3,336,500	$334	$205,072	$554,471	$759,877

Accretion of carrying value to redemption value	—	—	(205,072)	(669,501)	(874,573)

Net income	—	—	—	708,556	708,556

Balance — March 31, 2023	3,336,500	334	—	593,526	593,860

Accretion of carrying value to redemption value	—	—	—	(729,454)	(729,454)

Excise taxes on stock redemption	—	—	—	(930,108)	(930,108)

Net income	—	—	—	94,393	94,393

Balance — June 30, 2023	3,336,500	334	—	(971,643)	(971,309)

Accretion of carrying value to redemption value	—	—	—	(188,932)	(188,932)

Net loss	—	—	—	(646,092)	(646,092)

Balance — September 30, 2023	3,336,500	$334	$—	$(1,806,667)	$(1,806,333)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION V CO.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net (loss) income	$(1,036,605)	$156,857
Adjustment to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(677,062)	(2,641,366)
Interest income - other	(2,274)	—
Changes in operating assets and liabilities:
Prepaid expenses	36,684	73,484
Accrued expenses	1,013,466	508,696
Due to Non-redeeming Stockholders	—	471,189
Income taxes payable	(125,903)	(369,538)
Net cash used in operating activities	(791,694)	(1,800,678)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	132,152	1,296,148
Investment of cash into Trust Account	(405,000)	—
Cash withdrawn from Trust Account in connection with redemption	—	93,010,772
Net cash (used in) provided by investing activities	(272,848)	94,306,920

Cash Flows from Financing Activities:
Payments to Non-redeeming Stockholders	—	(320,000)
Proceeds from promissory note - related party	871,103	250,000
Redemption of common stock	—	(93,010,772)
Net cash provided by (used in) financing activities	871,103	(93,080,772)

Net Change in Cash	(193,439)	(574,530)
Cash – Beginning of period	200,059	687,471
Cash – End of period	$6,620	$112,941

Non-cash financing activities:
Change in value of common stock subject to possible redemption	$801,360	$1,792,959
Excise taxes on stock redemption	$—	$930,108

Supplemental information
Income taxes paid	$440,973	$1,089,370

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Roth CH Acquisition V Co. (the “Company”) was incorporated in Delaware on November 5, 2020. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

As of September 30, 2024, the Company had not commenced any operations. All activity through September 30, 2024 related to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on marketable securities held in the Trust Account (as defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on November 30, 2021. On December 3, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 461,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s initial stockholders, generating gross proceeds of $4,615,000, which is described in Note 4.

Transaction costs amounted to $1,625,220, consisting of $1,150,000 of underwriting fees, and $475,220 of other offering costs.

Following the closing of the Initial Public Offering on December 3, 2021, an amount of $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), located in the United States and held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the proceeds from the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

The Company initially would not proceed with a Business Combination if the Company had net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Initial Public Offering (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or do not vote at all. On December 1, 2023, the Company’s stockholders approved an amendment to the Amended and Restated Certificate of Incorporation which expanded the methods that the Company may employ to not become subject to the “penny stock” rules of the SEC.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until December 3, 2024 (unless the Company extends the period of time it has to complete an initial business combination) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes and liquidation expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On May 17, 2023, the Company held a special meeting of stockholders (the “May Special Meeting”), at which the Company’s stockholders approved an amendment (the “Extension Amendment”) to the Amended and Restated Certificate of Incorporation to give the Company the right to extend the date by which the Company has to consummate a business combination up to six (6) times, each such extension for an additional one (1) month period, from June 3, 2023 to December 4, 2023. In connection with the May Special Meeting stockholders exercised their right to redeem 8,989,488 shares of common stock for an aggregate price of approximately $10.36 per share, for an aggregate redemption amount of $93,010,772.

On October 9, 2023, the Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it did not comply with Nasdaq’s minimum 400 Total Holders requirement set forth in Listing Rule 5450(a)(2) (the “Rule”). Based on Nasdaq’s further review and the materials submitted by the Company on November 24, 2023, January 5, 2024, and February 19, 2024, Nasdaq determined to grant the Company an extension of time to regain compliance with the Rule. On May 13, 2024, Nasdaq notified the Company that it did not regain compliance with the requirement during the extension period. On May 17, 2023, the Company requested a hearing before a Nasdaq

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

Hearing Panel (the “Panel”). A hearing on this matter was held on June 27, 2024 and on July 3, 2024, Nasdaq notified the Company that the Panel has determined to grant the Company’s request to continue its listing on Nasdaq subject to the condition that on or before November 11, 2024, the Company shall demonstrate compliance with the Rule.

On November 8, 2024, the Panel received a written update and request (the “Amendment Request”) from the Company to modify the terms of the Panel’s decision dated July 3, 2024, that granted an exception to the Company to continue its listing on Nasdaq subject to the satisfaction of certain milestones described in the decision.

In the Amendment Request, the Company proposed changes to its compliance plan initially presented at the hearing. Specifically, as an alternative to the completion of the business combination with New Era Helium that the Company outlined at the hearing, the Company proposed to file a phase down transfer listing application to transfer its listing from the Nasdaq Global Market to the Nasdaq Capital Market. The Company informed the Panel that upon the transfer, the Company would be positioned to evidence compliance with all continued listing requirements on the Nasdaq Capital Market. Based on the facts and information presented in the Amendment Request, the Panel granted the Company’s request for continued listing on the Exchange until November 12, 2024, subject to the requirement that on or before November 12, 2024, the Company will demonstrate compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. On November 12, 2024, the Company submitted to Nasdaq documentary evidence of its compliance with all continued listing requirements on the Nasdaq Capital Market.

On November 18, 2024, the Company received a letter from Nasdaq indicating that is has regained compliance with the minimum total shareholders requirement in the Rule, as required by the Panel’s decision dated July 3, 2024, as amended. Accordingly, the Panel has determined to continue the listing of the Company’s securities on Nasdaq and is closing this matter.

On December 1, 2023, the Company held a special meeting of stockholders (the “December Special Meeting”), at which the Company’s stockholders approved an amendment to its amended and restated certificate of incorporation (the “Charter Amendment”), to, among other things, (i) give the Company the right to extend the date by which the Company has to consummate a business combination up to twelve (12) times, each such extension for an additional one (1) month period (each, an “Extension”), from December 4, 2023 to December 3, 2024 (i.e., for a period of time ending 36 months from the consummation of the IPO) provided that an extension amount of the lesser of $45,000 or $0.03 per public share for each one-month extension (the “Extension Payment”) is deposited into the Trust Account in connection with each Extension and (ii) expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. As of September 30, 2024, the Company paid an aggregate amount of $450,000 to the Trust account for each one-month extension to extend the date by which the Company must consummate its Business Combination from December 4, 2023 to October 4, 2024.

In connection with the stockholders’ vote at the December Special Meeting, stockholders exercised their right to redeem 927,715 shares of common stock for an aggregate redemption price of approximately $10.66 per share, or for an aggregate redemption amount of approximately $9,889,573.

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the per share value deposited into the Trust Account ($10.15).

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.15 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern

As of September 30, 2024, the Company had $6,620 in its operating bank account and a working capital deficit of $4,412,489.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for performing due diligence on prospective target businesses, paying for travel expenditures, and structuring, negotiating, and consummating the Business Combination.

On July 26, 2023, the Company issued an unsecured promissory note in the aggregate amount of up to $750,000 (the “July Note”) to individuals or entities listed on the Note. The Note is non-interest bearing and is payable on the earlier of (i) the date on which the Company consummates an initial business combination or (ii) the date the Company liquidates if a Business Combination is not consummated. The July Note will be repaid only from amounts remaining outside of the Company’s Trust Account, if any. The proceeds will be used by the Company to pay various expenses of the Company, including the extension payments, and for general corporate purposes. At September 30, 2024, there was $750,000 outstanding under the July Note.

On March 27, 2024, the Company issued an unsecured promissory note in the aggregate amount of up to $600,000 (the “March Note”) to individuals or entities listed on the Note. The March Note is non-interest bearing and is payable on the earlier of (i) the date on which the Company consummates an initial business combination or (ii) the date the Company liquidates if a Business Combination is not consummated. The March Note will be repaid only from amounts remaining outside of the Company’s Trust Account, if any. The proceeds will be used by the Company to pay various expenses of the Company, including the extension payments, and for general corporate purposes. At September 30, 2024, there was $537,944 outstanding under the March Note.

The Company will need to raise additional capital through loans or additional investments from the Initial Stockholders or its officers, directors or their affiliates. The Initial Stockholders and the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If an initial business combination is not consummated by December 3, 2024, there will be a mandatory liquidation and subsequent dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

statements are issued. The Company plans to address this uncertainty through working capital loans and through consummation of our initial business combination. There is no assurance that working capital loans will be available to the Company or that our plans to consummate a business combination will be successful; therefore, there is substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

The Company continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that COVID-19 could have a negative effect on the Company’s search for a target company for a Business Combination, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

In connection with the stockholders’ vote at the May Special Meeting, public stockholders exercised their right to redeem 8,989,488 shares of common stock for a total of $93,010,772. In connection with the stockholders’ vote at the December Special Meeting, 927,715 shares of common stock were tendered for redemption as of December 1, 2023. Excise tax should be recognized in the period incurred, that is when the repurchase occurs. Any reduction in the tax liability due to a subsequent stock issuance, or an event giving rise to an exception, which occurs within a tax year should be recorded in the period of such stock issuance or event giving rise to an exception. As of September 30, 2024, the Company recorded $1,029,003 of excise tax liability calculated as 1% of shares redeemed on May 31, 2023 and December 1, 2023.

During the second quarter, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

The Company is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC. The interim results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2024 and December 31, 2023.

Marketable Securities Held in Trust Account

At September 30, 2024 and December 31, 2023, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U. S. Treasury securities.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2024 and December 31, 2023, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in a charge against additional paid-in capital to the extent possible, and when additional paid-in capital is reduced to zero, to retained earnings.

At September 30, 2024 and December 31, 2023, the common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Common stock issuance costs	(1,625,220)
Plus:
Accretion of carrying value to redemption value	3,350,220
Common stock subject to possible redemption, December 31, 2021	116,725,000
Plus:
Accretion of carrying value to redemption value	1,084,374
Common stock subject to possible redemption, December 31, 2022	117,809,374
Less:
Shares Redeemed	(102,900,344)
Plus:
Accretion of carrying value to redemption value	2,040,857
Common stock subject to possible redemption, December 31, 2023	16,949,887
Plus:
Accretion of carrying value to redemption value	801,360
Common stock subject to possible redemption, September 30, 2024	$17,751,247

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2024 and 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate was 43.63% and 16.19% for the three months ended September 30, 2024 and 2023, respectively, 20.27% and (82.11%) for the nine months ended September 30, 2024 and 2023. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2024 and 2023, due to state taxes, net of federal tax benefit, merger and acquisition expenses, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two types of common stock – redeemable common stock and non-redeemable common stock. The Company calculates its earnings per share to allocate net (loss) income pro rata to redeemable and non-redeemable common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the (loss) income of the Company. In order to determine the net (loss) income attributable to both the redeemable and non-redeemable common stock, the Company first considered the total (loss) income allocable to both sets of shares. This is calculated using the total net (loss) income less any dividends paid. For the purposes of calculating net (loss) income per share, any remeasurement of the accretion to redemption value of the redeemable common stock subject to redemption and the excise tax calculated on the redemption of shares are considered to be dividends paid to the holders of the redeemable common stock.

The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 5,980,750 shares of common stock in the aggregate. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

The following tables reflect the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(195,976)	$(646,092)	$(1,036,605)	$156,857
Accretion of redeemable common stock to redemption amount	(224,609)	(188,932)	(801,360)	(1,792,959)
Excise taxes on stock redemption	—	—	—	(930,108)
Net (loss) income including accretion of temporary equity to redemption value and excise taxes on stock redemption	$(420,585)	$(835,024)	$(1,837,965)	$(2,566,210)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2024		2023		2024		2023
	Redeemable	Non-redeemable	Redeemable	Non-redeemable	Redeemable	Non-redeemable	Redeemable	Non-redeemable
	Common stock	Common stock	Common stock	Common stock	Common stock	Common stock	Common stock	Common stock
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net income (loss) including accretion of temporary equity to redemption value	$(135,324)	$(285,261)	$(358,531)	$(476,493)	$(591,370)	$(1,246,595)	$(1,774,826)	$(791,384)
Accretion of common stock to redemption value	224,609	—	188,932	—	801,360	—	1,792,959	—
Excise taxes on stock redemption	—	—	—	—	—	—	930,108	—
Net income (loss)	$89,285	$(285,261)	$(169,599)	$(476,493)	$209,990	$(1,246,595)	$948,241	$(791,384)
Denominator:
Basic and diluted weighted average shares outstanding	1,582,797	3,336,500	2,510,512	3,336,500	1,582,797	3,336,500	7,482,720	3,336,500
Basic and diluted net income (loss) per common share	$0.06	$(0.09)	$(0.07)	$(0.14)	$0.13	$(0.37)	$0.13	$(0.24)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Warrant Classification

The Company accounts for warrants as either equity-classified instruments or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification(“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company’s has analyzed the Public Warrants and Private Warrants and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480 or ASC 815.

NOTE 3. INITIAL PUBLIC OFFERING

On December 3, 2021, pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $11.50 per full share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, certain of the Initial Stockholders purchased from the Company an aggregate of 461,500 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $4,615,000, in a private placement. Each Private Unit consists of one share of common stock (“Private Share”) and one-half of one redeemable warrant (“Private Warrant”). Each whole Private Warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 7). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In December 2020, certain of the Initial Stockholders purchased an aggregate of 4,312,500 shares of common stock from the Company for an aggregate purchase price of $25,000. In September 2021, certain of the Initial Stockholders sold an aggregate of 1,547,802 shares back to the Company for an aggregate purchase price of $959.14. Of those shares, 1,437,500 shares were cancelled, and the remaining 110,302 shares were purchased by certain of the Initial Stockholders from the Company for an aggregate purchase price of $959.14, resulting in an aggregate of 2,875,000 shares of common stock being held by the Initial Stockholders (the “Founder Shares”). On November 22, 2021, CR Financial Holdings, Inc. sold an aggregate of 56,932 shares to the Company’s independent directors for an aggregate purchase price of $495.05.

The sale of the Founder Shares to certain of the Company’s Initial Stockholders and independent directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 167,234 shares sold to the Company’s Initial Stockholders and independent directors was approximately $788,900, or $4.72 per share. The Founder Shares were effectively sold subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence. Stock-based compensation will be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares. As of September 30, 2024, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest. On July 26, 2023, the Company issued an unsecured promissory note in the aggregate amount of up to $750,000 (the “July Note”) to individuals or entities listed on the Note. The July Note is non-interest bearing and is payable on the earlier of (i) the date on which the Company consummates an initial business combination or (ii) the date the Company liquidates if a Business Combination is not consummated. The July Note will be repaid only from amounts remaining outside of the Company’s Trust Account, if any. The proceeds were used by the Company to pay various expenses of the Company, including the extension payments, and for general corporate purposes.

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

On March 27, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of up to $600,000 (the “December Note”) to individuals or entities listed on the Note (the “Payees”). Pursuant to the December Note, the Payees agreed to loan to the Company an aggregate amount of up to $600,000 that shall be payable on the earlier of (i) the date on which the Company consummates an initial business combination as such term is defined in the Company’s Amended and Restated Certificate of Incorporation (the “Business Combination”), or (ii) the date the Company liquidates if a Business Combination is not consummated. The December Note bears no interest rate. In the event that the Company does not consummate a Business Combination, the December Note will be repaid only from amounts remaining outside of the Company’s trust account, if any. The proceeds of the December Note will be used for the Company to pay various expenses of the Company and for general corporate purposes.

As of September 30, 2024 and December 31, 2023, there were Working Capital Loans outstanding of $1,287,944 and $416,841, respectively.

Underwriting Agreement and Business Combination Marketing Agreement

The Company entered into an underwriting agreement and a business combination marketing agreement with Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”), the underwriters in the Initial Public Offering. The underwriters are related parties of the Company.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on November 30, 2021, the holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities), are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. They can elect to exercise these registration rights (i) at any time commencing three months prior to the date of release from escrow with respect to the Founder Shares or (ii) at any time after the Company consummates a Business Combination with respect to the Private Units (and the underlying securities). In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, they may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of the Initial Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.

Underwriting Agreement

The underwriters received an underwriting discount of 1.0% of the gross proceeds of the Initial Public Offering, or $1,150,000.

Business Combination Marketing Agreement

Pursuant to a business combination marketing agreement entered into on November 30, 2021, the Company engaged Roth and Craig-Hallum, the underwriters in the Initial Public Offering, as advisors in connection with its Business Combination to assist in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination, hold meetings with the stockholders to discuss the Business Combination and the target’s attributes, introduce the Company to potential investors to purchase its securities in connection with the Business Combination, and assist with financial analysis, presentations, press releases and filings related to the Business Combination. Roth and Craig-Hallum were initially to receive a fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 4.5% of the gross proceeds of the Initial Public Offering (or $5,175,000 in the aggregate). As a result, Roth and Craig-Hallum would not be entitled to such fee unless the Company consummates a Business Combination. On January 2, 2024, the Company entered into a letter agreement with Roth and Craig-Hallum

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

to terminate the business combination marketing agreement. In exchange for termination of the business combination marketing agreement, the Company and Roth and Craig-Hallum mutually agreed to issue to Roth and Craig-Hallum 575,000 shares of common stock on the date of the closing of the Business Combination.

Merger Agreement

As previously reported, on January 3, 2024, the Company (“ROCL” or “Acquiror”), entered into a Business Combination Agreement and Plan of Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Acquiror, Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and New Era Helium Corp., a Nevada corporation (“NEH” or the “Company”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by Acquiror’s Amended and Restated Certificate of Incorporation. Unless expressly stated otherwise herein, capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement.

The Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Acquiror (the “Merger”). Upon the closing of the Transactions, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company with be named “New Era Helium Corp.” and is expected to list on The Nasdaq Stock Market.

Consideration

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, the holders of shares of Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock) will receive an aggregate of 9.0 million shares of Acquiror’s common stock, which number will be subject to adjustment based upon the Net Debt (as defined in the Merger Agreement) (which shares do not include the Earnout Shares (as defined below)) (the “Company Merger Shares”). For purposes of the Company Merger Shares, such amount assumes $37,300,000 of Net Debt. For every dollar of Net Debt lower than $37,300,000 at Closing, the Company Merger Shares will be increased by 1/10 of one share and for every dollar of Net Debt higher than $37,300,000 at Closing, the Company Merger Shares will be decreased by 1/10 of one share.

The Merger Agreement also provides, among other things, that the holders of shares of Company Common Stock immediately prior to the Effective Time have the contingent right to receive up to an aggregate of 1.0 million additional shares of Acquiror’s common stock (the “Earnout Shares”), subject to the following contingencies:

(i)	500,000 Earnout Shares, in the event that, based upon the audited financial statements of the Company for the year ended December 31, 2025, it meets or exceeds a total EBITDA of $25.268 million as calculated by the Company; and
(ii)	500,000 Earnout Shares, if, at any time during the period between the Closing Date and 180 days after the filing of the Form 10-K for the fiscal year ended December 31, 2025, the average of the reported sales prices on Nasdaq (or the exchange on which Acquiror’s common stock is then listed) for any twenty (20) Trading Days during any thirty (30) consecutive Trading Days is greater than or equal to $12.50.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Merger Agreement is subject to conditions of the respective parties that are customary for a transaction of this type, including, among others: (a) obtaining Acquiror stockholders’ approval of the Roth Proposals; (b) obtaining the Company Stockholder Approval; (c) there being no laws or injunctions by governmental authorities or other legal

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) the required filings under the HSR Act having been completed and the waiting period applicable to the Merger under the HSR Act having expired or terminated; (e) Acquiror’s common stock being listed on Nasdaq, or another national securities exchange mutually agreed to by the parties; (f) the Form S-4 having become effective and no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC; and (g) Acquiror (including, following the Effective Time, the Company) having equal to or in excess of $5,000,000 in cash and cash equivalents.

Acquiror has separate conditions to closing, including, among others, that (a) no material adverse effect having occurred with respect to the Company, (b) the Company having raised at least $45,000,000 in a private placement of securities in order to fund its new plant construction, and (c) certain indebtedness of the Company having been converted into shares of common stock of the Company. The Company has separate conditions to closing, including, among others, that no material adverse effect has occurred with respect to Acquiror.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Merger, including: (a) by mutual written consent of Acquiror and the Company; (b) by either party if the Closing has not occurred prior to the date that is 180 days after the date of the Merger Agreement; (c) there is a final non-appealable order issued by a governmental authority preventing or making illegal the consummation of the transactions contemplated by the Merger Agreement; (d) by either Acquiror or the Company if any of the Roth Proposals fails to be approved at the Roth Stockholders’ Meeting; (e) by Acquiror if the Company fails to obtain Company Stockholder Approval within five (5) Business Days following the date in which the SEC declares the Form S-4 effective; (f) by Acquiror if the Company has not delivered: (i) its Audited Financial Statements for the year ended December 31, 2022 and December 31, 2021 by January 8, 2024, (ii) its Interim Financials by February 1, 2024, and (iii) the Audited Financial Statements for the year ended December 31, 2023 within 90 days after the date of the Merger Agreement; and (g) by either party if the other party’s representations or warranties are not true and correct or if the other party breached any of its covenants set forth in the Merger Agreement such that the conditions to Closing would not be satisfied and such breach cannot or has not been cured within the earlier of thirty (30) days’ notice by the other party.

If the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of willful material breach of the Merger Agreement.

Insider Support Agreement

Contemporaneously with the execution of the Merger Agreement, Acquiror entered into an insider support agreement (the “Insider Support Agreement”) with NEH and certain stockholders of Acquiror (the “Sponsor Parties”), whereby the Sponsor Parties have agreed, among other things, (i) not to transfer or redeem any Acquiror Common Stock held by such Sponsor Parties, (ii) to vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated hereby, and (iii) to vote against any Alternative Transaction with respect to Acquiror or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement and any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

Company Support Agreement

Contemporaneously with the execution of the Merger Agreement, Acquiror entered into a stockholder support agreement (the “Company Support Agreement”) with NEH and certain shareholders of NEH (the “Company Supporting Shareholders”), pursuant to which the Company Supporting Shareholders have agreed, among other things, (i) not to transfer any NEH Common Stock held by such Company Supporting Shareholders, (ii) to vote in favor of the Merger and the transactions contemplated by the Merger Agreement, and (iii) to vote against any Alternative Transaction with respect to NEH or any proposal in opposition to approval of the Merger Agreement or in

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

competition with or inconsistent with the Merger Agreement, and any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

Amendments to Merger Agreement

On June 5, 2024, the Company and NEH entered into the First Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “First Amendment”) pursuant to which, among other things:

(a)	the Outside Date has been extended to 270 days after the date of the Merger Agreement
(b)	the structure of the Business Combination has changed such that: (1) the Company will merge (the “Initial Merger”) with and into a newly formed Nevada corporation named Roth CH V Holdings, Inc. (“Holdings”), a wholly owned subsidiary of the Company, and Holdings will be the survivor of the Initial Merger; (ii) Holdings shall sign a joinder and become a party to the Merger Agreement; and (iii) immediately subsequent to the Initial Merger, Merger Sub will merge with and into NEH, with NEH surviving the Merger as a wholly owned subsidiary of Holdings; and
(c)	the closing condition that NEH raise at least $45 million in a private placement of securities in order to fund its new plant construction has been removed, and the closing condition that certain indebtedness of NEH be converted into shares of common stock of NEH has been removed.

On August 8, 2024, the Company and NEH entered into the Second Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Second Amendment”), pursuant to which, among other things:

(a)	The Outside Date was extended to October 31, 2024; and
(b)	The definition of “Company Merger Shares” and “Net Debt” were amended.

On September 11, 2024, the Company and NEH entered into the Third Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Third Amendment”) pursuant to which, among other things:

(a)	The definition of “Company Merger Shares” in Section 1.01 is amended to read as follows: “Company Merger Shares” means 9,000,000 shares of Holdings Common Stock which number shall be subject to adjustment based upon the Net Debt at closing in that is different from the Net Debt at the date of the Original Business Combination Agreement (the “Net Debt Variation”). For the avoidance of doubt, the Company Merger Shares do not include Earnout Shares in an amount up to 1,000,000 shares of Roth Common stock. For every dollar of decrease in the Net Debt Variation the Company Merger Shares shall be increased by 1/10 of one share and for every dollar of increase in the Net Debt Variation the Company Merger Shares shall be decreased by 1/10 of one share.
(b)	The definition of “Net Debt” in Section 1.01 is amended to read as follows: “Net Debt means the total Indebtedness of NEH and the NEH Subsidiaries (excluding any existing Indebtedness that converts, exchanges or is exercised into share of capital stock of NEH) after subtracting all cash and liquid assets, which calculation shall be mutually agreed upon between NEH and Roth no later than three business days prior to Closing. In the event of any dispute with respect to such calculation, the parties shall promptly (and in no event more than 15 days after the Closing) engage a mutually agreed upon independent third party to resolve such dispute and make an independent determination of the Company Merger Shares and Net Debt. NEH shall make all work papers, back up materials, and financial staff involved in preparation of the calculations available to such third party. The cost of such third party shall be paid by Holdings.
(c)	A new section 3.02(k) shall be added as follows: In the event that the parties are unable to mutually agree on the Company Merger Shares or Net Debt prior to the Closing, the number of shares in dispute shall not be distributed as part of the Per Share

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

Merger Consideration at the Closing and shall only be distributed upon resolution of any dispute pursuant to Section 1.01 hereof.

On September 30, 2024, the Company and NEH entered into the Fourth Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Fourth Amendment”) pursuant to which, among other things the parties extended the Outside Date to November 30, 2024.

NOTE 7. STOCKHOLDERS’ DEFICIT

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. On May 31, 2023, in connection with the stockholders’ vote at the May Special Meeting, stockholders exercised their right to redeem 8,989,488 shares of common stock and on December 1, 2023, at the December Special Meeting, stockholders exercised their right to redeem 927,715 shares of common stock. At September 30, 2024 and December 31, 2023, there were 3,336,500 shares of common stock issued and outstanding, excluding 1,582,797 shares of common stock subject to possible redemption which are presented as temporary equity, respectively.

Warrants — At September 30, 2024 and December 31, 2023, there were 5,750,000 Public Warrants outstanding and 230,750 Private Warrants outstanding.

The Company will not issue fractional warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if the registration statement of which the prospectus for the Company’s Initial Public Offering forms a part is not available and a new registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.

The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time after the warrants become exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

Except with respect to certain registration rights and transfer restrictions, the Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At September 30, 2024, assets held in the Trust Account were comprised of $17,928,070 in mutual funds. For the nine month period ended September 30, 2024, the Company withdrew $132,152 of interest earned on the Trust Account to pay for its tax obligations.

At December 31, 2023, assets held in the Trust Account were comprised of $16,978,160 in mutual funds. For the year ended December 31, 2023, the Company withdrew $1,511,689 of interest earned on the Trust Account to pay for its tax obligations and $102,900,344 for redemption of shares in connection with the stockholders’ vote at the May Special Meeting and December Special Meeting.

ROTH CH ACQUISITION V CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(Unaudited)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. Level 1 instruments include investments in money market funds. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

		September 30,	December 31,
Description	Level	2024	2023
Assets:
U.S. Mutual Funds Held in Trust Account	1	$17,928,070	$16,978,160

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review the Company did not identify any subsequent events, other than disclosed, that would have required adjustment or disclosure in the condensed consolidated financial statements.

On October 25, 2024, the Company announced a Special Meeting of Stockholders (the “Special Meeting”) to be held on November 29, 2024 at which the stockholders will be asked to vote on a proposal to allow the Company, without further stockholder approval, to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination up to six (6) times, each such extension for an additional one (1) month period from December 4, 2024 to June 4, 2025.

ROTH CH V HOLDINGS, INC.

BALANCE SHEET (unaudited)

September 30, 2024
ASSETS
Total current assets	$—

TOTAL ASSETS	$—

LIABILITIES AND STOCKHOLDER’S EQUITY
Due to related party	$12,583
Total current liabilities	12,583

TOTAL LIABILITIES	$12,583

STOCKHOLDER’S DEFICIT
Common stock, par value $0.01; 1 share authorized, issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(12,583)
Total stockholder’s deficit	(12,583)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$—

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

For the period from June 24, 2024 (inception) to September 30, 2024

	For the	For the
	Three	Period from
	Months	June 24, 2024
	Ended	(inception) to
	September 30, 2024	September 30, 2024
Operating expenses	$11,200	$12,583
Loss from operations	(11,200)	(12,583)

Net loss	$(11,200)	$(12,583)

Weighted average shares outstanding, basic and diluted	1	1
Basic and diluted net loss per share of common stock	$(11,200)	$(12,583)

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT (unaudited)

For the period from June 24, 2024 (inception) to September 30, 2024

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance, June 24, 2024 (inception)	—	$—	$—	$—	$—
Shares issued for common stock	1	—	—	—	—
Net loss	—	—	—	(1,383)	(1,383)
Balance, June 30, 2024	1	$—	$—	$(1,383)	$(1,383)
Net loss	—	—	—	(11,200)	(11,200)
Balance, September 30, 2024	1	$—	$—	$(12,583)	$(12,583)

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF CASH FLOWS (unaudited)

For the period
from
June 24, 2024
(inception) to
September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,583)
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Due to related party	12,583
CASH USED IN OPERATING ACTIVITIES	—

CASH FLOWS FROM INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES	—
NET CHANGE IN CASH
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 24, 2024 (inception) to September 30, 2024 (unaudited)

Note 1. Organization

Description of Business

Roth CH V Holdings, Inc. (“the Company”) was incorporated in Nevada on June 24, 2024, and the Company’s registered office is at 888 San Clemente Drive, Suite 400, Newport Beach, CA. The Company was formed for the purpose of merging with Roth CH Acquisition V Co. (“ROCL”) prior to the transactions contemplated in the Business Combination Agreement and Plan of Reorganization, as defined below, to facilitate the consummation of the Business Combination.

Proposed Business Combination

On January 3, 2024, ROCL entered into a Business Combination Agreement and Plan of Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among ROCL, Roth CH V Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ROCL (“Merger Sub”), and New Era Helium Corp, a Nevada corporation (“NEH”). Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, Merger Sub will merge with and into the NEH, with NEH surviving as a wholly owned subsidiary of ROCL (the “Merger”). Upon the closing of the transaction, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company will be named “New Era Helium Corp.” and is expected to list on The Nasdaq Stock Market.

On June 5, 2024, each of ROCL and NEH entered into the First Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Amendment”) pursuant to which, among other things:

(a)	the Outside Date has been extended to September 30, 2024;
(b)	the structure of the Business Combination has changed such that (i) ROCL will merge with and into the Company, a wholly owned subsidiary of ROCL (the “Initial Merger”), and the Company will be the survivor of the Initial Merger; (ii) the Company shall sign a joinder and become a party to the Merger Agreement; and (iii) immediately subsequent to the Initial Merger, Merger Sub will merge with and into NEH (the “Merger”), with NEH surviving the Merger as a wholly owned subsidiary of the Company;
(c)	the closing condition that NEH raise at least $45 million in private placement of securities in order to fund its new plant construction has been removed, and the closing condition that certain indebtedness of NEH be converted into shares of common stock of NEH has been removed.

On August 8, 2024, the Company and NEH entered into the Second Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Second Amendment”), pursuant to which, among other things:

(a)	The Outside Date was extended to October 31, 2024; and
(b)	The definition of “Company Merger Shares” and “Net Debt” were amended.

On September 11, 2024, the Company and NEH entered into the Third Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Third Amendment”) pursuant to which, among other things:

(a)	The definition of “Company Merger Shares” in Section 1.01 is amended to read as follows: “Company Merger Shares” means 9,000,000 shares of Holdings Common Stock which number shall be subject to adjustment based upon the Net Debt at closing in that is different from the Net Debt at the date of the Original Business Combination Agreement (the “Net Debt Variation”). For the avoidance of doubt, the Company Merger Shares do not include Earnout Shares in an amount up to 1,000,000 shares

ROTH CH V HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 24, 2024 (inception) to September 30, 2024 (unaudited)

of Roth Common stock. For every dollar of decrease in the Net Debt Variation the Company Merger Shares shall be increased by 1/10 of one share and for every dollar of increase in the Net Debt Variation the Company Merger Shares shall be decreased by 1/10 of one share.
(b)	The definition of “Net Debt” in Section 1.01 is amended to read as follows: “Net Debt means the total Indebtedness of NEH and the NEH Subsidiaries (excluding any existing Indebtedness that converts, exchanges or is exercised into share of capital stock of NEH) after subtracting all cash and liquid assets, which calculation shall be mutually agreed upon between NEH and Roth no later than three business days prior to Closing. In the event of any dispute with respect to such calculation, the parties shall promptly (and in no event more than 15 days after the Closing) engage a mutually agreed upon independent third party to resolve such dispute and make an independent determination of the Company Merger Shares and Net Debt. NEH shall make all work papers, back up materials, and financial staff involved in preparation of the calculations available to such third party. The cost of such third party shall be paid by Holdings.
(c)	A new section 3.02(k) shall be added as follows: In the event that the parties are unable to mutually agree on the Company Merger Shares or Net Debt prior to the Closing, the number of shares in dispute shall not be distributed as part of the Per Share Merger Consideration at the Closing and shall only be distributed upon resolution of any dispute pursuant to Section 1.01 hereof.

On September 30, 2024, the Company and NEH entered into the Fourth Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Fourth Amendment”) pursuant to which, among other things the parties extended the Outside Date to November 30, 2024

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting rules and regulations of the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considering in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of September 30, 2024.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

ROTH CH V HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 24, 2024 (inception) to September 30, 2024 (unaudited)

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted- average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

Note 3. Related Party Transactions

The Company’s stockholder is expected to pay the accrued expenses of the Company at the closing of the Business Combination.

Note 4. Stockholder’s Deficit

Common stock

The Company is authorized to issue a total of 1 share of common stock with a par value of $0.01 each. As of September 30, 2024, there was 1 share of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote.

Note 5. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements are issued. The Company did not identify any subsequent events, other than disclosed below, that would have required adjustment or disclosure in these unaudited financial statements.

Closing of Business Combination

On December 6, 2024 (the “Closing Date”), the Company completed the business combination (the “Business Combination”) contemplated by the Business Combination and Plan of Organization dated January 3, 2024 (the “Business Combination Agreement”) by and among New Era Helium Corp., a Nevada corporation, Roth CH Acquisition V Co., a Delaware corporation (“ROCL”), and Roth CH V Merger Sub, a Delaware corporation and a wholly-owned subsidiary of ROCL (“Merger Sub”), and subsequent amendments to the Business Combination Agreement. Pursuant to the Business Combination Agreement, Merger Sub merged with and into New Era Helium Corp., with New Era Helium Corp. surviving the Business Combination as a wholly owned subsidiary of ROCL.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Roth CH V Holdings, Inc.

Opinion on the financial statements

We have audited the accompanying balance sheet of Roth CH V Holdings, Inc. (a Nevada corporation) (the “Company”) as of June 30, 2024, the related statements of operations, changes in shareholders’ deficit, and cash flows for the period of June 24, 2024 (inception) to June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows for the period of June 24, 2024 (inception) to June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2024.

Minneapolis, Minnesota

November 1, 2024

ROTH CH V HOLDINGS, INC.

BALANCE SHEET

June 30, 2024
ASSETS
Total current assets	$—

TOTAL ASSETS	$—

LIABILITIES AND STOCKHOLDER’S EQUITY
Due to related party	$1,383
Total current liabilities	1,383

TOTAL LIABILITIES	$1,383

STOCKHOLDER’S DEFICIT
Common stock, par value $0.01; 1 share authorized, issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(1,383)
Total stockholder’s deficit	(1,383)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$—

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from June 24, 2024 (inception) to June 30, 2024

For the period from
June 24, 2024
(inception) to June 30,
2024
Operating expenses	$1,383
Loss from operations	$(1,383)

Net loss	$(1,383)

Weighted average number of shares of common stock outstanding, basic and diluted	1
Basic and diluted net loss per share of common stock	$(1,383)

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

For the period from June 24, 2024 (inception) to June 30, 2024

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance, June 24, 2024 (inception)	—	$—	$—	$—	$—
Shares issued for common stock	1	—	—	—	—
Net loss	—	—	—	(1,383)	(1,383)
Balance, June 30, 2024	1	$—	$—	$(1,383)	$(1,383)

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF CASH FLOWS

For the period
from
June 24, 2024
(inception) to
June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,383)
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Due to related party	1,383
CASH USED IN OPERATING ACTIVITIES	—
CASH FLOWS FROM INVESTING ACTIVITIES	—
CASH FLOWS FROM FINANCING ACTIVITIES	—
NET CHANGE IN CASH
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of these financial statements.

Note 1. Organization

Description of Business

Roth CH V Holdings, Inc. (“the Company”) was incorporated in Nevada on June 24, 2024, and the Company’s registered office is at 888 San Clemente Drive, Suite 400, Newport Beach, CA. The Company was formed for the purpose of merging with Roth CH Acquisition V Co. (“ROCL”) prior to the transactions contemplated in the Business Combination Agreement and Plan of Reorganization, as defined below, to facilitate the consummation of the Business Combination.

Proposed Business Combination

On January 3, 2024, ROCL entered into a Business Combination Agreement and Plan of Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among ROCL, Roth CH V Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ROCL (“Merger Sub”), and New Era Helium Corp, a Nevada corporation (“NEH”). Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, Merger Sub will merge with and into the NEH, with NEH surviving as a wholly owned subsidiary of ROCL (the “Merger”). Upon the closing of the transaction, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company will be named “New Era Helium Corp.” and is expected to list on The Nasdaq Stock Market.

On June 5, 2024, each of ROCL and NEH entered into the First Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Amendment”) pursuant to which, among other things:

(a)	the Outside Date has been extended to September 30, 2024;
(b)	the structure of the Business Combination has changed such that (i) ROCL will merge with and into the Company, a wholly owned subsidiary of ROCL (the “Initial Merger”), and the Company will be the survivor of the Initial Merger; (ii) the Company shall sign a joinder and become a party to the Merger Agreement; and (iii) immediately subsequent to the Initial Merger, Merger Sub will merge with and into NEH (the “Merger”), with NEH surviving the Merger as a wholly owned subsidiary of the Company;
(c)	the closing condition that NEH raise at least $45 million in private placement of securities in order to fund its new plant construction has been removed, and the closing condition that certain indebtedness of NEH be converted into shares of common stock of NEH has been removed.

On August 8, 2024, the Company and NEH entered into the Second Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Second Amendment”), pursuant to which, among other things:

(a)	The Outside Date was extended to October 31, 2024; and
(b)	The definition of “Company Merger Shares” and “Net Debt” were amended.

On September 11, 2024, the Company and NEH entered into the Third Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Third Amendment”) pursuant to which, among other things:

(a)	The definition of “Company Merger Shares” in Section 1.01 is amended to read as follows: “Company Merger Shares” means 9,000,000 shares of Holdings Common Stock which number shall be subject to adjustment based upon the Net Debt at closing in that is different from the Net Debt at the date of the Original Business Combination Agreement (the “Net Debt Variation”). For the avoidance of doubt, the Company Merger Shares do not include Earnout Shares in an amount up to 1,000,000 shares of Roth Common stock. For every dollar of decrease in the Net Debt Variation the Company Merger Shares shall be increased by 1/10 of one share and for every dollar of increase in the Net Debt Variation the Company Merger Shares shall be decreased by 1/10 of one share.

(b)	The definition of “Net Debt” in Section 1.01 is amended to read as follows: “Net Debt means the total Indebtedness of NEH and the NEH Subsidiaries (excluding any existing Indebtedness that converts, exchanges or is exercised into share of capital stock of NEH) after subtracting all cash and liquid assets, which calculation shall be mutually agreed upon between NEH and Roth no later than three business days prior to Closing. In the event of any dispute with respect to such calculation, the parties shall promptly (and in no event more than 15 days after the Closing) engage a mutually agreed upon independent third party to resolve such dispute and make an independent determination of the Company Merger Shares and Net Debt. NEH shall make all work papers, back up materials, and financial staff involved in preparation of the calculations available to such third party. The cost of such third party shall be paid by Holdings.
(c)	A new section 3.02(k) shall be added as follows: In the event that the parties are unable to mutually agree on the Company Merger Shares or Net Debt prior to the Closing, the number of shares in dispute shall not be distributed as part of the Per Share Merger Consideration at the Closing and shall only be distributed upon resolution of any dispute pursuant to Section 1.01 hereof.

On September 30, 2024, the Company and NEH entered into the Fourth Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Fourth Amendment”) pursuant to which, among other things the parties extended the Outside Date to November 30, 2024.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting rules and regulations of the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considering in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of June 30, 2024.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted- average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

Note 3. Related Party Transactions

The Company’s stockholder is expected to pay the accrued expenses of the Company at the closing of the Business Combination.

Note 4. Stockholder’s Deficit

Common stock

The Company is authorized to issue a total of 1 share of common stock with a par value of $0.01 each. As of June 30, 2024, there was 1 share of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote.

Note 5. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements are issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in these financial statements.

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders New Era Helium Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of New Era Helium Corp. and Subsidiaries (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity and members’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as “the financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting.

Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses for each of the years ended December 31, 2023, and 2022. The Company will also need to raise capital to fund future operations. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

Management’s evaluation of the events and conditions and management’s plans regarding these matters are described in Note 2. Due to these factors described in Note 2, substantial doubt exists about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Weaver and Tidwell, L.L.P.

We have served as the Company’s auditor since 2023.

Midland, Texas

April 24, 2024

NEW ERA HELIUM CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS

Current assets
Cash and cash equivalents	$120,010	$405
Accounts receivables, net	692,351	835,173
Prepaid expenses and other current assets	113,726	104,638
Right of use asset – current	12,690	80,561
Restricted investments	1,282,838	1,446,400
Total current assets	2,221,615	2,467,177
Oil and natural gas properties, net (full cost)	941,691	1,127,338
Property, plant and equipment, net	3,610,728	39,835
Right of use asset – noncurrent	—	12,690
Due from related parties	—	1,196,796
Deferred tax asset	608,500	—
TOTAL ASSETS	$7,382,534	$4,843,836
LIABILITIES AND STOCKHOLDERS’ EQUITY AND MEMBERS’ EQUITY Current liabilities

Accounts payable	1,472,961	1,547,146
Accrued expenses	259,131	388,765
Notes payable – current	469,968	550,075
Due to related parties	886,113	403,316
Lease liabilities – current	12,690	80,561
Other current liabilities	45,059	162,317

Total current liabilities	$3,145,922	$3,132,180
Asset retirement obligation	1,654,968	5,485,915
Lease liabilities – noncurrent	—	12,690
Notes payable – noncurrent	2,053,013	—
Total liabilities	$6,853,903	$8,630,785
Commitments and Contingencies (Note 14)
Stockholders’ Equity and Members’ Equity

Preferred stock, 10,000,000 shares authorized:
Series X Preferred stock, $0.001 par value, 5,000 shares issued and outstanding at December 31, 2023 and none issued and outstanding at December 31, 2022	1	—
Common stock, $0.001 par value, authorized 190,000,000 shares, 6,205,506 shares issued and outstanding at December 31, 2023 and none issued and outstanding at December 31, 2022	6,206	—
Additional paid-in capital	512,279	—
Retained earnings	10,145	—
Total Stockholders’ Equity	$528,631	—
Total Members’ Equity	—	$(3,786,949)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY AND MEMBERS’ EQUITY	$7,382,534	$4,843,836

NEW ERA HELIUM CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Revenues, net
Oil, natural gas, and product sales, net	$612,192	$4,223,354
Total Revenues, net	612,192	4,223,354
Costs and expenses
Lease operating expenses	1,332,548	1,793,232
Depletion, depreciation, amortization, and accretion	885,832	916,983
General and administrative expenses	4,519,811	1,230,427
Total Costs and expenses	6,738,191	3,940,642
Gain on sale of assets	5,834,293	—
Income (loss) from operations	(291,706)	282,712
Other income (expenses)
Interest income	46,437	9,800
Interest expense	(172,143)	(111,038)
Other, net	(180,943)	16,000
Total other income (expenses)	(306,649)	(85,238)
Income (loss) before provision for income taxes	(598,355)	197,474
Provision for income taxes	608,500	—
Net income	$10,145	$197,474
Net income per share – basic and diluted
Basic and diluted	$0.00	$0.04
Weighted-average shares outstanding – basic and diluted
Basic and diluted	5,923,559	5,000,000

NEW ERA HELIUM CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Members’ Equity		Shareholders’ Equity
			Common Stock
	Units					Retained
	Outstanding	Amount	Shares	Amount	Paid-in Capital	Earnings	Total
Balance, December 31, 2022	5,000,000	$(3,786,949)					$—
Pre-Reorganization:
Members’ contributions		145,500
Member’s withdrawals		(59,294)
Common shares issued in exchange for common units	(5,000,000)	3,700,743	5,000,000	5,000	(3,705,743)		(3,700,743)
Post Reorganization:
Common shares issued for services			714,000	714	2,498,286		2,499,000
Issuance of preferred stock*			5,000	1			1
Sale of common stock			447,220	447	1,564,781		1,565,228
Common shares issued in exchange for convertible debt			44,286	45	154,955		155,000
Net income						10,145	10,145
Balance, December 31, 2023*	—	—	6,205,506	$6,206	$512,279	$10,145	$528,631

*The issuance of preferred shares is not included in the amounts reflected in Balance, December 31, 2023.

	Members’ Units	Members’ Equity
Balance January 1, 2022	5,000,000	$(3,181,103)
Members’ contributions	—	190,000
Members’ contributions – accounts payable with Member	—	139,920
Members’ withdrawals	—	(1,133,240)
Net income	—	197,474
Balance December 31, 2022	5,000,000	$(3,786,949)

NEW ERA HELIUM CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities:
Net income	$10,145	$197,474
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depletion, depreciation, amortization, and accretion	885,832	916,983
Change in Allowance for losses and write off of receivables	(46,961)	78,812
Deferred income tax benefit	(608,500)	—
Accrued interest expense on note payable and other current liabilities	53,013	23,727
Interest income on investments and notes receivable	(46,437)	(9,800)
Gain on asset sales	(5,834,293)	—
Stock-based compensation	2,499,000	—
Loss on exchange of debt for ORRI	316,531	—
Changes in operating assets and liabilities:
Accounts receivables	67,187	(50,236)
Prepaid and other assets	(25,051)	(20,884)
Accounts payable	(74,185)	367,267
Accrued expenses	(129,741)	26,158
Due to related parties	367,797	—
Asset retirement obligations settled	—	(297,244)
Other liabilities – current	(117,258)	(316,829)
Other liabilities – noncurrent	—	(151,524)
Net cash provided by (used in) operating activities	(2,682,921)	763,904
Cash Flows from Investing Activities:
Purchase of restricted investments	—	(526,146)
Proceeds from sale of restricted investments	193,412	31,209
Purchase of property, plant and equipment, net	(3,581,736)	(7,141)
Purchase of interest in oil and natural gas properties	(394,796)	(3,647)
Proceeds from sale of interest in oil and natural gas properties	2,499,920	—
Net cash used in investing activities	(1,283,200)	(505,725)
Cash Flows from Financing Activities:
Members’ contributions prior to reorganization	145,500	190,000
Members’ withdrawals prior to reorganization	(59,294)	(1,133,241)
Issuance of common stock	1,565,228	—
Proceeds from note payable	2,000,000	—
Repayment of note payable	(10,000)	(85,000)
Advances to related party	—	(46,342)
Repayment from related party	244,292	88,000
Proceeds from related party	360,000	242,577
Repayment to related party	(160,000)	—
Net cash provided by (used in) financing activities	4,085,726	(744,006)
Net Change in Cash and cash equivalents	119,605	(485,827)
Cash and cash equivalents – Beginning of period	405	486,232
Cash and cash equivalents – End of period	$120,010	$405
Supplemental cash flow information:
Cash interest payments	$111,322	$86,276
Supplemental Non-Cash Investing and Financing Activities:
Asset retirement obligations incurred	$85,802	$50,419
Asset retirement obligations sold recorded as a reduction of oil and natural gas properties	3,407,818	—
Revisions to asset retirement obligations	$(497,407)	$140,331
ORRI interest acquired through an exchange of debt	$652,560	$—
Working interest acquired based on historical cost associated with the interest	$122,527	$—
Establishment of right to use asset	$—	$93,251
Partial purchase of note payable by related party	$70,000	$70,000

The accompanying notes are an integral part of these consolidated financial statements.

New Era Helium Corp.

Notes to Consolidated Financial Statements

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Organization and Nature of Operations

New Era Helium Corp. (the “Company”) is a Nevada corporation. The Company was formed on February 6, 2023, through a Reorganization Agreement and Plan Share Exchange (the “Agreement”) with Solis Partners. LLC (“Solis Partners”) as described further in the paragraph below. The Company’s primary operations include the exploration, development, and production of helium, natural gas, oil, and natural gas liquids (“NGLs”). The Company’s producing oil and gas assets and non-producing acreage are primarily located in Chaves County, New Mexico. The Company also owns overriding royalty interests located in Howard County, Texas.

On February 6, 2023, the Company entered into the Agreement with Solis Partners. Immediately prior to February 6, 2023, the Company was authorized to issue 190 million shares of common stock with a par value of $0.001 per share and 10 million shares of preferred stock with a par value of $0.001 per share. Subject to the terms of the Agreement, all issued and outstanding member interests in Solis Partners was automatically converted and exchanged for 5 million shares of the Company’s common stock.

The Company’s wholly owned subsidiary Solis Partners is a Texas limited liability company. Solis Partners owns and operates the Company’s producing oil and gas assets and non-producing acreage. The Company’s wholly owned subsidiary NEH Midstream LLC (“NEH Midstream”) is a Texas limited liability company, formed August 4, 2023. NEH Midstream is the owner of the helium offtake and tolling agreements. NEH Midstream is in the process of constructing a natural gas processing facility in which NEH Midstream will be the owner and operator.

Basis of Presentation

The financial statements of the Company for the year ended December 31, 2023, and 2022 have been prepared in accordance with accounting principles general accepted in the United States of America (“US GAAP”) issued by the Financial Accounting Standards Board (“FASB”) on a going concern basis, which contemplates the continuity of operations, the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has selected December 31 as its fiscal year end. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exemptions emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered un the Securities and Exchange Act of 1934, as amended ) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies by any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different applications dates for public or private companies, the Company as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Risks and Uncertainties

As a producer of helium, natural gas, NGLs and oil, the Company’s revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for helium, natural gas, NGLs and oil, which are dependent upon numerous factors beyond its control such as economic, political, and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile, and there can be no assurance that the prices for helium, natural gas, NGLs or oil will not be subject to

New Era Helium Corp.

Notes to Consolidated Financial Statements

wide fluctuations in the future. A substantial or extended decline in prices for helium, natural gas, NGLs and oil could have a material adverse effect on the Company’s financial position, results of operations, cash flows, the quantities of natural gas, helium, NGL and oil reserves that may be economically produced and the Company’s access to capital.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all significant intercompany transactions and balances.

Segments

Based on the Company’s organization structure, the Company has one operating segment, which is the development, exploration and production of natural gas, helium, NGLs and oil. In addition, the Company has a single company-wide management team that allocates capital resources to maximize profitability and measures financial performance as a single enterprise.

Functional and reporting currency

The functional and reporting currency of the Company is the United States dollar.

Liquidity and Going Concern

The Company recorded a net income of $10,145 for the year ended December 31, 2023 and net income of $197,474 for the year ended December 31, 2022. As of December 31, 2023, the Company had a working capital deficit of $924,307 and a cash balance of $120,010.

Historically, the Company’s primary sources of liquidity have been cash flow from operations, contributions from members, and borrowings.

Management’s assessment of the entity’s ability to continue as a going concern involves making a judgement, at a particular point in time, about inherently uncertain future outcomes of events or conditions.

Any judgment about the future is based on information available at the time at which the judgment is made. Subsequent events may result in outcomes that are inconsistent with judgments that were reasonable at the time they were made. Management have taken into account the following:

a.	The Company’s financial position; and
b.	The risks facing the Company that could impact liquidity and capital adequacy.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional equity raises. The equity raises will continue to be effectuated via a private placement, continuation of the business combination transaction as disclosed in Subsequent Events (see Note 16), or other transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going

New Era Helium Corp.

Notes to Consolidated Financial Statements

Concern”, Management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these consolidated financial statements are available to be issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Significant estimates affecting the financial statements have been prepared on the basis of the most current and best available information. The estimates and assumptions include but are not limited to inputs used to calculate asset retirement obligations (“AROs”) (Note 10), the estimate of proved natural gas, oil, helium, and natural gas liquids reserves and related present value estimates of future net cash flows therefrom (Note 5), and inputs used to calculate the value of common shares issued for services (Note 11). These estimates and assumptions are based on management’s best estimates and judgements. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity date of three months or less to be cash equivalents. As of December 31, 2023, and 2022, the Company did not hold any cash equivalents other than cash on deposit.

Restricted Investments

Restricted investments related to Certificates of Deposit (“CDs”) held at West Texas National Bank. These CDs are used as collateral for operating and plugging bonds for the New Mexico Oil Conservation Division, New Mexico State Land Office, and the Bureau of Land Management.

Receivables and Allowance for Expected Losses

The Company’s receivables result primarily from the sale of oil, natural gas and NGLs as well as billings to joint interest owners for properties in which the Company serves as the operator. Receivables from product sales are generally due within 30 to 60 days after the last day of each production month and do not bear any interest. Receivables associated with joint interest billings are regularly reviewed by Management for collectability, and they establish or adjust an allowance for expected losses as necessary. The Company determines its allowance for each type of receivable by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the debtor’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. Management has determined that an allowance for expected losses was required for the year ended December 31, 2022.

	December 31,	December 31,
	2023	2022
Oil, natural gas and NGL sales	$76,115	$263,804
Less: Electrical cost recovery	—	(179,336)
Oil, natural gas and NGL sales, net of electrical cost recovery	76,115	84,468
Joint interest accounts receivable	494,587	445,953
Unbilled joint interest expense	(852)	371,737
Total joint interest related receivables	493,735	817,690
Other accounts receivable	122,501	11,827
Allowance for expected losses	—	(78,812)
Total Accounts receivable, net	$692,351	$835,173

New Era Helium Corp.

Notes to Consolidated Financial Statements

The beginning accounts receivable balance at January 1, 2022 was $863,749.

The Company wrote off $31,851 of joint interest accounts receivables during the year ended December 31, 2023 and did not write off any during the year ended December 31, 2022.

The electricity cost recovery noted in the table above represented unbilled electric costs from the Purchaser related to compression in the field for the period May 2021 through September 2022. This billing issue was discovered by the Purchaser during the fourth quarter of 2022 and then notified the Company of these unbilled electricity charges. The Company and their Purchaser agreed to allow the Company to pay these charges over a four-month period beginning with November 2022 sales. The amounts reflected in the above table represent the remaining electricity costs to be recovered as of December 31, 2022. No remaining electricity costs to be recovered existed as of December 31, 2023.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The Company includes in property, plant and equipment the processing plant under construction, computer equipment, furniture and fixtures, and leasehold improvements.

Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of the related assets, which results in depreciation and amortization being incurred evenly over the life of an asset. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service.

Management performs ongoing evaluations of the estimated useful lives of the property and equipment for depreciation purposes. Management periodically reviews long-lived assets, other than oil and gas property, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company recorded no impairment charges during the years ended December 31, 2023, and 2022.

Oil and Gas Properties

The Company follows the full cost accounting method to account for oil and natural gas properties, whereby costs incurred in the acquisition, exploration and development of oil and gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on nonproducing leases, drilling, completing and equipping of oil and gas wells, administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to operations.

The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves and excluding unevaluated and unproved properties, are amortized as depletion expense using the units-of-production method based on estimated proved recoverable oil and gas reserves.

The costs associated with unevaluated and unproved properties, initially excluded from the amortization base, relate to unproved leasehold acreage, wells and production facilities in progress and wells pending determination of the existence of proved reserves, together with capitalized interest costs for these projects. Unproved leasehold costs are transferred to the amortization base with the costs of drilling the related well once a determination of the existence of proved reserves has been made or upon impairment of a lease.

New Era Helium Corp.

Notes to Consolidated Financial Statements

Costs associated with wells in progress and completed wells that have yet to be evaluated are transferred to the amortization base once a determination is made whether or not proved reserves can be assigned to the property. Costs of dry wells are transferred to the amortization base immediately upon determination that the well is unsuccessful.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current prices and operating conditions, discounted at ten percent (10%), plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to operations. For purposes of the ceiling test calculation, current prices are defined as the un-weighted arithmetic average of the first day of the month price for each month within the 12-month period prior to the end of the reporting period. Prices are adjusted for basis or location differentials. Unless sales contracts specify otherwise, prices are held constant for the productive life of each well. Similarly, current costs are assumed to remain constant over the entire calculation period.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves. The Company recorded no ceiling test impairment charges during the years ended December 31, 2023, and 2022.

Accounts Payable

The Company’s payables and accrued expenses result primarily from the operation of it oil and natural gas properties as well as administration of the Company. On properties in which the Company is operator, the Company pays 100% of most operating costs, then bills the non-operating partners for their share of the costs. The Company records the Company’s share these costs in a statement of operations. Accounts payables are generally due within 30 of receipt of the invoices by the Company and do not bear any interest.

	December 31, 2023	December 31, 2022
Trade payable	$773,387	$363,574
Suspense payable	727,153	1,134,051
Other	—	49,521
Total accounts payable	$1,500,540	1,547,146

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are recorded in operating lease right-of-use asset, operating lease liability, current, and operating lease liability, long-term on the consolidated balance sheets.

Operating lease right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Operating lease assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, the Company uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate used at adoption was 2.37%. Significant judgement is required when determining the incremental borrowing rate. Rent expense for lease payments is recognized on a straight-line basis over the lease term.

New Era Helium Corp.

Notes to Consolidated Financial Statements

Asset retirement obligations

The Company records a liability for asset retirement obligations (“ARO”) associated with its oil and gas wells when the well has been completed. The ARO is recorded at its estimated fair value, measured by the expected future cash outflows required to satisfy the abandonment and restoration discounted at our credit-adjusted risk-free interest rate. The corresponding cost is capitalized as an asset and included in the carrying amount of oil and gas properties and is depleted over the useful life of the properties. Subsequently, the ARO liability is accreted to its then-present value.

Inherent in the fair value calculation of an ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental, and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance. Settlements greater than or less than amounts accrued as ARO are recorded as a gain or loss upon settlement.

Financial Instruments and Concentrations of Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivables. The Company maintains its cash in accounts with major financial institutions within the United States. The Company’s cash balances can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company places its cash with high credit quality financial institutions. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk.

The Company is subject to credit risk resulting from the concentration of its oil, natural gas and NGL receivables with significant purchasers. One purchaser accounted for all of the Company’s oil sales revenues for the year ended December 31, 2023 and 2022. A separate purchaser accounted for all the natural gas and NGL revenues for the year ended December 31, 2023 and 2022. The Company does not require collateral. While the Company believes its recorded receivables will be collected, in the event of default the Company will follow normal collection procedures. The Company does not believe the loss of either purchaser would materially impact its operating results as oil, natural gas and NGLs are fungible products with a well- established market and numerous purchasers.

Revenue recognition

The Company records revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”) which uses a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which includes (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue as each performance obligation is satisfied.

Revenue from contracts with customers

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer or the processor of the product. Revenue is measured based on the consideration the Company expects to receive in exchange for those products.

Performance obligations and significant judgments

The Company sells oil and natural gas products in the United States through a single reportable segment. The Company enters into contracts that generally include oil, natural gas, and associated liquids in variable quantities and priced based on a specific index related to the type of product.

New Era Helium Corp.

Notes to Consolidated Financial Statements

The oil and natural gas is typically sold in an unprocessed state to processors and other third parties for processing and sale to customers. The Company recognizes revenue at a point in time when control of the oil or natural gas passes to the customer or processor, as applicable, discussed below.

The Company sells its oil to a single purchaser under a month-to-month purchase agreement at a price based on an index price from the purchaser. This agreement with continue on a month-to-month basis thereafter unless and until terminated by the Company or the purchaser with a 30-day advance notice. Oil that is produced from the Company’s wells is stored in tank batteries located on the Company’s lease. When the purchaser’s truck connects to the storage tank and oil enters the truck, control of the oil is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized.

The Company sells its natural gas and NGLs to a single purchaser, who is also the processor, under a purchase agreement at a price based on an index price from the purchaser which expires on May 31, 2024. This agreement will continue on a month-to-month basis thereafter unless and until terminated by the Company or the purchaser with a 30-day advance notice. Under our natural gas and NGL contracts with processors, when the unprocessed natural gas is delivered at the sales meter, control of the gas is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized. In the cases where the Company sells to a processor, management has determined that the processors are customers. The Company recognizes the revenue in these contracts based on the net proceeds received from the processor.

The Company will sell its helium to two purchasers, each purchasing 50% of the helium production under 10-year contracts. One of the contracts will commence upon delivery of gaseous helium production at the tailgate of the processing plant. The other contract will commence upon delivery of liquid helium from the Keyes Helium Company liquefaction plant located in Keys, Oklahoma. When the gaseous helium is loaded into the gaseous helium trailer, control of the helium is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized. With regards to liquid helium, the Company will transport the gaseous helium to the Key Helium liquefaction plant. Once the helium has been liquified and loaded into the liquid helium trailer, control of the helium is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized.

The Company has no unsatisfied performance obligations at the end of each reporting period.

Management does not believe that significant judgments are required with respect to the determination of the transaction price, including any variable consideration identified. There is a low level of uncertainty due to the precision of measurement and use of index-based pricing adjusted for transportation and other related deductions, which are based on contractual or historical data. Additionally, any variable consideration identified is not constrained.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy is broken down into three levels based on the observability of inputs as follows:

●	Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment;
●	Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly; and
●	Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

New Era Helium Corp.

Notes to Consolidated Financial Statements

Our asset retirement obligation liabilities are measured at fair value on a non-recurring basis and estimated as follows:

	Level 1	Level 2	Level 3	Total
December 31, 2022
ARO liabilities	$—	$—	$5,485,915	$5,485,915
December 31, 2023
ARO liabilities	$—	$—	$1,569,166	$1,569,166
Stock-based compensation	—	—	$2,499,000	$2,499,000

The carrying value of cash and cash equivalents, trade receivable, prepaid and other current assets, due from related parties, accounts payable, accrued expenses, due to related party, and other current liabilities, as reflected in the consolidated balance sheets, approximate fair value, due to the short-term maturity of these instruments. The carrying value of notes payable approximates their fair value due to immaterial changes in market interest rates. The shares issued in the stock-based compensation were valued at $2,499,000, the fair market values on the grant date using the share price of common stock sold to investors approximately 30 days from the grant date.

Related parties

Management approves all material related-party transactions. Management considers the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and the relevant related party. In determining whether to approve a related party transaction, the following factors are considered: (1) if the terms are fair to the Company, (2) if there are business reasons to enter into the transaction, or (3) if the transaction would present an improper conflict of interest for any officer.

Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts for income tax purposes and net operating loss and tax credit carryforwards. The amount of deferred taxes on these temporary differences is determined using the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, as applicable, based on tax rates and laws in the respective tax jurisdiction enacted as of the balance sheet date.

The Company reviews its deferred tax assets for recoverability and establishes a valuation allowance based on projected future taxable income, applicable tax strategies and the expected timing of the reversals of existing temporary differences. A valuation allowance is provided when it is more likely than not (likelihood of greater than 50 percent) that some portion or all the deferred tax assets will not be realized. The Company has not established a valuation allowance as of December 31, 2023, and December 31, 2022.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based upon the technical merits of the position. If all or a portion of the unrecognized tax benefit is sustained upon examination by the taxing authorities, the tax benefit will be recognized as a reduction to the Company’s deferred tax liability and will affect the Company’s effective tax rate in the period it is recognized. See Note 12 for additional information.

The Company records any tax-related interest charges as interest expense and any tax-related penalties as other expense in the consolidated statements of operations of which there have been none to date.

The Company is also subject to the Texas Margin Tax. The Company realized no Texas Margin Tax in the accompanying consolidated financial statements as we do not anticipate owing any Texas Margin Tax for the periods presented.

New Era Helium Corp.

Notes to Consolidated Financial Statements

Stock-based compensation

The Company accounts for its stock-based compensation awards in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and non-employees including grants of stock options, to be recognized as expense in the statements of operations based on their grant date fair values.

The Company periodically issues common stock and common stock options to consultants for various services. Costs of these transactions are measured at the fair value of the service received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Recent accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which enhances the transparency and decision usefulness of income tax disclosures. The amendments address more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in the ASU are effective for public business entities for annual periods beginning after December 31, 2024 on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” This ASU updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expense and information used to assess segment performance. The amendments in the ASU are effective for public entities for fiscal years beginning after  December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is still evaluating the effect of the adoption of this guidance.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which changes accounting requirements for the recognition of credit losses from an incurred or probable impairment methodology to a Current Expected Credit Losses (“CECL”) methodology. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including but not limited to trade receivables. The standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company did not experience a material impact upon implementation of the standard.

NOTE 3: PREPAID EXPENSES AND OTHER CURRENT ASSETS

The following table presents the components of prepaid expenses and other current assets as of the dates indicated:

	December 31,	December 31,
	2023	2022
Prepaid expense	$90,273	$81,069
Prepaid interest	—	5,417
Deferred closing costs	8,417	4,280
Security deposit	5,050	5,050
Other	9,986	8,822
Total prepaid expenses and other current assets	$113,726	$104,638

New Era Helium Corp.

Notes to Consolidated Financial Statements

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

The Company will record depreciation expense for processing plant over its estimated useful life.

Depreciation on the processing plant will commence once the processing plant is placed into service. The Company records depreciation expense for computer equipment and furniture and fixtures over a useful life of five years. The Company records depreciation expense for leasehold improvement over the lesser of their estimated useful lives or the underlying terms of the associated leases.

	December 31,	December 31,
	2023	2022
Processing plant under construction – cost	$3,581,736	$—
Computer equipment – cost	9,820	9,820
Furniture and fixtures – cost	22,101	22,101
Leasehold improvements – cost	23,006	23,006
Total – cost	3,636,663	54,927
Processing plant under construction – accumulated depreciation	—	—
Computer equipment – accumulated depreciation	(4,910)	(2,946)
Furniture and fixtures – accumulated depreciation	(11,850)	(7,430)
Leasehold improvements – accumulated depreciation	(9,175)	(4,716)
Total – accumulated depreciation	(25,935)	(15,092)
Processing plant under construction – net	3,581,736	—
Computer equipment – net	4,910	6,874
Furniture and fixtures – net	10,251	14,671
Leasehold improvements – net	13,831	18,290
Total Property, plant and equipment, net	$3,610,728	$39,835

The Company recorded depreciation expense in the amounts of $10,843 and $10,271 during the years ended December 31, 2023, and 2022, respectively.

New Era Helium Corp.

Notes to Consolidated Financial Statements

NOTE 5. OIL AND NATURAL GAS PROPERTIES

	December 31,	December 31,
	2023	2022
Evaluated Oil and natural gas properties – cost	$6,368,179	$5,786,425
Total – cost	6,282,377	5,786,425
Accumulated depletion and impairment	(5,426,488)	(4,659,087)
Oil and natural gas properties, net	$941,691	$1,127,338

The Company had no unevaluated properties at December 31, 2023 and 2022.

The Company recorded depletion expense in the amounts of $767,401 and $373,229 during the years ended December 31, 2023, and 2022, respectively.

Additions

During the year ended December 31, 2022, the Company acquired evaluated leases in the amount of $3,647.

Effective April 1, 2023, Melius Energy, LLC conveyed to the Company an overriding royalty interests equivalent to 2.5% of oil, gas and associated hydrocarbons produced in leases on 3,469 acres of land located in Howard County, Texas. The additions to oil and natural gas properties were valued at $652,560. The consideration for the assignment of the overriding interest was $969,091 of net debt owed by Melius Energy LLC to the Company. This transaction resulted in a loss on the exchange of $316,531, which is recorded in Other, net on the Company’s consolidated statements of operations.

In October 2023, the Company entered into an agreement with JJ-CC Limited (“JJ-CC”) in which the Company purchased the JJ-CC’s interest in various Chaves County, NM properties in the amount of $122,527, which represented the Company’s historical cost associated with the JJ-CC interest. As a result of this transaction, the Company incurred ARO liabilities of $85,802.

During the year ended December 31, 2023, the Company incurred costs associated with studies and construction of a gathering system. The costs incurred for the gathering system were $372,965. Also, the Company incurred costs associated with the acquisition of evaluated leases in the amount of $21,830. In addition, the Company recorded a reduction in oil and natural gas properties of $497,407 related to a change in ARO estimates.

Sale of assets

Effective July 1, 2023, the Company entered into an agreement with Desert Energy Corp. to sell its interest in certain oil and gas properties and related assets, including the gathering system, located in Chaves County, New Mexico. The Company received $2,500,000 in cash and was relieved of the asset retirement obligations associated with the properties. The Company recognized a gain on the sale of the oil and natural gas assets in the amount of $5,834,293, which is recorded under Gain on sale of assets in the Company’s consolidated statements of operations. As a full cost company, proceeds from the sale of oil and gas properties are normally accounted for as a reduction to capitalized costs unless such treatment causes a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. The normal treatment of this specific sale would have reduced the value of the capital costs to zero even though reserves still existed on the remaining properties, and therefore it was necessary to record a gain on the sale. Of the gain recognized, $3,407,818 was related to the relief of asset retirement obligations associated with the assets sold. (See Note 10)

NOTE 6. NOTES PAYABLE

On December 17, 2021, the Company entered into a secured Promissory Note (“the Note”) in the amount of $500,000, with an interest rate of 13% per annum and a maturity date of December 1, 2022. The proceeds from this borrowing were used to working capital and operations bonding requirements. On December 1, 2022, the Note was amended. The amended Note in the amount of $500,000 carried

New Era Helium Corp.

Notes to Consolidated Financial Statements

an interest rate of 14% and matures on June 1, 2023. On June 1, 2023, the balance of $475,000 of the Note was renewed requiring payment of $10,000 upon renewal and maturing on December 1, 2023. On December 1, 2023, the balance of $465,000 of the secured Note was renewed requiring payment of $15,719 upon renewal and maturing on June 1, 2024. The Note carries an interest rate of 14.5%. As of December 31, 2023, and 2022, there were $469,968 and $480,075, respectively, payable on the Note which includes accrued interest. These amounts were recorded as Notes payable — current on the Company’s consolidated balance sheets.

On October 27, 2021, the Company entered into unsecured Promissory Note in the amount of $200,000, payable on December 31, 2021. The proceeds from this borrowing were used to fund lease bonds in New Mexico. This note was non-interest bearing. As of December 31, 2023, and 2022, the balance of the note was $0 and $70,000, respectively. (see Note 8)

On August 25, 2023, the Company, through its wholly owned subsidiary NEH Midstream, LLC., entered into a Promissory Note (“AirLife Note”) with AirLife Gases USA Inc. (“AirLife”). Under the AirLife Note, NEH Midstream agreed to pay AirLife the principal sum of $2,000,000 or such lesser amount as shall equal the outstanding principal amount of the Advance made to NEW Midstream by AirLife. The entire balance will be due on the earlier of (i) the date that is 18 months after the commencement date as defined the Purchase and Sale Agreement between NEH Midstream and AirLife dated August 25, 2023, or (ii) May 30, 2027. Interest shall accrue at 0.0211%, compounded daily, equivalent to an annual interest rate of 8%, commencing on the date the advance was made and continuing until repaid. As of December 31, 2023, this amount, including accrued interest of $53,013, was recorded as Notes payable — noncurrent on the Company’s consolidated balance sheets.

NOTE 7. LEASE LIABILITIES

The Company adopted Topic 842 Leases effective January 1, 2022, through a cumulative effect adjustment.

On November 1, 2022, the Company entered into a new lease agreement for its existing office space in Midland, Texas. The lease had a base monthly rent of approximately $5,101 expired on October 31, 2023. As of December 31, 2022, the Company capitalized this operating lease on the Company’s consolidated balance sheet as a right of use asset and a corresponding lease liability in the amount of $50,714.

On May 27, 2022, the Company entered into a 12-month lease agreement for office space in Hermosa Beach, California. The lease had a base monthly rent of approximately $2,550 expired on May 31, 2023.

The Company reached an agreement with the lessor to continue occupancy of this space on a month-to- month basis. It is the Company’s intention to remain at this location though May 31, 2024. As of December 31, 2022, the Company capitalized this operating lease on the Company’s consolidated balance sheet as a right of use asset and a corresponding lease liability in the amount of $42,537.

Other information related to leases as of December 31, 2023 and 2022, is as follows:

	Year Ended		Year Ended
	December 31, 2023		December 31, 2022
Weighted-average remaining lease term
Operating leases	0.21	years	1.13	years
Weighted-average discount rate
Operating leases	2.85%		2.37%

The future minimum rental payments required under the operating leases as of December 31, 2023, are as follows:

2024	$12,750
Total future minimum lease payments	12,750
Less imputed interest	(60)
Total	$12,690

New Era Helium Corp.

Notes to Consolidated Financial Statements

A reconciliation of current and noncurrent lease liabilities as recognized in the consolidated balance sheet as of December 31, 2023 and 2022, is as follows:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Lease liabilities – current	$12,750	$81,610
Lease liabilities – noncurrent	—	12,750
Total future minimum lease payments	12,750	94,360
Less imputed interest	(60)	(1,109)
Total	$12,690	$93,251

NOTE 8. RELATED PARTY TRANSACTIONS

The table below represents transactions with related parties that occurred during the years ended December 31, 2023 and 2022:

		Year Ended	Year Ended
Name of Party	Nature of Transaction	December 31, 2023	December 31, 2022
Will Gray	Advances from (to) related party, net	170,000	168,342
Joel Solis	Advances from (to) related party, net	175,000	—
Will Gray	Consulting fees	348,000	339,047
Mike Rugen(1)	Consulting fees	40,000	—
Joel Solis	Reassignment of liability	70,000	70,000
Melius Energy LLC	Repayment (advance) — related party	19,000	(50,000)
Melius Energy LLC(2)	Exchange of AR for ORRI	969,809	—
High Desert Resources, LLC	Consulting fees and associated costs	—	12,230
High Desert Resources, LLC	Repayment (advance) — related party	68,000	—
Liberty Pump & Supply, Co.	Oilfield services and insurance	234,251	116,893
Tall City Well Service	Oilfield services	105,967	136,954
(1)	Mr. Rugen was named the Company’s CFO effective November 1, 2023. The costs in the table represent consulting fees incurred from November1, 2023 through December 31, 2023.
(2)	Exchange of accounts receivable owed to the Company for ORRI in Melius properties (See NOTE 5)

Balance outstanding of related parties:

		As of	As of
Name of Party	Receivable / Payable	December 31, 2023	December 31, 2022
Will Gray	Receivable	$—	$157,292
Melius Energy LLC	Receivable	—	988,809
High Desert Resources, LLC	Receivable	—	50,695
Total	Receivable	$—	$1,196,796
Will Gray	Payable (note)	$170,000	$160,000
Will Gray	Payable (expenses)	6,464	—
Mike Rugen	Payable (consulting fee and expenses)	21,115	—
Joel Solis	Payable (note)	175,000	70,000
Liberty Pump & Supply, Co.	Payable (field operations, insurance)	393,072	158,821
Tall City Well Service	Payable (field operations)	120,462	14,495
Total	Payable	$886,113	$403,316

New Era Helium Corp.

Notes to Consolidated Financial Statements

On December 28, 2023, the Company entered into a series of agreements with E. Will Gray II, the Company’s CEO and Director. One agreement had an effective date of March 29, 2023, and acknowledges the Company’s receipt from Mr. Gray of $45,000. The company promises to pay Mr. Gray the full amount on or before the earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co. Another agreement had an effective date of April 19, 2023, and acknowledges the Company’s receipt from Mr. Gray of $35,000. The Company promises to pay Mr. Gray the full amount on or before the earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co. The final agreement had an effective date of December 22, 2023, and acknowledges the Company’s receipt from Mr. Gray of $90,000. The company promises to pay Mr. Gray the full amount on or before the earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co. As February 15, 2024, the Company had not repaid the amounts due to Mr. Gray.

Effective April 1, 2023, Melius Energy, LLC (an entity controlled by Joel Solis) conveyed to the Company an overriding royalty interests equivalent to 2.5% of oil, gas and associated hydrocarbons produced in leases on 3,469 acres of land located in Howard County, Texas. The additions to oil and natural gas properties were valued at $652,560. The consideration for the assignment of the overriding interest was $969,091 of debt owed by Melius Energy LLC to the Company. This transaction resulted in a loss on the exchange of $316,531, which is recorded in Other, net on the Company’s consolidated statements of operations.

On December 28, 2023, the Company entered into a Convertible Promissory Note with Joel Solis, Chairman, in the amount of $155,000 (the “Solis Note”). On the earlier of (i) February 15, 2024 or (ii) closing of the Company’s business combination with Roth CH Acquisition V Co., the Company shall, except if elected otherwise by Mr. Solis, pay an amount representing all the outstanding principal, accrued and unpaid interest and unpaid late charges. The Company may prepay any portion of the Solis Note at any time. Mr. Solis may convert the outstanding balance of Solis Note (“Conversion Amount”) into a validly issued, fully paid and non-assessable share of common stock. The number of shares shall be determined by dividing the Conversion Amount by $3.50. On December 28, 2023, Mr. Solis elected to convert the Solis Note into 44,286 shares of common stock.

The Company received $50,000 on January 22, 2024 from Adrian Beeston, an investor, and received $150,000 on January 30, 2024 from Joel Solis, the Company’s Chairman of the Board. These loans bear no interest and shall be repaid by the Company no later than April 1, 2024. On February 29, 2024 the Company repaid the $150,000 due to Mr. Solis. As of April 1, 2024, the Company had not repaid the amount due to Mr. Beeston.

On March 5, 2024, the Company entered into an agreement with Joel G. Solis, the Company’s Chairman and Director. This agreement acknowledges the Company’s receipt from Mr. Solis of $50,000 on February 9, 2023, $45,000 on February 14, 2023, $20,000 on February 17, 2023, and $60,000 on February 27, 2023 (the “Loans”). The Loans bear no interest and shall be repaid by no later than June 30, 2024.

NOTE 9. OTHER CURRENT LIABILITIES

The following table presents the components of other current liabilities as of the dates indicated:

	December 31,	December 31,
	2023	2022
Royalty payable – ONRR	$45,059	$36,047
Royalty payable – ONRR – installment agreement	—	126,270
Total other current liabilities	$45,059	$162,317

NOTE 10. ASSET RETIREMENT OBLIGATIONS

The Company has a number of oil and gas wells in production and will have AROs that will be settled once the wells are permanently removed from service. The primary obligations involve the removal and disposal of surface equipment, plugging and abandoning the wells and site restoration.

New Era Helium Corp.

Notes to Consolidated Financial Statements

AROs associated with the retirement of tangible long-lived assets are recognized as liabilities with an increase to the carrying amounts of the related long-lived assets in the period incurred. The fair value of AROs is recognized at the date a new well is completed or the acquisition date of the working interest. The cost of the tangible asset, including the asset retirement cost, is depleted over the life of the asset. AROs are recorded at estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligations discounted at the Company’s credit-adjusted risk-free interest rate. Accretion expense is recognized over time as the discounted liabilities are accreted to their expected settlement value. If estimated future costs of AROs change, an adjustment is recorded to both the ARO and the long-lived asset. Revisions to estimated AROs can result from changes in retirement cost estimates including revisions to estimated inflation rates, revisions to estimated discount rates and changes in the estimated timing of abandonment. The Company used the following inputs in its calculation of its asset retirement obligations.

	Year Ended		Year Ended
	December 31, 2023		December 31, 2022
Inflation rate	3.087%		2.239%
Discount factor	10.0%		10.0%
Estimated asset life	10 – 50	years	11 – 100	years

The following table shows the change in the Company’s ARO liability for the years ended December 31, 2023, and 2022:

Asset retirement obligations, January 1, 2022	$5,097,225
Liabilities incurred	50,419
Liabilities settled	(297,244)
Change in estimates	140,331
Accretion expense	495,184
Asset retirement obligations, December 31, 2022	$5,485,915
Liabilities incurred	85,802
Liabilities sold	(3,510,966)
Change in estimates	(497,407)
Accretion expense	91,624
Asset retirement obligations, December 31, 2023	$1,654,968

NOTE 11. EQUITY

Reorganization Agreement and Plan Share Exchange and Issuance of Shares

On February 6, 2023, the Company entered into the Agreement (see Note 1).

Common Shares Issued for Services

On February 6, 2023, the Company issued a total of 714,000 shares of its common stock for services rendered. These shares were valued at $2,499,000, the fair market values on the grant date using the share price of common stock sold to investors approximately 30 days from the grant date. The Company recognized stock-based compensation expense of approximately $2,499,000 during the year ended December 31, 2023. This amount was recorded by the Company in general and administrative expenses in the Company’s consolidated statements of operations.

On February 7, 2023, the Board approved the designation of 5,000 shares of preferred stock as Series X Preferred Stock. These shares will not be entitled to receive dividends, shall not be entitled to any liquidation preference, shall not have any rights to convert to common stock, and will not be subject to redemption. The holders of the Series X Preferred Stock will have the right to vote in an amount equal to 1,000 votes per share of Series X Preferred Stock.

New Era Helium Corp.

Notes to Consolidated Financial Statements

The Board approved the issuance of the Series X Preferred shares as follows:

●	2,000 to Joel G. Solis (Chairman)
●	1,000 to Pecos Slope Holdings (controlled by Will Gray — CEO and Director)
●	1,000 to Casey J. Solis (investor)
●	1,000 to Robert C. Solis (investor)

Sale of Common Shares

During the period March 2023 through December 31, 2023, the Company entered into subscription agreements and approved the issuance of the following shares of common stock:

Month	Number of Common Shares	Price Per Share		Proceeds
March 2023	108,642	$3.50		$380,250
April 2023	42,858	3.50		150,000
May 2023	57,143	3.50		200,000
June 2023	42,858	3.50		150,000
July 2023	85,715	3.50		300,000
August 2023	57,143	3.50		200,000
October 2023	22,856	3.50		80,000
November 2023	30,005	3.50		105,019
December 2023	44,286		(1)		(1)
Total	491,506			$1,565,269

(1)On December 28, 2023, the Company entered into a Convertible Promissory Note with Joel Solis, Chairman, in the amount of $155,000 (the “Solis Note”). On the earlier of (i) February 15, 2024 or (ii) closing of the Company’s business combination with Roth CH Acquisition V Co., the Company shall, except if elected otherwise by Mr. Solis, pay an amount representing all the outstanding principal, accrued and unpaid interest and unpaid late charges. The Company may prepay any portion of the Solis Note at any time. Mr. Solis may convert the outstanding balance of Solis Note (“Conversion Amount”) into a validly issued, fully paid and non-assessable share of common stock. The number of shares shall be determined by dividing the Conversion Amount by $3.50. On December 28, 2023, Mr. Solis elected to convert the Solis Note into 44,286 shares of common stock.

On October 3, 2023, the Board approved the Company’s sale and issuance of up to 750,000 shares of common stock. On November 14, 2023, the Board authorized the sale and issuance of an additional 650,000 of common stock.

NOTE 12. INCOME TAXES

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (“IRA 2022”). The IRA 2022, among other tax provisions, imposes a 15% corporate alternative minimum tax based on financial statement income, effective for tax years beginning after December 31, 2022. The IRA 2022 also establishes a 1% excise tax on stock repurchases made by publicly traded U.S. corporations, effective for stock repurchases after December 31, 2022. The IRA 2022 did not impact the Company’s current year tax provision or the Company’s consolidated financial statements.

The Company files a consolidated federal income tax return and various state income tax returns. The amount of income taxes the Company records requires the interpretation of complex rules and regulations of federal and state taxing jurisdictions.

New Era Helium Corp.

Notes to Consolidated Financial Statements

The components of the Company’s consolidated provision for income taxes from operations are as follows:

Year Ended
December 31, 2023
Current provision for income taxes:
Federal	$—
State	—
Total Current provision for income taxes	$—
Deferred income tax benefit:
Federal	$(515,428)
State	(93,072)
Total Deferred income tax benefit	$(608,500)
Total provision for income taxes	$(608,500)

A reconciliation of the U.S. federal statutory rate to the Company’s effect income tax rate is as follows:

Year Ended
December 31, 2023
Tax statutory rate	21%
Income tax benefit at the federal statutory rate	$(125,655)
Change in entity tax status*	(1,088,171)
Nondeductible expenses	628,016
State taxes, net of federal benefit	—
Other	(22,690)
Income tax benefit	$(608,500)
Effective income tax rate	101.7%

*See Note 1 for further information.

GAAP requires deferred income tax assets and liabilities to be measured at the enacted tax rate expected to apply when temporary differences are to be realized or settled. Significant components of net deferred tax assets (liabilities) at December 31, 2023 are as follows:

Year Ended
December 31, 2023
Deferred tax assets:
Depreciation and depletion on oil and gas assets	$466,890
Net operating loss carryforwards	154,976
Total deferred tax assets	$621,866
Deferred tax liabilities:
Prepaid expenses	$(6,178)
Other PPE depreciation	(7,188)
Total deferred tax liabilities	$(13,366)
Net Deferred tax assets (liabilities)	$608,500
Net	$608,500

A valuation allowance for deferred tax assets, including net operating losses, is recognized when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. To assess that likelihood, we use estimates and judgment regarding our future taxable income, and we consider the tax consequences in the jurisdiction where such taxable income is generated, to determine whether a valuation allowance is required. Such evidence can include our current financial position, our results of operations, both actual

New Era Helium Corp.

Notes to Consolidated Financial Statements

and forecasted, the reversal of deferred tax liabilities, and tax planning strategies as well as the current and forecasted business economics of our industry. The Company did not record a valuation allowance for the year ended December 31, 2023.

Prior to the Reorganization Agreement and Plan Share Exchange (See Note 1), Solis Partners was treated as a pass-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, were deemed to pass to the Investor Group and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision had been made in the consolidated financial statements for the year ended December 31, 2022, since the federal income tax is an obligation of the Investor Group.

NOTE 13. EARNINGS PER SHARE AND MEMBERS’ UNIT

The Company calculated net income per share using the treasury stock method. The table below sets for the computation of basic and diluted net income per share for the period presented below.

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Net income	$10,145	$197,474
Basic weighted average common shares outstanding	5,923,559	5,000,000
Diluted weighted average common shares outstanding	—	—
Basic and diluted weighted average common shares outstanding	5,923,559	5,000,000
Basic and diluted net income per share	$0.00	$0.04

NOTE 14. COMMITMENTS AND CONTINGENCIES

Environmental Matters

The Company, as a lessee of oil and gas properties, is subject to various federal, provincial, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil and gas lease for the cost of pollution clean-up resulting from operations and subject the lessee to liability for pollution damages. In some instances, the Company may be directed to suspend or cease operations in the affected area. There can be no assurance, however, that current regulatory requirements will not change, or past noncompliance with environmental laws will not be discovered on the Company’s properties.

Irrevocable Standy Letter of Credit and Promissory Note

On September 24, 2020, the Company entered into an irrevocable standby letter of credit (“LOC”) and a promissory note with West Texas National Bank in the amount of $25,000 with variable interest initially of 4.25% per annum and maturing on December 24, 2021. No amount was drawn down under this LOC up to the date it was amended on October 29, 2021.

On October 29, 2021, the Company entered into an amendment of the LOC a new promissory note, increasing the amount to $425,000 with variable interest initially of 4.25% per annum and maturing on September 29, 2025. On January 1, 2022, and March 29, 2022, the LOC was amended, and new promissory notes were executed increasing the amount to $650,000 and $920,000, respectively. As of December 31, 2023, and 2022, no amount was drawn down under the LOC.

New Era Helium Corp.

Notes to Consolidated Financial Statements

NOTE 15. REVENUES

The following table presents the revenue by type as of the dates indicated:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Natural gas	$1,480,319	$6,183,080
Less gathering and processing	(1,176,975)	(2,357,942)
Natural gas, net	303,344	3,825,138
NGL	147,877	265,507
Oil	160,971	132,709
Total Revenue, net	$612,192	$4,223,354

NOTE 16. SUBSEQUENT EVENTS

Business Combination Agreement

On January 3, 2024, the Company entered into a Business Combination Agreement and Plan of Reorganization with Roth CH Acquisition V Co., a publicly traded special purpose acquisition company (the “BCA”). The BCA is a definitive agreement for a business combination at a pre-money valuation of $90 million, that is expected to result in NEH becoming a public company. Upon the closing of the transaction, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company will be named “New Era Helium Corp.” and is expected to list on NASDAQ. Current NEH Chairman, Joel Solis, and CEO, E. Will Gray II will continue to lead the combined company, and existing NEH shareholders will roll 100% of their equity into the combined company. The transaction is expected to close in 2024.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, ROCL will be treated as the “acquired” company for financial reporting purposes, and NEH will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	NEH’s current shareholders will hold a majority of the voting power of ROCL post Business Combination;
●	Effective upon the Business Combination, the post-combination Board will consist of five (5) directors, including two of the existing directors from NEH, two (2) members who qualify as an independent director under the applicable SEC and Nasdaq rules and one (1) director designated by certain holders of ROCL common stock and warrants subject to the consent of NEH;
●	NEH’s operations will substantially comprise the ongoing operations of ROCL;
●	NEH’s senior management will comprise three members of the NEH senior management, and those other persons as mutually agreed by ROCL and NEH.

Another determining factor was that ROCL does not meet the definition of a “business” pursuant to ASC 805-10-55, and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of ROCL will be stated at historical cost, with no goodwill or other intangible assets recorded.

Loans From Related Parties

The Company received $50,000 on January 22, 2024 from Adrian Beeston, an investor, and received $150,000 on January 30, 2024 from Joel Solis, the Company’s Chairman of the Board. These loans bear no interest and shall be repaid by the Company no later than April 1, 2024. On February 29, 2024 the Company repaid the $150,000 due to Mr. Solis. As April 1, 2024, the Company had not repaid the amount due to Mr. Beeston.

New Era Helium Corp.

Notes to Consolidated Financial Statements

Series X Preferred Stock

On February 7, 2024, the Company’s Board of Directors approved to amend the Certificate of Designation of New Era Helium Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series X Preferred Stock. Due to the amendment, the shares of Series X Preferred Stock shall be automatically converted into shares of common stock of the Company upon the closing of the BCA (as it may be amended, supplemented or otherwise modified from time to time), with each share of Series X Preferred Stock convertible or exchangeable for one (1) share of common stock of the Company.

Bridge Financing

In February of 2024, NEH conducted a bridge financing round, pursuant to which it issued 10% Secured Convertible Debentures (the “Bridge Financing Debentures”) to certain investors. The Bridge Financing Debentures are payable on the earliest of: i) the date that the holder accelerates the obligations under the Bridge Financing Debentures; ii) March 1, 2025; or iii) the consummation of the Business Combination. The Bridge Financing Debentures are not eligible for prepayment and interest accrues monthly. The amount of proceeds NEH obtained from this bridge financing round totaled $470,851. Provided that the date of consummation of the Business Combination occurs prior to either March 1, 2025 or the date on which the holder accelerates the obligations under the Bridge Financing Debentures, the Bridge Financing Debentures are convertible into common stock of the Combined Company at a conversion rate determined by dividing (i) the principal and interest converted hereunder by (ii) the per share valuation (on a fully diluted basis) of the Combined Company's common stock using a pre-money valuation of the Company of $20 million.

NOTE 17. SUPPLEMENTAL OIL AND NATURAL GAS DISCLOSURES (UNAUDITED)

The Company only has one reportable operating segment, which is oil and natural gas development, exploration and production in the United States. See the Company’s accompanying consolidated statements of operations for information about results of operations for oil and natural gas producing activities.

Natural gas includes gas, helium and NGLs.

Net Capitalized Costs

The table below reflects the capitalized costs of the Company’s oil and natural gas properties and the related accumulated depletion:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Proved oil and natural gas properties	$6,368,179	$5,786,425
Unproved oil and natural gas properties	—	—
Total proved and unproved oil and natural gas properties	6,368,179	5,786,425
Less accumulated depletion and impairment	(5,426,488)	(4,659,087)
Net capitalized cost	$941,691	$1,127,338

New Era Helium Corp.

Notes to Consolidated Financial Statements

Cost Incurred in Oil and Natural Gas Property Acquisition, Exploration and Development

The following table reflects costs incurred in oil and natural gas property acquisition, development, and exploratory activities:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Acquisition costs:
Property acquisitions – proved	$1,169,882	$—
Property acquisitions – unproved	—	—
Exploration costs	—	—
Development costs	—	3,647
ARO liabilities incurred and change in estimates, net	(411,605)	190,750
Total	$758,277	$194,397

Results of Operations From Oil and Natural Gas Producing Activities

The follow table reflects the Company’s results of operations for oil and natural gas producing activities:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Revenues, net	$612,192	$4,223,354
Less:
Lease operating expense	1,332,548	1,793,232
Depletion	767,401	373,229
Accretion of discount on asset retirement obligations	91,624	495,184
Results of operations from oil and natural gas producing activities	$(1,579,381)	$1,561,709

The depletion rate used for the years ended December 31, 2023 and 2022 were $0.90 per Mcfe and $0.34 per Mcfe, respectively.

Oil and Natural Gas Reserves

Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12- month average price calculated as the unweighted arithmetic average of the first-day-of-the-month price for each of the twelve months prior to the end of the reporting period. These prices as of December 31, 2023, 2022, and 2021 were $78.22, $93.67, and $66.56 per barrel for oil and $2.64, $6.36, and $3.60 per MMBtu for natural gas, respectively. The estimated realized prices used in computing the Company’s reserves as of December 31, 2023, were as follows: (i) $37.40 per barrel of oil, (ii) $31.29 per barrel of NGL, (iii) $1.97 per Mcf of natural gas. The estimated realized prices used in computing the Company’s reserves as of December 31, 2022, were as follows: (i) $37.47 per barrel of oil, (ii) $37.47 per barrel of NGL, (iii) $5.23 per Mcf of natural gas. The estimated realized prices used in computing the Company’s reserves as of December 31, 2021, were as follows: (i) $66.56 per barrel of oil, (ii) $1.84 per Mcf of natural gas. The prices were held constant and adjusted for gravity, heating value, quality, transportation, and marketing.

The proved reserve estimates as of December 31, 2023, 2022, and 2021 were prepared by MKM Engineering, independent reservoir engineers, and reflect the Company’s current development plans. All estimates of proved reserves are determined according to the rules prescribed by the SEC in existence at the time the estimates were made. These rules require that the standard of “reasonable certainty” be applied to proved reserve estimates, which is defined as having a high degree of confidence that the quantities will be recovered. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as more technical and economic data becomes available, a positive or upward revision or no revision is much more likely than a negative or downward revision. Estimates are subject to revision based upon a number of factors, including many factors beyond the Company’s control, such as reservoir performance, prices, economic conditions, and government restrictions. In addition, results of drilling, testing, and production subsequent to the date of an estimate may justify revision of that estimate.

New Era Helium Corp.

Notes to Consolidated Financial Statements

Reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Estimating quantities of proved oil and gas reserves is a complex process that involves significant interpretations and assumptions and cannot be measured in an exact manner. It requires interpretations and judgment of available technical data, including the evaluation of available geological, geophysical, and engineering data. The accuracy of any reserve estimate is highly dependent on the quality of available data, the accuracy of the assumptions on which they are based upon, economic factors, such as oil and gas prices, production costs, severance and excise taxes, capital expenditures, workover and remedial costs, and the assumed effects of governmental regulation.

The meaningfulness of reserve estimates is highly dependent on the accuracy of the assumptions on which they were based. In general, the volume of production from oil and gas properties the Company owns declines as reserves are depleted. Except to the extent the Company conducts successful exploration and development activities or acquires additional properties containing proved reserves, or both, the Company’s proved reserves will decline as reserves are produced.

As the Company’s reserve profile is predominantly natural gas, an equivalent mcf is used in the table below. The conversion is calculated by multiplying the oil and NGL barrels by six to arrive at an equivalent mcf. This calculation is based on one barrel of crude oil having approximately the same energy content as six mcf of gas.

The following table reflects changes in proved reserves during the periods indicated:

	Oil	NGL	Gas
	(Bbl)	(Bbl)	(Mcf)	(Mcfe)
Proved reserves on December 31, 2020	—	—	10,172,830	10,172,830
Discoveries and extensions	—	—	—	—
Purchase of reserves in place	—	—	198,350	198,350
Sale of reserves in place	—	—	—	—
Revisions of previous estimates	302	—	7,404,742	7,406,551
Production	(302)	—	(1,136,812)	(1,138,621)
Proved reserves on December 31, 2021	—	—	16,639,110	16,639,110
Discoveries and extensions	94,390	4,232,200	38,137,000	64,096,540
Purchase of reserves in place	—	—	—	—
Sale of reserves in place	—	—	—	—
Revisions of previous estimates	1,421	3,148	9,832,279	9,859,690
Production	(1,421)	(3,148)	(1,112,169)	(1,139,580)
Proved reserves on December 31, 2022	94,390	4,232,200	63,496,220	89,455,760
Discoveries and extensions	10,590	232,500	3,345,420	4,803,960
Purchase of reserves in place	21,230	11,340	638,590	834,010
Sale of reserves in place	(12,840)	—	(4,047,390)	(4,124,430)
Revisions of previous estimates	51,716	(601,905)	(4,520,875)	(7,822,014)
Production	(2,076)	(2,285)	(830,145)	(856,306)
Proved reserves on December 31, 2023	163,100	3,871,850	58,081,820	82,291,520
Proved developed reserves at:
December 31, 2020	—	—	10,172,830	10,172,830
December 31, 2021	—	—	16,639,110	16,639,110
December 31, 2022	94,390	—	29,711,410	30,277,750
December 31, 2023	163,100	—	28,527,300	29,505,900
Proved undeveloped reserves at:
December 31, 2020	—	—	—	—
December 31, 2021	—	—	—	—
December 31, 2022	—	4,232,200	33,784,810	59,178,010
December 31, 2023	—	3,871,850	29,554,520	52,785,620

New Era Helium Corp.

Notes to Consolidated Financial Statements

The Company’s Proved Undeveloped Reserves included 80 drilling locations at December 31, 2023, 91 drilling locations at December 31, 2022, and no locations at December 31, 2021. The reduction in drilling locations at December 31, 2023 were a result of delays in the Company’s drilling program. All of the locations at December 31, 2022 were added primarily due to the planned acquisition, construction, and installation of a gas processing facility and a gathering system which made these wells economic. In addition, through the Company’s planned efforts to raise capital through project and equity financing and expected future cash flows from operations, the Company expects to be able to fund the drilling of these locations and complete the drilling within 5 years. None of these locations were added or removed as a result of changes in product prices or costs.

The amounts included in Discoveries and extensions during 2022 were primarily related to inclusion of the proved undeveloped locations described in the above paragraph. The amounts included in Discoveries and Extensions during 2023 were primarily related to behind pipe opportunities as a result of further property evaluations conducted during 2023.

Positive revisions of previous estimates of 6,827,110 Mcfe during 2021 related to a $1.07 per Mcf increase in natural gas prices and positive revision of 579,444 Mcfe related to well performance. Positive revisions of previous estimates of 9,539,800 Mcfe during 2022 were related to a $3.39 per Mcf increase in natural gas prices, and a positive revision of 319,893 Mcfe related to well performance. Negative revisions in the amount of 7,787,700 Mcfe during 2023 were a result of removal of proved undeveloped locations due to a delay in the start of operations of the Pecos Slope Gas Plant, negative revisions of 163,100 Mcfe related to pricing, partially offset by positive revisions of 128,786 Mcfe related to well performance.

Standardized Measure of discounted Future Net Cash Flows

The following table reflects the Company’s standardized measure of discounted future net cash flows relating from its proved oil and natural gas reserves:

	December 31,	December 31,	December 31,
	2023	2022	2021
Future cash inflows	$241,246,940	$494,920,870	$30,589,040
Future production costs	(110,389,040)	(144,477,250)	(11,930,520)
Future development costs*	(81,950,970)	(92,154,270)	(24,518,170)
Future income tax expense	(17,221,680)	(70,254,330)	(4,600,660)
Future net cash flows	31,685,250	188,035,020	(10,460,310)
Discount to present value at 10% annual rate	(30,927,340)	(140,187,170)	10,561,950
Standardized measure of discounted future net cash flows	$757,910	$47,847,850	$101,640

*Includes all estimated future costs that will be incurred to settle our asset retirement obligations

The amount included in the above table for Discount to present value at 10% annual rate in 2021 was a result of timing of settlements of asset retirement obligations as compared to timing of future cash inflows. The timing of the settlements of the asset retirement obligations primarily occurred much later in the reserve life and therefore are significantly discounted, while the high cash inflows occurred in the reserve life.

New Era Helium Corp.

Notes to Consolidated Financial Statements

The following table reflects the principal changes in the standardized measure of discounted future net cash flows attributable to the Company’s proved reserves:

	December 31,	December 31,	December 31,
	2023	2022	2021
Standardized measure of discounted future net cash flows, beginning of year	$47,847,850	$101,640	$(3,558,740)
Sales of oil and gas, net of production costs and taxes	720,356	(2,430,122)	(1,628,168)
Net changes in prices and production costs	(73,270,210)	14,288,740	4,623,260
Changes in future development costs	10,118,660	(388,690)	(344,130)
Discoveries and extensions	1,788,800	56,440,090	—
Revision in previous quantity estimates	(9,848,690)	3,884,040	963,020
Previously estimated development costs incurred	—	—	—
Purchase of minerals in place	491,310	—	—
Sales of minerals in place	(3,463,350)	—	—
Net change in income taxes	18,397,390	(26,021,070)	(1,319,930)
Accretion of discount	6,990,340	547,360	127,050
Changes in timing and other	985,454	1,425,862	1,239,278
Standardized measure of discounted future net cash flows, end of year	$757,910	$47,847,850	$101,640

In the above table, the standardized measure of discounted future net cash flows for the beginning of the year for the year ended December 31, 2021 reflect a negative amount. This was a result of inclusion of estimated future costs incurred to settle asset retirement obligations.

NEW ERA HELIUM CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$409,250	$120,010
Accounts receivables, net	698,016	692,351
Prepaid expenses - current	327,079	113,726
Right of use asset - current	—	12,690
Restricted investments	1,320,425	1,282,838
Total current assets	2,754,770	2,221,615

Oil and natural gas properties, net (full cost)	466,402	941,691
Property, plant and equipment, net	3,802,489	3,610,728
Prepaid expenses - noncurrent	420,000	—
Deferred tax asset	1,657,332	608,500
TOTAL ASSETS	$9,100,993	$7,382,534

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	1,746,252	1,472,961
Accrued liabilities	471,330	259,131
Notes payable - current	3,704,607	469,968
Due to related parties	1,692,951	886,113
Lease liabilities - current	—	12,690
Other current liabilities	73,138	45,059
Total current liabilities	$7,688,278	$3,145,922

Asset retirement obligation	1,722,926	1,654,968
Notes payable - noncurrent	2,175,191	2,053,013
Total liabilities	$11,586,395	$6,853,903

Commitments and Contingencies (Note 14)

Stockholders’ (Deficit) Equity
Preferred stock, 10,000,000 shares authorized:
Series X Preferred stock, $0.001 par value, 5,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	1	1
Common stock, $0.001 par value, authorized 190,000,000 shares, 6,208,935 and 6,205,506 shares issued and outstanding at September 30, 2024 and December 31, 2023	6,209	6,206
Additional paid-in capital	524,276	512,279
Retained (deficit) earnings	(3,015,888)	10,145
Total Stockholders’ (Deficit) Equity	$(2,485,402)	528,631
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$9,100,993	$7,382,534

The accompanying notes are an integral part of these consolidated financial statements.

NEW ERA HELIUM CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues, net
Oil, natural gas, and product sales, net	$35,143	$102,528	$384,731	$438,205
Total Revenues, net	35,143	102,528	384,731	438,205

Costs and expenses
Lease operating expenses	253,496	40,803	982,423	829,728
Depletion, depreciation, amortization, and accretion	193,712	177,345	692,906	672,774
General and administrative expenses	966,227	646,578	2,754,412	3,864,048
Total Costs and expenses	1,413,435	864,726	4,429,741	5,366,550

Gain on sale of assets	—	5,348,982	—	5,834,293
Income (loss) from operations	(1,378,292)	4,586,784	(4,045,010)	905,948

Other income (expenses)
Interest income	12,919	4,240	37,587	29,869
Interest expense	(128,016)	(32,532)	(267,838)	(107,930)
Other, net	66,799	—	200,396	(314,541)
Total Other income (expenses), net	(48,298)	(28,292)	(29,855)	(392,602)

Income (loss) before provision for income taxes	(1,426,590)	4,558,492	(4,074,865)	513,346

Benefit (provision) for income taxes	349,348	(1,130,142)	1,048,832	340,841
Net income (loss)	$(1,077,242)	$3,428,350	$(3,026,033)	$854,187

Net income (loss) per share – basic and diluted
Basic and diluted	$(0.17)	$0.57	$(0.49)	$0.15

Weighted-average shares outstanding – basic and diluted
Basic and diluted	6,208,935	6,055,564	6,208,922	5,847,020

The accompanying notes are an integral part of these consolidated financial statements.

NEW ERA HELIUM CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY AND MEMBERS’ EQUITY

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

						Retained
	Common Stock		Preferred Stock		Paid-in	(Deficit)
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, January 1, 2024	6,205,506	$6,206	5,000	$1	$512,279	$10,145	$528,631

Sale of common stock	3,429	3	—	—	—	11,997	12,000
Net loss	—	—	—	—	—	(859,032)	(859,032)

Balance, March 31, 2024	6,208,935	$6,209	5,000	$1	$524,276	$(848,887)	$(318,401)

Net loss	—	—	—	—	—	(1,089,759)	(1,089,759)

Balance, June 30, 2024	6,208,935	$6,209	5,000	$1	$524,276	$(1,938,646)	$(1,408,160)

Net loss	—	—	—	—	—	(1,077,242)	(1,077,242)

Balance, September 30, 2024	6,208,935	$6,209	5,000	$1	$524,276	$(3,015,888)	$(2,485,402)

	Members’ Equity		Stockholders’ Equity			Retained
	Units		Common Stock		Paid-in	(Deficit)
	Outstanding	Amount	Shares	Amount	Capital	Earnings	Total
Balance, January 1, 2023	5,000,000	$(3,786,949)	—	—	—	—	$—
Pre-Reorganization:
Members’ contributions	—	145,500	—	—	—	—	—
Member’s withdrawals	—	(59,294)	—	—	—	—	—
Common shares issued in exchange for common units	(5,000,000)	3,700,743	5,000,000	5,000	(3,705,743)	—	(3,700,743)

Post Reorganization:
Common shares issued for services	—	—	714,000	714	2,498,286	—	2,499,000
Issuance of preferred stock *	—	—	5,000	1	—	—	1
Sale of common stock	—	—	108,642	109	380,141	—	380,250
Net loss	—	—	—	—	—	(2,034,074)	(2,034,074)

Balance, March 31, 2023 *	—	$—	5,822,642	$5,823	$(827,316)	$(2,034,074)	$(2,855,566)
Sale of common stock	—	—	142,859	143	499,837	—	499,980
Net loss	—	—	—	—	—	(540,089)	(540,089)

Balance, June 30, 2023 *	—	$—	5,965,501	$5,966	$(327,479)	$(2,574,163)	$(2,895,675)
Sale of common stock	—	—	142,858	142	499,837	—	499,979
Net income	—	—	—	—	—	3,428,350	3,428,350

Balance, September 30, 2023 *	—	$—	6,108,359	$6,108	$172,358	$854,187	$1,032,654
*	The issuance of preferred shares is not included in the amounts reflected in Balance, March 31, 2023, Balance, June 30, 2023, and Balance, September 30, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

NEW ERA HELIUM CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$(3,026,033)	$854,187
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depletion, depreciation, amortization, and accretion	692,906	672,774
Deferred income tax benefit	(1,048,832)	(427,471)
Accrued interest expense on note payable and other current liabilities	210,990	13,548
Interest income on investments and notes receivable	(37,587)	(13,282)
Gain on asset sales	—	(5,834,293)
Loss on exchange of debt for ORRI	—	316,531
Stock-based compensation	—	2,498,286
Compensation – assignment of property	166,449	—
Changes in operating assets and liabilities:
Accounts receivables	(8,191)	18,652
Prepaid expenses and other assets	84,860	(16,465)
Accounts payable	331,318	(382,316)
Accrued liabilities	89,301	(99,401)
Due to related parties	285,153	491,948
Asset retirement obligations settled	(28,087)	—
Other liabilities - current	(81,498)	(151,890)
Net cash used in operating activities	(2,369,251)	(2,059,192)

Cash Flows from Investing Activities:
Investment in property, plant and equipment, net	(200,000)	(3,579,000)
Proceeds from sale of interest in oil and natural gas properties	—	2,499,920
Investment of interest in oil and natural gas properties	—	(208,177)
Loss on settlement of asset retirement obligations	(105,538)	—
Proceeds from sale of restricted investments	—	193,412
Net cash used in investing activities	(305,538)	(1,093,845)

Cash Flows from Financing Activities:
Members’ contributions prior to reorganization	—	145,500
Members’ withdrawals prior to reorganization	—	(59,294)
Issuance of common stock	12,000	1,380,923
Issuance of preferred stock	—	1
Proceeds from note payable	3,169,529	2,000,000
Repayment of note payable	—	(20,000)
Repayment from related party	—	—
Proceeds from related party	227,500	322,705
Repayment to related party	(445,000)	(160,000)
Net cash provided by financing activities	2,964,029	3,609,835

Net Change in Cash and cash equivalents	289,240	456,798
Cash and cash equivalents – Beginning of period	120,010	405
Cash and cash equivalents – End of period	$409,250	$457,203

Supplemental cash flow information:
Cash interest payments	$55,603	$92,495
Supplemental Non-Cash Investing and Financing Activities:
Asset retirement obligations sold recorded as a reduction of oil and natural gas properties	$—	$3,407,818
ORRI interest acquired through and exchange of debt	$—	$652,560
Partial purchase of note payable by related party	$—	$70,000
Debentures associated with Standby Retainer, Consulting, and Services Agreement	$720,000	$—
Capital expenditures accrued in accounts payable and accrued liabilities	$(157,241)	$—

The accompanying notes are an integral part of these consolidated financial statements.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Organization and Nature of Operations

New Era Helium Corp. (the “Company”) is a Nevada corporation. The Company was formed on February 6, 2023, through a Reorganization Agreement and Plan Share Exchange (the “Agreement”) with Solis Partners. LLC (“Solis Partners”) as described further in the paragraph below. The Company’s primary operations include the exploration, development, and production of helium, natural gas, oil, and natural gas liquids (“NGLs”). The Company’s producing oil and gas assets and non-producing acreage are primarily located in Chaves County, New Mexico. The Company also owns overriding royalty interests located in Howard County, Texas.

On February 6, 2023, the Company entered into the Agreement with Solis Partners. Immediately prior to February 6, 2023, the Company was authorized to issue 190 million shares of common stock with a par value of $0.001 per share and 10 million shares of preferred stock with a par value of $0.001 per share. Subject to the terms of the Agreement, all issued and outstanding member interests in Solis Partners was automatically converted and exchanged for 5 million shares of the Company’s common stock.

The Company’s wholly owned subsidiary Solis Partners is a Texas limited liability company. Solis Partners owns and operates the Company’s producing oil and gas assets and non-producing acreage. The Company’s wholly owned subsidiary NEH Midstream LLC (“NEH Midstream”) is a Texas limited liability company, formed August 4, 2023. NEH Midstream is the owner of the helium offtake and tolling agreements. NEH Midstream is in the process of constructing a natural gas processing facility in which NEH Midstream will be the owner and operator.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company as of September 30, 2024, and September 30, 2023, have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) issued by the Financial Accounting Standards Board (“FASB”) on a going concern basis, which contemplates the continuity of operations, the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated balance sheet as December 31, 2023, is derived from the audited financial statements. In the opinion of management, all adjustments, consisting primarily of normal recurring accruals, considered necessary for a fair presentation for the periods presented have been included. Management has made certain estimates and assumptions that affect reported amounts in the unaudited consolidated financial statements and disclosures. Actual results may differ from those estimates. Operating results for the nine months ended September 30, 2024, are not necessarily indicative of the results that may be expected for the year ended December 31, 2024 or thereafter.

These interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting, and the Company believes that the disclosures made are adequate to make the information not misleading. Certain disclosures have been condensed or omitted from the consolidated financial statements. Accordingly, they do not include all the information and notes required by US GAAP for complete consolidated financial statements and should be read in conjunction with the Company’s financial statements and footnotes for the year ended December 31, 2023.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exemptions emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered un the Securities and Exchange Act of 1934, as amended ) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies by any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different applications dates for public or private companies, the Company as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Risks and Uncertainties

As a producer of helium, natural gas, NGLs and oil, the Company’s revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for helium, natural gas, NGLs and oil, which are dependent upon numerous factors beyond its control such as economic, political, and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile, and there can be no assurance that the prices for helium, natural gas, NGLs or oil will not be subject to wide fluctuations in the future. A substantial or extended decline in prices for helium, natural gas, NGLs and oil could have a material adverse effect on the Company’s financial position, results of operations, cash flows, the quantities of natural gas, helium, NGL and oil reserves that may be economically produced and the Company’s access to capital.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all significant intercompany transactions and balances.

Segments

Based on the Company’s organization structure, the Company has one operating segment, which is the development, exploration and production of natural gas, helium, NGLs and oil. In addition, the Company has a single company-wide management team that allocates capital resources to maximize profitability and measures financial performance as a single enterprise.

Functional and reporting currency

The functional and reporting currency of the Company is the United States dollar.

Liquidity and Going Concern

The Company recorded a net loss of $(3,026,033) for the nine months ended September 30, 2024, net income of $10,145 for the year ended December 31, 2023 and net income of $197,474 for the year ended December 31, 2022. As of September 30, 2024, the Company had a working capital deficit of $(4,933,508) and a cash balance of $409,250.

Historically, the Company’s primary sources of liquidity have been cash received from oil, natural gas, and product sales, contributions from members, and borrowings.

Management’s assessment of the entity’s ability to continue as a going concern involves making a judgement, at a particular point in time, about inherently uncertain future outcomes of events or conditions.

Any judgment about the future is based on information available at the time at which the judgment is made. Subsequent events may result in outcomes that are inconsistent with judgments that were reasonable at the time they were made. Management have taken into account the following:

a.	The Company’s financial position; and
b.	The risks facing the Company that could impact liquidity and capital adequacy.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional equity raises. The equity raises will continue to be effectuated via a private placement, continuation of the business combination transaction, or other

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, Management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these consolidated financial statements are available to be issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Significant estimates affecting the financial statements have been prepared on the basis of the most current and best available information. The estimates and assumptions include but are not limited to inputs used to calculate asset retirement obligations (“AROs”) (Note 10), the estimate of proved natural gas, oil, helium, and natural gas liquids reserves and related present value estimates of future net cash flows therefrom (Note 5), and inputs used to calculate the value of common shares issued for services (Note 11). These estimates and assumptions are based on management’s best estimates and judgements. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity date of three months or less to be cash equivalents. As of September 30, 2024 and December 31, 2023, the Company did not hold any cash equivalents other than cash on deposit.

Restricted Investments

Restricted investments related to Certificates of Deposit (“CDs”) held at West Texas National Bank. These CDs are used as collateral for operating and plugging bonds for the New Mexico Oil Conservation Division, New Mexico State Land Office, and the Bureau of Land Management.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Receivables and Allowance for Expected Losses

The Company’s receivables result primarily from the sale of oil, natural gas and NGLs as well as billings to joint interest owners for properties in which the Company serves as the operator. Receivables from product sales are generally due within 30 to 60 days after the last day of each production month and do not bear any interest. Receivables associated with joint interest billings are regularly reviewed by Management for collectability, and they establish or adjust an allowance for expected losses as necessary. The Company determines its allowance for each type of receivable by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the debtor’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. Management has determined that an allowance for expected losses was not required for the nine months ended September 30, 2024, and the year ended December 31, 2023.

	September 30,	December 31,
	2024	2023
Oil, natural gas and NGL sales	$11,586	$76,115

Joint interest accounts receivable	625,294	494,587
Unbilled joint interest expense	1,401	(852)
Total joint interest related receivables	626,695	493,735

Other accounts receivable	59,735	122,501
Allowance for expected losses	—	—
Total Accounts receivable, net	$698,016	$692,351

The beginning accounts receivable balance at January 1, 2023 was $835,173.

The Company did not write off any accounts receivables during the nine months ended September 30, 2024, but the Company did write off $31,851 of joint interest accounts receivables during the year ended December 31, 2023.

Prepaid Expenses

The Company includes in prepaid expenses payments made in advance for goods or services for which the Company will receive a future benefit. Prepaid expenses are recorded at cost and are expensed over the period in which the benefit is realized.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The Company includes in property, plant and equipment the processing plant under construction, computer equipment, furniture and fixtures, and leasehold improvements.

Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of the related assets, which results in depreciation and amortization being incurred evenly over the life of an asset. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service.

Management performs ongoing evaluations of the estimated useful lives of the property and equipment for depreciation purposes. Management periodically reviews long-lived assets, other than oil and gas property, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company recorded no impairment charges during the nine months ended September 30, 2024 and 2023.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Oil and Gas Properties

The Company follows the full cost accounting method to account for oil and natural gas properties, whereby costs incurred in the acquisition, exploration and development of oil and gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on nonproducing leases, drilling, completing and equipping of oil and gas wells, administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to operations.

The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves and excluding unevaluated and unproved properties, are amortized as depletion expense using the units-of-production method based on estimated proved recoverable oil and gas reserves.

The costs associated with unevaluated and unproved properties, initially excluded from the amortization base, relate to unproved leasehold acreage, wells and production facilities in progress and wells pending determination of the existence of proved reserves, together with capitalized interest costs for these projects. Unproved leasehold costs are transferred to the amortization base with the costs of drilling the related well once a determination of the existence of proved reserves has been made or upon impairment of a lease. Costs associated with wells in progress and completed wells that have yet to be evaluated are transferred to the amortization base once a determination is made whether or not proved reserves can be assigned to the property. Costs of dry wells are transferred to the amortization base immediately upon determination that the well is unsuccessful.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current prices and operating conditions, discounted at ten percent (10%), plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to operations. For purposes of the ceiling test calculation, current prices are defined as the un-weighted arithmetic average of the first day of the month price for each month within the 12-month period prior to the end of the reporting period. Prices are adjusted for basis or location differentials. Unless sales contracts specify otherwise, prices are held constant for the productive life of each well. Similarly, current costs are assumed to remain constant over the entire calculation period.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves. The Company recorded no ceiling test impairment charges during the nine months ended September 30, 2024 and 2023.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Accounts Payable and Accrued Liabilities

The Company’s payables and accrued liabilities result primarily from the operation of its oil and natural gas properties as well as the administration of the Company. For properties in which the Company is operator, the Company pays 100% of most operating costs, then bills the non-operating partners for their share of the costs. The Company records the Company’s share these costs in its consolidated statements of operations. Accounts payables are generally due within 30 of receipt of the invoices by the Company and do not bear any interest. The table below represents the accounts payable recorded in the Company’s consolidated balance sheets.

	September 30,	December 31,
	2024	2023
Trade payable	$1,014,197	$773,387
Suspense payable	732,055	727,153
Total accounts payable	$1,746,252	$1,500,540

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are recorded in operating lease right-of-use asset, operating lease liability, current, and operating lease liability, long-term on the consolidated balance sheets.

Operating lease right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Operating lease assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, the Company uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate used at adoption was 2.37%. Significant judgement is required when determining the incremental borrowing rate. Rent expense for lease payments is recognized on a straight-line basis over the lease term.

Asset retirement obligations

The Company records a liability for asset retirement obligations (“ARO”) associated with its oil and gas wells when the well has been completed. The ARO is recorded at its estimated fair value, measured by the expected future cash outflows required to satisfy the abandonment and restoration discounted at our credit-adjusted risk-free interest rate. The corresponding cost is capitalized as an asset and included in the carrying amount of oil and gas properties and is depleted over the useful life of the properties. Subsequently, the ARO liability is accreted to its then-present value.

Inherent in the fair value calculation of an ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental, and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance. Settlements greater than or less than amounts accrued as ARO are recorded as a gain or loss upon settlement.

Financial Instruments and Concentrations of Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivables. The Company maintains its cash in accounts with major financial institutions within the United States. The Company’s cash balances can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company places its cash with high credit quality financial institutions. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk.

The Company is subject to credit risk resulting from the concentration of its oil, natural gas and NGL receivables with significant purchasers. One purchaser accounted for all of the Company’s oil sales revenues for the three and nine months ended September 30, 2024 and 2023. A separate purchaser accounted for all the natural gas and NGL revenues for the three and nine months ended

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

September 30, 2024 and 2023. The Company does not require collateral. While the Company believes its recorded receivables will be collected, in the event of default the Company will follow normal collection procedures. The Company does not believe the loss of either purchaser would materially impact its operating results as oil, natural gas and NGLs are fungible products with a well-established market and numerous purchasers.

Revenue recognition

The Company records revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”) which uses a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which includes (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue as each performance obligation is satisfied.

Revenue from contracts with customers

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer or the processor of the product. Revenue is measured based on the consideration the Company expects to receive in exchange for those products.

Performance obligations and significant judgments

The Company sells oil and natural gas products in the United States through a single reportable segment. The Company enters into contracts that generally include oil, natural gas, and associated liquids in variable quantities and priced based on a specific index related to the type of product.

The oil and natural gas is typically sold in an unprocessed state to processors and other third parties for processing and sale to customers. The Company recognizes revenue at a point in time when control of the oil or natural gas passes to the customer or processor, as applicable, discussed below.

The Company sells its oil to a single purchaser under a month-to-month purchase agreement at a price based on an index price from the purchaser. This agreement will continue on a month-to-month basis thereafter unless and until terminated by the Company or the purchaser with a 30-day advance notice. Oil that is produced from the Company’s wells is stored in tank batteries located on the Company’s lease. When the purchaser’s truck connects to the storage tank and oil enters the truck, control of the oil is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized.

The Company sells its natural gas and NGLs to a single purchaser, who is also the processor, under a purchase agreement at a price based on an index price from the purchaser which expired on May 31, 2024. This agreement currently continues on a month-to-month basis unless and until terminated by the Company or the purchaser with a 30-day advance notice. Under our natural gas and NGL contracts with processors, when the unprocessed natural gas is delivered at the sales meter, control of the gas is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized. In the cases where the Company sells to a processor, management has determined that the processors are customers. The Company recognizes the revenue in these contracts based on the net proceeds received from the processor.

The Company will sell its helium to two purchasers, each purchasing 50% of the helium production under 10-year contracts. One of the contracts will commence upon delivery of gaseous helium production at the tailgate of the processing plant. The other contract will commence upon delivery of liquid helium from the Keyes Helium Company (“Keyes Helium”) liquefaction plant located in Keyes, Oklahoma. When the gaseous helium is loaded into the gaseous helium trailer, control of the helium is transferred to the purchaser, the Company’s obligations will be satisfied, and revenue will be recognized. With regards to liquid helium, the Company will transport the gaseous helium to the Keyes Helium liquefaction plant. Once the helium has been liquified and loaded into the liquid helium trailer, control of the helium is transferred to the purchaser, the Company’s obligations are satisfied, and revenue is recognized.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

The Company has no unsatisfied performance obligations at the end of each reporting period.

Management does not believe that significant judgments are required with respect to the determination of the transaction price, including any variable consideration identified. There is a low level of uncertainty due to the precision of measurement and use of index-based pricing adjusted for transportation and other related deductions, which are based on contractual or historical data. Additionally, any variable consideration identified is not constrained.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy is broken down into three levels based on the observability of inputs as follows:

●	Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment;
●	Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly; and
●	Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Our asset retirement obligation liabilities are measured at fair value on a non-recurring basis and estimated as follows:

September 30, 2024	Level 1	Level 2	Level 3	Total
ARO liabilities	$—	$—	$1,722,926	$1,722,926
Assignment of interest in certain properties	$—	$—	$166,449	$166,449

December 31, 2023
ARO liabilities	$—	$—	$1,654,968	$1,654,968
Stock-based compensation	$—	$—	$2,499,000	$2,499,000

The properties assigned were valued at $166,449, the fair market value on the effective date of the assignment. The Company determined fair market value using various economic parameters including annual cash flows, discounted future net revenues, and return on investment. (See NOTE 8. RELATED PARTY TRANSACTIONS)

The shares issued in the stock-based compensation were valued at $2,499,000, the fair market values on the grant date using the share price of common stock sold to investors approximately 30 days from the grant date.

The carrying value of cash and cash equivalents, trade receivable, prepaid and other current assets, due from related parties, accounts payable, accrued liabilities, due to related party, and other current liabilities, as reflected in the consolidated balance sheets, approximate fair value, due to the short-term maturity of these instruments. The carrying value of notes payable approximates their fair value due to immaterial changes in market interest rates.

Related parties

Management approves all material related-party transactions. Management considers the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and the relevant related party. In determining whether to approve a related party transaction, the following factors are considered: (1) if the terms are fair to the Company, (2) if there are business reasons to enter into the transaction, or (3) if the transaction would present an improper conflict of interest for any officer.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts for income tax purposes and net operating loss and tax credit carryforwards. The amount of deferred taxes on these temporary differences is determined using the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, as applicable, based on tax rates and laws in the respective tax jurisdiction enacted as of the balance sheet date.

The Company reviews its deferred tax assets for recoverability and establishes a valuation allowance based on projected future taxable income, applicable tax strategies and the expected timing of the reversals of existing temporary differences. A valuation allowance is provided when it is more likely than not (likelihood of greater than 50 percent) that some portion or all the deferred tax assets will not be realized. The Company has not established a valuation allowance as of September 30, 2024, and December 31, 2023.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based upon the technical merits of the position. If all or a portion of the unrecognized tax benefit is sustained upon examination by the taxing authorities, the tax benefit will be recognized as a reduction to the Company’s deferred tax liability and will affect the Company’s effective tax rate in the period it is recognized. (See NOTE 12. INCOME TAXES)

The Company records any tax-related interest charges as interest expense and any tax-related penalties as other expense in the consolidated statements of operations of which there have been none to date.

The Company is also subject to the Texas Margin Tax. The Company realized no Texas Margin Tax in the accompanying consolidated financial statements as we do not anticipate owing any Texas Margin Tax for the periods presented.

Stock-based compensation

The Company accounts for its stock-based compensation awards in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and non-employees including grants of stock options, to be recognized as expense in the consolidated statements of operations based on their grant date fair values.

The Company periodically issues common stock and common stock options to consultants for various services. Costs of these transactions are measured at the fair value of the service received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Recent accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which enhances the transparency and decision usefulness of income tax disclosures. The amendments address more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in the ASU are effective for public business entities for annual periods beginning after December 31, 2024 on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” This ASU updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expense and information used to assess segment performance. The amendments in the ASU are effective for public entities for

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is still evaluating the effect of the adoption of this guidance.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosure (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, in interim and annual reporting periods, additional information about certain expenses in the notes to the financial statements. The amendments in the ASU are effective for public entities for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is still evaluating the effect of the adoption of this guidance.

NOTE 3: PREPAID EXPENSES

The following table presents the components of prepaid expenses as of the dates indicated:

	September 30,	December 31,
	2024	2023
Retainer for workover rigs	$240,000	$—
Prepaid expense	68,003	90,273
Deferred closing costs	4,040	8,417
Security deposit	5,050	5,050
Other	9,986	9,986
Total prepaid expenses - current	$327,079	$113,726

Retainer for workover rigs	$420,000	$—
Total prepaid expenses - noncurrent	$420,000	$—

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

The Company will record depreciation expense for processing plant over its estimated useful life. Depreciation on the processing plant will commence once the processing plant is placed into service. The Company records depreciation expense for computer equipment

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

and furniture and fixtures over a useful life of five years. The Company records depreciation expense for leasehold improvement over the lesser of their estimated useful lives or the underlying terms of the associated leases.

	September 30,	December 31,
	2024	2023
Processing plant under construction – cost	$3,781,736	$3,581,736
Computer equipment – cost	9,820	9,820
Furniture and fixtures – cost	22,101	22,101
Leasehold improvements – cost	23,006	23,006
Total – cost	3,836,663	3,636,663

Processing plant under construction – accumulated depreciation	—	—
Computer equipment – accumulated depreciation	(6,383)	(4,910)
Furniture and fixtures – accumulated depreciation	(15,166)	(11,850)
Leasehold improvements – accumulated depreciation	(12,625)	(9,175)
Total – accumulated depreciation	(34,174)	(25,935)

Processing plant under construction – net	3,781,736	3,581,736
Computer equipment – net	3,437	4,910
Furniture and fixtures – net	6,935	10,251
Leasehold improvements – net	10,381	13,831
Total Property, plant and equipment, net	$3,802,489	$3,610,728

The Company recorded depreciation expense in the amounts of $8,239 and $7,703 during the nine months ended September 30, 2024, and 2023, respectively.

NOTE 5. OIL AND NATURAL GAS PROPERTIES

	September 30,	December 31,
	2024	2023
Evaluated oil and natural gas properties – cost	$6,440,255	$6,368,179
Total – cost	6,440,255	6,368,179

Accumulated depletion and impairment	(5,973,853)	(5,426,488)

Oil and natural gas properties, net	$466,402	$941,691

The Company had no unevaluated properties at September 30, 2024 and December 31, 2023.

The Company recorded depletion expense in the amounts of $547,365 and $586,659 during the nine months ended September 30, 2024, and 2023, respectively.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Additions

During the nine months ended September 30, 2024, the Company incurred approximately $34,000 of cost primarily associated with staking various locations in Chaves County, New Mexico, approximately $123,000 of costs associated with the evaluation of a new field gathering system, and approximately $106,000 of costs related to plugging and abandonment costs in excess of liability recorded for asset retirement obligations.

Disposals

In June 2024, the Company assigned interest in certain properties located in Chaves County, New Mexico to Earnest Producing Corporation (“Earnest”), an entity controlled by Joel Solis, the Company’s chairman. The amount recorded as a deduction of Evaluated oil and natural gas properties – cost was $193,229. This was based on a $166,449 fair value calculated for the properties and assumption of the asset retirement obligations by Earnest. At the time of the assignment, the asset retirement costs recorded on the Company’s consolidated balance sheets associated with these properties was $26,780. (See NOTE 8. RELATED PARTY TRANSACTIONS)

NOTE 6. NOTES PAYABLE

On June 1, 2023, the Company renewed a secured Promissory Note (“the Note”) with a balance of $475,000, an interest rate of 14%, and requiring a principal reduction payment of $10,000, and a fee payment of $16,341 upon renewal and maturing on December 1, 2023. On December 1, 2023, the balance of $465,000 of the Note was renewed, requiring fee payment of $15,719 upon renewal and maturing on June 1, 2024. On July 1, 2024, the balance of $465,000 of the Note was renewed, requiring fee payment of $15,719 upon renewal and maturing on December 1, 2024. The Note carries an interest rate of 14.5%. As of September 30, 2024 and December 31, 2023, there were $465,139 and $469,968, respectively, payable on the Note which includes accrued interest. These amounts were recorded as Notes payable – current on the Company’s consolidated balance sheets.

On August 25, 2023, the Company, through its wholly owned subsidiary NEH Midstream, LLC., entered into a Promissory Note (“AirLife Note”) with AirLife Gases USA Inc. (“AirLife”). Under the AirLife Note, NEH Midstream agreed to pay AirLife the principal sum of $2,000,000 or such lesser amount as shall equal the outstanding principal amount of the Advance made to NEH Midstream by AirLife. The entire balance will be due on the earlier of (i) the date that is 18 months after the commencement date as defined the Purchase and Sale Agreement between NEH Midstream and AirLife dated August 25, 2023, or (ii) May 30, 2027. Interest shall accrue at 0.0211%, compounded daily, equivalent to an annual interest rate of 8%, commencing on the date the advance was made and continuing until repaid. The Company’s interest in certain oil and natural gas properties, included within the Oil and natural gas properties, net (full cost) balance on the Company’s consolidated balance sheets are pledged as collateral for the AirLife Note. As of September 30, 2024 and December 31, 2023, this amount, including accrued interest of $175,191 and $53,013, respectively and was recorded as Notes payable – noncurrent on the Company’s consolidated balance sheets.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Starting in February 2024, NEH conducted a bridge financing round, pursuant to which it issued 10% Secured Convertible Debentures (the “Bridge Financing Debentures”) to certain investors. The Bridge Financing Debentures are payable on the earliest of: i) the date that the holder accelerates the obligations under the Bridge Financing Debentures; ii) March 1, 2025; or iii) the consummation of the business combination. The Bridge Financing Debentures are not eligible for prepayment and interest accrues monthly. Provided that the date of consummation of the business combination occurs prior to either March 1, 2025 or the date on which the holder accelerates the obligations under the Bridge Financing Debentures, the Bridge Financing Debentures are convertible into common stock of the Combined Company at a conversion rate determined by dividing (i) the principal and interest converted hereunder by (ii) the per share valuation (on a fully diluted basis) of the Combined Company’s common stock using a pre-money valuation of the Company of $20 million. The Company’s interest in certain oil and natural gas properties, included within the Oil and natural gas properties, net (full cost) balance on the Company’s consolidated balance sheets are pledged as collateral for the Bridge Financing Debentures. As of September 30, 2024, there as $4,006,153 payable on the Bridge Financing Debentures which includes accrued interest. Of this amount $766,685 was recorded as Due to related parties on the Company’s consolidated balance sheets. The remaining amount was recorded as Notes payable – current on the Company’s consolidated balance sheets.

	September 30,	December 31,
	2024	2023
The Note – principal	$465,000	$465,000
The Note – accrued interest	139	4,968
Bridge Financing Debentures – principal	3,917,029	—
Bridge Financing Debentures – principal – recorded as Due to related parties	(747,500)	—
Bridge Financing Debentures – accrued interest	89,124	—
Bridge Financing Debentures – accrued interest – recorded as Due to related parties	(19,185)	—
Notes payable – current	$3,704,607	$469,968

AirLife Note – principle	$2,000,000	$2,000,000
AirLife Note – accrued interest	175,191	53,013
Notes payable – noncurrent	$2,175,191	2,053,013

NOTE 7. LEASE LIABILITIES

The Company currently occupies office space in Midland, Texas under a month-to-month arrangement. The Company is reviewing its options regarding continued use of this office space and will continue to expense the cost to use this office.

On May 27, 2022, the Company entered into a 12-month lease agreement for office space in Hermosa Beach, California. The lease had a base monthly rent of approximately $2,550 expired on May 31, 2023. The Company reached an agreement with the lessor to continue occupancy of this space on a month-to-month basis. It is the Company’s intention to remain at this location though May 31, 2024. The Company will review options regarding the continuation of using this office space but has begun to expense the cost to use this office starting June 1, 2024.

Other information related to leases as of September 30, 2024 and December 31, 2023, is as follows:

	September 30,	December 31,
	2024	2023
Weighted-average remaining lease term
Operating leases	—	0.21	years

Weighted-average discount rate
Operating leases	—	2.85%

The are no future minimum rental payments required under the operating leases as of September 30, 2024.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

A reconciliation of current lease liabilities as recognized in the consolidated balance sheets as of September 30, 2024 and December 31, 2023, is as follows:

	September 30,	December 31,
	2024	2023
Lease liabilities – current	$—	$12,750
Total future minimum lease payments	—	12,750

Less imputed interest	—	(60)
Total	$—	$12,690

NOTE 8. RELATED PARTY TRANSACTIONS

Balance outstanding of related parties:

		September 30,	December 31,
Name of Party	Receivable / Payable	2024	2023
Will Gray	Payable (note)	$75,000	$170,000
Will Gray	Payable (expenses)	3,119	6,464
Mike Rugen	Payable (consulting fees and expenses)	—	21,115
Joel Solis	Payable (note)	—	175,000
Joel Solis	Payable (Bridge Financing Debentures – principal)	720,000	—
Joel Solis	Payable (Bridge Financing Debentures – interest)	18,200	—
Adrian Beeston	Payable (note)	25,000	—
Adrian Beeston	Payable (Bridge Financing Debentures – principal)	27,500	—
Adrian Beeston	Payable (Bridge Financing Debentures – interest)	985	—
Liberty Pump & Supply, Co.	Payable (field operations, insurance)	668,616	393,072
Tall City Well Service	Payable (field operations)	154,531	120,462
Total	Payable	$1,692,951	$886,113

On December 28, 2023, the Company entered into a series of agreements with E. Will Gray II, the Company’s CEO and Director. One agreement had an effective date of March 29, 2023, and acknowledges the Company’s receipt from Mr. Gray of $45,000. The Company promises to pay Mr. Gray the full amount on or before the earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co. Another agreement had an effective date of April 19, 2023, and acknowledges the Company’s receipt from Mr. Gray of $35,000. The Company promises to pay Mr. Gray the full amount on or before the earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co. The final agreement had an effective date of December 22, 2023, and acknowledges the Company’s receipt from Mr. Gray of $90,000. The company promises to pay Mr. Gray the full amount on or before the earlier of (i) February 15, 2024, or (ii) the closing of the Company’s business combination with Roth CH Acquisitions V Co. On August 5, 2024, the Company repaid $45,000 and on September 26, 2024, the Company repaid an additional $45,000 of the amounts due to Mr. Gray.

The Company received $50,000 on January 22, 2024 from Adrian Beeston, an investor, and received $150,000 on January 30, 2024 from Joel Solis, the Company’s Chairman of the Board. These loans bear no interest and shall be repaid by the Company no later than April 1, 2024. On February 29, 2024 the Company repaid the $150,000 due to Mr. Solis. On September 26, 2024, the Company repaid $25,000 of the amount due to Mr. Beeston.

On March 5, 2024, the Company entered into an agreement with Joel G. Solis, the Company’s Chairman and Director. This agreement acknowledges the Company’s receipt from Mr. Solis of $50,000 on February 9, 2023, $45,000 on February 14, 2023, $20,000 on February 17, 2023, and $60,000 on February 27, 2023 (the “Loans”). The Loans bear no interest and shall be repaid by no later than June 30, 2024. On August 1, 2024, the Company repaid $70,000 and on September 26, 2024, the Company repaid the remaining $105,000 due to Mr. Solis.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

On May 14, 2024, Adrian Beeston contributed $27,500 to the Company. This payment was contributed as part of the Bridge Financing Debentures process. (See NOTE 6. NOTES PAYABLE)

In June 2024, the Company assigned interest in certain properties located in Chaves County, New Mexico to Earnest Producing Corporation, an entity controlled by Joel Solis, the Company’s chairman. The properties assigned were valued at $166,449, the fair market value on the effective date of the assignment. The Company determined fair market value using various economic parameters including annual cash flows, discounted future net revenues, and return on investment. This transaction is compensation for Mr. Solis’ past contributions to the Company and for Mr. Solis not continuing as a director once the Company completes its transaction with Roth CH Acquisitions V Co.

In July 2024, Tall City Well Service Co., LP (“Tall City”), a Company controlled by Joel Solis, entered into a Standby Retainer, Consulting and Services Agreement and a 10% Secured Convertible Debenture with the Company.

NOTE 9: OTHER CURRENT LIABILITIES

The following table presents the components of other current liabilities as of the dates indicated:

	September 30,	December 31,
	2024	2023
Royalty payable – ONRR	$15,838	$45,059
Installment agreement – ONRR	57,300	—
Total other current liabilities	$73,138	$45,059

NOTE 10. ASSET RETIREMENT OBLIGATIONS

The Company has a number of oil and gas wells in production and will have AROs that will be settled once the wells are permanently removed from service. The primary obligations involve the removal and disposal of surface equipment, plugging and abandoning the wells and site restoration.

AROs associated with the retirement of tangible long-lived assets are recognized as liabilities with an increase to the carrying amounts of the related long-lived assets in the period incurred. The fair value of AROs is recognized at the date a new well is completed or the acquisition date of the working interest. The cost of the tangible asset, including the asset retirement cost, is depleted over the life of the asset. AROs are recorded at estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligations discounted at the Company’s credit-adjusted risk-free interest rate. Accretion expense is recognized over time as the discounted liabilities are accreted to their expected settlement value. If estimated future costs of AROs change, an adjustment is recorded to both the ARO and the long-lived asset. Revisions to estimated AROs can result from changes in retirement cost estimates including revisions to estimated inflation rates, revisions to estimated discount rates and changes in the estimated timing of abandonment. The Company used the following inputs in its calculation of its asset retirement obligations.

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2024		2023
Inflation rate	3.087%		3.087%
Discount factor	10.0%		10.0%
Estimated asset life	9.25 – 49.25	years	11 – 50	years

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

The following table shows the change in the Company’s ARO liability for the nine months ended September 30, 2024 and year ended December 31, 2023:

Asset retirement obligations, January 1, 2023	$5,485,915

Liabilities incurred	85,802
Liabilities sold	(3,510,966)
Change in estimates	(497,407)
Accretion expense	91,624
Asset retirement obligations, December 31, 2023	1,654,968

Liabilities sold	(26,780)
Liabilities settled	(28,087)
Accretion expense	122,825
Asset retirement obligations, September 30, 2024	$1,722,926

The liabilities sold during the nine months ended September 30, 2024 represented the asset retirement obligations associated with certain properties located in Chaves County, New Mexico that were assigned to Earnest Producing Corporation by the Company. (See NOTE 8. RELATED PARTY TRANSACTIONS)

NOTE 11. EQUITY

Reorganization Agreement and Plan Share Exchange and Issuance of Shares

On February 6, 2023, the Company entered into the Agreement (See NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION)

Common Shares Issued for Services

On February 6, 2023, the Company issued a total of 714,000 shares of its common stock for services rendered. These shares were valued at $2,499,000, the fair market values on the grant date using the share price of common stock sold to investors approximately 30 days from the grant date. The Company recognized stock-based compensation expense of approximately $2,499,000 during the year ended December 31, 2023. This amount was recorded by the Company in general and administrative expenses in the Company’s consolidated statements of operations.

On February 7, 2023, the Board approved the designation of 5,000 shares of preferred stock as Series X Preferred Stock. These shares will not be entitled to receive dividends, shall not be entitled to any liquidation preference, shall not have any rights to convert to common stock, and will not be subject to redemption. The holders of the Series X Preferred Stock will have the right to vote in an amount equal to 1,000 votes per share of Series X Preferred Stock.

The Board approved the issuance of the Series X Preferred shares as follows:

- 2,000 to Joel G. Solis (Chairman)

- 1,000 to Pecos Slope Holdings (controlled by Will Gray – CEO and Director)

- 1,000 to Casey J. Solis (investor)

- 1,000 to Robert C. Solis (investor)

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

Sale of Common Shares

During the period January 1, 2023 through September 30, 2024, the Company entered into subscription agreements and approved the issuance of the following shares of common stock:

	Number of	Price Per
Month	Common Shares	Share	Proceeds
March 2023	108,642	$3.50	$380,250
April 2023	42,858	3.50	150,000
May 2023	57,143	3.50	200,000
June 2023	42,858	3.50	150,000
July 2023	85,715	3.50	300,000
August 2023	57,143	3.50	200,000
October 2023	22,856	3.50	80,000
November 2023	30,005	3.50	105,019
December 2023	44,286	(1)	(1)
Total 2023	491,506	—	$1,565,269

January 2024	3,429	$3.50	12,000
Total 2024	3,429	—	$12,000
(1)	On December 28, 2023, the Company entered into a Convertible Promissory Note with Joel Solis, Chairman, in the amount of $155,000 (the “Solis Note”). On the earlier of (i) February 15, 2024 or (ii) closing of the Company’s business combination with Roth CH Acquisition V Co., the Company shall, except if elected otherwise by Mr. Solis, pay an amount representing all the outstanding principal, accrued and unpaid interest and unpaid late charges. The Company may prepay any portion of the Solis Note at any time. Mr. Solis may convert the outstanding balance of Solis Note (“Conversion Amount”) into a validly issued, fully paid and non-assessable share of common stock. The number of shares shall be determined by dividing the Conversion Amount by $3.50. On December 28, 2023, Mr. Solis elected to convert the Solis Note into 44,286 shares of common stock.

On October 3, 2023, the Board approved the Company’s sale and issuance of up to 750,000 shares of common stock. On November 14, 2023, the Board authorized the sale and issuance of an additional 650,000 of common stock.

NOTE 12. INCOME TAXES

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (“IRA 2022”). The IRA 2022, among other tax provisions, imposes a 15% corporate alternative minimum tax based on financial statement income, effective for tax years beginning after December 31, 2022. The IRA 2022 also establishes a 1% excise tax on stock repurchases made by publicly traded U.S. corporations, effective for stock repurchases after December 31, 2022. The IRA 2022 did not impact the Company’s current year tax provision or the Company’s consolidated financial statements.

The Company files a consolidated federal income tax return and various state income tax returns. The amount of income taxes the Company records requires the interpretation of complex rules and regulations of federal and state taxing jurisdictions.

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

The components of the Company’s consolidated provision for income taxes from operations are as follows:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2024	2023
Current provision for income taxes:
Federal	$—	$69,858
State	—	16,773
Total Current provision for income taxes	$—	$86,631

Deferred income tax benefit:
Federal	$(840,870)	$(362,089)
State	(207,962)	(65,383)
Total Deferred income tax benefit	$(1,048,832)	$(427,472)

Total provision for income taxes	$(1,048,832)	$(340,841)

A reconciliation of the U.S. federal statutory rate to the Company’s effect income tax rate is as follows:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2024	2023
Tax statutory rate	21.0%	21.0%

Income tax benefit at the federal statutory rate	$(855,721)	$107,803
Change in entity tax status *	—	(1,088,171)
Change in tax rates	(21,329)	—
Nondeductible expenses	1,161	620,061
Return-to-provision adjustment	16,729	—
State taxes, net of federal benefit	(189,672)	13,250
Other	—	6,216
Income tax benefit	$(1,048,832)	$(340,841)

Effective income tax rate	25.7%	(66.4)%
*	See NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

GAAP requires deferred income tax assets and liabilities to be measured at the enacted tax rate expected to apply when temporary differences are to be realized or settled. Significant components of net deferred tax assets (liabilities) at September 30, 2024 and December 31, 2023 are as follows:

	September 30,	December 31,
	2024	2023
Deferred tax assets:
Depreciation and depletion on oil and gas assets	$656,774	$466,890
Net operating loss carryforwards	1,009,008	154,976
Total deferred tax assets	$1,665,782	$621,866

Deferred tax liabilities:
Prepaid expenses	$(3,125)	$(6,178)
Other PPE depreciation	(5,325)	(7,188)
Total deferred tax liabilities	$(8,450)	$(13,366)

Net Deferred tax assets (liabilities)	$1,657,332	$608,500

Net	$1,657,332	$608,500

A valuation allowance for deferred tax assets, including net operating losses, is recognized when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. To assess that likelihood, we use estimates and judgment regarding our future taxable income, and we consider the tax consequences in the jurisdiction where such taxable income is generated, to determine whether a valuation allowance is required. Such evidence can include our current financial position, our results of operations, both actual and forecasted, the reversal of deferred tax liabilities, and tax planning strategies as well as the current and forecasted business economics of our industry. The Company did not record a valuation allowance for the nine months ended September 30, 2024, or the year ended December 31, 2023.

NOTE 13. EARNINGS PER SHARE AND MEMBERS’ UNIT

The Company calculated net income/(loss) per share using the treasury stock method. The table below sets for the computation of basic and diluted net income/(loss) per share for the period presented below.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss)	$(1,077,242)	$3,428,350	$(3,026,033)	$854,187

Basic weighted average common shares outstanding	6,208,935	6,055,564	6,208,922	5,847,020
Diluted weighted average common shares outstanding	—	—	—	—
Basic and diluted weighted average common shares outstanding	6,208,935	6,055,564	6,208,922	5,847,020

Basic and diluted net income (loss) per share	$(0.17)	$0.57	$(0.49)	$0.15

NOTE 14. COMMITMENTS AND CONTINGENCIES

Environmental Matters

The Company, as a lessee of oil and gas properties, is subject to various federal, provincial, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil and gas lease for the cost of pollution clean-up resulting from operations and subject the lessee to liability for

New Era Helium Corp.

Notes to Unaudited Consolidated Financial Statements

pollution damages. In some instances, the Company may be directed to suspend or cease operations in the affected area. There can be no assurance, however, that current regulatory requirements will not change, or past noncompliance with environmental laws will not be discovered on the Company’s properties.

Irrevocable Standby Letter of Credit and Promissory Note

On September 24, 2020, the Company entered into an irrevocable standby letter of credit (“LOC”) and a promissory note with West Texas National Bank in the amount of $25,000 with variable interest initially of 4.25% per annum and maturing on December 24, 2021. No amount was drawn down under this LOC up to the date it was amended on October 29, 2021.

On October 29, 2021, the Company entered into an amendment of the LOC a new promissory note, increasing the amount to $425,000 with variable interest initially of 4.25% per annum and maturing on September 29, 2025. On January 1, 2022, and March 29, 2022, the LOC was amended, and new promissory notes were executed increasing the amount to $650,000 and $920,000, respectively. As of September 30, 2024 and December 31, 2023, no amount was drawn down under the LOC.

NOTE 15: REVENUES

The following table presents the revenue by type as of the dates indicated:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Natural gas	194,822	267,495	902,931	1,122,187
Less gathering and processing	(214,129)	(233,820)	(736,928)	(900,441)
Natural gas, net	(19,307)	33,675	166,003	221,746

NGL	53,028	31,673	192,706	102,784
Oil	1,422	37,180	26,022	113,675

Total Revenue, net	35,143	102,528	384,731	438,205

NOTE 16. SUBSEQUENT EVENTS

During October 2024, the Company received $82,000 in exchange for the Bridge Financing Debentures.

On November 11, 2024, the Company executed a non-binding letter of intent to form a joint venture with Sharon AI, Inc. Under the terms of the 50/50 joint venture, the parties will jointly design, build and operate an initial 90MW power plant and subsequent deployment of Tier 3 data centers. As part of the joint venture, the Company will enter into a gas supply agreement with the joint venture at a mutually agreed fixed cost for five years plus three options of five years each.

On November 14, 2024, the Board of Directors of the Company approved an increase in the amount of Bridge Financing Debentures that could be issued from $4,000,000 to $4,250,000.

51,643,148 Shares of Common Stock

New Era Helium Inc.

PROSPECTUS

_________________, 202

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$
Accountants’ fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total expenses	$	*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.Indemnification of Directors and Officers.

Pursuant to our Articles of Incorporation and Bylaws, we have agreed to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Company or is or was serving at the request of the Company in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Insofar as indemnification for liability arising under the Securities Act be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.Recent Sales of Unregistered Securities.

Since the past three years, the registrant has granted or issued the following securities of the registrant that were not registered under the Securities Act, as amended:

Roth CH Acquisition V Co.

Shares

●	In December 2020, the Company issued a total of 4,312,500 shares of common stock to the founders in exchange for an aggregate amount of $25,000. In September 2021, certain of the founder shares were repurchased and reissued, resulting in a net issuance of 2,875,000 shares. The founder shares were issued to the Company’s sponsors and independent directors in connection with the Company’s formation.
●	In January 2024, the Company agreed to issue a total of 575,000 shares of common stock to Roth Capital Partners and Craig-Hallum in connection with the termination of the Business Combination Marketing Agreement valued at $6,463,000, or $11.24 per share as of August 28, 2024. The shares were issued on December 6, 2024.

Units

●	In December 2021, the Company consummated the sale of 461,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s initial stockholders, generating gross proceeds of $4,615,000. Each Private Unit consisted of one share of common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share.

Notes

●	In July 2023, the Company issued an unsecured promissory note (the “July Note”) in the aggregate principal amount of up to $750,000 to certain individuals and entities. The July Note is non-interest bearing and payable on the earlier of (i) the date on which the Company consummates an initial business combination and (ii) the date the Company liquidates if a business combination is not consummated. On December 6, 2024, the Company paid the July Note’s outstanding balance in full.
●	In March 2024, the Company issued an unsecured promissory note (the “March Note”) in the aggregate principal amount of up to $600,000 to certain individuals and entities. The March Note is non-interest bearing and payable on the earlier of (i) the date on which the Company consummates an initial business combination and (ii) the date the Company liquidates if a business combination is not consummated. On December 6, 2024, the Company paid the March Note’s outstanding balance in full.

The issuance of the securities listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Roth CH V Holdings, Inc.

●	In June 2024, Roth CH V Holdings, Inc. was incorporated in Nevada and issued shares of common stock to its parent entity, Roth CH Acquisition V Co.

The issuance of the securities listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

New Era Helium Corp.

Shares

●	In February 2023, the Company issued 5,000,000 shares of its common stock to the members of Solis Partners L.L.C. in exchange for all issued and outstanding member interests of Solis Partners L.L.C.
●	In February 2023, the Company issued 5,000 shares of Series X Preferred Stock to affiliates. The Series X Preferred Stock had voting rights equal to 1,000 votes per share and carried no dividend or conversion rights. All shares of Series X Preferred Stock converted into shares of common stock of the Company on December 6, 2024 on a one-for-one basis.
●	From March 2023 until January 2024, the Company issued a total of 494,935 shares in private placements to accredited investors at a price of $3.50 per share and obtained in the aggregate approximately $1.6 million.
●	In December 2023, the Company issued 44,286 shares to an affiliate upon the conversion of a $155,000 note at a conversion price of $3.50 per share.

Notes

●	In 2024, the Company issued 10% notes to accredited investors, including affiliates, for aggregate proceeds of approximately $4 million. All the 10% notes were converted into shares of common stock totaling 2,409,270 shares on December 6, 2024.

The issuance of the securities listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 16.Exhibits and Financial Statement Schedules.

No.	Description of Exhibit

2.1

Business Combination Agreement, dated January 3, 2024 by and among New Era Helium Corp., Roth CH Acquisition V Co., and Roth CH V Merger Sub (incorporated by reference to Annex A of the Proxy Statement/Prospectus filed with the SEC on November 6, 2024).

2.2

First Amendment to the Business Combination Agreement by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2024).

2.3

Second Amendment to the Business Combination Agreement by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2024).

2.4

Third Amendment to the Business Combination Agreement by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2024).

2.5

Fourth Amendment to the Business Combination Agreement by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2024).

3.1

Articles of Merger of Roth CH Acquisition V Co. and Roth CH V Holdings, Inc. filed on December 6, 2024 (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

3.2

Articles of Merger of Roth CH V Merger Sub and New Era Helium Corp. filed on December 6, 2024 (incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

3.3

Amended and Restated Articles of Incorporation of Roth CH V Holdings, Inc filed on December 6, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

3.4	Amended and Restated Bylaws of New Era Helium Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

5.1*	Legal opinion of Sichenzia Ross Ference Carmel LLP

10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

10.2	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

10.3

Warrant Agreement, dated November 30, 2021, by and between ROCL and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.4

Letter Agreement, dated November 30, 2021, by and among ROCL and each of the Company’s officers, directors and initial stockholders (incorporated by reference to Exhibit 10.1 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.5

Investment Management Trust Agreement, dated November 30, 2021, by and between ROCL and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.6

Registration Rights Agreement, dated November 30, 2021, by and among ROCL and certain security holders (incorporated by reference to Exhibit 10.3 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.7

Indemnity Agreements, each dated as of November 30, 2021, by and between ROCL and each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.4 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.8

Stock Escrow Agreement, dated November 30, 2021, by and among the Company, Continental Stock Transfer & Trust Company and the initial stockholders of the Company (incorporated by reference to Exhibit 10.5 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.9

Subscription Agreement, dated November 30, 2021, by and among the Company and the initial stockholders of the Company party thereto (incorporated by reference to Exhibit 10.6 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.10

Insider Support Agreement, dated as of January 3, 2024, by and among Roth CH Acquisition V Co., New Era Helium Corp. and certain stockholders of Roth CH Acquisition V Co. (incorporated by reference to Exhibit 10.7 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.11

Company Support Agreement, dated as of January 3, 2024, by and among Roth CH Acquisition V Co., New Era Helium Corp. and certain shareholders of New Era Helium Corp. (incorporated by reference to Exhibit 10.8 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.12

Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

10.13	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

10.14

Letter Agreement, dated January 2, 2024, by and among Roth CH Acquisition V Co., New Era Helium Corp., Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC. (incorporated by reference to Exhibit 10.11 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.15

Stock Plan (Included as Annex C to the proxy statement/prospectus forming a part of this Registration Statement) (incorporated by reference to Exhibit 10.12 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.16

Percent of Proceeds Gas Purchase Agreement between IACX Roswell LLC and Solis Partners, LLC (incorporated by reference to Exhibit 10.13 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.17

Contract for Sale and Purchase of Liquid Helium between NEH Midstream LLC and Airlife Gases USA Inc. (incorporated by reference to Exhibit 10.14 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.18

First Amendment to the Contract for Sale and Purchase of Liquid Helium between NEH Midstream LLC, Airlife Gases USA, Inc. and Solis Partners, L.L.C (incorporated by reference to Exhibit 10.15 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.19	Helium Tolling Agreement with Keyes Helium Company (incorporated by reference to Exhibit 10.16 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.20

Gaseous Helium Sales Agreement between NEH Midstream LLC and Matheson Tri-Gas, Inc (incorporated by reference to Exhibit 10.17 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.21

Contract for Sale and Purchase of Crude Helium between NEH Midstream LLC and Badger Midstream Energy, LP (incorporated by reference to Exhibit 10.18 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.22	Employment Agreement with Michael J.Rugen (incorporated by reference to Exhibit 10.19 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.23	Employment Agreement with E. Will Gray (incorporated by reference to Exhibit 10.20 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.24

Assignment Agreement with Badger Midstream Energy, LP and AirLife Gases USA, Inc. (incorporated by reference to Exhibit 10.21 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

10.25	Equity Purchase Facility Agreement dated as of December 6, 2024.

10.26	Form of Senior Secured Convertible Promissory Note.

10.27	Security Agreement dated as of December 6, 2024.

10.28	Subsidiary Guarantee dated as of December 6, 2024.

10.29	Securities Purchase Agreement dated as of December 6, 2024.

10.30	Form of First Tranche Warrant issued on December 6, 2024.

10.31	Form of Second Tranche Warrant issued on December 6, 2024.

10.32	Registration Rights Agreement (EPFA) dated as of December 6, 2024.

10.33	Registration Rights Agreement (Warrants) dated as of December 6, 2024.

10.34	Form of Voting and Support Agreement (EPFA) dated as of December 6, 2024.

10.35	Form of Voting and Support Agreement (Warrant) dated as of December 6, 2024.

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

16.1

Letter from Grant Thornton Regarding Change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2024).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Registration Statement on S-4 initially filed with the SEC on June 28, 2024).

23.1	Consent of Grant Thornton LLP (financial statements of Roth CH Acquisition V Co.)

23.2	Consent of Grant Thornton LLP (financial statements of Roth CH V Holdings, Inc.)

23.3	Consent of Weaver and Tidwell, L.L.P.

23.4 23.5*	Consent of MKM Engineering Consent of Counsel of Registrant

24.1	Power of Attorney (contained on signature page to the registration statement).

99.1	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2023 and the year ended December 31, 2022.

99.2	Unaudited condensed consolidated financial information of New Era Helium Corp. as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022.

99.4

Appraisal of Certain Oil and Gas Interests Owned and operated by Solis Partners, LLC located in Chaves County, New Mexico, dated as of December 31, 2023, prepared by MKM Engineering (incorporated by reference to Annex D to the Registration Statement on Form S-4 initially filed with the SEC on June 28, 2024).

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing Fee Table

* To be filed by amendment.

Item 17.Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 27th day of December, 2024.

NEW ERA HELIUM, INC.

By:	/s/ E. Will Gray II
Name: E. Will Gray, II
Title: Chief Executive Officer and Chairman

Each person whose signature appears below constitutes and appoints each of E. Will Gray II and Michael J. Rugen, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ E. Will Gray II	Chief Executive Officer and Director	December 27, 2024
E. Will Gray II	(Principal Executive Officer)
/s/ Michael J. Rugen	Chief Financial Officer	December 27, 2024
Michael J. Rugen	(Principal Financial Officer and Principal Accounting Officer)
/s/ Phil Kornbluth	Director	December 27, 2024
Phil Kornbluth
/s/ William H. Flores	Director	December 27, 2024
William H. Flores
/s/ Charles Nelson	Director	December 27, 2024
Charles Nelson
/s/ Stan Borowiec	Director	December 27, 2024
Stan Borowiec